As filed with the Securities and Exchange Commission on October 21, 2019

Registration No. 333-[____]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVESTORS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6022	46-4702118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 John F. Kennedy Parkway

Short Hills, New Jersey 07078

(973) 924-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant's Principal Executive Offices)

Kevin Cummings

Chairman and Chief Executive Officer

101 John F. Kennedy Parkway

Short Hills, New Jersey 07078

(973) 924-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Veronica Montagna, Esq.	Brian F. Doran, Esq.	Robert Schwartz, Esq.
McCarter & English, LLP Four Gateway	Executive Vice President, General Counsel and Corporate Secretary	Windels Marx Lane & Mittendorf, LLP 120 Albany Street Plaza
100 Mulberry Street	Investors Bancorp, Inc.	New Brunswick, New Jersey 08901
Newark, New Jersey 07102	101 John F. Kennedy Parkway	Phone: (732) 846-7600
Phone: (973) 622-4444	Short Hills, New Jersey 07078
Phone: (973) 924-5100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒    Accelerated filer ☐    Non-accelerated filer ☐    Smaller reporting company ☐    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,961,843(1)	N/A	$35,217,121(2)	$4,572 (3)

(1)	Represents the number of shares of Investors Bancorp, Inc. common stock estimated to be issuable upon completion of the proposed merger of Gold Coast Bancorp, Inc. with and into Investors Bancorp, Inc. (the “holding company merger”). The number represents the product of (i) 4,165,242 (the number of shares of Gold Coast Bancorp, Inc. common stock (A) currently outstanding (3,934,387) and (B) issuable upon the exercise of outstanding stock options (230,855)), (ii) 1.422 (the exchange ratio for the holding company merger) and (iii) 50% (the maximum percentage of the outstanding shares of Gold Coast Bancorp, Inc. common stock that will be exchanged for shares of Investors Bancorp, Inc. common stock in the holding company merger). Any stock options that remain outstanding and unexercised at the effective time of the holding company merger will be cashed out. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions. Under the Agreement and Plan of Merger dated July 24, 2019 between Investors Bancorp, Inc. and Gold Coast Bancorp, Inc. (the “merger agreement”), which is Annex A to the enclosed proxy statement/prospectus, in certain circumstances Investors Bancorp, Inc. may increase the exchange ratio pursuant to a formula in the merger agreement, and issue additional stock consideration to accommodate this increase, in order to prevent a termination of the merger agreement. The shares that could be issued in that context cannot be determined at this time. If Investors Bancorp, Inc. elects to avoid such a termination of the merger agreement by increasing the exchange ratio in accordance with the terms of the merger agreement, then Investors Bancorp, Inc. will file a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act to cover the issuance of the additional shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee for the filing on Form S-4 pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act as follows: the product of (i) $16.33 (the average of the high and low prices per share of the common stock of Gold Coast Bancorp, Inc., as reported on the OTC Market Group Inc.’s OTC Pink marketplace on October 18, 2019, which is the last trading day prior to the initial filing of this Registration Statement on which a trade of Gold Coast Bancorp common stock was reported on the OTC Pink marketplace) multiplied by (ii) 4,165,242 (the number of shares of Gold Coast Bancorp, Inc. common stock currently outstanding (3,934,387) and issuable upon the exercise of outstanding stock options (230,855)). Pursuant to Rule 457(f)(3) under the Securities Act, the amount of cash payable by Investors Bancorp, Inc. in the holding company merger has been deducted from the proposed maximum aggregate offering price (computed by multiplying (i) the cash consideration of $15.75 per share of Gold Coast Bancorp, Inc. common stock by (ii) fifty percent (50%) of the number of shares of Gold Coast Bancorp, Inc. common stock that are (A) outstanding and (B) subject to outstanding stock options, pursuant to Section 1.05(a) of the merger agreement, which limits, to fifty percent (50%), the number of shares of Gold Coast Bancorp, Inc. common stock outstanding at the effective time of the holding company merger that will be exchanged for shares of Investors Bancorp, Inc. common stock.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED OCTOBER 21, 2019

Proxy Statement of Gold Coast Bancorp, Inc.	Prospectus of Investors Bancorp, Inc.

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Gold Coast Bancorp, Inc.:

The boards of directors of Investors Bancorp, Inc., Investors Bank, Gold Coast Bancorp, Inc. and Gold Coast Bank approved an Agreement and Plan of Merger dated as of July 24, 2019 (which we refer to as the “merger agreement”) between Investors Bancorp, Inc. (“Investors Bancorp”) and Gold Coast Bancorp, Inc. (“Gold Coast Bancorp” or the “Company”), pursuant to which the Company will be merged with and into Investors Bancorp (which we refer to as the “holding company merger”) and, immediately thereafter, Gold Coast Bank, the Company’s subsidiary, will be merged with and into Investors Bank, a subsidiary of Investors Bancorp (which we refer to as the “bank merger” and, together with the holding company merger, the “mergers”).

At the effective time of the holding company merger (which we refer to as the “effective time”), each of the Company’s shareholders will be entitled to elect to receive for each outstanding share of common stock, $0.01 par value per share, of Gold Coast Bancorp (which we refer to as “Gold Coast Bancorp common stock”), except for (i) any shares of Gold Coast Bancorp common stock held by Gold Coast Bancorp as treasury shares or by Investors Bancorp, any subsidiary of Investors Bancorp, Gold Coast Bancorp or any subsidiary of Gold Coast Bancorp (other than any such shares held in trust accounts, managed accounts and the like or otherwise held in any fiduciary capacity for the benefit of third parties or held by Investors Bancorp or Gold Coast Bancorp or any of their respective subsidiaries in respect of debts previously contracted) and (ii) any shares of Gold Coast Bancorp common stock owned by Gold Coast Bancorp shareholders who have properly exercised dissenters’ rights, subject to the election and adjustment procedures described in this proxy statement/prospectus, either (i) 1.422 shares of common stock, $0.01 par value per share, of Investors Bancorp (which we refer to as “Investors Bancorp common stock”), (ii) a cash payment of $15.75 or (iii) a combination of Investors Bancorp common stock and cash. However, because 50% of the total number of shares of Gold Coast Bancorp common stock outstanding at the closing of the holding company merger will be converted into Investors Bancorp common stock and the remainder will be converted into cash, regardless of your election, you may receive a combination of cash and shares of Investors Bancorp common stock for your shares that is different than what you elected, depending on the elections made by our other shareholders. Based on Investors Bancorp’s common stock price per share of $11.43 on July 24, 2019, which is the last trading day before public announcement of the execution of the merger agreement, each share of Gold Coast Bancorp common stock exchanged for 1.422 shares of Investors Bancorp common stock, would have a value of $16.25. Based on Investors Bancorp’s common stock closing price of $[__] on October [__], 2019, the last practicable trading day before the date of the accompanying proxy statement/prospectus, each share of Gold Coast Bancorp common stock exchanged for 1.422 shares of Investors Bancorp common stock would have a value of $[___]. Investors Bancorp common stock is listed on the NASDAQ Global Select Market under the symbol “ISBC.” Gold Coast Bancorp common stock is quoted on the OTC Pink marketplace operated by OTC Markets Group Inc. under the symbol “GLDT.” You should obtain current market quotations for both Investors Bancorp common stock and Gold Coast Bancorp common stock.

Although the aggregate number of shares of Investors Bancorp common stock that the shareholders of Gold Coast Bancorp will be entitled to receive is fixed, the market value of the stock consideration will fluctuate with the market price of Investors Bancorp common stock and will not be known at the time the Gold Coast Bancorp shareholders vote on the holding company merger. However, as described in more detail elsewhere in this proxy statement/prospectus, under the terms of the merger agreement, if the average price of Investors Bancorp common stock over a specified period of time decreases below certain specified thresholds, the Company would have a right to terminate the merger agreement, unless Investors Bancorp elects to increase the exchange ratio, which would result in additional shares of Investors Bancorp common stock being issued to the Company’s shareholders.

Under New York Business Corporation Law (which we refer to as the “New York Law”) and Gold Coast Bancorp’s organizational documents, adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the votes of the shares of Gold Coast Bancorp common stock entitled to vote at the special meeting.

Gold Coast Bancorp shareholders are entitled to exercise dissenters’ rights with respect to the holding company merger under Section 910 of the New York Law. Any Gold Coast Bancorp shareholder who wishes to exercise dissenters’ rights must strictly comply with the procedures set forth in Sections 623 and 910 of the New York Law, a copy of which is included as Annex C to the accompanying proxy statement/prospectus. A description of these procedures is included in the section of the accompanying proxy statement/prospectus entitled “Rights of Dissenting Shareholders.”

The Company’s board of directors has unanimously determined that the mergers are advisable and in the best interests of the Company and the Company’s shareholders. The Company’s board of directors unanimously recommends that the Company’s shareholders vote “FOR” the adoption of the merger agreement and the holding company merger and “FOR” the approval of the other proposal described in the accompanying proxy statement/prospectus.

The proxy statement/prospectus serves two purposes. It is the proxy statement being used by the Company’s Board of Directors to solicit proxies for use at the special meeting of the Company’s shareholders. It is also the prospectus of Investors Bancorp regarding the Investors Bancorp common stock to be issued if the holding company merger is completed. The proxy statement/prospectus describes the mergers in detail and includes a copy of the merger agreement as Annex A.

The Company’s shareholders will vote to approve the merger agreement and to vote on the other matters described in the proxy statement/prospectus at a special meeting of shareholders to be held at [•] [a.m./p.m.], local time, on December [•], 2019 at the Company’s corporate offices located at 2929 Expressway Drive North, Islandia, New York 11749.

Only shareholders of record as of [__________], 2019 are entitled to attend and vote at the special meeting of the Company’s shareholders. The proxy statement/prospectus describes the special meeting, the mergers, the documents related to the mergers, and other related matters of the Company and Investors Bancorp. Please read the entire proxy statement/prospectus carefully, including the section discussing risks related to the mergers beginning on page 20. You can obtain information about Investors Bancorp from documents that have been filed with the United States Securities and Exchange Commission.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us or submit your proxy by telephone or Internet prior to the special meeting to ensure that your shares of the Company’s common stock will be represented at the special meeting. If you do not return the proxy card, it will have the same effect as a vote “AGAINST” the merger proposal.

John C. Tsunis
Chairman and Chief Executive Officer
Gold Coast Bancorp, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY BANK REGULATORY AGENCY, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities to be issued in connection with the holding company merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The proxy statement/prospectus is dated October [___], 2019 and is first being mailed to shareholders of Gold Coast Bancorp. Inc. on or about October [____], 2019.

Gold Coast Bancorp, Inc.

2929 Expressway Drive North

Islandia, New York 11749

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on December [__], 2019

NOTICE IS HEREBY GIVEN that the special meeting of shareholders of Gold Coast Bancorp, Inc. will be held at our corporate offices located at 2929 Expressway Drive North, Islandia, New York 11749, on December [______], 2019 at [____ a.m.], local time, for the following purposes:

1.	To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of July 24, 2019 (the “merger agreement”), by and between Investors Bancorp, Inc. and Gold Coast Bancorp, Inc., and all of the matters contemplated in the merger agreement, pursuant to which (i) Gold Coast Bancorp, Inc. will merge with and into Investors Bancorp, Inc., with Investors Bancorp, Inc. being the surviving entity (the “holding company merger”) and, immediately thereafter, (ii) Gold Coast Bank will merge with and into Investors Bank, a subsidiary of Investors Bancorp, Inc., with Investors Bank being the surviving bank (the “merger proposal”).
2.	To approve a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement (the “adjournment proposal”).

The merger of Gold Coast Bancorp, Inc. with and into Investors Bancorp, Inc. is more fully described in the accompanying proxy statement/prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the accompanying proxy statement/prospectus.

The board of directors of Gold Coast Bancorp, Inc. has established [__________], 2019 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting. Only record holders of Gold Coast Bancorp, Inc. common stock as of the close of business on that date will be entitled to vote at the special meeting or any adjournment or postponement of the meeting. If there are not sufficient votes for a quorum or to approve the merger agreement at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation of proxies by Gold Coast Bancorp, Inc. Under the New York Business Corporation Law, adoption of the merger proposal requires the affirmative vote of the holders of at least a majority of the votes of the shares of Gold Coast Bancorp, Inc. common stock entitled to vote at the special meeting. The adjournment proposal will be approved if a majority of the votes cast at the special meeting by the holders of shares of Gold Coast Bancorp, Inc. common stock entitled to vote at the special meeting vote in favor of such proposal.

Gold Coast Bancorp, Inc. shareholders are entitled to exercise dissenters’ rights with respect to the merger between Gold Coast Bancorp, Inc. and Investors Bancorp, Inc. under Section 910 of the New York Business Corporation Law. Any shareholder who wishes to exercise dissenters’ rights must strictly comply with the procedures set forth in Sections 623 and 910 of the New York Business Corporation Law, a copy of which is included as Annex C to the accompanying proxy statement/prospectus. A description of these procedures is included in the section of the accompanying proxy statement/prospectus entitled “Rights of Dissenting Shareholders.”

The board of directors of Gold Coast Bancorp, Inc. unanimously recommends that you vote “FOR” approval of the merger agreement and the holding company merger and other transactions contemplated by the merger agreement. Your board of directors also unanimously recommends that you vote “FOR” the adjournment proposal.

Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Alternatively, you may vote telephonically or by the internet by following the instructions described in the attached proxy statement/prospectus. Your vote is important, regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend.

By Order of the Board of Directors,

Catherine Califano, Corporate Secretary

Islandia, New York
October [_____], 2019

AVAILABLE INFORMATION

This document references or incorporates important business and financial information about Investors Bancorp, Inc. from other documents that Investors Bancorp, Inc. has filed with the U.S. Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this document.

For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page 95 of this proxy statement/prospectus. This information is available for you to review through the SEC’s website at www.sec.gov. You will also be able to obtain these documents, free of charge, from Investors Bancorp, Inc. at www.myinvestorsbank.com under the “Investors Relations” tab and under the subheading “SEC Filings.”

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Investors Bancorp, Inc., without charge, by telephone or written request directed to:

Investors Bancorp, Inc.

101 John F. Kennedy Parkway

Short Hills, New Jersey 07078

Attention: Investor Relations

(973) 924-5100

You may request copies of this proxy statement/prospectus, without charge, by telephone or written request directed to:

Gold Coast Bancorp, Inc.

2929 Expressway Drive North

Islandia, New York 11749

Attention: Corporate Secretary

(631) 233-8600

To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that Gold Coast Bancorp, Inc.’s shareholders requesting documents must do so by December [____], 2019, in order to receive them before the special meeting. Also see “Where You Can Find More Information” on page 95 of this proxy statement/prospectus for more details.

The information contained in this document with respect to Investors Bancorp, Inc. was provided solely by Investors Bancorp, Inc. and the information contained in this document with respect to Gold Coast Bancorp, Inc. was provided solely by Gold Coast Bancorp, Inc.

Please do not send your stock certificates at this time. You will be sent separate instructions regarding the surrender of your stock certificates.

You should rely only on the information contained in, or incorporated by reference into, the proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, the proxy statement/prospectus. The proxy statement/prospectus is dated October [•], 2019, and you should assume that the information in the proxy statement/prospectus is accurate only as of such date unless the information specifically indicates that another date applies.

The proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

Questions and Answers about the Mergers and Special Meeting

Q:	Why am I receiving these materials?

A:	Investors Bancorp, Inc. (“Investors Bancorp”) and Gold Coast Bancorp, Inc. (“Gold Coast Bancorp” or the “Company”) entered into an Agreement and Plan of Merger dated as of July 24, 2019 (the “merger agreement”) pursuant to which Gold Coast Bancorp will merge with and into Investors Bancorp, with Investors Bancorp as the surviving entity (the “holding company merger”) and, immediately thereafter, Gold Coast Bank will merge with and into Investors Bank, with Investors Bank as the surviving entity (the “bank merger” and, together with the holding company merger, the “mergers”).

In order to complete the holding company merger, the shareholders of Gold Coast Bancorp must vote to approve the merger agreement. Gold Coast Bancorp will hold a special meeting of its shareholders to solicit this approval, as well as solicit approvals on other merger related matters.

This document serves as both a proxy statement of Gold Coast Bancorp and a prospectus of Investors Bancorp. As a proxy statement, it is being provided to Gold Coast Bancorp’s shareholders by Gold Coast Bancorp’s Board of Directors in connection with that Board’s solicitation of proxies for the Gold Coast Bancorp special meeting of shareholders at which the Gold Coast Bancorp shareholders will be asked to approve the merger agreement. As a prospectus, this document is being provided to Gold Coast Bancorp’s shareholders because Investors Bancorp is offering to exchange shares of its common stock, par value $0.01 per share (“Investors Bancorp common stock”), for shares of Gold Coast Bancorp common stock as consideration in the holding company merger.

This proxy statement/prospectus contains important information about the mergers, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, the special meeting of Gold Coast Bancorp shareholders, Investors Bancorp and other related matters, and we encourage you to read it carefully.

Q:	What will Gold Coast Bancorp’s shareholders be voting on at the special shareholders meeting?

A:	At the Special Meeting of Shareholders of Gold Coast Bancorp, Gold Coast Bancorp’s shareholders will be asked to vote to approve the merger agreement and the transactions contemplated thereby, including the holding company merger (the “merger proposal”). In addition, Gold Coast Bancorp is soliciting proxies from its shareholders with respect to a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (the “adjournment proposal”).

Q:	WHAT DO I NEED TO DO NOW?

A:	After you have carefully read this proxy statement/prospectus, indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed postage-paid envelope as soon as possible or vote telephonically or by the internet so that your shares may be represented and voted at the special meeting of Gold Coast Bancorp shareholders. If you sign and send in your proxy card and do not indicate how you want to vote, Gold Coast Bancorp will count your proxy card as a vote in favor of the merger agreement and the adjournment proposal.
1

Q:	HOW DOES MY BOARD RECOMMEND THAT I VOTE?

A:	You are being asked to vote “FOR” the approval of the merger agreement. The Company’s board of directors has unanimously determined that the proposed mergers are in the best interests of Gold Coast Bancorp shareholders, has approved the merger agreement and recommends that Gold Coast Bancorp shareholders vote “FOR” the approval of the merger agreement and “FOR” the adjournment proposal.

Q:	WHAT WILL THE GOLD COAST BANCORP SHAREHOLDERS BE ENTITLED TO RECEIVE IN THE HOLDING COMPANY MERGER?

A:	If the shareholders of Gold Coast Bancorp approve the merger agreement and the other conditions to closing are satisfied, and subject to the election and adjustment procedures described in this proxy statement/prospectus, upon the closing of the holding company merger, each outstanding share of Gold Coast Bancorp common stock, except for (i) shares held in trust accounts, managed accounts and the like or otherwise held in any fiduciary capacity for the benefit of third parties or held by Investors Bancorp or Gold Coast Bancorp or any of their respective subsidiaries in respect of debts previously contracted) (collectively referred to as the “exception shares”) and (ii) any shares of Gold Coast Bancorp common stock owned by Gold Coast Bancorp shareholders who have properly exercised dissenters’ rights, will be converted into the right to elect to receive (i) 1.422 shares of Investors Bancorp common stock (such number is referred to as the “exchange ratio” and such shares, the “stock consideration”), (ii) a cash payment of $15.75 (referred to as the “cash consideration”), or (iii) a combination of Investors Bancorp common stock and cash (the stock consideration and the cash consideration are referred to as “merger consideration”). The type of merger consideration each Gold Coast Bancorp shareholder elects to receive in the holding company merger may be adjusted, if necessary, so that the aggregate number of Gold Coast Bancorp shares of common stock exchanged for shares of Investors Bancorp common stock equals 50% of the total number of shares of Gold Coast Bancorp common stock issued and outstanding immediately prior to the completion of the holding company merger (referred to as the “effective time”).

In addition, holders of each outstanding option, whether vested or unvested, to purchase common stock of Gold Coast Bancorp, that are not exercised at or prior to the effective time, will receive cash consideration equal to the difference between $15.75 and the exercise price of each such stock option, provided that the holder signs and delivers to the Company an option cancellation agreement (in a form to be provided by the Company) prior to the effective time.

Q:	WHY IS MY VOTE IMPORTANT?

A:	If you do not vote, or fail to instruct your bank, broker or other nominee how to vote, it will be more difficult for Gold Coast Bancorp to obtain the necessary quorum to hold the special meeting. If you are a Gold Coast Bancorp shareholder, your failure to submit a proxy or vote in person, or failure to instruct your bank, broker or other nominee how to vote, or your abstention with respect to the merger proposal will have the same effect as a vote against the merger proposal. The holding company merger cannot be completed unless the merger proposal is adopted by the affirmative vote of the holders of at least a majority of the votes of the shares of Gold Coast Bancorp common stock entitled to vote at the special meeting.

2

Q:	HOW DO I VOTE?

A:	You can vote by mail, telephonically or through the internet. If you vote by mail, you will need to complete, sign, date and return your proxy card in the postage-paid envelope provided. You can also vote in person at the special meeting of the Company’s shareholders. If you hold your shares of Gold Coast Bancorp common stock in “street name” (that is, you hold your shares through a bank, broker or other nominee), your bank, broker or other nominee will forward proxy materials and voting instructions to you that you must follow in order to vote your shares. If you are a “street name” shareholder and wish to vote in person at the special meeting you will need to obtain a legal proxy from the institution or record holder that holds your shares.

Q:	WHEN AND WHERE IS THE GOLD COAST BANCORP SPECIAL MEETING?

A:	The Gold Coast Bancorp special meeting of shareholders will be held at [•] [a.m./p.m.], local time, on December [•], 2019 at our corporate offices located at 2929 Expressway Drive North, Islandia, New York 11749.

Q:	WHAT CONSTITUTES A QUORUM FOR THE GOLD COAST BANCORP SPECIAL MEETING OF SHAREHOLDERS?

A:	The presence at the special meeting, in person or by proxy, of holders representing at least a majority of the outstanding shares of Gold Coast Bancorp common stock entitled to be voted at the special meeting will constitute a quorum for the transaction of business at the special meeting. Once a share is represented for any purpose at the special meeting, it is deemed present for quorum purposes for the remainder of the special meeting or for any adjournment(s) thereof. Abstentions, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes, if any, will not be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum because it is expected that both proposals to be voted on at the special meeting will be “non-routine” matters (i.e., matters with respect to which banks, brokers or other nominees do not have discretion to vote shares of Gold Coast Bancorp common stock, as discussed in more detail below under the question “What if I Fail to Instruct My Broker?”).

Q:	WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL AT THE GOLD COAST BANCORP SPECIAL MEETING?

A:	The merger proposal: Adoption of the merger proposal requires the affirmative vote of the holders of at least a majority of the votes of the shares of Gold Coast Bancorp common stock entitled to vote at the special meeting. If you mark “ABSTAIN” on your proxy, fail to submit a proxy, fail to vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the merger proposal, it will have the same effect as a vote AGAINST the merger proposal.

Other matters: If any other matters are presented at the special meeting, including the adjournment proposal, they will be approved if a majority of the votes cast at the special meeting by the holders of shares of Gold Coast Bancorp common stock entitled to vote at the special meeting vote in favor of such proposals. If you mark “ABSTAIN” on your proxy, fail to submit a proxy, fail to vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the vote with respect to the adjournment proposal.
3

Q:	Are The gold coast bancorp shareholders entitled to dissenters’ rights?

A:	Yes. Gold Coast Bancorp shareholders are entitled to exercise dissenters’ rights in connection with the holding company merger, which means that a dissenting shareholder is entitled to receive the value of his, her or its shares in cash (which may be more or less than the value of the merger consideration that such holder would receive in the holding company merger), if the dissenting shareholder does not vote in favor of the holding company merger and complies with all of the other requirements set forth in Sections 623 and 910 of the New York Business Corporation Law (which we refer to herein as the “New York Law”); provided that the holding company merger is completed. You should read carefully the detailed description of the requirements to exercise dissenters’ rights in the section of this proxy statement/prospectus entitled “Rights of Dissenting Shareholders” beginning on page 76, as well as the full text of Sections 623 and 910 of the New York Law, which are attached to this proxy statement/prospectus as Annex C.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BANK, BROKER OR OTHER NOMINEE, WILL MY BANK, BROKER OR OTHER NOMINEE AUTOMATICALLY VOTE MY SHARES FOR ME?

A:	No. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote. You must instruct your bank, broker or other nominee how to vote your shares in accordance with the instructions provided to you if you want your bank, broker or other nominee to vote your shares. Please check the voting form provided by your bank, broker or other nominee.

Q.	WHAT IF I FAIL TO INSTRUCT MY BROKER?

A.	Banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. A “broker non-vote” occurs when a bank, broker or other nominee is not permitted to vote without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Each of the proposals currently scheduled for consideration at the special meeting are “non-routine” matters. If your bank, broker or other nominee holds your shares of Gold Coast Bancorp common stock in “street name,” such entity will vote your shares only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.

Q.	CAN I ATTEND THE SPECIAL MEETING AND VOTE MY SHARES IN PERSON?

A.	Yes. All shareholders of Gold Coast Bancorp, including shareholders of record and shareholders who hold their shares “in street name” through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Holders of record of Gold Coast Bancorp common stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you should bring a form of personal photo identification with you to the meeting. Gold Coast Bancorp reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification.

4

Q:	CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

A:	Yes. If you are a holder of record of Gold Coast Bancorp common stock, there are three ways for you to revoke your proxy or change your vote at any time before it is voted at the special meeting. First, you may sign and return a proxy with a later date (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone). Second, you may deliver a written revocation notice to Gold Coast Bancorp’s Corporate Secretary. Third, you may attend the special meeting in person and deliver to the corporate secretary of Gold Coast Bancorp a written notice of your intention to vote in person and vote by ballot at the special meeting. Attending the special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by Gold Coast Bancorp after the vote will not affect the vote. Gold Coast Bancorp’s Corporate Secretary’s mailing address is: Corporate Secretary, Gold Coast Bancorp, Inc., 2929 Expressway Drive North, Islandia, New York 11749.

If you hold your shares of Gold Coast Bancorp common stock in “street name” through a bank, broker or other nominee, you must contact your bank, broker or other nominee if you desire to change your vote or revoke your proxy.

Your last vote will be the vote that is counted.

Q:	How do I make an election to receive cash, Investors Bancorp common stock, or a combination of both?

A:	An election form and letter of transmittal will be mailed to Gold Coast Bancorp shareholders following the mailing of this proxy statement/prospectus and prior to the completion of the holding company merger. Shareholders who wish to elect the type of merger consideration they prefer to receive in the holding company merger should carefully review and follow the instructions set forth in such election form. If a Gold Coast Bancorp shareholder does not submit a properly completed and signed election form to the exchange agent by 5:00 p.m., Eastern Time, on the election deadline date specified in the election form (which we refer to herein as the “election deadline”), his, her or its election will not be effective and he, she or it will have no control over the type of merger consideration he, she or it may receive. Consequently, such shareholder might receive only Investors Bancorp common stock, only cash, or a combination of both. If you hold your shares in street name with a bank, broker or other nominee, you should ask your bank, broker or other nominee for instructions on electing the type of merger consideration for your Gold Coast Bancorp shares. Please read the instructions to the election form/letter of transmittal for information on completing the forms.

Q:	Can I change my election?

A:	Yes. You can change your election by submitting a new election form/letter of transmittal to the exchange agent so it is received prior to the election deadline set forth on the election form. After the election deadline, no changes can be made.

5

Q:	SHOULD I SEND IN MY GOLD COAST BANCORP STOCK CERTIFICATES NOW?

A:	No. You should not send in your stock certificates at this time. You will separately receive an election form with instructions for exchanging your stock certificates sometime after we obtain shareholders’ approval and all necessary regulatory approvals.

Q:	I AM ALSO AN INVESTORS BANCORP STOCKHOLDER. DO I NEED TO DO ANYTHING WITH MY INVESTORS BANCORP STOCK CERTIFICATES?

A.	No. Investors Bancorp stockholders will not exchange their certificates in the mergers. The certificates currently representing shares of Investors Bancorp common stock will continue to represent the same number of shares of common stock of Investors Bancorp after the mergers.

Q:	WHEN DO YOU EXPECT TO COMPLETE THE MERGERS?

A:	Gold Coast Bancorp and Investors Bancorp are working toward completing the mergers as quickly as possible, and expect to complete the mergers in the first quarter of 2020. However, Gold Coast Bancorp and Investors Bancorp cannot assure you when or if the mergers will occur. Gold Coast Bancorp and Investors Bancorp must first obtain the approval of the shareholders of Gold Coast Bancorp and all necessary regulatory approvals.

Q:	WHAT HAPPENS IF THE HOLDING COMPANY MERGER IS NOT COMPLETED

A:	If the holding company merger is not completed, the shareholders of Gold Coast Bancorp will not receive any consideration for their shares of Gold Coast Bancorp common stock in connection with the holding company merger. Instead, Gold Coast Bancorp will remain an independent company and its common stock will continue to be traded on the OTC Market Group Inc.’s OTC Pink marketplace under the symbol “GLDT.” In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by Gold Coast Bancorp. See “Proposal 1—The Proposed Mergers—Termination; Termination Fee” beginning on page 69 for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:	WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE HOLDING COMPANY MERGER TO GOLD COAST BANCORP SHAREHOLDERS?

A:	Investors Bancorp and Gold Coast Bancorp are not obligated to complete the holding company merger unless, prior to closing, they receive legal opinions from counsel that the holding company merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If you exchange your shares of Gold Coast Bancorp common stock solely for Investors Bancorp common stock, you should not recognize any gain or loss except to the extent attributable to cash you receive instead of any fractional share of Investors Bancorp common stock. If you exchange your shares of Gold Coast Bancorp common stock solely for cash, you should recognize gain or loss on the exchange. If you exchange your shares of Gold Coast Bancorp common stock for a combination of Investors Bancorp common stock and cash, you should recognize gain (but not any loss) on the exchange. Because the allocations of cash and Investors Bancorp common stock that you will receive will depend on the elections made by other Gold Coast Bancorp stockholders, you will not know the actual tax consequences of the holding company merger to you until the allocations are completed. This tax treatment may not apply to all Gold Coast Bancorp stockholders. Determining the actual tax consequences of the holding company merger to Gold Coast Bancorp stockholders can be complicated. Gold Coast Bancorp stockholders should consult their own tax advisors for a full understanding of the holding company merger’s tax consequences that are particular to each stockholder. For further information, see “Proposal 1 — The Proposed Mergers — Material United States Federal Income Tax Consequences of the Holding Company Merger” beginning on page 71.

Q:	WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT/PROSPECTUS?

A:	Gold Coast Bancorp shareholders should contact Catherine Califano, Corporate Secretary of Gold Coast Bancorp, at (631) 233-8600.
6

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire proxy statement/prospectus, including the annexes, before deciding how to vote. In addition, important business and financial information regarding Investors Bancorp is incorporated by reference into this document. You may obtain the information incorporated by reference without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 95. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in this proxy statement/prospectus.

Information about the Companies (page 34)

Investors Bancorp and Investors Bank

Investors Bancorp, Inc., a Delaware corporation, is the bank holding company for Investors Bank. At June 30, 2019, Investors Bancorp had $27.064 billion in total consolidated assets. Investors Bancorp common stock is traded on the NASDAQ Global Select Market under the symbol “ISBC.”

Investors Bank is a New Jersey-chartered savings bank headquartered in Short Hills, New Jersey. Investors Bank has submitted an application to the New Jersey Department of Banking and Insurance for approval to convert from a New Jersey-chartered stock savings bank to a New Jersey-chartered commercial bank under the applicable provisions of the New Jersey Banking Act of 1948. The disposition of this pending Investors Bank conversion application has no impact on the pending mergers with Gold Coast Bancorp and Gold Coast Bank.

Originally founded in 1924 as a New Jersey-chartered mutual savings and loan association, Investors Bank has grown through acquisitions and internal growth, including de novo branching. Investors Bank is in the business of attracting deposits from the public through its current 147 branch offices located throughout New Jersey, the suburbs of Philadelphia and the boroughs of New York City as well as Nassau and Suffolk Counties on Long Island and borrowing funds in the wholesale markets to originate loans and to invest in securities.

Investors Bancorp’s principal executive offices are located at 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Investors Bancorp’s telephone number is (973) 924-5100. Additional information about Investors Bancorp is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

Gold Coast Bancorp and Gold Coast Bank

Gold Coast Bancorp, a New York corporation, is the bank holding company for Gold Coast Bank. At June 30, 2019, Gold Coast Bancorp had $572.3 million in total consolidated assets. Gold Coast Bancorp’s principal executive offices are located at 2929 Expressway Drive North, Islandia, New York 11749. Gold Coast Bancorp’s telephone number is (631) 233-8600. Gold Coast Bancorp common stock is quoted on the OTC Pink marketplace operated by OTC Markets Group Inc. under the symbol “GLDT.”

Gold Coast Bank is a commercial bank that was formed under the laws of the State of New York on February 28, 2008. Gold Coast Bank operates from its main office and branch office at 2929 Expressway Drive North, Islandia, New York 11749, and its current six additional branches located in Nassau and Suffolk Counties and Brooklyn, New York.

7

The Mergers and the Merger Agreement (page 35)

Under the terms of the merger agreement, (i) Gold Coast Bancorp will merge with and into Investors Bancorp (the “holding company merger”), with Investors Bancorp as the surviving entity; and, immediately thereafter, (ii) Gold Coast Bank will merge with and into Investors Bank (the “bank merger” and, together with the holding company merger, the “mergers”), with Investors Bank as the surviving banking entity. The mergers will be completed no later than the twentieth business day after all material conditions to closing have been met, unless Investors Bancorp and Gold Coast Bancorp agree on a different closing date; provided that in no event will the closing occur prior to January 2, 2020. A copy of the merger agreement is attached as Annex A to this document and is incorporated by reference.

Recommendation of Gold Coast Bancorp’s Board of Directors (page 39)

Gold Coast Bancorp’s board of directors has unanimously approved the merger agreement and unanimously recommends that Gold Coast Bancorp shareholders vote “FOR” the merger agreement and “FOR” the adjournment proposal.

Gold Coast Bancorp Will Hold Its Special Meeting on December [______], 2019 (page 29)

Gold Coast Bancorp will hold its special meeting of shareholders on December [______], 2019, [____ a.m.], at our corporate offices located at 2929 Expressway Drive North, Islandia, New York 11749. At the special meeting, Gold Coast Bancorp shareholders will be asked to consider and vote on the merger proposal and the adjournment proposal.

Record Date. Only holders of record of Gold Coast Bancorp common stock at the close of business on [ ], 2019 will be entitled to vote at the special meeting. Each share of Gold Coast Bancorp common stock is entitled to one vote. As of the record date for the special meeting, there were 3,934,387 shares of Gold Coast Bancorp common stock issued and outstanding and entitled to vote at the special meeting.

Required Vote. Approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the votes of the shares of Gold Coast Bancorp common stock entitled to vote at the special meeting. Authorization of any other business that properly comes before the special meeting, including the adjournment proposal, requires the vote of a majority of the votes cast at the special meeting by the holders of shares of Gold Coast Bancorp common stock entitled to vote at the special meeting.

Each director and executive officer of Gold Coast Bancorp has entered into a separate voting agreement with Investors Bancorp, pursuant to which, among other things, they agreed to vote or cause to be voted all shares over which they maintain sole or shared voting power in favor of the approval of the merger agreement.

Share Ownership. On the record date for the Gold Coast Bancorp special meeting of shareholders, Gold Coast Bancorp's directors and executive officers and their respective affiliates owned, in the aggregate, 1,171,908 shares of Gold Coast Bancorp common stock (not including shares that may be acquired upon the exercise of stock options), representing approximately 29.8% of the outstanding shares of Gold Coast Bancorp common stock.

Gold Coast Bancorp Shareholders Will Receive Shares of Investors Bancorp Common Stock and/or Cash in the Holding Company Merger Depending on Their Election and Any Proration (page 54)

Gold Coast Bancorp shareholders may elect to receive for each outstanding share of Gold Coast Bancorp common stock they own, subject to the election and adjustment procedures described in this proxy statement/prospectus, merger consideration in the form of either (i) 1.422 shares of Investors Bancorp common stock, (ii) $15.75 in cash or (iii) a combination of Investors Bancorp common stock and cash. However, because 50% of the total number of shares of Gold Coast Bancorp common stock outstanding at the effective time of the holding company merger will be converted into Investors Bancorp common stock and the remainder will be converted into cash, regardless of a Gold Coast Bancorp shareholder’s election, a Gold Coast Bancorp shareholder may actually receive a form of merger consideration that is different than what such shareholder elected, depending on the elections made by other Gold Coast Bancorp shareholders. All elections will be subject to the allocation and proration procedures described in the merger agreement.

8

Based on an Investors Bancorp common stock price per share of $11.43 on July 24, 2019, which is the last trading day before public announcement of the proposed mergers, each share of Gold Coast Bancorp common stock exchanged for 1.422 shares of Investors Bancorp common stock, would have a value of $16.25. Based on Investors Bancorp’s common stock closing price of $[__] on October [__], 2019, the last practicable trading date before the date of this proxy statement/prospectus, each share of Gold Coast Bancorp common stock exchanged for 1.422 shares of Investors Bancorp common stock would have a value of $[ ]. The value of the stock consideration will fluctuate as the market price of Investors Bancorp common stock fluctuates before the completion of the holding company merger. The market price of Investors Bancorp common stock at the effective time of the holding company merger will not be known at the time of the special meeting of the shareholders of Gold Coast Bancorp and may be more or less than the current price of Investors Bancorp common stock or the price of Investors Bancorp common stock at the time of the special meeting or at the time an election is made, and the implied value of the stock consideration may be more or less than the value of the cash consideration at the completion of the holding company merger.

In Order To Make a Valid Election, Gold Coast Bancorp Shareholders Must Properly Complete and Deliver the Election Form that Will Be Sent Separately (page 56)

Not less than 20 business days before the expected date of completion of the mergers, Investors Bancorp will send an election form to each Gold Coast Bancorp shareholder that each such shareholder may use to indicate a preference for cash, Investors Bancorp common stock, or a combination of cash and Investors Bancorp common stock, or to indicate no preference for cash versus Investors Bancorp common stock. Gold Coast Bancorp shareholders should not send in their stock certificates until they receive instructions from Investors Bancorp’s exchange agent.

The merger agreement contains allocation and proration provisions that are designed to ensure that 50% of the outstanding shares of common stock of Gold Coast Bancorp will be exchanged for shares of Investors Bancorp common stock and the remaining outstanding shares of common stock of Gold Coast Bancorp will be exchanged for cash. Therefore, if the holders of more than 50% of the outstanding Gold Coast Bancorp common stock elect to receive Investors Bancorp common stock for such shares, the amount of Investors Bancorp common stock that each such shareholder would receive from Investors Bancorp will be reduced on a pro rata basis. As a result, these Gold Coast Bancorp shareholders will receive cash consideration for any Gold Coast Bancorp shares for which they do not receive Investors Bancorp common stock.

Similarly, if the holders of more than 50% of the outstanding Gold Coast Bancorp common stock elect to receive cash for such shares, the amount of cash that each such shareholder would receive from Investors Bancorp will be reduced on a pro rata basis. As a result, such shareholders will receive Investors Bancorp common stock for any Gold Coast Bancorp shares for which they do not receive cash.

The deadline for returning the election form will be the twentieth day following the mailing date of the election form, not including the date of mailing, unless Gold Coast Bancorp and Investors Bancorp mutually agree upon another deadline date. If you do not make an election, you will be allocated either cash or Investors Bancorp common stock, or a combination of both, depending on the elections made by other Gold Coast Bancorp shareholders.

9

Opinion of Boenning & Scattergood, Inc. (page 41)

Boenning & Scattergood, Inc. (“Boenning”) has rendered a written opinion to Gold Coast Bancorp’s Board of Directors that, as of July 24, 2019, and based upon and subject to the assumptions made, matters considered and qualifications and limitations stated in its written opinion, the consideration to be received by Gold Coast Bancorp’s shareholders in the holding company merger is fair to such shareholders from a financial point of view. Holders of Gold Coast Bancorp common stock are encouraged to carefully read this opinion in its entirety. A copy of the full text of Boenning’s fairness opinion is included as Annex B to this proxy statement/prospectus. For information on how Boenning arrived at its opinion, see the discussion starting on page 45. Boenning’s opinion is not intended to be a recommendation to any holder of Gold Coast Bancorp common stock as to how such holder should vote on the proposal to approve the merger agreement.

Gold Coast Bancorp’s Reasons for the Mergers (page 39)

Gold Coast Bancorp entered into the merger agreement at the conclusion of a process in which the Board of Directors of Gold Coast Bancorp unanimously determined that a merger with Investors Bancorp was in the best interests of its shareholders. Among the factors the Board of Directors of Gold Coast Bancorp took into consideration were the terms of the merger agreement, the fact that the transaction is expected to be a tax-free exchange to those shareholders receiving Investors Bancorp common stock, the liquidity available in Investors Bancorp common stock and the regulatory environment faced by community banks. The Board of Directors of Gold Coast Bancorp believes that the holding company merger is fair from a financial point of view to Gold Coast Bancorp shareholders, and that Investors Bancorp offers a strong capital base, expansive retail and business banking products and proven lending capabilities that will add competitive strength to the combined entity. For a full discussion of the factors considered by the Board of Directors of Gold Coast Bancorp in determining that the merger agreement and the holding company merger was fair to and advisable for Gold Coast Bancorp and its shareholders, see page 39.

Investors Bancorp’s Reasons for the Mergers (page 40)

The Investors Bancorp Board of Directors has unanimously approved the merger agreement and the mergers and believes that the mergers are advisable for Investors Bancorp and its shareholders. In unanimously approving the merger agreement, the Investors Bancorp Board of Directors considered, among other things, the terms of the merger agreement, including the financial terms, the expansion of Investors Bank’s branch network in Suffolk and Nassau Counties in Long Island and in Brooklyn, New York, and the potential significant loan and deposit growth opportunities resulting from the mergers.

Accounting Treatment of the Holding Company Merger (page 76)

The holding company merger will be treated as a “business combination” using the acquisition method of accounting with Investors Bancorp treated as the acquiror under accounting principles generally accepted in the United States of America, or “US GAAP.”

Dissenters’ Rights (page 76)

Under the New York Business Corporation Law, as amended (the “New York Law”), holders of Gold Coast Bancorp common stock will have dissenters’ rights. These dissenters’ rights give Gold Coast Bancorp shareholders the right to obtain an appraisal of the value of their shares of Gold Coast Bancorp common stock in connection with the holding company merger. To perfect dissenters’ rights, a Gold Coast Bancorp shareholder must not vote for the approval of the merger agreement and must strictly comply with all of the procedures required under Sections 623 and 910 of the New York Law. These procedures are described more fully beginning on page 76.

10

A copy of the statutory provisions relating to dissenters’ rights have been included as Annex C to this proxy statement/prospectus.

Interests of Gold Coast Bancorp’s Directors and Executive Officers in the Holding Company Merger (page 59)

You should be aware that some of Gold Coast Bancorp’s directors and executive officers have interests in the holding company merger that are in addition to their interests as shareholders. The Investors Bancorp and Gold Coast Bancorp Boards of Directors considered these interests in deciding to approve the merger agreement. These interests include the following:

•	Mr. John C. Tsunis, the Chairman and Chief Executive Officer of Gold Coast Bancorp and Gold Coast Bank, Mr. James P. Johnis, the President and Chief Operating Officer of Gold Coast Bancorp and Gold Coast Bank, and Ms. Catherine Califano, the Executive Vice President, Chief Financial Officer and Secretary of Gold Coast Bancorp and Gold Coast Bank, are parties to employment agreements with Gold Coast Bancorp and Gold Coast Bank under which each of them will receive certain payments upon termination of his or her employment in connection with the consummation of the holding company merger;

•	Investors Bancorp will appoint all of the current members of the Board of Directors of Gold Coast Bancorp and Ms. Califano to an advisory board, which will advise Investors Bank on the Gold Coast Bank market area, deposit and lending activities and customer relationships. Each member of this advisory board will receive an annual fee of $22,000. Mr. John C. Tsunis will serve as chair of the advisory board and receive an annual retainer of $100,000. The advisory board will be maintained for a period of no less than three years;

•	Ms. Califano and each of Messrs. Tsunis and Johnis, as well as certain non-executive members of the Gold Coast Bancorp Board of Directors, hold options to purchase shares of Gold Coast Bancorp common stock which will be cancelled in exchange for a cash payment at the closing of the holding company merger, if not previously exercised; and

•	Investors Bancorp has agreed to indemnify the directors and officers of Gold Coast Bancorp against certain liabilities and provide continued coverage under their directors’ and officers’ liability insurance policies for a six-year period following the mergers.

The Boards of Investors Bancorp and Gold Coast Bancorp were aware of these interests and considered them in approving and recommending the mergers.

For additional information on the benefits of the holding company merger to Gold Coast Bancorp’s directors and executive officers, see “Interests of Gold Coast Bancorp’s Directors and Executive Officers in the Holding Company Merger.”

Material United States Federal Income Tax Consequences of the Holding Company Merger (page 71)

Investors Bancorp and Gold Coast Bancorp expect the holding company merger to qualify as a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. As a result, we expect that, for United States federal income tax purposes, you will generally not recognize any taxable gain or loss with respect to the exchange of your shares of Gold Coast Bancorp common stock if you receive only Investors Bancorp common stock (except to the extent attributable to cash received in lieu of any fractional shares). If you receive only cash in exchange for your shares of Gold Coast Bancorp common stock, you will generally recognize a taxable gain or loss in an amount equal to the difference between the amount of cash received and your tax basis in your shares of Gold Coast Bancorp common stock exchanged.

11

If you receive a combination of Investors Bancorp common stock and cash in exchange for your shares of Gold Coast Bancorp common stock, you will generally recognize a taxable gain (but not loss) in an amount equal to the lesser of:

(a)          the excess, if any of:

              (1)          the sum of the cash and the fair market value of the Investors Bancorp common stock you receive, over

              (2)          your tax basis in Gold Coast Bancorp common stock exchanged in the holding company merger; or

(b)         the cash that you receive in the holding company merger.

Your tax basis in the Investors Bancorp common stock that you receive in the holding company merger will equal your tax basis in Gold Coast Bancorp common stock that you exchange in the holding company merger, increased by the amount of any taxable gain you recognize in the holding company merger and decreased by the amount of any cash you receive in the holding company merger.

Your holding period for the Investors Bancorp common stock that you receive in the holding company merger generally will include your holding period for the shares of Gold Coast Bancorp common stock that you exchange in the holding company merger.

If you acquired different blocks of shares of Gold Coast Bancorp common stock at different times and at different prices, any taxable gain or loss you recognize will be determined separately with respect to each block of shares of Gold Coast Bancorp common stock, and the cash and Investors Bancorp common stock you receive will be allocated pro rata to each such block of Gold Coast Bancorp common stock.

The foregoing summary is qualified in its entirety by reference to the more complete description of the federal income tax consequences of the holding company merger under “Material United States Federal Income Tax Consequences of the Holding Company Merger” beginning on page 71. Each Gold Coast Bancorp shareholder is urged to consult his, her or its own tax advisor as to the specific tax consequences of the holding company merger to him, her or it under applicable laws.

Comparison of Stockholders’ Rights (page 80)

Each Gold Coast Bancorp shareholder who receives Investors Bancorp common stock upon the completion of the holding company merger will become an Investors Bancorp stockholder. The rights of Gold Coast Bancorp shareholders and the Investors Bancorp stockholders differ in certain ways, primarily due to the fact that such rights are governed by different statutes and organizational documents. The rights of Gold Coast Bancorp shareholders are currently governed by the New York Law and Gold Coast Bancorp’s certificate of incorporation and by-laws. The rights of Investors Bancorp stockholders are currently governed by Delaware General Corporation Law and Investors Bancorp’s certificate of incorporation and by-laws. See “Comparison of Stockholders’ Rights” beginning on page 80.

12

Conditions to the Merger (page 66)

Currently, Investors Bancorp and Gold Coast Bancorp expect to complete the mergers in the first quarter of 2020. As more fully described in this proxy statement/prospectus and as set forth in the merger agreement, the completion of the mergers depends on a number of customary closing conditions being satisfied or, where legally permissible, waived. These conditions include:

•	receipt of all necessary regulatory approvals, including approvals of the mergers from the Federal Deposit Insurance Corporation (the “FDIC”), the New Jersey Department of Banking and Insurance (the “NJDOBI”) and the New York Department of Financial Services (the “NYDFS”), and obtaining an approval (or waiver of such approval requirements) from the Board of Governors of the Federal Reserve System (the “FRB”) and the expiration of all statutory waiting periods in respect of such approvals. Applications were filed with the FDIC, the NJDOBI and the NYDFS on September 30, 2019 and approvals are pending. A waiver request was submitted to the FRB on October 11, 2019 and is pending;
•	approval of the merger agreement at the Gold Coast Bancorp special meeting of shareholders;
•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part;
•	authorization for listing with the NASDAQ Global Select Market of the Investors Bancorp common stock to be issued to Gold Coast Bancorp shareholders;
•	the absence of any litigation, statute, law, regulation, injunction, order or decree which would enjoin or prohibit the mergers;
•	subject to the materiality standards provided in the merger agreement, the accuracy of the representations and warranties of Investors Bancorp and Gold Coast Bancorp in the merger agreement;
•	performance in all material respects by each of Investors Bancorp and Gold Coast Bancorp of its obligations under the merger agreement;
•	as to Gold Coast Bancorp, the receipt of (i) a tax opinion delivered by Windels Marx Lane & Mittendorf, LLP and reasonably acceptable to Gold Coast Bancorp (the “Windels Tax Opinion”) to the effect that the holding company merger will qualify as a tax-free reorganization under United States federal income tax laws, and (ii) the McCarter Tax Opinion (as defined immediately below);
•	as to Investors Bancorp, the receipt of (i) a tax opinion delivered by McCarter & English, LLP and reasonably acceptable to Investors Bancorp (the “McCarter Tax Opinion”) to the effect that the holding company merger will qualify as a tax-free reorganization under United States federal income tax laws, and (ii) the Windels Tax Opinion; and
•	obtaining any necessary third party consents.

The merger agreement attached to this proxy statement/prospectus as Annex A describes other conditions that must be met or waived before the mergers may be completed. Neither Investors Bancorp nor Gold Coast Bancorp can be certain when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be completed.

13

Terminating the Merger Agreement and Termination Fee (page 69)

Investors Bancorp and Gold Coast Bancorp may agree to terminate the merger agreement and not complete the mergers at any time before the holding company merger is completed. In addition, each party to the merger agreement can unilaterally terminate the merger agreement in certain circumstances. These include a failure to complete the mergers by July 24, 2020, unless the terminating party’s breach of the merger agreement is the reason that the mergers are not completed.

Gold Coast Bancorp may also terminate the merger agreement at any time during the five (5) day period commencing on the date on which all bank regulatory approvals for the mergers have been received (referred to as the “determination date”), if both of the following conditions are satisfied:

•	the average closing sales price of Investors Bancorp common stock on the NASDAQ Global Select Market for the twenty (20) consecutive full trading days ending at the close of trading on the determination date (referred to as the “Investors Bancorp average closing price”) is less than $8.8860 per share; and

•	the number obtained by dividing the Investors Bancorp average closing price by $11.1075 is less than the number obtained by dividing the average of the daily closing prices of the NASDAQ Bank Index for the twenty (20) consecutive full trading days immediately preceding the determination date by $3,644.1696 and subtracting .20 from the quotient.

The effect of this termination provision is to enable Gold Coast Bancorp to terminate the merger agreement if the market price of Investors Bancorp common stock falls substantially, both in absolute terms (that is, below $8.8860) and by comparison to the shares of banking institutions that comprise the NASDAQ Bank Index. If Gold Coast Bancorp elects to exercise this termination right, Investors Bancorp has the right to increase the consideration to be received by the holders of Gold Coast Bancorp common stock utilizing a formula agreed to in the merger agreement. See Section 8.01(k) of the merger agreement, which is attached as Annex A, for the specific formula referenced above.

For a more complete description of these and other bases for terminating the merger agreement, including Gold Coast Bancorp’s “fiduciary out”, see page 69 of this proxy statement/prospectus.

If the merger agreement is terminated under certain circumstances involving alternative acquisition proposals with respect to Gold Coast Bancorp or changes in the recommendation of the Gold Coast Bancorp Board of Directors or compliance by Gold Coast Bancorp with its obligations under the merger agreement with respect to the calling and holding of the special meeting and recommending that its shareholders adopt the merger agreement, Gold Coast Bancorp will be required to pay Investors Bancorp a termination fee of $1,890,000 (the “termination fee”). The termination fee could discourage other companies from seeking to acquire or merge with Gold Coast Bancorp.

Gold Coast Bancorp has Agreed Not to Solicit Alternative Transactions (page 68)

In the merger agreement, Gold Coast Bancorp has agreed not to, among other things, initiate, solicit or knowingly encourage, negotiate with, or provide any information to any person other than Investors Bancorp concerning an acquisition transaction involving Gold Coast Bancorp. These restrictions may deter other potential acquirors of control of Gold Coast Bancorp.

The merger agreement does not, however, prohibit Gold Coast Bancorp from furnishing information or access to a third party who has made an alternative acquisition proposal and participating in discussions and negotiating with such person prior to the receipt of shareholder approval of the merger agreement if specified conditions are met. Among those conditions is a good faith determination by Gold Coast Bancorp’s Board of Directors that the acquisition proposal constitutes or could reasonably be expected to lead to a proposal that is more favorable, from a financial point of view, to Gold Coast Bancorp and its shareholders than the transactions contemplated by the merger agreement and which is reasonably capable of being completed on its stated terms, taking into account all financial, regulatory, legal and other aspects of the proposal.

14

For further discussion of the restrictions on solicitation of acquisition proposals from third parties, see “The Merger Agreement—No Solicitation” beginning on page 68.

Required Regulatory Approvals (page 66)

The mergers are subject to the approval of the FDIC, the NJDOBI and the NYDFS and also an approval (or waiver of such approval requirements) from the FRB, and the expiration of all statutory waiting periods in respect of such approvals. The necessary filings have been made. Regulatory approval does not constitute an endorsement of the mergers or a determination that the terms of the mergers are fair to Gold Coast Bancorp shareholders. See “ Risk Factors — Required Regulatory Approvals May Not Be Received, May Take Longer to Receive Than Expected or May Be Subject to Adverse Regulatory Conditions” beginning on page 23 for a discussion of such risk factors.

Amendment; Waiver (page 70)

The parties may amend the merger agreement at any time before or after approval of the merger agreement by Gold Coast Bancorp shareholders. However, after such approval, no amendment may be made without the approval of Gold Coast Bancorp's shareholders if it reduces the amount or value, or changes the form of, the merger consideration to be delivered to Gold Coast Bancorp shareholders pursuant to the merger agreement. The merger agreement provides to Investors Bancorp the right to revise the structure of the bank merger or to delay the closing of the bank merger or to determine not to complete the bank merger at any time. The parties to the merger agreement may waive any of their conditions to closing, unless they may not be waived under law.

Risk Factors (page 20)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

15

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
INVESTORS BANCORP, INC.

The following tables present selected consolidated financial data for Investors Bancorp as of and for each of the fiscal years ended December 31, 2018, 2017, 2016, 2015 and 2014. This information has been derived, in part, from and should be read in conjunction with the audited consolidated financial statements of Investors Bancorp. The following tables also present selected historical consolidated financial data for Investors Bancorp as of and for each of the six-month periods ended June 30, 2019 and 2018. This information has been derived, in part, from and should be read in conjunction with the unaudited consolidated financial statements of Investors Bancorp. You should read this information in conjunction with Investors Bancorp’s historical financial statements and the related notes, including those contained in Investors Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in Investors Bancorp’s Quarterly Reports on Form 10-Q for the three- and-six-month periods ended June 30, 2019, each of which is incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 95.

	As of or for the Six Months Ended June 30,		At December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands)
Selected Financial Condition Data:
Total assets	$27,064,116	$25,364,892	$26,229,008	$25,129,244	$23,174,675	$20,888,684	$18,773,639
Loans receivable, net	21,764,880	20,537,087	21,378,136	19,852,101	18,569,855	16,661,133	14,887,570
Loans held-for-sale	16,411	5,949	4,074	5,185	38,298	7,431	6,868
Equity securities	5,975	5,753	5,793	5,701	6,660	6,495	8,523
Debt securities held to maturity	1,132,018	1,660,967	1,555,137	1,796,621	1,755,556	1,844,223	1,564,479
Debt securities available for sale, at estimated fair value	2,679,708	1,915,265	2,122,162	1,982,026	1,653,773	1,298,202	1,189,401
Bank owned life insurance	215,032	208,818	211,914	155,635	161,940	159,152	161,609
Deposits	17,644,471	16,917,405	17,580,269	17,357,697	15,280,833	14,063,656	12,172,326
Borrowed funds	6,083,737	5,144,987	5,435,681	4,461,533	4,546,251	3,263,090	2,766,104
Goodwill	82,546	82,546	82,546	77,571	77,571	77,571	77,571
Stockholders’ equity	2,926,875	3,090,983	3,005,330	3,125,451	3,123,245	3,311,647	3,577,855

	As of or for the Six Months Ended June 30,		As of or for the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands)
Selected Operating Data:
Interest and dividend income	$515,285	$469,969	$968,416	$881,683	$793,521	$731,723	$660,862
Interest expense	193,439	126,184	288,399	201,907	153,336	136,639	118,891
Net interest income	321,846	343,785	680,017	679,776	640,185	595,084	541,971
Provision for loan losses	—	6,500	12,000	16,250	19,750	26,000	37,500
Net interest income after provision for loan losses	321,846	337,285	668,017	663,526	620,435	569,084	504,471
Non-interest income[1]	18,175	20,588	10,081	35,637	37,201	40,125	41,861
Non-interest expenses	207,213	203,669	407,680	418,574	358,564	328,332	339,860
Income before income tax expense	132,808	154,204	270,418	280,589	299,072	280,877	206,472
Income tax expense[2]	38,026	39,182	67,842	153,845	106,947	99,372	74,751
Net income	$94,782	$115,022	$202,576	$126,744	$192,125	$181,505	$131,721
Earnings per share – basic	$0.36	$0.40	$0.72	$0.44	$0.65	$0.55	$0.38
Earnings per share – diluted	$0.36	$0.40	$0.72	$0.43	$0.64	$0.55	$0.38

1 Non-interest income for the year ended December 31, 2018 includes a loss of $32.8 million related to the sale of debt securities available-for-sale in December 2018.

2 Income tax expense for the year ended December 31, 2017 includes $49.2 million related to the enactment of the Tax Cuts and Jobs Act in December 2017.

16

As of or for the Six Months Ended June 30,	At or for the Year Ended December 31,
2019	2018	2018	2017	2016	2015	2014
(in thousands)
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets (ratio of net income to average total assets)	0.71%	0.92%	0.80%	0.52%	0.88%	0.92%	0.76%
Return on assets - Adjusted(1)	0.71%	0.92%	0.90%	0.73%	0.88%	0.92%	0.76%
Return on equity (ratio of net income to average equity)	6.39%	7.38%	6.57%	4.00%	6.06%	5.26%	4.71%
Return on equity – Adjusted(1)	6.39%	7.38%	7.36%	5.56%	6.06%	5.26%	4.71%
Net interest rate spread(2)	2.15%	2.56%	2.46%	2.67%	2.83%	2.91%	3.08%
Net interest margin(3)	2.51%	2.82%	2.76%	2.89%	3.04%	3.12%	3.27%
Efficiency ratio(4)	60.94%	55.90%	59.08%	58.51%	52.93%	51.69%	58.21%
Efficiency ratio – Adjusted(1)(4)	60.94%	55.90%	56.39%	58.51%	52.93%	51.69%	58.21%
Non-interest expenses to average total assets	1.56%	1.62%	1.61%	1.73%	1.64%	1.66%	1.96%
Average interest-earning assets to average interest-bearing liabilities	1.24	x	1.25	x	1.25	x	1.26	x	1.29	x	1.30	x	1.28	x
Dividend payout ratio(5)	61.11%	45.00%	52.78%	75.00%	40.00%	45.45%	31.58%
Asset Quality Ratios:
Non-performing assets to total assets	0.48%	0.60%	0.55%	0.61%	0.47%	0.69%	0.81%
Non-accrual loans to total loans	0.51%	0.65%	0.58%	0.68%	0.50%	0.68%	0.72%
Allowance for loan losses to non-performing loans(6)	187.33%	156.59%	170.22%	157.46%	220.18%	158.43%	139.10%
Allowance for loan losses to total loans	1.05%	1.11%	1.09%	1.15%	1.21%	1.29%	1.33%
Capital Ratios:
Tier 1 leverage ratio(7)	9.70%	10.91%	10.28%	11.00%	12.03%	12.41%	12.79%
Common equity tier 1 risk-based(7)	12.69%	13.42%	13.41%	13.94%	14.75%	15.87%	n/a
Tier 1 risk-based capital(7)	12.69%	13.42%	13.41%	13.94%	14.75%	15.87%	17.01%
Total-risk-based capital(7)	13.84%	14.55%	14.60%	15.13%	15.99%	17.12%	18.26%
Equity to total assets	10.81%	12.19%	11.46%	12.44%	13.48%	15.85%	19.06%
Tangible equity to tangible assets(8)	10.49%	11.84%	11.12%	12.10%	13.10%	15.43%	18.60%
Average equity to average assets	11.14%	12.43%	12.15%	13.06%	14.52%	17.41%	16.16%
Other Data:
Book value per common share(8)	$11.04	$10.77	$10.95	$10.64	$10.53	$10.30	$10.39
Tangible book value per common share(8)	$10.67	$10.42	$10.59	$10.31	$10.18	$9.97	$10.08
Number of full service offices	147	151	151	156	151	140	132
Full time equivalent employees	1,962	1,964	1,928	1,931	1,829	1,734	1,682

(1)	Adjusted ratios for the year ended December 31, 2018 exclude a $32.8 million pre-tax loss on the sale of debt securities available-for-sale in December 2018. Adjusted ratios for the year ended December 31, 2017 exclude $49.2 million of income tax expense related to the enactment of the Tax Cuts and Jobs Act in December 2017.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted- average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	The dividend payout ratio represents dividends paid per share divided by net income per share.
(6)	Non-performing loans include non-accrual loans and performing troubled debt restructured loans.
(7)	Ratios are for Investors Bank and do not include capital retained at the holding company level. The information presented prior to December 31, 2015 reflects the requirements in effect at that time, as the Basel III requirements became effective on January 1, 2015 (see “Supervision and Regulation,” in Part I, Item 1 of Investors Bancorp’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018).
(8)	Excludes goodwill and intangible assets for the calculation of tangible book value and tangible equity. For common share calculation, excludes treasury shares and unallocated ESOP shares.

17

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
GOLD COAST BANCORP, INC.

The following tables present selected consolidated financial data for Gold Coast Bancorp as of and for each of the fiscal years ended December 31, 2018, 2017, 2016, 2015 and 2014. This information has been derived, in part, from the audited consolidated financial statements of Gold Coast Bancorp. The following tables also present selected historical consolidated financial data for Gold Coast Bancorp as of and for each of the six-month periods ended June 30, 2019 and 2018. This information has been derived, in part, from the unaudited consolidated financial statements of Gold Coast Bancorp.

	As of or for the Six Months Ended June 30,		(1) At December 31,
	2019	2018	2018	2017	2016	2015	2014
		(in thousands)
Selected Financial Condition Data:
Total Assets	$572,323	$497,902	$556,465	$470,435	$428,944	$349,082	$323,789
Total Loans	467,430	402,334	446,116	381,452	340,466	275,774	209,916
Total Deposits	486,804	419,561	477,545	392,273	365,217	306,973	293,550
Stockholders’ Equity	46,191	42,461	43,888	42,048	40,458	29,531	28,474

	As of or for the Six Months Ended June 30,		(1) As of or for the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in thousands)
Selected Operating Data:
Total interest income	$11,582	$9,628	$20,400	$16,849	$14,094	$11,614	$9,352
Total interest expense	4,434	2,565	6,133	2,808	1,784	1,300	1,108
Net interest income	7,148	7,063	14,267	14,041	12,310	10,314	8,244
Provision for loan losses	225	80	444	233	676	902	618
Net interest income after provision for loan losses	6,923	6,983	13,823	13,808	11,634	9,412	7,626
Other income	223	217	429	497	369	281	339
Other expense	5,364	5,839	11,419	10,762	9,070	7,789	7,070
Income before income taxes	1,782	1,361	2,833	3,543	2,933	1,904	895
Income tax expense	420	326	675	1,833	1,033	666	567
Net income	$1,362	$1,035	$2,158	$1,710	$1,900	$1,238	$328
Basic earnings per share	$0.34	$0.26	$0.55	$0.43	$0.54	$0.42	$0.11
Diluted earnings per share	$0.34	$0.26	$0.55	$0.43	$0.54	$0.42	$0.11

	As of or for the Six Months Ended June 30,		(1) At or for the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
		(in thousands)
Selected Financial Ratios:
Return on Average Assets	0.48%	0.42%	0.42%	0.37%	0.49%	0.36%	0.12%
Return on Average Equity	6.12%	4.69%	5.08%	4.10%	5.24%	4.25%	1.17%
Tier I Capital to Average Assets(2)	10.38%	11.10%	10.58%	11.39%	9.89%	8.37%	9.77%
Book Value Per Share	$11.74	$10.80	$11.16	$10.69	$10.29	$9.93	$9.58
Cash Dividends Per Share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1) Bank only prior to September 1, 2017, when Gold Coast Bancorp, Inc. became the parent of Gold Coast Bank

(2) Regulatory ratios presented on a bank only basis.

18

MARKET PRICE, STOCK TRADING AND DIVIDEND INFORMATION

Investors Bancorp common stock is listed on the NASDAQ Global Select Market under the symbol “ISBC.” Gold Coast Bancorp common stock is quoted on the OTC Pink marketplace operated by OTC Markets Group Inc. under the symbol “GLDT.”

As of October [ ], 2019, the last practicable trading day prior to the date of this proxy statement/prospectus, there were [_________] shares of Investors Bancorp common stock issued and outstanding and approximately [___] registered stockholders of Investors Bancorp common stock, and 3,934,387 shares of Gold Coast Bancorp common stock issued and outstanding and approximately 134 registered shareholders of Gold Coast Bancorp common stock.

On July 24, 2019, the last full trading day prior to announcement of the execution of the merger agreement, the reported high and low sales prices and the closing sale prices of Investors Bancorp common stock on the NASDAQ Global Select Market and Gold Coast Bancorp common stock on the OTC Pink marketplace were as follows:

	High	Low	Closing Sale Price
Investors Bancorp	$11.46	$11.18	$11.43
Gold Coast Bancorp	$13.00	$13.00	$13.00

On October [ ], 2019, the last practicable full trading day prior to the date of this proxy statement/prospectus, the reported high and low sales prices and the closing sale prices of Investors Bancorp common stock on the NASDAQ Global Select Market and Gold Coast Bancorp common stock on the OTC Pink marketplace were as follows:

	High		Low		Closing Sale Price
Investors Bancorp	$	[ ]	$	[ ]	$	[ ]
Gold Coast Bancorp	$	[ ]	$	[ ]	$	[ ]

Shareholders of Gold Coast Bancorp are urged to obtain market quotations for shares of Investors Bancorp common stock and Gold Coast Bancorp common stock.

Equivalent Value Per Share. The following table shows the closing sale price of Investors Bancorp common stock on July 24, 2019, the last full trading day prior to the announcement of the execution of the merger agreement, and on October [__], 2019, the last full trading day prior to the date of this proxy statement/prospectus, the closing sale price of Gold Coast Bancorp common stock on the OTC Pink marketplace operated by OTC Markets Group Inc. on the same two days, and the equivalent value per share of Gold Coast Bancorp common stock on the same two dates. The equivalent value per share is calculated by multiplying the per share price of Investors Bancorp common stock by the exchange ratio of 1.422.

19

	Investors Bancorp Common Stock		Gold Coast Bancorp Common Stock		Equivalent Value Per Share of Gold Coast Bancorp Common Stock
July 24, 2019		$11.43		$13.00		$16.25
October [__], 2019	$	[ ]	$	[ ]	$	[ ]

Dividends. Since September 2012 and to the present, Investors Bancorp has paid a quarterly cash dividend. Investors Bancorp declared quarterly cash dividends of $0.11 per share on October 25, 2018, January 30, 2019, April 24, 2019 and July 24, 2019 that were paid on November 23, 2018, February 25, 2019, May 10, 2019 and August 23, 2019, respectively. Investors Bancorp’s quarterly cash dividend policy is expected to continue, although the Board of Investors Bancorp may change this dividend policy at any time.

Investors Bancorp stockholders will be entitled to receive dividends when and if declared by the Investors Bancorp Board of Directors out of funds legally available for dividends. The Investors Bancorp Board of Directors will periodically consider the payment of dividends, taking into account Investors Bancorp’s financial condition and level of net income, Investors Bancorp’s future prospects, economic conditions, industry practices and other factors, including applicable banking laws and regulations. Payment of dividends by Investors Bancorp on its common stock is subject to various regulatory restrictions and guidelines. Because substantially all of the funds available for the payment of dividends are derived from Investors Bank, future dividends will depend on the earnings of Investors Bank, its financial condition, its need for funds, applicable governmental policies and regulations, and other such matters as the board of directors deems appropriate.

Gold Coast Bancorp does not currently pay a cash dividend.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote for approval of the merger agreement and whether to make a cash or stock election. Please also refer to the additional risk factors identified in the periodic reports and other documents of Investors Bancorp incorporated by reference into this document and listed in “Where You Can Find More Information” on page 95.

You May Not Receive the Form of Merger Consideration that You Elect.

The merger agreement contains provisions that are designed to ensure that the form of merger consideration that each Gold Coast Bancorp shareholder will receive will be subject to proration so that 50% of the outstanding shares of common stock of Gold Coast Bancorp will be exchanged for shares of Investors Bancorp common stock and the remaining outstanding shares of common stock of Gold Coast Bancorp will be exchanged for cash. Therefore, if the holders of more than 50% of the outstanding Gold Coast Bancorp common stock elect to receive Investors Bancorp common stock, the amount of Investors Bancorp common stock that each such shareholder would receive from Investors Bancorp will be reduced on a pro rata basis. As a result, these Gold Coast Bancorp shareholders will receive cash consideration for any Gold Coast Bancorp shares for which they do not receive Investors Bancorp common stock. Similarly, if the holders of more than 50% of the outstanding Gold Coast Bancorp common stock elect to receive cash (including for this purpose shares held by dissenting shareholders), the amount of cash that each such shareholder would receive from Investors Bancorp will be reduced on a pro rata basis. As a result, such shareholders will receive Investors Bancorp common stock for any Gold Coast Bancorp shares for which they do not receive cash. Accordingly, there is a risk that you will receive a portion of the merger consideration in a form that you did not elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected (including the recognition of taxable gain to the extent cash is received).

20

Investors Bancorp May Fail to Realize the Anticipated Benefits of the Mergers or Any Other Banks That Investors Bancorp or Investors Bank May Acquire in the Future.

Pursuant to the merger agreement, Gold Coast Bancorp will merge with and into Investors Bancorp and Gold Coast Bank will merge with and into Investors Bank. If the mergers are completed, Investors Bancorp and Investors Bank will need to integrate the business of Gold Coast Bank into their existing business and systems. Any additional businesses acquired by Investors Bancorp or Investors Bank in the future will also need to be integrated into their existing business and systems. Investors Bancorp and Investors Bank may experience difficulties in accomplishing this integration or in effectively managing the combined bank after the mergers, and after any future acquisition. The success of the mergers will depend on, among other things, Investors Bancorp’s ability to realize anticipated cost savings and to combine the businesses of Investors Bank and Gold Coast Bank in a manner that does not materially disrupt the existing customer relationships of Gold Coast Bank or Investors Bank, or result in decreased revenues from any loss of customers. If Investors Bancorp is not able to successfully achieve these objectives, the anticipated benefits of the mergers may not be realized fully or at all or may take longer to realize than expected.

Investors Bancorp and Gold Coast Bancorp have operated and, until the completion of the mergers, will continue to operate independently. It is possible that the integration process could result in the loss of key employees, the disruption of Investors Bancorp’s or Gold Coast Bancorp’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of Investors Bancorp to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

Because the Market Price of Investors Bancorp Common Stock May Fluctuate, You Cannot Be Sure of the Value of the Merger Consideration That You Will Receive.

Upon completion of the holding company merger, each share of Gold Coast Bancorp common stock will be converted into merger consideration consisting of shares of Investors Bancorp common stock and/or cash pursuant to the terms of the merger agreement. The value of the Investors Bancorp common stock portion of the merger consideration to be received by Gold Coast Bancorp shareholders will be based on the price of Investors Bancorp common stock immediately prior to the completion of the holding company merger. Accordingly, at the time of the Gold Coast Bancorp special meeting of shareholders, Gold Coast Bancorp shareholders will not necessarily know or be able to calculate the value of the Investors Bancorp common stock they would receive upon completion of the holding company merger.

The mergers are not expected to close until the first quarter of 2020. In addition, Gold Coast Bancorp shareholders can expect that there will be some delay after the holding company merger is completed before they will receive their Investors Bancorp stock certificates or, at Investors Bancorp’s option, evidence of the issuance of their Investors Bancorp shares in book entry form. Gold Coast Bancorp shareholders receiving Investors Bancorp common stock in the holding company merger will be subject to the risk of market declines in the value of Investors Bancorp common stock for a substantial period of time. Any change in the price of Investors Bancorp common stock prior to completion of the holding company merger will affect the value of the Investors Bancorp common stock that a Gold Coast Bancorp shareholder will receive upon completion of the holding company merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control.

21

Gold Coast Bancorp may terminate the merger agreement in the event that the average closing sales price of Investors Bancorp common stock drops as set forth in Section 8.01(k) of the merger agreement and described under “Proposal 1 – The Proposed Mergers – Termination; Termination Fee” beginning on page 69.

Since the Cash Amount Per Share is Fixed, Gold Coast Bancorp Shareholders Are at Risk in the Event That the Market Price of Investors Bancorp Common Stock Increases Prior to the Consummation of the Holding Company Merger.

Those shareholders who receive cash in exchange for their shares of Gold Coast Bancorp common stock will receive $15.75 in cash for each such share, subject to adjustment as set forth in the merger agreement. If the market price of Investors Bancorp common stock increases, those Gold Coast Bancorp shareholders who receive cash will receive less than the value of the Investors Bancorp common stock that they would have received if they had elected to receive Investors Bancorp common stock and had, in fact, received Investors Bancorp common stock in the holding company merger. We urge Gold Coast Bancorp shareholders to obtain current market quotations for Investors Bancorp common stock.

Gold Coast Bancorp’s Shareholders Will Be Unable to Sell Their Shares After Making Their Election.

Gold Coast Bancorp’s shareholders may elect to receive the merger consideration in the form of cash or stock. Shareholders making an election must send in their Gold Coast Bancorp stock certificates with their election form. During the time between when the election is made and the holding company merger is completed, Gold Coast Bancorp shareholders will be unable to sell their Gold Coast Bancorp common stock. If the holding company merger is unexpectedly delayed, this period could extend for a significant period of time. Gold Coast Bancorp shareholders can shorten the period during which they cannot sell their shares by delivering their election form shortly before the close of the election period. However, elections received after the close of the election period will not be accepted or honored.

Gold Coast Bancorp’s Directors and Executive Officers Have Interests in the Holding Company Merger That are Different Than Those of a Shareholder.

Gold Coast Bancorp’s executive officers helped negotiate the merger agreement with Investors Bancorp, and Gold Coast Bancorp’s Board of Directors approved the merger agreement and is recommending that the Gold Coast Bancorp shareholders vote to approve the merger agreement. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that Gold Coast Bancorp’s executive officers and directors have various interests in the holding company merger beyond those of Gold Coast Bancorp shareholders. See “Interests of Gold Coast Bancorp’s Directors and Executive Officers in the Holding Company Merger.” These interests include:

22

•	Mr. John C. Tsunis, the Chairman and Chief Executive Officer of Gold Coast Bancorp and Gold Coast Bank, Mr. James P. Johnis, the President and Chief Operating Officer of Gold Coast Bancorp and Gold Coast Bank, and Ms. Catherine Califano, the Executive Vice President, Chief Financial Officer and Secretary of Gold Coast Bancorp and Gold Coast Bank, are each a party to an employment agreement with Gold Coast Bancorp and Gold Coast Bank under which each of them will receive certain payments upon termination of his or her employment in connection with the consummation of the holding company merger;

•	Investors Bancorp will appoint all of the current members of the Board of Directors of Gold Coast Bancorp and Ms. Califano to an advisory board, which will advise Investors Bank on the Gold Coast Bank market area, deposit and lending activities and customer relationships. Each member of this advisory board will receive an annual fee of $22,000. Mr. John C. Tsunis will serve as chair of the advisory board and receive an annual retainer of $100,000. The advisory board will be maintained for a period of no less than three years;

•	Ms. Califano and each of Messrs. Tsunis and Johnis, as well as certain non-executive members of the Gold Coast Bancorp Board of Directors, hold options to purchase shares of Gold Coast Bancorp common stock which will be cancelled in exchange for a cash payment at the closing of the holding company merger, if not previously exercised; and

•	Investors Bancorp has agreed to indemnify the directors and officers of Gold Coast Bancorp against certain liabilities and provide continued coverage under their directors’ and officers’ liability insurance policies for a six-year period following the mergers.

Required Regulatory Approvals May Not Be Received, May Take Longer to Receive Than Expected or May Be Subject to Adverse Regulatory Conditions.

Before the mergers may be completed, Investors Bancorp and Investors Bank must obtain approvals or waivers from the FDIC, the NJDOBI, the NYDFS and the FRB. Approvals, waivers or consents from other regulators may also be required. In determining whether to grant these approvals, waivers and consents, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under the section of this proxy statement/prospectus entitled “The Proposed Mergers—Regulatory Approvals Required for the Mergers” beginning on page 66. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. Neither Gold Coast Bancorp nor Investors Bancorp can guarantee that it will receive all required regulatory approvals in order to complete the mergers. In addition, some of the governmental authorities from whom those approvals must be obtained may impose conditions, terms, obligations or restrictions on the completion of the mergers or require changes in the terms of the mergers and such conditions, terms, obligations or restrictions may have the effect of delaying the completion of the mergers, imposing additional material costs on or materially limiting the revenues of the combined company following the mergers or otherwise reduce the anticipated benefits of the mergers if the mergers were consummated successfully within the expected timeframe. In addition, neither Investors Bancorp nor Gold Coast Bancorp can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the mergers. Additionally, the completion of the mergers is conditioned on the absence of any orders, decrees or injunction by any court or agency of competent jurisdiction that would enjoin or prohibit the completion of the mergers.

23

The Fairness Opinion Obtained by Gold Coast Bancorp From Boenning & Scattergood, Inc. Will Not Reflect Changes in Circumstances Subsequent to the Date of the Merger Agreement.

Gold Coast Bancorp has obtained a fairness opinion dated as of July 24, 2019 from Boenning & Scattergood, Inc. Gold Coast Bancorp has not obtained, and will not obtain, an updated opinion as of the date of this proxy statement/prospectus from Boenning & Scattergood, Inc. Changes in the operations and prospects of Investors Bancorp or Gold Coast Bancorp, general market and economic conditions and other factors that may be beyond the control of Investors Bancorp and Gold Coast Bancorp, and on which the fairness opinion was based, may alter the value of Gold Coast Bancorp or the price of shares of Investors Bancorp common stock or Gold Coast Bancorp common stock by the time the merger between Investors Bancorp and Gold Coast Bancorp is completed. The opinion does not speak to the time the merger will be completed or to any other date other than the date of such opinion. As a result, the opinion will not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. For a description of the opinion that Gold Coast Bancorp received from Boenning, please see “The Proposed Mergers—Opinion of Boenning & Scattergood, Inc.” beginning on page 41 of this proxy statement/prospectus.

The Merger Agreement Limits Gold Coast Bancorp’s Ability To Pursue Alternatives To The Mergers and Requires Gold Coast Bancorp to Pay Investors Bancorp a Termination Fee Under Certain Circumstances, Including Circumstances Relating to Competing Acquisition Proposals for Gold Coast Bancorp.

The merger agreement contains terms and conditions that make it more difficult for Gold Coast Bancorp to sell its business to a party other than Investors Bancorp. Gold Coast Bancorp has agreed to take action necessary to convene and hold a meeting of shareholders of Gold Coast Bancorp to consider and vote upon the approval of the merger agreement and the holding company merger as promptly as practicable following the execution of the merger agreement. Subject to certain limited exceptions, Gold Coast Bancorp’s board of directors is required to recommend such approval. The Gold Coast Bancorp Board of Directors may, however, pursue certain bona fide written acquisition proposals, if and only to the extent that (i) the Board determines in good faith that such acquisition proposal, if accepted, is reasonably likely to be consummated and would result in a transaction more favorable to Gold Coast Bancorp’s shareholders from a financial point of view than the merger with Investors Bancorp, (ii) Gold Coast Bancorp promptly notifies Investors Bancorp of such proposals and the material terms of the proposals and (iii) the special meeting of shareholders of Gold Coast Bancorp has not yet occurred. If the Gold Coast Bancorp Board of Directors determines that it desires to accept an acquisition proposal, determines in good faith that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, and determines that the proposal satisfies the criteria described above, Gold Coast Bancorp may terminate the merger agreement, subject to the obligation to pay a $1,890,000 termination fee to Investors Bancorp.

Investors Bancorp required Gold Coast Bancorp to agree to these provisions as a condition to Investors Bancorp’s willingness to enter into the merger agreement. However, these provisions could discourage a third party that might have an interest in acquiring all or a significant part of Gold Coast Bancorp from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share price than the current proposed merger consideration, and the termination fee might result in a potential competing acquirer proposing to pay a lower per share price to acquire Gold Coast Bancorp than it might otherwise have proposed to pay.

24

Gold Coast Bancorp Shareholders Will Have a Reduced Ownership Percentage and Voting Interest After the Holding Company Merger and Will Exercise Less Influence Over Management.

Gold Coast Bancorp’s shareholders currently have the right to vote in the election of the Board of Directors of Gold Coast Bancorp and on certain other matters affecting Gold Coast Bancorp. When the holding company merger occurs, each shareholder of Gold Coast Bancorp that receives shares of Investors Bancorp common stock will become a stockholder of Investors Bancorp with a percentage ownership of the combined organization that is much smaller than the shareholder’s current percentage ownership of Gold Coast Bancorp. Upon completion of the holding company merger, the former Gold Coast Bancorp shareholders will own approximately 1.0% of the outstanding shares of Investors Bancorp common stock.

Because of this, Gold Coast Bancorp’s shareholders will have less influence on the management and policies of Investors Bancorp than they now have on the management and policies of Gold Coast Bancorp.

The Shares of Investors Bancorp Common Stock to be Received by Gold Coast Bancorp Shareholders as a Result of the Holding Company Merger Will Have Different Rights From the Shares of Gold Coast Bancorp Common Stock.

Upon completion of the holding company merger, Gold Coast Bancorp shareholders who receive the stock consideration will become Investors Bancorp stockholders. Their rights as stockholders of Investors Bancorp will be governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of Investors Bancorp. The rights associated with Gold Coast Bancorp common stock are governed by the New York Law and the certificate of incorporation and bylaws of Gold Coast Bancorp and are different from the rights associated with Investors Bancorp common stock. See the section of this proxy statement/prospectus entitled “Comparison of Stockholders’ Rights” beginning on page 80 for a discussion of the different rights associated with Investors Bancorp common stock.

Gold Coast Bancorp Will be Subject to Business Uncertainties and Contractual Restrictions While the Holding Company Merger is Pending.

Uncertainty about the effect of the mergers on employees and customers may have an adverse effect on Gold Coast Bancorp and consequently on Investors Bancorp. These uncertainties may impair Gold Coast Bancorp’s ability to attract, retain and motivate key personnel until the mergers are consummated, and could cause customers and others that deal with Gold Coast Bancorp to seek to change existing business relationships with Gold Coast Bancorp. Retention of certain employees may be challenging while the mergers are pending, as certain employees may experience uncertainty about their future roles with Investors Bancorp. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Investors Bancorp, Investors Bancorp’s business following the holding company merger could be harmed. In addition, the merger agreement restricts Gold Coast Bancorp from taking certain actions until the effective time of the holding company merger without the consent of Investors Bancorp. These restrictions may prevent Gold Coast Bancorp from pursuing attractive business opportunities that may arise prior to the completion of the holding company merger. Please see the section entitled “Proposal 1 - The Proposed Mergers—Conduct of Business Pending the Holding Company Merger” beginning on page 62 of this proxy statement/prospectus for a description of the restrictive covenants to which Gold Coast Bancorp is subject under the merger agreement.

Termination of the Merger Agreement, or Failure to Complete the Holding Company Merger, Could Negatively Impact Gold Coast Bancorp or Investors Bancorp.

Each of Investors Bancorp and Gold Coast Bancorp has incurred substantial expenses in connection with the completion of the mergers, as well as costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the Securities and Exchange Commission (the “SEC”) in connection with the registration statement of which this proxy statement/prospectus is a part, and banking regulators in connection with applications for regulatory approval of the mergers. The completion of the holding company merger depends on the satisfaction of specified conditions and the receipt of regulatory approvals and the approval of Gold Coast Bancorp’s shareholders. Gold Coast Bancorp cannot guarantee that these conditions will be met. If the holding company merger is not completed, these expenses would have been incurred without the realization of the expected benefits of the mergers.

25

Moreover, in order to complete the mergers, Gold Coast Bancorp and Investors Bancorp must focus on meeting all merger conditions, which could reduce management’s focus on growing its business. If the merger agreement is terminated for any reason, the business of Gold Coast Bancorp or Investors Bancorp may be impacted adversely by the failure to pursue other opportunities due to management’s focus on completing the mergers.

In addition, if the mergers are not completed, Gold Coast Bancorp and Gold Coast Bank may experience negative reactions from the financial markets and from shareholders, customers and employees. Gold Coast Bancorp may not be successful in reaching an agreement with another party with respect to a business combination transaction involving the sale of Gold Coast Bancorp and if it is able to enter into another acquisition agreement involving a sale of Gold Coast Bancorp, it may be at a lower price. Also, Gold Coast Bancorp may not be able to successfully resume operations on a stand-alone basis. Gold Coast Bancorp cannot assure its shareholders that any of these risks will not occur and will not have a material adverse impact on Gold Coast Bancorp’s financial condition and results of operations on a stand-alone basis.

The Federal Income Tax Consequences of the Holding Company Merger for Gold Coast Bancorp Shareholders Will Be Dependent Upon the Merger Consideration Received.

The federal income tax consequences of the holding company merger to you will depend upon the merger consideration you receive. In general, if you exchange your shares of Gold Coast Bancorp common stock solely for cash, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive and your adjusted tax basis in your Gold Coast Bancorp common stock. If you receive solely Investors Bancorp common stock in exchange for your Gold Coast Bancorp common stock, you generally will not recognize any gain or loss for federal income tax purposes (except to the extent attributable to cash received in lieu of fractional shares of Investors Bancorp common stock). If you receive a combination of cash and Investors Bancorp common stock in the transaction, you generally will not recognize loss but will recognize gain, if any, to the extent attributable to the cash received. For a more detailed discussion of the federal income tax consequences of the transaction to you, see, “Material United States Federal Income Tax Consequences of the Holding Company Merger” on page 71.

Risks Relating to Investors Bancorp’s Business.

You should read and consider risk factors specific to Investors Bancorp’s business that will also affect the combined company after the mergers. These risks are described in the sections entitled “Risk Factors” in Investors Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Investors Bancorp’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 95 of this proxy statement/ prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

26

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations and business of both Investors Bancorp and Gold Coast Bancorp, and may include statements for the period following the completion of the mergers. You can find many of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential” or other similar words and expressions or negatives of these words. Such statements are based on current expectations and are subject to risks, uncertainties, and changes in condition, significance, value and effect. These risks include those discussed in the section entitled “Risk Factors” on page 20 and those disclosed under Item 1A in Investors Bancorp’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018 and in Investors Bancorp’s other periodic reports filed with the SEC.

The ability of Investors Bancorp and Gold Coast Bancorp to predict results or the actual effects of their respective plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:

•	difficulties in obtaining required shareholder approval for the holding company merger and regulatory approvals for the mergers;

•	an increase in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment;

•	changes in deposit flows, loan demand or real estate values;

•	changes in accounting principles, policies or guidelines;

•	legislative or regulatory changes;

•	changes in general economic conditions, either nationally or in some or all of the operating areas in which the combined company will be doing business, or conditions in securities markets or the banking industry;

•	a materially adverse change in the financial condition of Investors Bancorp or Gold Coast Bancorp;

•	uncertainty related to the transaction and contractual restrictions imposed on Gold Coast Bancorp and Investors Bancorp while the transaction is pending;

•	the level and timeliness of realization, if any, of expected cost savings from the mergers;

•	difficulties related to the consummation of the mergers and the integration of the businesses of Investors Bancorp and Gold Coast Bancorp;

•	lower than expected revenues following the mergers; and

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

27

Because such forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Gold Coast Bancorp shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference.

All subsequent written and oral forward-looking statements concerning the mergers or other matters addressed in this proxy statement/prospectus and attributable to Investors Bancorp or Gold Coast Bancorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Investors Bancorp and Gold Coast Bancorp undertake no obligation to update such forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

28

THE GOLD COAST BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS

This section contains information for Gold Coast Bancorp shareholders about the special meeting of shareholders that Gold Coast Bancorp has called to consider and approve the merger agreement.

When and Where the Gold Coast Bancorp Special Meeting Will be Held

Together with this proxy statement/prospectus, Gold Coast Bancorp is also sending you a notice of the Gold Coast Bancorp special meeting of shareholders and a form of proxy that is solicited by its Board of Directors. The special meeting of shareholders will be held on December [ ], 2019 at [____ a.m.], local time, at our corporate offices located at 2929 Expressway Drive North, Islandia, New York 11749. This proxy statement/ prospectus is first being mailed to shareholders of Gold Coast Bancorp on or about [ ], 2019.

What Will Be Voted on at the Gold Coast Bancorp Special Meeting

The purpose of the Gold Coast Bancorp special meeting of shareholders is:

•	to vote on a proposal to approve the merger agreement; and
•	to approve a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement (the “adjournment proposal”).

If a quorum is not present, or if fewer shares of Gold Coast Bancorp common stock are voted in favor of the merger agreement and the holding company merger than the number required for approval, it is expected that the special meeting will be adjourned to allow additional time for obtaining additional proxies. In that event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the merger agreement.

Voting Your Shares

The Gold Coast Bancorp Board of Directors is soliciting proxies from the Gold Coast Bancorp shareholders. This will give Gold Coast Bancorp shareholders an opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions. You may vote your shares of Gold Coast Bancorp in any one of four alternative ways:

•	by paper proxy card;
•	telephonically;
•	via the internet; or
•	in person at the Gold Coast Bancorp special meeting of shareholders.

Please read the following instructions and vote by whatever method is most convenient for you.

Paper Proxy Card. Each copy of this proxy statement/prospectus mailed to Gold Coast Bancorp record shareholders is accompanied by a proxy card with voting instructions for submission by mail. You should complete and return the proxy card accompanying this proxy statement/prospectus to ensure that your vote is counted at the Gold Coast Bancorp special meeting of shareholders, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting.

Voting by Telephone. If you wish to vote by telephone and you are a shareholder of record of Gold Coast Bancorp, use a touch-tone telephone to call toll-free [ (___) ___-____] and follow the instructions. If you vote by telephone, you must have your control number and proxy card available when you call.

29

Voting by the Internet. If you wish to vote through the Internet and you are a shareholder of record of Gold Coast Bancorp, you can access the web page at https://www.[______] and follow the on-screen instructions. If you vote through the Internet, you must have your control number and proxy card available when you access the web page.

The Gold Coast Bancorp Board of Directors urges Gold Coast Bancorp shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope or submit a proxy by telephone or Internet prior to the special meeting to ensure that your shares of Gold Coast Bancorp common stock will be represented at the special meeting.

Changing Your Vote

As a Gold Coast Bancorp shareholder, you will be able to change your vote as many times as you wish and the last vote received chronologically by any means will supersede your prior vote(s). You can revoke your proxy at any time before the vote is taken at the Gold Coast Bancorp special meeting of shareholders. If your shares are held in “street name,” your bank, broker or other nominee will vote your shares on the proposal to approve the merger agreement only if you provide instructions to your bank, broker or other nominee on how to vote. If you have not voted through your bank, broker or other nominee, you may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Gold Coast Bancorp prior to the voting of such proxy;
•	submitting a properly executed proxy bearing a later date; or
•	voting in person at the special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Gold Coast Bancorp, Inc.

2929 Expressway Drive North

Islandia, New York 11749

Attention: Catherine Califano, Corporate Secretary

If your shares are held in street name, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

All shares represented by valid proxies received by Gold Coast Bancorp through this solicitation, that are not revoked, will be voted in accordance with your instructions on the proxy card. If you do not specify on your proxy card how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement, “FOR” approval of the adjournment proposal and in the discretion of the proxy holders with respect to any other business that properly comes before the special meeting. The Board of Directors of Gold Coast Bancorp is presently unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, or at any adjournment or postponement thereof, Gold Coast Bancorp intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

30

Gold Coast Bancorp shareholders should NOT send stock certificates with their proxy cards. Gold Coast Bancorp shareholders will be sent election forms and instructions, at which time they will be requested to submit their stock certificates. Gold Coast Bancorp shareholders who do not make a timely or proper election will be mailed a transmittal form promptly following the completion of the holding company merger with instructions on how to exchange their Gold Coast Bancorp stock certificates for the merger consideration.

Solicitation of Proxies and Costs

Gold Coast Bancorp is soliciting proxies and will bear the entire cost of soliciting proxies from its shareholders.

In addition to solicitation of proxies by mail, Gold Coast Bancorp will request that banks, brokers and other nominees who are record holders of shares of Gold Coast Bancorp common stock send proxies and proxy material to the beneficial owners of Gold Coast Bancorp common stock and secure their voting instructions, if necessary. Gold Coast Bancorp will reimburse these record holders for their reasonable expenses in taking those actions.

If necessary, Gold Coast Bancorp may use several of its regular employees, who will not be specially compensated, to solicit proxies from Gold Coast Bancorp shareholders, either in person or by telephone, facsimile, letter or other means of communication.

Shareholders Entitled to Vote; Record Date

The Gold Coast Bancorp Board of Directors has fixed the close of business on [__________], 2019 as the record date for determining Gold Coast Bancorp shareholders entitled to receive notice of and to vote at the Gold Coast Bancorp special meeting of shareholders. As of the record date, 3,934,387 shares of Gold Coast Bancorp common stock were outstanding and held by approximately 134 holders of record. Each share of Gold Coast Bancorp common stock entitles to holder to one vote at the special meeting on each proposal to be considered at the special meeting.

Quorum

The presence at the special meeting, in person or by proxy, of holders representing at least a majority of the outstanding shares of Gold Coast Bancorp common stock entitled to be voted at the special meeting will constitute a quorum for the transaction of business at the special meeting. Once a share is represented for any purpose at the special meeting, it is deemed present for quorum purposes for the remainder of the special meeting or for any adjournment(s) thereof. Abstentions, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes, if any, will not be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum because it is expected that both proposals to be voted on at the special meeting will be “non-routine” matters (i.e., matters with respect to which banks, brokers or other nominees do not have discretion to vote shares of Gold Coast Bancorp common stock). An unvoted proxy submitted by a broker is sometimes referred to as a broker non-vote.

Broker Non-Votes

If you fail to instruct your bank, broker or other nominee how to vote your shares and the broker submits an unvoted proxy, the resulting “broker non-vote” will not be counted toward a quorum at the Gold Coast Bancorp special meeting of shareholders, but it will have the same effect as a vote against each of the proposals to be voted on at the special meeting. A broker non-vote occurs when a bank, broker or other nominee is not permitted to vote without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Each of the proposals currently scheduled for consideration at the special meeting are “non-routine” matters. If your bank, broker or other nominee holds your shares of Gold Coast Bancorp common stock in “street name,” such entity will vote your shares only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.

31

Required Vote; Treatment of Abstentions, Broker Non-Votes and Failure to Vote

The merger proposal: Adoption of the merger proposal requires the affirmative vote of the holders of at least a majority of the votes of the shares of Gold Coast Bancorp common stock entitled to vote at the special meeting. If you mark “ABSTAIN” on your proxy, fail to submit a proxy, fail to vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the merger proposal, it will have the same effect as a vote AGAINST the merger proposal.

Other matters: If any other matters are presented at the special meeting, including the adjournment proposal, such matters will be approved if a majority of the votes cast at the special meeting by the holders of shares of Gold Coast Bancorp common stock entitled to vote at the special meeting vote in favor of them. If you mark “ABSTAIN” on your proxy, fail to submit a proxy, fail to vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the vote with respect to the adjournment proposal.

Shares Held by Officers and Executive Officers

As of the close of business on the record date, Gold Coast Bancorp’s directors and executive officers and their affiliates had the right to vote 1,171,908 shares of Gold Coast Bancorp common stock, which represents approximately 29.8% of the issued and outstanding shares of Gold Coast Bancorp common stock entitled to vote at the special meeting.

Voting Agreements

At the time the merger agreement was signed, each director and executive officer of Gold Coast Bancorp entered into a separate voting agreement with Investors Bancorp, pursuant to which, among other things, he or she agreed to vote or cause to be voted all shares over which he or she maintains sole or shared voting power in favor of approval of the merger agreement and the transactions contemplated thereby.

Recommendation of the Board of Directors

The Board of Directors of Gold Coast Bancorp has unanimously approved the merger agreement and the transactions contemplated in the merger agreement. The Board has determined that the merger agreement and the transactions contemplated in the merger agreement are advisable and in the best interests of Gold Coast Bancorp and its shareholders and unanimously recommends that you vote “FOR” approval of the merger agreement and “FOR” approval of the adjournment proposal.

See “Proposal 1—The Proposed Mergers—Recommendation of Gold Coast Bancorp Board of Directors and Reasons for the Mergers” on page 39 for a more detailed discussion of the Gold Coast Bancorp Board of Directors’ recommendation.

Voting at the Gold Coast Bancorp Special Meeting

If you want to vote your shares of Gold Coast Bancorp common stock held in “street name” in person at the special meeting, you will have to get a written proxy in your name from the bank, broker or other nominee who holds your shares.

32

Security Ownership of Certain Beneficial Owners and Management OF GOLD COAST BANCORP

The following table sets forth, as of the record date, certain information concerning the ownership of shares of Gold Coast Bancorp common stock by (i) each person who is known by Gold Coast Bancorp to beneficially own more than 5% of the issued and outstanding shares, (ii) each of Gold Coast Bancorp’s directors and (iii) each executive officer of Gold Coast Bancorp who is not also a director and (iv) all directors and executive officers of Gold Coast Bancorp as a group.

Name	Number of Shares Beneficially Owned(1)	Percentage of Ownership(2)
Commerce Street Keefe Ventures Fund III LP(8)	215,000	5.46%
John C. Tsunis (3)	165,923	4.19%
X. Cristofer Damianos(4)	169,803	4.29%
James P. Johnis (5)	16,506	*
John R. Repetti (6)	50,465	1.27%
Parviz Farahzad (7)	148,940	3.76%
Carla J. Brooks (8)	215,000	5.46%
Thomas J. Fanning, Sr.(9)	74,043	1.87%
Barbara W. Callaghan(10)	156,220	3.94%
Yacov Shamash	5,000	*
Peter A. Ferentinos(11)	282,515	7.13%
Lew Meltzer	10,000	*
Alan Simmons	70,000	1.78%
Catherine Califano(12)	16,848	*
All directors and executive officers as a group (13 persons) (13)	1,381,263	33.33%

*	Less than one percent (1%).
(1)	Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power. Shares beneficially owned include options to purchase shares, which are currently exercisable or which will be exercisable within 60 days of the record date.
(2)	Based on 3,934,387 shares issued and outstanding as of the record date. Percentage calculations presume that the identified individuals or group exercises all of his, her or their respective stock options and that no other holders of options exercise their options.
(3)	Includes 25,358 shares with respect to which Mr. Tsunis shares voting and investment power, and options to purchase 22,765 shares.
(4)	Includes options to purchase 27,765 shares.
(5)	Includes options to purchase 10,000 shares.
(6)	Includes options to purchase 27,765 shares.
(7)	Includes 18,675 shares with respect to which Mr. Farahzad shares voting and investment power, and options to purchase 27,765 shares.
(8)	Commerce Street Keefe Ventures Fund III (the “Fund”) is the record owner of 215,000 shares. Carla J. Brooks, who is a director of Gold Coast Bancorp, is the managing director of the Fund and, as such, Ms. Brooks has voting and dispositive power over the 215,000 shares.
(9)	Includes options to purchase 27,765 shares.
(10)	Includes 1,000 shares with respect to which Ms. Callaghan shares voting and investment power, and options to purchase 27,765 shares.
(11)	Includes 2,875 shares with respect to which Mr. Ferentinos shares voting and investment power, and options to purchase 27,765 shares.
(12)	Includes options to purchase 10,000 shares.
(13)	Includes an aggregate of options to purchase 209,355 shares.
33

INFORMATION ABOUT THE COMPANIES

Investors Bancorp, Inc.

Investors Bancorp, Inc. is a Delaware corporation that owns all of the outstanding common stock of Investors Bank and, as such, is a bank holding company subject to regulation by the Board of Governors of the Federal Reserve.

At June 30, 2019, Investors Bancorp and its consolidated subsidiaries had total assets of $27.064 billion, total loans of $22.001 billion, total deposits of $17.644 billion, and total stockholders’ equity of $2.927 billion. Investors Bancorp’s mailing address is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078, and Investors Bancorp’s telephone number is (973) 924-5100.

Available Information. Investors Bancorp is a public company, and files interim, quarterly and annual reports with the SEC. Investors Bancorp common stock is listed on the NASDAQ Global Select Market under the symbol “ISBC.” Additional information about Investors Bancorp is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

Investors Bank

Investors Bank is a New Jersey-chartered savings bank headquartered in Short Hills, New Jersey. Originally founded in 1924 as a New Jersey-chartered mutual savings and loan association, it has grown through acquisitions and internal growth, including de novo branching. In 1992, the charter was converted to a mutual savings bank and in 1997 the charter was converted to a New Jersey-chartered stock savings bank. Recently, Investors Bank submitted an application to the New Jersey Department of Banking and Insurance for approval to convert from a New Jersey-chartered stock savings bank to a New Jersey-chartered commercial bank under the applicable provisions of the New Jersey Banking Act of 1948. The disposition of this pending Investors Bank conversion application has no impact on the pending mergers with Gold Coast Bancorp and Gold Coast Bank.

Investors Bank is in the business of attracting deposits from the public through its current 147 branch offices located throughout New Jersey, the suburbs of Philadelphia and the boroughs of New York City as well as Nassau and Suffolk Counties on Long Island and borrowing funds in the wholesale markets to originate loans and to invest in securities.

Gold Coast Bancorp, Inc.

Gold Coast Bancorp, Inc. is a New York corporation that owns all of the outstanding common stock of Gold Coast Bank and, as such, is a bank holding company subject to regulation by the Board of Governors of the Federal Reserve. At June 30, 2019, Gold Coast Bancorp and its consolidated subsidiary had total assets of $572,323,000, total loans of $467,430,000, total deposits of $486,804,000 and total stockholders’ equity of $46,191,000. Gold Coast Bancorp’s principal executive offices are located at 2929 Expressway Drive North, Islandia, New York 11749. Gold Coast Bancorp’s telephone number is (631) 233-8600. Gold Coast Bancorp common stock is quoted on the OTC Pink marketplace operated by OTC Markets Group Inc. under the symbol “GLDT.”

Gold Coast Bancorp, Inc. does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934 and is not subject to the reporting requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934. Accordingly, it does not file documents or reports with the SEC.

Gold Coast Bank

Gold Coast Bank is a commercial bank that was formed under the laws of the State of New York on February 28, 2008. Gold Coast Bank operates from its main office and branch office at 2929 Expressway Drive North, Islandia, New York 11749, and its current six additional branches located in Nassau and Suffolk Counties and Brooklyn, New York. Gold Coast Bank is known as “Long Island’s Community Bank” stemming from its strong, long-term relationships cultivated among its large and diverse customer base.

34

PROPOSAL 1 – THE PROPOSED MERGERS

The description of the mergers and the merger agreement contained in this proxy statement/prospectus sets forth the material terms of the merger agreement; however, it does not purport to be complete. The following summary is qualified in its entirety by reference to the merger agreement, which is incorporated herein by reference. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. We urge you to read the full text of the merger agreement carefully.

General

The merger agreement provides that Gold Coast Bancorp will merge with and into Investors Bancorp, with Investors Bancorp as the surviving corporation in the merger. Immediately after the merger of the bank holding companies, Gold Coast Bank will merge with and into Investors Bank, with Investors Bank as the surviving bank in the merger. Upon completion of the holding company merger, outstanding shares of Gold Coast Bancorp common stock will be converted into the right to receive shares of Investors Bancorp common stock, cash or a combination of cash and stock. Cash will be paid in lieu of any fractional share of Investors Bancorp common stock. See “Merger Consideration; Cash or Stock Election” below. As a result of the holding company merger, the separate corporate existence of Gold Coast Bancorp will cease and Investors Bancorp will succeed to all of the rights and be responsible for all of the obligations of Gold Coast Bancorp. As a result of the bank merger, the separate existence of Gold Coast Bank will cease and Investors Bank will succeed to all of the rights and be responsible for all of the obligations of Gold Coast Bank.

Background of the Mergers

The Board of Directors of Gold Coast Bancorp has, on an annual basis, held a strategic planning retreat at which it has considered the future course for the company. As a result of prior strategic planning retreats, the Board had determined that in order to withstand the pressures of the current market environment and provide both liquidity and a reasonable return to its shareholders, Gold Coast Bancorp would need to either grow substantially, organically or through acquisitions, or consider a strategic transaction with a larger company. This lead to the establishment of Gold Coast Bank’s Brooklyn, New York, branch as an entry into the New York City market. In addition, Gold Coast Bancorp’s management looked at several potential acquisition opportunities, none of which were undertaken.

At the Gold Coast Bancorp Board of Directors strategic planning retreat in September 2018, representatives of Keefe, Bruyette & Woods, Inc. (“KBW”) participated with the Gold Coast Board in a discussion of Gold Coast’s strategic alternatives. The Board noted that if Gold Coast were to grow organically, it would likely need to raise capital. The Board noted that Gold Coast’s current financial metrics were below its peers, which could make raising capital at an attractive price difficult. The Board also discussed some of the issues facing community sized banks, such as the costs of regulatory compliance, the competition for reasonably priced deposits and the need to invest in technology. The Gold Coast Board discussed with the representatives of KBW potential acquisition and merger of equals candidates, but noted the difficulty of successfully negotiating these types of transactions, especially due to the lack of liquidity in Gold Coast Bancorp’s stock. The Board also discussed with the representatives of KBW a potential merger or sale of Gold Coast Bancorp and possible in-market buyers. As a result of the September 2018 strategic planning retreat, management was asked to update the company’s strategic plan and to seek to find ways to reduce the company’s expense base.

At the December 2018 Gold Coast Bancorp Board meeting, the Board reviewed and discussed the proposed revised strategic plan. The Board determined that the Executive Committee of the Board should being interviewing potential financial advisers to work with the Board to help determine its strategic direction.

35

In late January and early February, 2019, the Executive Committee met with and interviewed KBW and two other investment banking firms specializing in financial institutions. At the March 2019 meeting of the Gold Coast Bancorp Board of Directors, the Executive Committee updated the Board members on the committee’s interviews with potential financial advisors, and recommended that the Board approve the engagement of KBW as Gold Coast Bancorp’s financial advisor. Representatives of KBW joined the meeting to review current economic, trading and M&A market conditions with the Board, and to answer questions from the Board members. The Board then voted to retain KBW to serve as Gold Coast Bancorp’s financial advisor and, thereafter, Gold Coast Bancorp retained KBW.

During late April and early May, 2019, Gold Coast Bancorp posted preliminary diligence material to an on-line data site for review by potentially interested parties. During late April 2019, in accordance with the directives of Gold Coast Bancorp, KBW reached out to fourteen (14) institutions considered potentially interested in a strategic transaction with Gold Coast Bancorp (including Investors Bancorp) to solicit their interest in a possible transaction and request that they execute a non-disclosure agreement to obtain access to the on-line data site. Ten (10) institutions executed non-disclosure agreements and received access to the on-line data site. Preliminary pricing indications were due on May 29, 2019.

KBW received pricing indication letters from eight (8) institutions, including Investors Bancorp. The pricing indicated ranged from a low of $12.50 to a high of $16.00. Investors Bancorp’s initial pricing indication valued Gold Coast Bancorp at $15.25 per share, with all shareholders receiving cash. At the direction of Gold Coast Bancorp management, representatives of KBW contacted Investors Bancorp to request that it consider adding a stock component to the consideration. Investors Bancorp agreed to revise its initial pricing indication to $15.75 per share and to provide a 50-50 mix of cash and Investors Bancorp common stock.

The Gold Coast Bancorp Board of Directors met on June 5, 2019 to review the pricing indications received. Representatives of KBW and Windels Marx Lane & Mittendorf, LLP, Gold Coast’s legal counsel (“WMLM”), also attended the meeting. The representatives of KBW reviewed with the Gold Coast Bancorp Board the terms of the pricing indications received. The representatives of KBW also provided an overview of each of the bidders, and compared the implied transaction multiples against those from selected publicly announced transactions involving sellers based in the Northeast and Mid-Atlantic regions. After further discussion, the Board directed the representatives of KBW to (i) invite the institution with the highest indicated pricing (“Institution A”) to undertake a detailed, on-site diligence review of Gold Coast Bancorp, so that Institution A could then update and finalize its indicated pricing and (ii) contact the two institutions with the next highest indicated pricing (Investors Bancorp and “Institution B”) to determine whether they could match the $16.00 per share pricing indicated by Institution A and, if they could, to invite each of those institutions to undertake a detailed, on-site diligence review of Gold Coast Bancorp, so that each of them could then update and finalize their indicated pricing.

After being contacted by representatives of KBW, Investors Bancorp indicated that it could pay $16.00 per share for Gold Coast Bancorp, and Investors Bancorp was invited to undertake a detailed, on-site diligence review of Gold Coast Bancorp. Institution B was also contacted by representatives of KBW. While the financial adviser of Institution B indicated that Institution B could pay $16.00 per share for Gold Coast Bancorp, Institution B declined to confirm that ability in writing. Institution B was therefore not invited by Gold Coast Bancorp to perform on-site diligence of Gold Coast Bancorp.

During the middle of June 2019, both Institution A and Investors Bancorp undertook detailed due diligence reviews of Gold Coast Bancorp, reviewing loan files and interviewing management, among other things. In addition, to accelerate the process, WMLM prepared a draft of a definitive merger agreement, which was provided to both Investors Bancorp and Institution A for review and comment. Updated pricing indications, and comments on the draft definitive merger agreement were due on June 24, 2019. Both Investors Bancorp and Institution A provided updated pricing indication letters on June 24, 2019. Investors Bancorp maintained its pricing indication at $15.75 per share of Gold Coast Bancorp common stock, to be paid in an equal mix of cash and Investors Bancorp common stock. Investors Bancorp also provided comments on the draft definitive merger agreement provided by WMLM. Institution A reduced its pricing indication to $15.00 per share of Gold Coast Bancorp common stock, with a 75-25% mix of stock and cash as consideration, and declined to provide comments on the draft definitive agreement provided by WMLM, instead providing its own draft definitive merger agreement. Representatives of Institution A indicated to representatives of KBW and to management of Gold Coast Bancorp that the pricing reduction was not related to anything arising from Institution A’s diligence review of Gold Coast Bancorp, but rather arose from the view of the board of directors of Institution A that its stock was undervalued.

36

On June 26, 2019, the Gold Coast Bancorp Board of Directors met to review the final pricing indications and determine how to proceed. Representatives of KBW and WMLM also attended the meeting. The representatives of KBW reviewed with the Gold Coast Bancorp Board the updated pricing indication letters, including the basis for the reduction by Institution A. The representatives of KBW also reviewed with the Board the financial metrics indicated by each of the pricing indications, as well as the financial metrics reported from a group of selected transactions. The representative of WMLM reviewed with the Gold Coast Bancorp Board members the comments from Investors Bancorp on the draft definitive merger agreement provided. After further discussion, the Gold Coast Bancorp Board determined to move forward with Investors Bancorp to negotiate a definitive merger agreement for review and approval by the Gold Coast Bancorp Board.

Between June 28 and mid-July 2019, WMLM and McCarter & English, LLP, legal counsel for Investors Bancorp (“M&E”), negotiated the definitive merger agreement and various other transaction documents and exchanged various drafts.

On July 5, 2019, a representative of KBW contacted management of Gold Coast Bancorp to disclose that KBW was currently engaged by Investors Bancorp to render investment banking services on matters other than the negotiations with Gold Coast Bancorp. Management of Gold Coast Bancorp discussed the issue with representatives of WMLM, and concluded that all of the parties needed to discuss the issue in more detail.

On July 8, 2019, representatives of Gold Coast Bancorp, KBW and WMLM met with representatives of Investors Bancorp and its financial adviser, Lazard, to undertake a diligence review, including management interviews, of Investors Bancorp. In addition, management of Gold Coast Bancorp discussed with management of Investors Bancorp its engagement of KBW, as disclosed by KBW to Gold Coast Bancorp on July 5th. Management of Investors Bancorp confirmed that KBW was currently engaged by Investors Bancorp to render investment banking services on matters other than the negotiations with Gold Coast Bancorp. After conferring with counsel, management of Gold Coast Bancorp informed management of Investors Bancorp that management of Gold Coast Bancorp would recommend to the Gold Coast Bancorp Board that it retain an independent investment banking firm to review the proposed transaction and render a fairness opinion to the Gold Coast Bancorp Board, and that this would result in a delay of the Gold Coast Bancorp Board’s consideration of and action on the proposed merger agreement and merger.

On July 9, 2019, the Executive Committee of the Gold Coast Bancorp Board of Directors met to review the issues concerning KBW’s engagement by Investors Bancorp, and conferred with representatives of Boenning & Scattergood, Inc. (“Boenning”), an investment banking firm specializing in financial institutions and which did not represent Investors Bancorp or any of the other parties which had earlier submitted pricing indications to Gold Coast Bancorp. The Executive Committee determined to retain Boenning to review the proposed transaction with Investors Bancorp from a financial point of view and render a fairness opinion to the Gold Coast Bancorp Board, assuming that Boenning determined that the proposed transaction was fair to the shareholders of Gold Coast Bancorp from a financial point of view. Boenning’s compensation was not contingent upon Boenning rendering an opinion that the transaction was fair – under their engagement agreement, Boenning’s compensation was earned upon their rendering their opinion, regardless of the outcome of the opinion.

37

In light of the delay in presenting the definitive merger agreement and the merger to the Gold Coast Bancorp Board for review and consideration, Investors Bancorp requested (i) that Gold Coast Bancorp enter into an exclusivity agreement, providing that Gold Coast Bancorp would cease negotiations with any third parties, not solicit any third party for an acquisition proposal (as defined in the exclusivity agreement) and not provide any information to any third party related to an acquisition proposal, for a period ending on August 15, 2019, and (ii) that the parties set the exchange ratio for the exchange of Gold Coast Bancorp common stock into Investors Bancorp common stock based on current stock prices.

On July 11, 2019, the Gold Coast Bancorp Board met to review the current status of the negotiations with Investors Bancorp. A representative of WMLM also attended the meeting. Management and counsel reviewed with the Gold Coast Bancorp Board the issues concerning KBW’s engagement by Investors Bancorp, and the Executive Committee’s decision to retain Boenning. Counsel reviewed with the Gold Coast Bancorp Board the draft exclusivity agreement provided by Investors Bancorp’s counsel, and the Gold Coast Bancorp Board approved the exclusivity agreement, subject to final negotiations on the manner of determining the exchange ratio for converting the Gold Coast Bancorp common stock into Investors Bancorp common stock. Finally, counsel reviewed with the Gold Coast Bancorp Board the terms of the current drafts of the merger agreement and other transaction documents.

Between July 11 and July 19, 2019, M&E and Investors Bancorp and WMLM and Gold Coast Bancorp negotiated the final form of the exclusivity agreement, which was executed on July 19, 2019, and the other transactional documents.

On July 23, 2019, the Board of Directors of Investors Bancorp met to review and consider the merger agreement and the other transaction documents. The Investors Bancorp Board received reports from members of management regarding the due diligence performed by Investors Bancorp’s management team and the material terms of the merger agreement and the other transaction documents. The Investors Bancorp Board then discussed the proposed transaction and unanimously approved the mergers and the merger agreement.

On July 24, 2019, the Gold Coast Bancorp Board met to review and consider the terms of the proposed mergers with Investors Bancorp, the merger agreement and the other transactional documents. Representatives of WMLM and Boenning also attended the meeting. Representatives of KBW did not participate in the meeting. Counsel reviewed with the Gold Coast Bancorp Board its fiduciary duty to its shareholders, and reviewed the final terms of the proposed mergers, the merger agreement and the other related documents. The representative of Boenning provided Boenning’s financial analysis of the proposed transaction, and orally rendered Boenning’s opinion that the terms of the holding company merger were fair to the shareholders of Gold Coast Bancorp from a financial point of view. Boenning then subsequently provided its written opinion to the same effect. The Gold Coast Board unanimously approved the mergers and the merger agreement.

The merger agreement was signed by the parties on July 24, 2019. At the same time, as required by Investors Bancorp under the merger agreement, the members of the Gold Coast Bancorp Board of Directors and executive officers of Gold Coast Bancorp, beneficially owning approximately 33% of the outstanding shares of Gold Coast Bancorp common stock, executed voting agreements in which they agreed to vote in favor of the merger and against any competing proposal, subject to their fiduciary obligations as described in the merger agreement.

Investors Bancorp and Gold Coast Bancorp jointly announced the proposed transaction on the evening of July 24, 2019, after the close of the trading markets.

38

Recommendation of Gold Coast Bancorp’s Board of Directors and Reasons for the Mergers

The Gold Coast Bancorp Board consulted with members of Gold Coast Bancorp’s management and with Boenning in determining that the merger transaction and the merger agreement were fair to and advisable for Gold Coast Bancorp and its shareholders, in authorizing and approving the mergers, in adopting the merger agreement and in recommending that Gold Coast Bancorp shareholders approve the merger agreement. The Gold Coast Bancorp Board also based its conclusions and recommendation on the following factors:

•	the understanding of the strategic options available to Gold Coast Bancorp and the Gold Coast Bancorp Board’s assessment of those options, including the economic environment for smaller community banks, and the determination that none of those options were more likely to create greater present value for Gold Coast Bancorp’s shareholders than the value to be paid by Investors Bancorp;
•	Investors Bancorp’s strong capital base;
•	the ability to become part of a larger institution with a higher lending limit and the infrastructure for growth in small and middle-market lending, helping to further service Gold Coast Bancorp’s customer base;
•	the increased customer convenience of the expanded branch network of Investors Bancorp;
•	the enhanced liquidity of Investors Bancorp common stock and the dividends paid on the Investors Bancorp common stock, for those shareholders of Gold Coast Bancorp who receive Investors Bancorp common stock as part of the merger consideration;
•	the significant cash component of the merger consideration, allowing those Gold Coast Bancorp shareholders needing liquidity to receive cash;
•	the terms of the merger agreement;
•	the financial condition, results of operations, prospects and stock performance of the two corporations;
•	the ability of Investors Bancorp to execute a merger transaction from a financial and regulatory perspective and its ability to successfully integrate Gold Coast Bancorp into its existing franchise;
•	the opinion of Boenning, based upon various analysis described below, including a review of comparable transactions, that the consideration to be received by the Gold Coast Bancorp shareholders is fair to the shareholders of Gold Coast Bancorp from a financial point of view; and
•	the Gold Coast Bancorp Board’s view, based on, among other things, the opinion of Boenning, that the merger consideration is fair to the shareholders of Gold Coast from a financial point of view.

All business combinations, including the merger with Investors Bancorp, include certain risks and disadvantages. The material potential risks and disadvantages to Gold Coast Bancorp’s shareholders identified by the Gold Coast Bancorp Board of Directors and management include the following material matters, the order of which does not necessarily reflect their relative significance:

•	the risks of attaining the type of revenue enhancements and cost savings necessary to cause the trading markets to consider the transaction a success;
•	the risk that the termination fee provided for in the merger agreement and certain other provisions of the merger agreement might discourage third parties from seeking to acquire Gold Coast Bancorp; and
•	the risk of potential employee attrition and other possible adverse effects on the business of Gold Coast Bancorp and its customer relationships as a result of the mergers.

39

This discussion of the information and factors considered by the Gold Coast Bancorp Board of Directors in reaching its conclusions and recommendation includes the factors and risks identified above, but is not intended to be exhaustive and may not include all of the factors considered by the Gold Coast Bancorp Board of Directors. Given the multitude of factors and risks considered in connection with its evaluation of the merger agreement and the mergers and other transactions contemplated by the merger agreement, and the complexity of these matters, the Gold Coast Bancorp Board of Directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to such factors, risks and information. Rather, the Gold Coast Bancorp Board of Directors views its decisions as based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Gold Coast Bancorp Board may have assigned different weights to different factors.

Certain of Gold Coast Bancorp’s directors and executive officers have financial interests in the holding company merger that are different from, or in addition to, those of Gold Coast Bancorp’s shareholders in general. The Gold Coast Bancorp Board was aware of and considered these interests, among other matters, in evaluating the merger agreement and in making its recommendation to Gold Coast shareholders. For a discussion of these interests, see “—Gold Coast Bancorp’s Directors and Executive Officers Have Interests in the Holding Company Merger.”

This summary of the reasoning of the Board of Directors of Gold Coast Bancorp and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Gold Coast Bancorp’s Board of Directors believes that the terms of the transaction are in the best interests of Gold Coast Bancorp and its shareholders and has unanimously approved the merger agreement. Accordingly, Gold Coast Bancorp’s Board of Directors unanimously recommends that Gold Coast Bancorp’s shareholders vote “FOR” approval and adoption of the merger agreement.

Investors Bancorp, Inc. Board of Directors’ Reasons for the Mergers

In reaching its decision to approve the merger agreement and the other transactions contemplated by the merger agreement, the Investors Bancorp Board of Directors evaluated the merger agreement and the transactions in consultation with Investors Bancorp’s management, as well as Investors Bancorp’s legal counsel and financial advisor, and considered a number of factors in favor of the transaction, including the following material factors, which are not presented in order of priority:

•	each of Investors Bancorp’s, Gold Coast Bancorp’s and the combined company's business, operations, financial condition, asset quality, earnings and prospects;

•	the transaction provides Investors Bancorp with an opportunity to expand its presence in the demographically attractive Long Island and Brooklyn, New York markets;

•	the synergies potentially available in the proposed transaction which create the opportunity for Investors Bancorp to have superior future earnings and prospects compared to Investors Bancorp's earnings and prospects on a stand-alone basis;
•	its review and discussions with Investors Bancorp’s management and its legal and financial advisors concerning the due diligence review of Gold Coast Bancorp;
40

•	the expectation of Investors Bancorp management that Investors Bancorp and Investors Bank will maintain their strong capital ratios upon completion of the transaction;

•	the potential risks associated with achieving anticipated cost synergies and successfully integrating Gold Coast Bancorp's business, operations and workforce with those of Investors Bancorp;

•	Investors Bancorp's past record of integrating acquisitions and of realizing projected financial goals and benefits of acquisitions;

•	its review with its legal advisor, McCarter & English, LLP, of the merger agreement and other agreements, including the expected tax treatment, deal protection and termination fee provisions of the merger agreement;

•	the potential risk of diverting management attention and resources from the operation of Investors Bancorp's business and towards the completion of the mergers and the integration of Gold Coast Bancorp and Gold Coast Bank; and

•	the possibility of litigation challenging the mergers, and Investors Bancorp’s belief that any such litigation would be without merit.

The foregoing discussion of the information and factors considered by the Investors Bancorp Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Investors Bancorp Board. In reaching its decision to approve the merger agreement, the mergers and the other transactions contemplated by the merger agreement, the Investors Bancorp Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Investors Bancorp Board considered all these factors as a whole, including discussions with, and questioning of, Investors Bancorp’s senior management and Investors Bancorp’s advisors, and overall considered the factors to be favorable to, and to support its determination to approve entering into the merger agreement.

This explanation of Investors Bancorp’s reasons for entering into the merger agreement and other information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Investors Bancorp’s Board of Directors realized that there can be no assurance about future results, including results expected or considered in the factors listed above, such as assumptions regarding enhanced business prospects, anticipated cost savings and earnings accretion/dilution. The Investors Bancorp Board concluded, however, that the potential positive factors outweighed the potential risks of completing the transaction.

Opinion of Boenning & Scattergood, Inc.

Gold Coast Bancorp engaged Boenning to render an opinion to the Gold Coast Bancorp Board of Directors as to the fairness, from a financial point of view, to the shareholders of Gold Coast Bancorp of the merger consideration in the holding company merger. Boenning was not engaged to, and did not, solicit any indications of interest from any parties with respect to a sale of all or any part of Gold Coast Bancorp or any alternative transaction. Gold Coast Bancorp selected Boenning because Boenning is a nationally recognized investment banking firm with substantial experience in transactions similar to the mergers contemplated by the merger agreement. As part of its investment banking business, Boenning is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

41

As part of its engagement, representatives of Boenning attended the meeting of the Gold Coast Bancorp Board of Directors held on July 24, 2019 at which the Board evaluated the proposed mergers. At this meeting, Boenning reviewed the financial aspects of the proposed holding company merger and rendered an oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Boenning as set forth in such opinion, the merger consideration in the holding company merger was fair, from a financial point of view, to the holders of Gold Coast Bancorp common stock. The Gold Coast Bancorp Board of Directors unanimously adopted the merger agreement at this meeting.

The following description of the Boenning fairness opinion is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Boenning in preparing the opinion.

Boenning’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Gold Coast Bancorp Board of Directors (in its capacity as such) in connection with its consideration of the financial terms of the holding company merger. The opinion addressed only the fairness to the common shareholders of Gold Coast Bancorp, from a financial point of view, of the merger consideration to be received by the shareholders in the holding company merger. It did not address the underlying business decision of Gold Coast Bancorp to engage in the mergers or enter into the merger agreement or constitute a recommendation to the Gold Coast Bancorp Board of Directors in connection with the mergers, and it does not constitute a recommendation to any holder of Gold Coast Bancorp common stock or any stockholder of any other entity as to how to vote in connection with the holding company merger or any other matter, nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting or other agreement with respect to the holding company merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

Boenning’s opinion was reviewed and approved by Boenning’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority, Inc.

In connection with rendering the opinion described above, Boenning reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Gold Coast Bancorp and Investors Bancorp and bearing upon the holding company merger, including, among other things:

•	the historical financial performances, current financial positions and general prospects of Gold Coast Bancorp and Investors Bancorp and certain internal financial analyses and forecasts prepared by the management of Gold Coast Bancorp and Investors Bancorp;
•	a draft of the merger agreement, dated July 23, 2019 (the most recent draft then made available to Boenning);
•	the stock market performance and trading history of Gold Coast Bancorp and Investors Bancorp;
•	the consolidated financial and operating data of Gold Coast Bancorp and Investors Bancorp;
•	the pro forma financial impact of the proposed holding company merger on Gold Coast Bancorp, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined and provided by senior management of Gold Coast Bancorp and Investors Bancorp, and relied upon by us at the direction of such management and with the consent of Gold Coast Bancorp;
42

•	the nature and financial terms of the proposed holding company merger as compared with the nature and financial terms of certain other merger transactions and business combinations in the banking industry; and
•	in person discussion with members of Gold Coast Bancorp and a phone discussion with Investors Bancorp senior management with respect to their respective operations, historical financial statements and future prospects.

Boenning also performed such other financial analyses, studies and investigations as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally.

In conducting its review and arriving at its opinion, Boenning relied upon and assumed the accuracy and completeness of all of the financial and other information and representations made or given by Gold Coast Bancorp and Investors Bancorp, and their respective officers, directors, auditors, counsel and other agents, and on publicly available filings, releases and other information issued by Gold Coast Bancorp and Investors Bancorp, including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. Boenning relied upon the pro forma financial impact of the merger on Gold Coast Bancorp, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined and provided by senior management of Gold Coast Bancorp and Investors Bancorp. Boenning assumed, at the direction of Gold Coast Bancorp, that all forecasts and projections provided to Boenning have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of Gold Coast Bancorp and Investors Bancorp as to their most likely future financial performance.

It is understood that the portion of the foregoing financial information of Gold Coast Bancorp and Investors Bancorp that was provided to Boenning was not prepared with the expectation of public disclosure, that all of the foregoing financial information was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in all of such information. Boenning assumed, based on discussions with the management of Gold Coast Bancorp, and with the consent of the Gold Coast Bancorp Board of Directors, that all such information was reasonably prepared and reflect the best currently available estimates and judgment of the management of Gold Coast Bancorp and Investors Bancorp as to their most likely future performance. Boenning relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

Boenning is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and Boenning assumed, without independent verification, that the allowances for loan losses indicated on the balance sheets of Gold Coast Bancorp and Investors Bancorp are adequate to cover such losses. In rendering its opinion, Boenning did not review any individual loans or credit files.

Boenning assumed, in all respects material to its analyses:

•	that all of the representations and warranties of all parties contained in the merger agreement and all related agreements and documents were true and correct, that each party to the merger agreement and all related agreements and documents would perform all of the covenants required to be performed by such party under such agreements and documents, and that the conditions precedent in the merger agreement and all related agreements and documents would not be waived;
43

•	that the merger agreement (the final terms of which we have assumed would not differ in any respect material to Boenning’s analyses from the draft version reviewed by it and referred to above) represented the entire agreement between the parties, that it would not be modified or amended, and that its terms would not be superseded or supplemented by other agreements or documents, with no adjustments to the merger consideration and with no other consideration or payments in respect of Gold Coast Bancorp common stock;
•	that in the course of obtaining the necessary regulatory approvals for the consummation of the mergers, no conditions would be imposed that would materially affect either Gold Coast Bancorp or Investors Bancorp, the combined entity or the contemplated benefits of the mergers, including the cost savings and related expenses expected to result from the mergers; and
•	that the holding company merger would be treated as a tax-free reorganization for federal income tax purposes.

Boenning assumed that the holding company merger would be consummated in a manner that complied with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. Boenning was further advised by representatives of Gold Coast Bancorp that Gold Coast Bancorp relied upon advice from certain of its advisors (other than Boenning) or other appropriate sources as to all legal, tax, regulatory and accounting matters. Boenning did not provide advice with respect to any such matters.

Boenning’s opinion addressed only the fairness to the common shareholders of Gold Coast Bancorp, from a financial point of view, as of the date of such opinion, of the merger consideration to be received by the shareholders in the holding company merger. Boenning’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to Boenning through such date and, accordingly, it speaks to no other period. Boenning did not and does not have an obligation to update, revise or reaffirm its opinion. Boenning’s opinion did not address, and Boenning expressed no view or opinion with respect to:

•	the relative merits of the mergers and the other business strategies that Gold Coast Bancorp’s Board of Directors considered or may have considered;
•	the underlying business decision of Gold Coast Bancorp’s Board of Directors to proceed with the mergers;
•	the prices at which Gold Coast Bancorp’s securities or Investors Bancorp’s securities may trade at any time; or
•	any advice or a recommendation provided by any other advisor to Gold Coast Bancorp.

In performing its analyses, Boenning made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Boenning, Gold Coast Bancorp and Investors Bancorp. Any estimates contained in the analyses performed by Boenning are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Boenning opinion was among several factors taken into consideration by the Gold Coast Bancorp Board of Directors in making its determination to approve the merger agreement and the mergers. Consequently, the analyses described below should not be viewed as determinative of the decision of the Gold Coast Bancorp Board of Directors with respect to the fairness of the merger consideration in the holding company merger. The type and amount of consideration payable in the holding company merger were determined through negotiation between Gold Coast Bancorp and Investors Bancorp, and the decision to enter into the merger agreement was solely that of the Gold Coast Bancorp Board of Directors.

44

The following is a summary of the material financial analyses presented by Boenning to the Gold Coast Bancorp Board of Directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Boenning to the Gold Coast Bancorp Board of Directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Boenning did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Boenning believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, Boenning utilized an implied transaction value for the proposed holding company merger of $15.75 per outstanding share of Gold Coast Bancorp common stock, or a fixed exchange ratio of 1.422 shares of Investors Bancorp common stock. Boenning also utilized an implied aggregate transaction value for the proposed holding company merger of $63.5 million based on (i) the implied price of $15.82 per share to Gold Coast Bancorp common stockholders (based on 50% of Gold Coast Bancorp shares being converted into $15.75 in cash and 50% converted into 1.422 shares of ISBC common stock), (ii) the “in the money” value of Gold Coast Bancorp’s outstanding stock options based on the difference between their weighted average strike price of $10.13 and $15.75 (the negotiated price to Gold Coast Bancorp common stockholders), (iii) 3,934,387 shares of Gold Coast Bancorp common stock outstanding, and (iv) 231,355 Gold Coast Bancorp stock options outstanding. The aggregate value of the implied price to Gold Coast Bancorp common stockholders was $62.2 million while the implied price to Gold Coast Bancorp stock option holders was $1.3 million.

In addition to the financial analyses described below, Boenning reviewed with the Gold Coast Bancorp Board of Directors for informational purposes, among other things, the following implied transaction multiples based on the implied transaction value for the proposed merger of $15.82 per outstanding share of Gold Coast Bancorp common stock:

•	141.2% of Gold Coast Bancorp’s book value
•	141.2% of Gold Coast Bancorp’s tangible book value
•	27.3x Gold Coast Bancorp’s LTM March 31, 2019 net income
•	5.2% core deposit premium defined as the premium paid to tangible book value divided by Gold Coast Bancorp’s core deposits
•	21.7% premium to Gold Coast Bancorp’s July 23, 2019 closing price of $13.00.

45

Gold Coast Bancorp, Inc. Selected Companies Analysis. Using publicly available information, Boenning compared the financial performance, financial condition and market performance of Gold Coast Bancorp to 14 major exchange-traded banks and bank holding companies with total assets between $300 million and $1.0 billion with a median of ~ $475 million, and excluding companies that were at the time of the opinion in the process of being acquired, which we refer to as the “GLDT selected companies.” The GLDT selected companies are headquartered in the Mid-Atlantic region.

The GLDT selected companies were as follows:

Pathfinder Bancorp, Inc.	Community Heritage Financial, Inc.
Bancorp of New Jersey, Inc.	Mauch Chunk Trust Financial Corp.
Kish Bancorp, Inc.	IBW Financial Corporation
Elmira Savings Bank	Glen Burnie Bancorp
Northumberland Bancorp	Mars Bancorp, Inc.
Glenville Bank Holding Company, Inc.	FSB Bancorp, Inc.
National Capital Bank of Washington	First Resource Bank

To perform this analysis, Boenning used profitability data and other financial information as of, or for the most recent available completed fiscal quarter, or MRQ, ended, March 31, 2019 or latest 12 months, or LTM, and market price information as of July 23, 2019. Certain financial data prepared by Boenning, as referenced in the tables presented below, may not correspond to the data presented in Gold Coast Bancorp’s historical financial statements, as a result of the different periods, assumptions and methods used by Boenning to compute the financial data presented.

Boenning’s analysis showed the following concerning the financial condition and performance of Gold Coast Bancorp (or “GLDT”) and the GLDT selected companies for the MRQ:

		GLDT Selected Companies
	GLDT	Low	Average	Median	High
Tangible Common Equity / Tangible Assets (%)	8.0	6.3	8.6	8.8	10.0
Non-Performing Assets (NPAs) / Assets (%)	0.00	0.02	0.72	0.59	2.48
LTM Core Return on Average Assets (%) (1)	0.42	0.02	0.51	0.59	0.74
LTM Core Return on Average Equity (%) (1)	5.21	0.22	5.77	6.12	10.70
LTM Efficiency Ratio (%)	76.3	68.6	80.2	79.3	96.2

(1)	Core income excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles.

In addition, Boenning’s analysis showed the following concerning the market performance of Gold Coast Bancorp and the GLDT selected companies:

		GLDT Selected Companies
	GLDT	Low	Average	Median	High
Dividend Yield (%)	0.00	0.00	1.94	1.88	6.13
Stock Price / Tangible Book Value per Share (x)	113.6	45.7	98.8	102.4	136.2
Stock Price / LTM Core EPS (x)	22.4	7.7	16.3	16.3	24.8

None of the GLDT selected companies used as a comparison in the above analyses is identical to Gold Coast Bancorp. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

46

In addition, Boenning’s analysis compared pricing multiples for the holding company merger to the implied pricing multiples of the GLDT selected companies. To account for an equity control premium, Boenning applied a 24.9% premium to the GLDT selected companies based on the median one-day stock price premium for all bank and thrift merger transactions with target assets less than $2 billion since January 1, 2018. Investors Bancorp is “ISBC” in the tables below.

		GLDT Selected Companies
	ISBC / GLDT	10th Percentile	Median	90th Percentile
Price to Tangible Book Value (%)	141.0	82.0	128.0	169.7
Price to LTM Core Earnings (x)	27.2	15.7	20.4	30.3
Core Deposit Premium (%)	5.2	(3.7)	0.5	4.6
Price to Assets (%)	11.3	6.3	11.1	14.0
Price to Deposits (%)	13.1	7.4	13.0	18.1

None of the GLDT selected companies used as a comparison in the above GLDT selected companies’ analysis is identical to GLDT. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Select Transactions Analysis. Boenning reviewed publicly available information related to three sets of selected U.S. bank transactions:

1.	22 selected national bank and thrift transactions, which we refer to as the National group, announced since January 1, 2019, with target assets between $250 million and $1.0 billion with a median of $474 million;

2.	11 selected bank and thrift transactions where the target is headquartered in the Mid-Atlantic region, which we refer to as the Regional group, announced since January 1, 2018 with target assets between $250 million and $1.0 billion with a median of $520 million; and

3.	25 selected national bank and thrift transactions, which we refer to as the Performance group, announced since January 1, 2018 with target assets between $250 million and $1.0 billion with a median of $586 million and tangible common equity to tangible assets ratio between 5% and 10% and a return on average asset (ROAA) of less than 0.75%.

All three sets of transactions exclude investor recapitalization transactions and transactions without disclosed deal values.

47

National group

Acquirer Company	Company Acquired	Date Announced
Carolina Financial Corporation	Carolina Trust BancShares, Inc.	7/15/2019
ACNB Corporation	Frederick County Bancorp, Inc.	7/2/2019
Nicolet Bankshares, Inc.	Choice Bancorp, Inc.	6/27/2019
1st Constitution Bancorp	Shore Community Bank	6/24/2019
Columbia Financial, Inc. (MHC)	Stewardship Financial Corporation	6/7/2019
Wintrust Financial Corporation	STC Bancshares Corp.	6/5/2019
Santa Cruz County Bank	Lighthouse Bank	5/28/2019
Heritage Commerce Corp	Presidio Bank	5/16/2019
BancFirst Corporation	Pegasus Bank	4/24/2019
Glacier Bancorp, Inc.	Heritage Bancorp	4/3/2019
Midland States Bancorp, Inc.	HomeStar Financial Group, Inc.	4/2/2019
ChoiceOne Financial Services, Inc.	County Bank Corp	3/25/2019
Liberty Bank	SBT Bancorp, Inc.	3/21/2019
BancorpSouth Bank	Summit Financial Enterprises, Inc.	3/5/2019
BancorpSouth Bank	Van Alstyne Financial Corporation	3/5/2019
German American Bancorp, Inc.	Citizens First Corporation	2/21/2019
United Community Banks, Inc.	First Madison Bank & Trust	2/5/2019
Bank First Corporation	Partnership Community Bancshares, Inc.	1/23/2019
Community Bank System, Inc.	Kinderhook Bank Corp.	1/22/2019
Glacier Bancorp, Inc.	FNB Bancorp	1/16/2019
Heartland Financial USA, Inc.	Blue Valley Ban Corp.	1/16/2019
First Financial Corporation	HopFed Bancorp, Inc.	1/7/2019

Regional group

Acquirer Company	Company Acquired	Date Announced
ACNB Corporation	Frederick County Bancorp, Inc.	7/2/2019
1st Constitution Bancorp	Shore Community Bank	6/24/2019
Columbia Financial, Inc. (MHC)	Stewardship Financial Corporation	6/7/2019
Community Bank System, Inc.	Kinderhook Bank Corp.	1/22/2019
OceanFirst Financial Corp.	Capital Bank of New Jersey	10/25/2018
Orrstown Financial Services, Inc.	Hamilton Bancorp, Inc.	10/23/2018
Citizens & Northern Corporation	Monument Bancorp, Inc.	9/28/2018
Lakeland Bancorp, Inc.	Highlands Bancorp, Inc.	8/23/2018
ConnectOne Bancorp, Inc.	Greater Hudson Bank	7/12/2018
RBB Bancorp	First American International Corp.	4/23/2018
Mid Penn Bancorp, Inc.	First Priority Financial Corp.	1/16/2018
48

Performance group

Acquirer Company	Company Acquired	Date Announced
Carolina Financial Corporation	Carolina Trust BancShares, Inc.	7/15/2019
ACNB Corporation	Frederick County Bancorp, Inc.	7/2/2019
Columbia Financial, Inc. (MHC)	Stewardship Financial Corporation	6/7/2019
Liberty Bank	SBT Bancorp, Inc.	3/21/2019
Community Bank System, Inc.	Kinderhook Bank Corp.	1/22/2019
Heartland Financial USA, Inc.	Blue Valley Ban Corp.	1/16/2019
First Financial Corporation	HopFed Bancorp, Inc.	1/7/2019
Delmar Bancorp	Virginia Partners Bank	12/13/2018
Cambridge Bancorp	Optima Bank & Trust Company	12/5/2018
Orrstown Financial Services, Inc.	Hamilton Bancorp, Inc.	10/23/2018
Byline Bancorp, Inc.	Oak Park River Forest Bankshares, Inc.	10/17/2018
First Interstate BancSystem, Inc.	Idaho Independent Bank	10/11/2018
American National Bankshares Inc.	HomeTown Bankshares Corporation	10/1/2018
Citizens & Northern Corporation	Monument Bancorp, Inc.	9/28/2018
Lakeland Bancorp, Inc.	Highlands Bancorp, Inc.	8/23/2018
Banner Corporation	Skagit Bancorp, Inc.	7/25/2018
Independent Bank Corp.	MNB Bancorp	5/29/2018
German American Bancorp, Inc.	First Security, Inc.	5/22/2018
Capitol Federal Financial, Inc.	Capital City Bancshares, Inc.	4/30/2018
First Interstate BancSystem, Inc.	Northwest Bancorporation, Inc.	4/25/2018
RBB Bancorp	First American International Corp.	4/23/2018
HarborOne Bancorp, Inc. (MHC)	Coastway Bancorp, Inc.	3/14/2018
Heritage Financial Corporation	Premier Commercial Bancorp	3/8/2018
Mechanics Bank	Learner Financial Corporation	2/12/2018
Mid Penn Bancorp, Inc.	First Priority Financial Corp.	1/16/2018

For each selected transaction, Boenning derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction:

•	Price per common share to tangible book value per common share of the acquired company;

•	Price per common share to LTM core earnings (excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles);

•	Core deposit premium;

•	Price per common share to total assets per share;

•	Price per common share to total deposits per share;

•	Market premium from one day prior to announcement; and

•	Market premium from 30 days prior to announcement.

49

The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed holding company merger based on the implied transaction value for the proposed holding company merger of $63.5 million and using preliminary historical financial information for Gold Coast Bancorp as of or for the 12 months ended March 31, 2019 provided by Gold Coast Bancorp’s management.

The results of the analysis are set forth in the following tables:

National group

	ISBC / GLDT Merger	10th Percentile	Median	90th Percentile
Deal Value to Tangible Book Value (%)	141.0	148.7	172.3	216.1
Deal Value to LTM Core Earnings (x)	27.2	11.9	15.1	27.6
Core Deposit Premium (%)	5.2	6.8	9.2	17.5
Deal Value to Assets (%)	11.3	12.9	16.2	22.8
Deal Value to Deposits (%)	13.1	15.6	18.7	24.9
1 Day Market Premium (%)	21.5	11.2	39.4	68.4
30 Day Market Premium (%)	24.9	10.9	38.3	68.1

Regional group

	ISBC / GLDT Merger	10th Percentile	Median	90th Percentile
Deal Value to Tangible Book Value (%)	141.0	145.0	168.1	192.9
Deal Value to LTM Core Earnings (x)	27.2	13.3	17.3	25.2
Core Deposit Premium (%)	5.2	6.8	8.3	12.1
Deal Value to Assets (%)	11.3	11.6	14.3	15.6
Deal Value to Deposits (%)	13.1	14.4	17.5	18.1
1 Day Market Premium (%)	21.5	14.8	32.5	74.7
30 Day Market Premium (%)	24.9	10.6	38.1	70.7

Performance group

	ISBC / GLDT Merger	10th Percentile	Median	90th Percentile
Deal Value to Tangible Book Value (%)	141.0	146.5	177.5	223.4
Deal Value to LTM Core Earnings (x)	27.2	17.1	27.3	41.2
Core Deposit Premium (%)	5.2	6.5	10.0	15.2
Deal Value to Assets (%)	11.3	11.9	14.7	20.1
Deal Value to Deposits (%)	13.1	14.2	18.0	21.8
1 Day Market Premium (%)	21.5	19.0	41.1	70.5
30 Day Market Premium (%)	24.9	16.4	41.4	69.5

No company or transaction used as a comparison in the above selected transactions analysis is identical to Gold Coast Bancorp, Investors Bancorp or the proposed mergers. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

50

Pro Forma Financial Impact Analysis. Boenning performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Gold Coast Bancorp and Investors Bancorp. Using closing balance sheet estimates as of March 31, 2019 for Gold Coast Bancorp and Investors Bancorp provided by Gold Coast Bancorp management, assumed long term earnings growth rates provided by Gold Coast Bancorp management, and pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the mergers) provided by Gold Coast Bancorp management, Boenning analyzed the estimated financial impact of the mergers on certain projected financial results. This analysis indicated that the mergers could be (i) accretive to Investors Bancorp’s 2020 and 2021 estimated EPS, (ii) dilutive to Investors Bancorp’s book value per share at closing, and (iii) dilutive to Investors Bancorp’s estimated tangible book value per share at closing. Furthermore, the analysis indicated that, pro forma for the mergers, Investors Bancorp’s tangible common equity to tangible assets ratio, leverage ratio, common equity Tier 1 ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio at closing would be above “well capitalized” regulatory guidelines. For all of the above analysis, the actual results achieved by Investors Bancorp following the mergers may vary from the projected results, and the variations may be material.

Present Value Analysis. Boenning performed a present value analysis to estimate a range for the implied equity value of Gold Coast Bancorp. In this analysis, the future cash flows are derived from Gold Coast Bancorp’s financial budget and management estimates and discounted back. Cash flows include projected cash dividends (estimated to be zero) as well as an assumed value of one share at the end of year five using both earnings and tangible book value multiple. The range of discount rates for Gold Coast Bancorp was determined using the Capital Asset Pricing Model and the Build-Up Method, which take into account certain factors such as the current risk free rate, the beta of bank stocks compared to the broader market and the Ibbotson risk premiums for small, illiquid stocks and for commercial bank stocks. Boenning also considered comparable company returns on tangible common equity as a third hurdle rate. The average of the three methods was approximately 12.0%.

The ranges of values were derived by adding (i) the present value of the estimated earnings and cash dividends (estimated to be zero) that Gold Coast Bancorp could generate over the five-year period from 2019 to 2023 and (ii) the present value of Gold Coast Bancorp’s implied terminal value at the end of such period. In calculating the net present value of Gold Coast Bancorp using the earnings multiple, the range of price to earnings ratios used to determine possible future stock prices was 15.5x to 17.5x LTM earnings, with a midpoint of 16.5x. The mid-point multiple approximates median multiples in the peer group analysis. This present value analysis resulted in a range of implied values per share of Gold Coast Bancorp common stock, of $9.06 per share to $13.44 per share with a midpoint of $11.09 per share. In calculating the net present value of Gold Coast Bancorp using the tangible book value multiple, the range of price to tangible book value ratios used to determine possible future stock prices was 0.93x to 1.13x of tangible book value, with a midpoint of 1.03x. The mid-point multiple approximates median multiples in the peer group analysis. This present value analysis resulted in a range of implied values per share of Gold Coast Bancorp common stock, of $8.42 per share to $10.62 per share with a midpoint of $9.50 per share.

The present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Gold Coast Bancorp or the pro forma combined company.

51

Miscellaneous. Boenning did not act as financial advisor to Gold Coast Bancorp but only rendered an opinion as to the fairness, as of the date of Boenning’s opinion, from a financial point of view, to the common shareholders of Gold Coast Bancorp of the merger consideration to be paid in connection with the proposed holding company merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, Boenning is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Boenning has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its and their broker-dealer businesses, and further to certain existing sales and trading relationships between each of Gold Coast Bancorp and Investors Bancorp and certain Boenning affiliates, Boenning and its affiliates may from time to time purchase securities from, and sell securities to, Gold Coast Bancorp and Investors Bancorp, and as a market maker in securities, Boenning and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Gold Coast Bancorp and Investors Bancorp for its and their own accounts and for the accounts of its and their respective customers and clients. Boenning employees and employees of Boenning affiliates may also from time to time maintain individual positions in Gold Coast Bancorp common stock and/or Gold Coast Bancorp and Investors Bancorp common stock.

Pursuant to the Boenning engagement agreement, Gold Coast Bancorp agreed to pay Boenning a non-refundable cash fee equal to $175,000, $20,000 of which became payable upon retention of Boenning and $155,000 of which became payable concurrently with the rendering of Boenning’s opinion. Boenning’s fee for rendering the fairness opinion was not contingent upon Boenning reaching any particular conclusion. Gold Coast Bancorp also agreed to reimburse Boenning for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Boenning against certain liabilities relating to or arising out of Boenning’s engagement or Boenning’s role in connection therewith.

Boenning has not had any material investment banking relationship with Gold Coast Bancorp during the past two years in which compensation was received or was intended to be received as a result of the relationship between Boenning, on the one hand, and Gold Coast Bancorp, on the other hand. Boenning has not had any material investment banking relationship with Investors Bancorp during the past two years in which compensation was received or was intended to be received as a result of the relationship between Boenning, on the one hand, and Investors Bancorp, on the other hand. Boenning may provide investment banking services to Investors Bancorp in the future, although there is no agreement to do so.

Financial Forecasts

Neither Gold Coast Bancorp nor Investors Bancorp as a matter of course publicly disclose internal management forecasts or projections as to future financial performance due to the unpredictability of the underlying assumptions and estimates. However, in connection with their respective confirmatory due diligence, each party requested, and each party’s management provided the other party and its financial advisors with, certain non-public financial forecasts.

Material Financial Forecasts Provided by Gold Coast Bancorp. Set forth below are the material financial forecasts that were provided by Gold Coast Bancorp and utilized by Boenning:

Earnings forecast

	As of period-end or for the period (000s)
	Projected 2019	Projected 2020	Projected 2021
Net income available to common stockholders	3,000	3,500	3,850

With regard to the balance sheet, Gold Coast Bancorp provided the following year-end 2019 estimates:

•	total and tangible assets - $619.4 million;
•	total and tangible equity - $47.4 million.

After discussions with management of Gold Coast Bancorp, Boenning applied a 12% growth rate to total assets to derive projections for future periods.

52

Material Financial Forecasts Provided by Investors Bancorp. With regard to forecasted earnings of Investors Bancorp, Boenning relied on publicly available street estimates, which were confirm by Investors Bancorp’s management and/or financial advisor. These estimates were as follows:

	As of period-end or for the period (000s)
	Projected 2019	Projected 2020	Projected 2021
Net income available to common stockholders	$191,300	$202,400	$218,592

With regard to the balance sheet, Investors Bancorp’s financial advisors provided the following year-end 2019 estimates:

•	total assets - $27,540.5 million;
•	total tangible assets - $27,453.8 million;
•	total equity - $3,006.6 million;
•	total tangible equity - $2,919.9 million.

After discussions with Investors Bancorp’s financial advisor, Boenning applied a 5% growth rate to total assets to derive projections for future periods.

The financial forecasts set forth above represent the most recent projections prepared prior to the public announcement of the execution of the merger agreement. At the time the financial forecasts were prepared, they represented the best estimates and judgments of the respective management teams of Gold Coast Bancorp and Investors Bancorp, that prepared the forecasts in good faith. These financial forecasts cannot be considered a reliable predictor of future operating results, and no assurance can be given regarding future events. The projections represent the party’s independent forecasts. The financial forecasts were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements and do not fully comply with generally accepted accounting principles in the United States. In light of the foregoing, and considering that the special meeting of the Gold Coast Bancorp shareholders will be held several months after the financial forecasts were prepared, as well as the uncertainties inherent in any financial forecasts, shareholders of Gold Coast Bancorp are cautioned not to rely on these financial forecasts as a predictor of future operating results or otherwise.

The estimates and assumptions underlying the financial forecasts involve assumptions and judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions. These estimates and assumptions may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, including those risk factors detailed in the sections entitled “Risk Factors” beginning on page 20 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 27, all of which are difficult to predict and many of which are beyond the control of Investors Bancorp or Gold Coast Bancorp and will be beyond the control of the combined company after the mergers. Estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. In addition, the financial forecasts prepared by each party represent its own evaluation of its future financial performance on a stand-alone basis, and without reference to transaction-related costs or benefits. Accordingly, actual results could vary materially from those presented in the financial forecasts, and actual value or future results could be significantly more or less favorable than what is suggested by the forecasts. The inclusion of these financial forecasts should not be interpreted as an indication that either party considers this information a reliable predictor of future results, and this information should not be relied on for that purpose. Neither party, nor its management, participated in preparing, and do not express any view on, the financial forecasts of the other set forth above, or the assumptions underlying such financial forecasts.

53

The prospective financial information of Gold Coast Bancorp included in this proxy statement/prospectus has been prepared by, and is the responsibility of, the management team of Gold Coast Bancorp. Neither Gold Coast Bancorp’s auditors, nor any other independent registered public accounting firm, nor Gold Coast Bancorp’s financial advisors have examined, compiled or performed any procedures with respect to these forecasts, nor have they expressed any opinion or any other form of assurance on this information or its achievability.

Gold Coast Bancorp does not intend to disclose publicly any update or other revision to these forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

The prospective financial information of Investors Bancorp included in this proxy statement/prospectus has been prepared by, and is the responsibility of, the management team of Investors Bancorp. Neither Investors Bancorp’s auditors, nor any other independent registered public accounting firm, nor Investors Bancorp’s financial advisors have examined, compiled or performed any procedures with respect to these forecasts, nor have they expressed any opinion or any other form of assurance on this information or its achievability.

Investors Bancorp does not intend to disclose publicly any update or other revision to these forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

Merger Consideration; Cash or Stock Election

Under the terms of the merger agreement, at the effective time of the holding company merger each outstanding share of Gold Coast Bancorp common stock (other than (i) exception shares, which will be canceled and retired for no consideration in accordance with the merger agreement and (ii) any shares of Gold Coast Bancorp common stock owned by Gold Coast Bancorp shareholders who have properly exercised dissenters’ rights) will be converted into the right to receive, at the election of the holder of such share, either:

•	1.422 shares of Investors Bancorp common stock, assuming payment solely of Investors Bancorp common stock in exchange for a share of Gold Coast Bancorp common stock; or
•	$15.75 in cash (without interest), assuming payment solely of cash in exchange for a share of Gold Coast Bancorp common stock; or
•	a combination of the stock consideration and the cash consideration.

No fractional shares of Investors Bancorp common stock will be issued in connection with the holding company merger. Instead, Gold Coast Bancorp shareholders will receive, without interest, a cash payment from Investors Bancorp equal to the fractional share interest they otherwise would have received, multiplied by the value of Investors Bancorp common stock. For this purpose, Investors Bancorp common stock will be valued at the average of its daily closing sales prices during the five consecutive full trading days immediately preceding the completion date of the holding company merger.

54

Based on Investors Bancorp’s common stock price per share of $11.43 on July 24, 2019, which is the last trading day before public announcement of the execution of the merger agreement, each share of Gold Coast Bancorp common stock exchanged for 1.422 shares of Investors Bancorp common stock, would have a value of $16.25. We cannot give you any assurance as to whether or when the holding company merger will be completed, and you are advised to obtain current market quotations for Investors Bancorp common stock.

All elections by Gold Coast Bancorp shareholders are subject to the allocation and proration procedures described in Section 1.05 of the merger agreement. These procedures are intended to ensure that 50% of the outstanding shares of Gold Coast Bancorp common stock will be converted into the right to receive Investors Bancorp common stock, and the remaining outstanding shares of Gold Coast Bancorp common stock will be converted into the right to receive cash.

It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if Gold Coast Bancorp shareholders in the aggregate elect to receive more or less of Investors Bancorp common stock than Investors Bancorp has agreed to issue. These procedures are summarized below.

•	If Investors Bancorp common stock is oversubscribed: If Gold Coast Bancorp shareholders elect to receive more Investors Bancorp common stock than Investors Bancorp has agreed to issue in the holding company merger, then all Gold Coast Bancorp shareholders who have elected to receive cash or who have made no election will receive cash for their Gold Coast Bancorp shares and all shareholders who elected to receive Investors Bancorp common stock will receive a pro rata portion of the available Investors Bancorp shares plus cash for those shares not converted into Investors Bancorp common stock.
•	If Investors Bancorp common stock is undersubscribed: If Gold Coast Bancorp shareholders elect to receive fewer shares of Investors Bancorp common stock than Investors Bancorp has agreed to issue in the holding company merger, and
—	the number of shares as to which Gold Coast Bancorp shareholders have made no election is less than or equal to this shortfall, then all Gold Coast Bancorp shareholders who have elected to receive Investors Bancorp common stock or who have made no election will receive Investors Bancorp common stock, and all Gold Coast Bancorp shareholders who have elected to receive cash will receive a pro rata portion of the available cash consideration plus Investors Bancorp shares for those Gold Coast Bancorp shares not converted into cash; or if
—	the number of non-election shares is greater than the shortfall, then all Gold Coast Bancorp shareholders who have elected to receive Investors Bancorp common stock will receive Investors Bancorp common stock, all Gold Coast Bancorp shareholders who have elected to receive cash will receive cash, and all Gold Coast Bancorp shareholders who made no election will receive a pro rata portion of the remaining available cash consideration plus Investors Bancorp’s shares for those Gold Coast Bancorp shares not converted into cash.

Neither Gold Coast Bancorp nor Investors Bancorp is making any recommendation as to whether Gold Coast Bancorp shareholders should elect to receive cash or Investors Bancorp common stock in the holding company merger. Each Gold Coast Bancorp shareholder must make his, her or its own decision with respect to such election.

55

No guarantee can be made that you will receive the amounts of cash or stock you elect. As a result of the allocation procedures and other limitations outlined in this proxy statement/prospectus and in the merger agreement, you may receive Investors Bancorp common stock or cash in amounts that vary from the amounts you elect to receive.

Treatment of Gold Coast Bancorp Stock Options

Immediately prior to the effective time of the holding company merger, holders of outstanding and unexercised options to purchase shares of Gold Coast Bancorp common stock will receive, in cancellation of the stock options, a cash payment in an amount equal to the number of shares provided for in each such stock option, multiplied by the difference between $15.75 and the exercise price of the relevant stock option, less applicable tax withholdings, provided that the holder signs and delivers to Gold Coast Bancorp an option cancellation agreement (in a form to be provided by Gold Coast Bancorp) prior to the effective time. Any out-of-the money stock options issued by Gold Coast Bancorp will be cancelled for no additional consideration.

Election Procedures; Surrender of Stock Certificates

If you are a record holder of Gold Coast Bancorp common stock, an election form will be provided to you under separate cover at a later date. The election form will allow you to elect to receive cash, Investors Bancorp common stock, or a combination of cash and Investors Bancorp common stock, or to make no election with respect to the merger consideration that you wish to receive.

To make a valid election, you must submit a properly completed election form to Computershare, which will be acting as the exchange agent (sometimes referred to herein as the “exchange agent”), on or before 5:00 p.m., New York City time, on the twentieth day following the mailing of the election form (the “election deadline”), unless Gold Coast Bancorp and Investors Bancorp mutually agree upon another deadline date; provided, however, that the election deadline must occur before the completion of the holding company merger. Computershare will act as exchange agent in the holding company merger and in that role will process the exchange of Gold Coast Bancorp common stock certificates for cash and/or Investors Bancorp common stock. Shortly after the holding company merger, the exchange agent will allocate cash and shares of Investors Bancorp common stock among Gold Coast Bancorp shareholders, consistent with their elections and the allocation and proration procedures. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your Gold Coast Bancorp stock certificates after the holding company merger is completed. Please do not forward your Gold Coast Bancorp stock certificates and election form with your proxy cards. Stock certificates and election forms should be returned to the exchange agent in accordance with the instructions contained in the election form that will be provided to you at a later date.

An election form will be deemed properly completed only if accompanied by stock certificates representing all shares of Gold Coast Bancorp common stock covered by the election form (or an appropriate guarantee of delivery). You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed, revised election form received by the exchange agent prior to the election deadline. You may revoke your election by written notice received by the exchange agent prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If you have a preference for receiving either Investors Bancorp common stock and/or cash for your Gold Coast Bancorp common stock, you should complete and return the election form. If you do not make an election, you will be allocated Investors Bancorp common stock and/or cash depending on the elections made by other Gold Coast Bancorp shareholders.

56

If stock certificates for Gold Coast Bancorp common stock are not immediately available or time will not permit the election form and other required documents to reach the exchange agent prior to the election deadline, Gold Coast Bancorp shares may be properly exchanged provided that:

1.	such exchanges are made by or through a member firm of any registered national securities exchange, or by a commercial bank or trust company having an office, branch or agency in the United States;
2.	the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail or facsimile transmission); and
3.	the exchange agent receives, prior to the election deadline, the certificates for all exchanged Gold Coast Bancorp shares, or confirmation of the delivery of all such certificates into the exchange agent’s account with the Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

Gold Coast Bancorp shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of Gold Coast Bancorp common stock designated as non-election shares.

Gold Coast Bancorp shareholders who hold their shares of common stock in “street name” through a bank, broker or other nominee, and who wish to make an election, should seek instructions from the institution holding their shares concerning how to make the election.

Investors Bancorp will deposit with the exchange agent the merger consideration representing Investors Bancorp’s common stock and cash to be issued to Gold Coast Bancorp shareholders in exchange for their shares of Gold Coast Bancorp common stock. As soon as practicable after the completion of the holding company merger, the exchange agent will mail to Gold Coast Bancorp shareholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their Gold Coast Bancorp stock certificates for the merger consideration. Upon surrendering his, her or its certificate(s) representing shares of Gold Coast Bancorp common stock, together with the signed letter of transmittal, a Gold Coast Bancorp shareholder shall be entitled to receive, as applicable: (i) certificate(s) (or evidence of shares in book entry form) representing a number of whole shares of Investors Bancorp common stock (if any) determined in accordance with the exchange ratio; or (ii) a check representing the amount of cash (if any) to which such holder shall have become entitled; and (iii) a check representing the amount of cash in lieu of fractional shares, if any. Until you surrender your Gold Coast Bancorp stock certificates for exchange after completion of the holding company merger, you will not be paid dividends or other distributions declared after the holding company merger with respect to any Investors Bancorp common stock into which your shares of Gold Coast Bancorp common stock have been exchanged. No interest will be paid or accrued to Gold Coast Bancorp shareholders on the cash consideration, cash in lieu of fractional shares or unpaid dividends and distributions, if any. After the completion of the holding company merger, there will be no further transfers of Gold Coast Bancorp common stock. Gold Coast Bancorp stock certificates presented for transfer will be canceled and exchanged for the merger consideration.

If your stock certificates for shares of Gold Coast Bancorp common stock have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any merger consideration for your shares, and you will be required to post a bond covering the value of the lost shares. Upon request, Computershare will send you instructions on how to provide evidence of ownership.

57

If any certificate representing shares of Investors Bancorp’s common stock is to be issued in a name other than that in which the certificate for shares of Gold Coast Bancorp common stock surrendered in exchange is registered, or cash is to be paid to a person other than the registered holder, it will be a condition of issuance or payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:

•	pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate or payment to a person other than the registered holder of the certificate surrendered, or
•	establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

Any portion of the cash or shares of Investors Bancorp common stock made available to the exchange agent that remains unclaimed by Gold Coast Bancorp shareholders for six months after the effective time of the holding company merger will be returned to Investors Bancorp. Gold Coast Bancorp shareholders who have not exchanged shares of Gold Coast Bancorp common stock for the merger consideration in accordance with the merger agreement before that time may look only to Investors Bancorp for payment of the merger consideration for their shares and any unpaid dividends or distributions after that time. Nonetheless, Investors Bancorp, Gold Coast Bancorp, the exchange agent or any other person will not be liable to any Gold Coast Bancorp shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Employee Matters

Employee Benefit Plans. Investors Bancorp will review all Gold Coast Bancorp compensation and benefit plans to determine whether to maintain, terminate or continue such plans. In the event that any Gold Coast Bancorp compensation and benefit plan is frozen or terminated by Investors Bancorp, Investors Bancorp will use best efforts so that continuing employees of Gold Coast Bancorp will become eligible to participate in any employee benefit plan of Investors Bancorp or an Investors Bancorp subsidiary in which similarly situated employees of Investors Bancorp and its subsidiaries participate, to the same extent as similarly situated employees of Investors Bancorp and its subsidiaries. Continuing employees will not be eligible to participate in any defined benefit plan of Investors Bancorp or Investors Bancorp subsidiary. Continuing employees of Gold Coast Bancorp who become participants in any Investors Bancorp or any Investors Bancorp subsidiary compensation and benefit plan will, for purposes of determining eligibility for, and any applicable vesting periods of, such employee benefits only (and not for benefit accrual purposes) be given credit for service as an employee of Gold Coast Bancorp prior to the effective time of the holding company merger; provided, however, that credit for prior service will be given under the Investors Bank Employee Stock Ownership Plan only for purposes of determining eligibility to participate in such plan and not for vesting purposes.

Gold Coast Bancorp 401(k) Plan. Gold Coast Bancorp is required to take all necessary actions to terminate the Gold Coast Bank 401(k) Profit Sharing Plan and Trust (the “Gold Coast 401(k) Plan”) immediately prior to the effective time of the holding company merger, unless Investors Bank provides written notice to Gold Coast Bancorp prior to the effective time of the holding company merger that the Gold Coast Bank 401(k) Plan should not be terminated. If the plan is terminated, as soon as administratively practicable following the receipt of a favorable determination letter from the Internal Revenue Service on the termination of the Gold Coast Bancorp 401(k) Plan, the account balances of all participants and beneficiaries in the Gold Coast Bancorp 401(k) Plan will either be distributed or transferred to an eligible tax-qualified retirement plan or individual retirement account, as directed by each participant or beneficiary. Investors Bancorp may allow continuing employees to elect to roll over their Gold Coast Bancorp 401(k) Plan accounts (excluding loans) into the Investors Bank 401(k) Plan.

Gold Coast Bancorp Stock Benefit Plans. Gold Coast Bancorp is required to take all necessary actions to terminate its existing stock benefit plans, including all underlying award agreements, as of the effective time of the holding company merger.

58

Severance Benefits. Any employee of Gold Coast Bancorp who is not a party to an employment agreement, change in control agreement or any severance arrangement providing for severance payments, (i) whose employment is terminated involuntarily without cause within one year following the effective time of the holding company merger or (ii) who is not offered a job position with Investors Bancorp or a subsidiary of Investors Bancorp (A) at a base salary at least equal to the employee’s base salary in effect on the closing date and (B) at a location within 25 miles of the employee’s primary office/branch on the closing date and such employee voluntarily terminates his or her employment with Investors Bancorp or its subsidiary within one year following the effective time of the holding company merger, shall receive a lump sum severance payment from Investors Bank equal to two weeks’ pay at the rate then in effect, for each full year of employment with Gold Coast Bancorp, with a minimum severance payment of four weeks, and up to a maximum of 26 weeks, provided that the employee enters into a release of claims against Investors Bancorp, Investors Bank and their affiliates in a form satisfactory to Investors Bancorp.

Retention Bonuses. Investors Bank and Gold Coast Bancorp have jointly established a retention bonus pool to be paid to certain designated employees of Gold Coast Bancorp, provided they remain continuously employed through their designated retention period.

Accrued Vacation. Any paid time off accrued or earned under Gold Coast Bancorp’s existing vacation and/or paid time off policies by an employee of Gold Coast Bank who does not become a full-time employee of Investors Bancorp or Investors Bank as of the effective time of the holding company merger will be paid out by Gold Coast Bancorp immediately prior to the effective time of the holding company merger.

Charitable Foundation

Investors Bancorp and Investors Bank shall use their best efforts to cause the Investors Charitable Foundation, from time to time and over a period of no more than three years following the effective time of the holding company merger, to make contributions of not less than $500,000 in the aggregate to qualifying charitable and community organizations in the communities presently served by Gold Coast Bancorp.

Interests of Gold Coast Bancorp’s Directors and Executive Officers in the Holding Company Merger

Some members of Gold Coast Bancorp’s management and board of directors may have interests in the holding company merger that are in addition to their interest as shareholders of Gold Coast Bancorp generally. The Gold Coast Bancorp Board of Directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement.

Share Ownership. On the record date for the Gold Coast Bancorp special meeting of shareholders, Gold Coast Bancorp’s directors and executive officers and their respective affiliates owned, in the aggregate, 1,171,908 shares of Gold Coast Bancorp common stock (not including shares that may be acquired upon the exercise of stock options), representing approximately 29.8% of the outstanding shares of Gold Coast Bancorp common stock.

Stock Options. The executive officers and certain directors of Gold Coast Bancorp hold outstanding stock option awards. Under the terms of the merger agreement, immediately prior to the effective time of the holding company merger, the holders of outstanding and unexercised options to purchase shares of Gold Coast Bancorp common stock will receive, in cancellation of the stock options, a cash payment in an amount equal to the number of shares provided for in each such stock option, multiplied by the difference between $15.75 and the exercise price of the relevant stock option, less applicable tax withholdings, provided that the holder signs and delivers to Gold Coast Bancorp an option cancellation agreement (in a form to be provided by Gold Coast Bancorp) prior to the effective time. Any out-of-the money stock options issued by Gold Coast Bancorp will be cancelled for no additional consideration.

59

Based on the equity holdings of Gold Coast Bancorp as of the record date, the estimated amounts that would be payable to Gold Coast Bancorp’s executive officers and non-employee directors for the settlement of their outstanding stock options are as follows:

Executive/Director of Gold Coast Bancorp	Gold Coast Bancorp Stock Options(#)	Cash Payment($)

John C. Tsunis, Chairman and CEO	22,765	$130,898.75
James P. Johnis, Director, President and COO	10,000	57,500.00
Catherine Califano, EVP, CFO and Secretary	10,000	57,500.00
X. Cristofer Damianos, Director	27,765	159,648.75
John R. Repetti, Director	27,765	159,648.75
Parviz Farahzad, Director	27,765	159,648.75
Thomas J. Fanning, Sr., Director	27,765	159,648.75
Barbara W. Callaghan, Director	27,765	159,648.75
Peter A. Ferentinos, Director	27,765	159,648.75

Appointments to Advisory Board. Effective as of the closing of the holding company merger, Investors Bancorp shall establish an advisory board which will be comprised of current members of the board of directors of Gold Coast Bancorp and Ms. Catherine Califano, which will advise Investors Bank on the Gold Coast Bank market area, deposit and lending activities and customer relationships. Each member of this advisory board will receive an annual fee of $22,000. Mr. John C. Tsunis will serve as chair of the advisory board and receive an annual retainer of $100,000. The advisory board will be maintained for a period of no less than three years.

Employment Agreements. The executive officers of Gold Coast Bancorp, namely, Mr. John C. Tsunis, the Chairman and Chief Executive Officer, Mr. James P. Johnis, the President and Chief Operating Officer, and Ms. Catherine Califano, the Executive Vice President, Chief Financial Officer and Secretary, each is a party to an employment agreement with Gold Coast Bancorp and Gold Coast Bank. None of these executive officers are expected to be offered employment by Investors Bancorp. Pursuant to the terms of their respective employment agreements, the executive officers will receive a lump sum payment equal to eighteen (18) months of the executive officer’s then current base salary upon the termination of his or her employment in connection with the consummation of the holding company merger. In addition, pursuant to each employment agreement, upon the termination of each executive officer’s employment in connection with the consummation of the holding company merger, the executive officer will be entitled to receive continuation of hospital, health, medical and life insurance coverage on the same terms and at the same cost to the employee as the employee was receiving such benefits from Gold Coast Bancorp and Gold Coast Bank upon the date of termination of employment for a period of eighteen (18) months from the effective date of the holding company merger.

For an estimate of the amounts that will be payable to the Gold Coast Bancorp executive officers in connection with the termination of such executive officers’ employment upon the consummation of the holding company merger, see the section entitled “Merger-Related Executive Compensation for Gold Coast Bancorp’s Executive Officers” beginning on page 61.

Indemnification. Pursuant to the merger agreement, Investors Bancorp has agreed that, for a period of six years after the effective date of the holding company merger, it will indemnify, defend and hold harmless each present and former officer or director of Gold Coast Bancorp or any of its subsidiaries against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities, judgments and amounts that are paid in settlement (with the approval of Investors Bancorp, which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Gold Coast Bancorp or Gold Coast Bank if such action or proceeding pertains to any matter of fact arising, existing or occurring before the closing date of the holding company merger to the fullest extent permitted under applicable law, Gold Coast Bancorp’s certificate of incorporation and bylaws, and Investors Bancorp’s certificate of incorporation and bylaws. Investors Bancorp will pay expenses in advance of the final disposition of any such action or proceeding to the fullest extent permitted under applicable law, provided that the person to whom such expenses are advanced agrees to repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

60

Directors’ and Officers’ Insurance. Investors Bancorp has further agreed, for a period of six years after the effective date of the holding company merger, to cause the persons serving as officers and directors of Gold Coast Bancorp immediately prior to the effective date of the holding company merger to continue to be covered by Gold Coast Bancorp’s current directors’ and officers’ liability insurance policies (provided that Investors Bancorp may substitute policies of at least the same coverage and amounts containing terms and conditions which are not materially less favorable than Gold Coast Bancorp’s current policies) with respect to acts or omissions occurring prior to the effective date which were committed by such officers and directors in their capacity as such. Investors Bancorp is not required to spend more than 200% of the annual cost currently incurred by Gold Coast Bancorp for its insurance coverage.

Merger-Related Executive Compensation for Gold Coast Bancorp’s Executive Officers

This section sets forth information regarding the compensation for Messrs. Tsunis and Johnis and Ms. Califano that is based on or otherwise relates to the holding company merger. The table below assumes the following:

•	the effective time of the holding company merger is January 2, 2020;

•	the employment of each executive officer is terminated without cause at the effective time of the holding company merger.

The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus. As a result, the actual amounts to be received by each executive officer set forth below may differ materially from the amounts set forth below.

Merger-Related Executive Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Other ($)		Total ($)
John C. Tsunis	525,146	130,899	27,008	300,000	(4)	983,053
James P. Johnis	485,363	57,500	20,343	66,000	(5)	629,206
Catherine Califano	334,183	57,500	831	66,000	(6)	458,514

(1)	Represents the cash severance that each executive officer is eligible to receive under his or her employment agreement upon the termination of his or her employment in connection with the consummation of the holding company merger. See “Interests of Gold Coast Bancorp’s Directors and Executive Officers in the Holding Company Merger—Employment Agreements” above for further details.

(2)	Represents the receipt of cash, if any, related to the cancellation of stock options in an amount equal to the number of shares provided for in each such stock option, multiplied by the difference between $15.75 and the exercise price of the relevant stock option. Such payment is triggered upon the consummation of the holding company merger and is not conditioned upon the termination of the executive officer’s employment.
(3)	Represents the cost of hospital, health, medical and life insurance coverage on the terms and at the cost to the employee as the employee was receiving such benefits as of the date of termination of employment for a period of eighteen months following the closing of the holding company merger. The foregoing benefit is payable pursuant to the executive officer’s employment agreement upon the termination of the executive officer’s employment in connection with the consummation of the holding company merger. See “Interests of Gold Coast Bancorp’s Directors and Executive Officers in the Holding Company Merger—Employment Agreements” above for further details.

61

(4)	Represents the $100,000 annual fee that will be paid to Mr. Tsunis, assuming that he serves for three years following the closing of the holding company merger, as chair of the advisory board to be established by Investors Bancorp.

(5)	Represents the $22,000 annual fee that will be paid to Mr. Johnis, assuming that he serves for three years following the closing of the holding company merger, as a member of the advisory board to be established by Investors Bancorp.

(6)	Represents the $22,000 annual fee that will be paid to Ms. Califano, assuming that she serves for three years following the closing of the holding company merger, as a member of the advisory board to be established by Investors Bancorp.

Conduct of Business Pending the Holding Company Merger

The merger agreement contains various restrictions on the operations of Gold Coast Bancorp and Investors Bancorp and their respective subsidiaries before the effective time of the holding company merger. In general, the merger agreement obligates Gold Coast Bancorp and Investors Bancorp to conduct their businesses in the usual, regular and ordinary course of business and to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights and franchises. In addition, Gold Coast Bancorp has agreed that, except as expressly contemplated by the merger agreement or specified in a schedule to the merger agreement, without the prior written consent of Investors Bancorp, which cannot be unreasonably withheld, it will not, among other things:

•	declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;
•	repurchase shares of its or its subsidiaries’ capital stock or any securities convertible into or exercisable for shares of such capital stock;
•	split, combine or reclassify any shares of its capital stock or issue any other securities in respect of shares of its capital stock;
•	issue, deliver or sell any shares of its capital stock or any securities convertible into or exercisable for any such shares;
•	accelerate the exercisability or vesting of any stock options, other than pursuant to their terms as in effect on the date of the merger agreement;
•	amend or waive any provision of its certificate of incorporation, bylaws or other similar governing documents;
•	make any capital expenditures outside of the ordinary course of business except as necessary to maintain its existing assets in good repair and not exceeding $50,000 in the aggregate;
•	enter into any new line of business or offer any new products or services, or accept any “brokered” or “listing service” deposit that would result in such deposits constituting greater than 15% of Gold Coast Bank’s total deposits at any time;
•	acquire or agree to acquire any business or otherwise acquire any assets outside of the ordinary course of business;
•	take any action that is intended or may reasonably be expected to result in any of the conditions to the holding company merger not being satisfied or not being satisfied prior to July 24, 2020;
62

•	change its methods of accounting except as required by changes in GAAP or regulatory accounting principles as concurred with in writing by its independent auditors;
•	establish, modify or terminate any benefit plan or any agreement or arrangement with its current or former officers, directors, employees or independent contractors; increase or accelerate payment of any compensation or benefits of any director, officer or employee; pay any bonus or benefit not required under its benefit plans or agreements as in effect as of the date of the merger agreement; grant, modify or accelerate any stock options or other awards under its stock compensation plans or otherwise, other than as required under the terms of the stock compensation plans and the terms of any grants made thereunder in effect on the date of the merger agreement and other than providing for the cancellation of stock options that remain unexercised immediately prior to the holding company merger; hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, except for at-will, non-executive officer employees to fill vacancies in the ordinary course of business; or terminate the employment of any of its employees, other than for cause;
•	sell or otherwise dispose of any of its material assets, properties or other rights outside of the ordinary course of business;
•	incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person outside of the ordinary course of business;
•	file any application to relocate or terminate the operations of, or relocate or terminate any banking office of it or any of its subsidiaries;
•	renew, amend or terminate any material contract or enter into any contract, other than in the ordinary course of business, involving a payment by it of more than $50,000 annually or containing any financial commitment extending beyond 12 months from the date of the merger agreement;
•	make any investments other than in the ordinary course of business and not exceeding $1,000,000;
•	make any investment in any debt security other than U.S. government and U.S. government agency securities with an average life not greater than five years or mortgage-backed or mortgage related securities that would not be considered “high risk” securities and which are purchased in the ordinary course of business;
•	pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding , other than in the ordinary course of business and involving solely money damages not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create precedent for other pending or potential claims against or otherwise adversely affect Gold Coast Bancorp and its subsidiaries;
•	except in the ordinary course of business and in amounts less than $500,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;
•	make, modify or purchase any loan, lease or other extension of credit (i) in excess of $100,000 on an unsecured basis; (ii) not in accordance with its board-approved loan policy manual in effect as of the date of the merger agreement; (iii) involving collateral located outside of the State of New York; (iv) in excess of $5,000,000 (or $6,000,000 in the case of existing borrowers); (v) that involves a restructuring of a prior extension of credit with an aggregate exposure in excess of $3,000,000; (vi) if the underlying extension of credit is underwritten without full documentation customary for such an extension of credit; (vii) to certain related parties such that the extension of credit would be subject to the Federal Reserve Board’s Regulation O; (viii) that arises outside of the ordinary course of business; or (ix) that involves an “interest rate swap”;
63

•	incur additional borrowings beyond those set forth in the schedules to the merger agreement, other than short-term Federal Home Loan Bank borrowings and reverse repurchase agreements in the ordinary course of business, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings already in effect at the date of the merger agreement;
•	make any investment or commitment to invest in real estate, other than investments related to maintenance of owned or leased real estate used by it as of the date of the merger agreement, or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;
•	except pursuant to commitments existing at the date of the merger agreement, make any construction loans outside the ordinary course of business, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New York;
•	establish any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed $50,000;
•	elect any new director to its board of directors;
•	change any method of tax accounting, make or change any tax election, file any amended tax return, settle or compromise any tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes, enter into any closing agreement with respect to any tax or surrender any right to claim a tax refund;
•	after any proposal involving an acquisition of Gold Coast Bancorp or its subsidiaries shall have been made directly to Gold Coast Bancorp’s shareholders or otherwise publicly disclosed or communicated to any member of senior management of Gold Coast Bancorp or any member of its board of directors, take any intentional act, or intentionally omit to take any act, that causes any one or more of Gold Coast Bancorp’s representations in the merger agreement to be inaccurate in any material respect;
•	foreclose upon or take a deed of title to any commercial real estate without first conducting a Phase 1 environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a regulated substance;
•	issue certain communication to its employees or customers without prior consultation with (and in certain cases, the prior written consent of) Investors Bancorp, except as required by law and except for communications in the ordinary course of business that do not relate to the merger or other transactions contemplated thereby;
•	take any other action outside of the ordinary course of business; or
•	agree to do any of the foregoing.

64

Investors Bancorp has also agreed that it (and its subsidiaries) will not, among other things:

•	take any action that is intended or may reasonably be expected to result in any of the conditions to the holding company merger not being satisfied;
•	change its methods of accounting, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by its independent auditors;
•	amend its certificate of incorporation, bylaws or similar governing documents other than (i) to enable it to comply with the provisions of the merger agreement, (ii) to enable Investors Bank to comply with the provisions of the bank merger agreement or (iii) to adopt provisions or authorize actions that do not materially and adversely affect the holders of Gold Coast Bancorp common stock; or
•	agree to do any of the foregoing

In addition to these covenants, the merger agreement contains various other customary covenants, including, among other things, access to information, each party’s reasonable best efforts to consummate the transactions contemplated by the merger agreement; and prohibiting Gold Coast Bancorp and its representatives from soliciting acquisition proposals.

Representations and Warranties

The merger agreement contains a number of representations and warranties by Investors Bancorp and Gold Coast Bancorp regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the mergers that are customary for a transaction of this kind. They include, among other things, representations as to:

•	the organization, existence, corporate power and authority and capitalization of each of the companies;
•	the absence of conflicts with or violations of law and various documents, contracts and agreements;
•	the absence of any event or circumstance which is reasonably likely to be materially adverse to the companies or materially adversely affect the consummation of the holding company merger and other transactions contemplated by the merger agreement;

•	the absence of materially adverse litigation;
•	the accuracy of reports and financial statements filed with banking regulators or the SEC, as applicable;
•	required consents and filings with governmental entities and other approvals required for the merger;
•	the existence, performance and legal effect of certain contracts;
•	compliance with applicable laws;
•	the filing of tax returns, payment of taxes and other tax matters;
•	loan and investment portfolio matters;
•	labor and employee benefit matters; and
•	compliance with applicable environmental laws.

All representations, warranties and covenants of the parties, other than the covenants in specified sections which relate to continuing matters, shall terminate upon the closing of the merger.

65

Conditions to the Mergers

The respective obligations of Investors Bancorp and Gold Coast Bancorp to complete the holding company merger are subject to various conditions prior to the closing of such merger. The conditions include the following:

•	receipt of all necessary regulatory approvals, including approvals of the mergers from the Federal Deposit Insurance Corporation (the “FDIC”), the New Jersey Department of Banking and Insurance (the “NJDOBI”) and the New York Department of Financial Services (the “NYDFS”), and obtaining an approval (or waiver of such approval requirements) from the Board of Governors of the Federal Reserve System (the “FRB”) and the expiration of all statutory waiting periods in respect of such approvals. Applications were filed with the FDIC, the NJDOBI and the NYDFS on September 30, 2019 and approvals are pending. A waiver request was submitted to the FRB on October 11, 2019 and is pending;
•	approval of the merger agreement at the Gold Coast Bancorp special meeting of shareholders;
•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part;
•	authorization for listing with the NASDAQ Global Select Market of the Investors Bancorp common stock to be issued to Gold Coast Bancorp shareholders;
•	the absence of any litigation, statute, law, regulation, injunction, order or decree which would enjoin or prohibit the mergers;
•	subject to the materiality standards provided in the merger agreement, the accuracy of the representations and warranties of Investors Bancorp and Gold Coast Bancorp in the merger agreement;
•	performance in all material respects by each of Investors Bancorp and Gold Coast Bancorp of its obligations under the merger agreement;
•	the delivery of the Windels Tax Opinion and the McCarter Tax Opinion; and
•	obtaining any necessary third party consents.

The parties may waive conditions to their obligations unless they are legally prohibited from doing so. Stockholder and regulatory approvals may not be legally waived.

Regulatory Approvals Required for the Mergers

General. Gold Coast Bancorp and Investors Bancorp have agreed to use all reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the mergers, which will include the approvals of the FDIC, the NJDOBI and the NYDFS, as well as an approval or waiver from the FRB. Investors Bancorp has filed the application or notice materials necessary to obtain these regulatory approvals and waiver. The mergers cannot be completed without such approvals and waiver. Investors Bancorp and Gold Coast Bancorp cannot assure you that all of the required regulatory approvals will be obtained, when they will be received or whether there will be conditions in the approvals or any litigation challenging the approvals. Investors Bancorp and Gold Coast Bancorp also cannot assure you that the United States Department of Justice or any state attorney general will not attempt to challenge the mergers on antitrust grounds, or what the outcome will be if such a challenge is made.

66

Investors Bancorp and Gold Coast Bancorp are not aware of any material governmental approvals or actions that are required prior to the mergers other than those described herein. Investors Bancorp and Gold Coast Bancorp presently contemplate that each will seek any additional governmental approvals or actions that may be required in addition to those requests for approvals currently pending; however, Investors Bancorp and Gold Coast Bancorp cannot assure you that any such additional approvals or actions will be obtained.

In evaluating a proposed merger, the various banking regulators will take into consideration a number of factors, including, but not limited to, (i) the competitive impact of the proposed merger in the relevant geographic markets, (ii) financial, managerial and other supervisory considerations, including financial condition, future prospects, capital positions, managerial resources, and compliance with applicable banking, consumer protection, and anti-money laundering laws, (iii) the convenience and needs of the communities to be served and the record of the insured depository institutions under the Community Reinvestment Act and (iv) the extent to which the merger would result in greater or more concentrated risks to the stability of the United States banking or financial system.

The required regulatory approvals (if granted) for the mergers would not be an opinion of the respective regulators that the mergers are financially favorable to the shareholders of Gold Coast Bancorp or that the regulators have considered the adequacy of the terms of the merger agreement and would not be an endorsement of, or recommendation for, the mergers.

Federal Deposit Insurance Corporation. The bank merger is subject to approval by the FDIC pursuant to the Federal Bank Merger Act.

The FDIC may not approve any transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. In addition, the FDIC considers the financial and managerial resources of the companies and their subsidiary institutions and the convenience and needs of the communities to be served. Under the Community Reinvestment Act, the FDIC must take into account the record of performance of each company in meeting the credit needs of its entire communities, including low and moderate income neighborhoods, served by each company.

Each of Investors Bank and Gold Coast Bank has a satisfactory CRA composite rating. The FDIC also must consider the effectiveness of each company involved in the proposed transaction in combating money-laundering activities.

Federal law requires publication of notice of, and the opportunity for public comment on, the applications submitted by Investors Bancorp and Investors Bank for approval of the bank merger and authorizes the FDIC to hold a public hearing in connection with the application if it determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review. In addition, under federal law, a period of 30 days must expire following approval by the FDIC, within which period the Department of Justice may file objections to the bank merger under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of Justice has not provided any adverse comments relating to the competitive factors of the transaction. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of the FDIC’s approval of the bank merger unless a court specifically orders otherwise. In reviewing the bank merger, the Department of Justice could analyze the merger’s effect on competition differently than the FDIC, and thus it is possible that the Department of Justice could reach a different conclusion than the FDIC regarding the merger’s competitive effects.

New Jersey Department of Banking and Insurance. The bank merger is subject to the approval of the NJDOBI under the New Jersey Banking Act of 1948. In determining whether to approve such application, the NJDOBI may consider, among other factors whether the merger will be in the public interest and whether Investors Bank, the surviving bank in the bank merger, has the minimum capital stock and surplus required under the New Jersey Banking Act of 1948.

67

New York Department of Financial Services. The bank merger is subject to the approval of the NYDFS under the New York Banking Law. In determining whether to approve such application, the NYDFS may consider, among other factors whether the merger will be in the public interest and whether Investors Bank, the surviving bank in the bank merger, has the minimum capital stock and surplus required under the New York Banking Law. The change in control of Gold Coast Bank that will occur for a moment in time upon completion of the holding company merger and prior to the effectiveness of the bank merger is also subject to the approval of the NYDFS under the New York Banking Law.

Board of Governors of the Federal Reserve System. Investors Bancorp is a bank holding company that is regulated and supervised by the FRB under the Bank Holding Company Act. The mergers fall within the scope of the Bank Holding Company Act’s prior approval requirements. However, in acquisitions such as contemplated by the merger agreement, bank holding company regulations permit the acquisition by a bank holding company of shares of a bank or company controlling a bank or the merger of a company controlling a bank with the acquiring bank holding company if the transaction is part of a merger, consolidation or purchase of substantially all of the assets of the target bank with a subsidiary bank of the acquiring bank holding company and if certain conditions are satisfied. Investors Bancorp expects that the proposed mergers satisfy these conditions and has submitted a waiver request to the FRB seeking its determination that no application is required for the mergers under the Bank Holding Company Act. If the FRB declines to grant the requested waiver, Investors Bancorp will be required to file an application for approval of the mergers with the FRB.

No Solicitation

Until the merger is completed or the merger agreement is terminated, Gold Coast Bancorp has agreed that it, its subsidiaries, its officers and its directors will not:

•	directly or indirectly initiate, solicit, induce or knowingly encourage any inquiries or the making of any proposal to acquire Gold Coast Bancorp, whether by merger, acquisition of 25% or more of Gold Coast Bancorp’s capital stock or 25% or more of the assets of Gold Coast Bancorp or otherwise;
•	participate in any discussions or negotiations regarding any such acquisition proposal, or furnish or afford access to data relating to such acquisition proposal; or
•	enter into any agreement, agreement in principal or letter of intent with respect to any such other acquisition proposal.

Gold Coast Bancorp may, however, furnish information regarding Gold Coast Bancorp to, or enter into discussions or negotiations with, any person or entity in response to an unsolicited acquisition proposal by such person or entity, or change the recommendation of the Gold Coast Bancorp Board to the shareholders of Gold Coast Bancorp on how to vote on the merger agreement and the holding company merger if:

•	Gold Coast Bancorp’s board of directors determines in good faith, after consultation with its financial and legal advisors, that such unsolicited proposal, if consummated, is reasonably likely to result in a transaction more favorable to Gold Coast Bancorp’s shareholders from a financial point of view than the merger with Investors Bancorp;
•	Gold Coast Bancorp promptly notifies Investors Bancorp of such proposals or offers, the material terms of such inquiries, proposals or offers and the identity of the person making such inquiry, proposal or offer; and
•	Gold Coast Bancorp special meeting of shareholders has not yet occurred.

68

Termination; Termination Fee

The merger agreement may be terminated prior to the closing, before or after approval by Gold Coast Bancorp’s shareholders, as follows:

•	by mutual written agreement of Investors Bancorp and Gold Coast Bancorp;
•	by either Investors Bancorp or Gold Coast Bancorp if the closing of the holding company merger has not occurred on or before July 24, 2020, and such failure to close is not due to the terminating party’s material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;
•	by Investors Bancorp or Gold Coast Bancorp if the shareholders of Gold Coast Bancorp do not approve the merger agreement;
•	by a non-breaching party if the other party materially breaches any covenants, agreements, representations or warranties contained in the merger agreement, if such breach has not been cured within thirty days after written notice from the terminating party;
•	by either party if any required regulatory approvals for consummation of the merger are not obtained or any court or other governmental authority issues a final order or other action prohibiting the merger;
•	by either party if any condition to the obligation of such party to complete the merger cannot be satisfied or fulfilled by July 24, 2020;
•	by Investors Bancorp if Gold Coast Bancorp shall have received a “superior proposal,” as defined in the merger agreement, and Gold Coast Bancorp shall have entered into an acquisition agreement with respect to the superior proposal or fails to recommend that the shareholders of Gold Coast Bancorp approve the merger agreement or modifies or qualifies such recommendation in a manner which is adverse to Investors Bancorp; or
•	by Gold Coast Bancorp in order to accept a superior proposal, as defined in the merger agreement, which has been received and considered by Gold Coast Bancorp in compliance with the applicable terms of the merger agreement.

If the merger agreement is terminated, under either of the latter two scenarios described above, Gold Coast Bancorp shall pay to Investors Bancorp a fee of $1,890,000. The fee would also be payable to Investors Bancorp if Gold Coast Bancorp enters into a merger agreement with a third party within twelve months of the termination of the merger agreement by Investors Bancorp, due to a willful breach by Gold Coast Bancorp or the failure of the shareholders of Gold Coast Bancorp to approve the merger agreement after Gold Coast Bancorp’s receipt of a third party acquisition proposal.

Additionally, Gold Coast Bancorp may terminate the merger agreement if, at any time during the five business-day period commencing on the first date on which all regulatory approvals (and waivers, if applicable) necessary for consummation of the mergers have been received (disregarding any waiting period) (the “determination date”) if both of the following conditions are satisfied:

•	the average closing sales price of Investors Bancorp common stock on the NASDAQ Global Select Market for the twenty (20) consecutive full trading days ending at the close of trading on the determination date (referred to as the “Investors Bancorp average closing price”) is less than $8.8860 per share; and

•	the number obtained by dividing the Investors Bancorp average closing price by $11.1075 is less than the number obtained by dividing the average of the daily closing prices of the NASDAQ Bank Index for the twenty (20) consecutive full trading days immediately preceding the determination date by $3,644.1696 and subtracting .20 from the quotient.

69

The effect of this termination provision is to enable Gold Coast Bancorp to terminate the merger agreement if the market price of a share of Investors Bancorp common stock falls substantially, both in absolute terms (that is, below $8.8860) and by comparison to the shares of banking institutions that comprise the NASDAQ Bank Index. If Gold Coast Bancorp elects to exercise this termination right, Investors Bancorp has the right to increase the consideration to be received by the holders of Gold Coast Bancorp common stock utilizing a formula agreed to in the merger agreement. See Section 8.01(k) of the merger agreement, which is attached as Annex A, for the specific formula referenced above.

Because the formula is dependent on the future price of Investors Bancorp’s common stock and that of the NASDAQ Bank Index, it is not possible to determine what the adjusted exchange ratio would be at this time, but, in general, the ratio would be increased and, consequently, more shares of Investors Bancorp common stock issued, to take into account the extent of the decline in the value of Investors Bancorp’s common stock as compared to the changes in the value of the NASDAQ Bank Index.

Amendment; Waiver

The parties may amend the merger agreement at any time before or after approval of the merger agreement by Gold Coast Bancorp shareholders. However, after such approval, no amendment may be made without the approval of Gold Coast Bancorp’s shareholders if it reduces the amount or value, or changes the form of, the merger consideration to be delivered to Gold Coast Bancorp shareholders pursuant to the merger agreement. The merger agreement provides to Investors Bancorp the right to revise the structure of the bank merger or to delay the closing of the bank merger or to determine not to complete the bank merger at any time. The parties to the merger agreement may waive any of their conditions to closing, unless they may not be waived under law.

Management and Operations After the Mergers

Upon closing of the merger between Gold Coast Bancorp and Investors Bancorp, Gold Coast Bancorp will be merged into Investors Bancorp and the separate existence of Gold Coast Bancorp will cease. Immediately thereafter, upon the closing of the merger between Gold Coast Bank and Investors Bank, Gold Coast Bank will be merged into Investors Bank and the separate existence of Gold Coast Bank will cease. The directors and officers of Investors Bancorp and Investors Bank immediately prior to the mergers will continue as directors and officers of Investors Bancorp and Investors Bank after the mergers. Upon the closing of the mergers, the Gold Coast Bancorp directors and Ms. Catherine Califano will be appointed to an advisory board.

Effective Date of Mergers

The parties expect that the mergers will be effective early in the first quarter of 2020 or as soon as possible after the receipt of all regulatory and shareholder approvals and all regulatory waiting periods expire, but in no event will the closing of the mergers occur prior to January 2, 2020. The holding company merger will be legally completed by the filing of a certificate of merger with the Delaware Secretary of State. The bank merger will be legally completed by the filing of a certificate of merger with the NJDOBI. If the holding company merger is not consummated by July 24, 2020, either Gold Coast Bancorp or Investors Bancorp may terminate the merger agreement, unless the failure to consummate the holding company merger by this date is due to the breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement. See “—Conditions to the Mergers” above.

70

Under the terms of the merger agreement, the certificate of incorporation and bylaws of Investors Bancorp will be the certificate of incorporation and bylaws of the survivor of the holding company merger, which will retain the name “Investors Bancorp, Inc.” The certificate of incorporation and bylaws of Investors Bank will be the certificate of incorporation and bylaws of the survivor of the bank merger, which will retain the name “Investors Bank.” Investors Bancorp and Investors Bank, as the resulting entities, will continue to operate under the policies, practices and procedures currently in place. All assets and property owned by Gold Coast Bancorp shall immediately become the property of Investors Bancorp and all assets and property owned by Gold Coast Bank shall immediately become the property of Investors Bank. Investors Bancorp does not currently anticipate closing any branches of either bank relating to the mergers. The net result of the mergers will be a greater number of branches and a stronger presence in existing markets. Investors Bancorp will also recognize cost savings through consolidation of back office functions.

Public Trading Markets

Investors Bancorp. Investors Bancorp common stock is listed for trading on the NASDAQ Global Select Market under the symbol “ISBC.” It is a condition to each party’s obligation to complete the mergers that the Investors Bancorp common stock to be issued pursuant to the merger agreement be authorized for listing on the NASDAQ Global Select Market (subject to official notice of issuance). Immediately following the completion of the mergers, shares of Investors Bancorp common stock will continue to be listed on the NASDAQ under the symbol “ISBC.”

The shares of Investors Bancorp common stock to be issued in connection with the holding company merger will be freely transferable under the Securities Act of 1933, except for shares issued to any stockholder who may be deemed to be an affiliate of Investors Bancorp.

Investors Bancorp may from time to time repurchase shares of Investors Bancorp common stock and purchase shares of Gold Coast Bancorp common stock, and, if consented to by Investors Bancorp, Gold Coast Bancorp may from time to time repurchase shares of Gold Coast Bancorp common stock and purchase shares of Investors Bancorp common stock.

As of October [__], 2019, there were approximately [___] record holders of Investors Bancorp common stock.

Gold Coast Bancorp. Gold Coast Bancorp common stock is quoted on the OTC Pink marketplace operated by OTC Markets Group Inc. under the symbol “GLDT.” Upon completion of the holding company merger, Gold Coast Bancorp common stock will cease to be traded on the OTC Pink.

As of October [__], 2019, there were approximately 134 record holders of Gold Coast Bancorp common stock.

Fees and Expenses

Investors Bancorp and Gold Coast Bancorp will each pay its own costs and expenses in connection with the merger agreement and the transactions contemplated thereby except for the payment by Gold Coast Bancorp to Investors Bancorp of a termination fee in certain circumstances, as described above. In the event the merger agreement is terminated for any reason, all out-of-pocket costs (excluding the payment of professional fees) incurred in printing this proxy statement/prospectus and in mailing the proxy statement to shareholders of Gold Coast Bancorp will be shared equally by Investors Bancorp and Gold Coast Bancorp.

In addition, if either party willfully breaches the merger agreement, such party will be liable for all damages, costs and expenses sustained by the other party as a result of such breach.

Material United States Federal Income Tax Consequences of the Holding Company Merger

General. The following discussion sets forth the material United States federal income tax consequences of the holding company merger to U.S. holders (as defined below) of Gold Coast Bancorp common stock. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion is based upon the Internal Revenue Code, the regulations of the United States Department of the Treasury and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

71

For purposes of this discussion, the term “U.S. holder” means:

•	a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States or any of its political subdivisions;
•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or
•	an estate that is subject to United States federal income tax on its income regardless of its source.

This discussion assumes that you hold your shares of Gold Coast Bancorp common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;
•	a tax-exempt organization;
•	an S corporation or other pass-through entity;
•	an insurance company;
•	a mutual fund;
•	a dealer in securities or foreign currencies;
•	a trader in securities who elects the mark-to-market method of accounting for your securities;
•	a Gold Coast Bancorp shareholder who may be subject to the alternative minimum tax provisions of the Internal Revenue Code;
•	a Gold Coast Bancorp shareholder who received Gold Coast Bancorp common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•	a person who has a functional currency other than the U.S. dollar; or
•	a Gold Coast Bancorp shareholder who holds Gold Coast Bancorp common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds Gold Coast Bancorp common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership.

72

Gold Coast Bancorp shareholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the holding company merger, as well as the effects of state, local and non-U.S. tax laws.

Qualification as a Reorganization. Investors Bancorp and Gold Coast Bancorp have structured the holding company merger to qualify as a tax-free reorganization under United States federal income tax laws. The obligations of Investors Bancorp and Gold Coast Bancorp to complete the holding company merger are conditioned on their receipt of opinions of counsel to that effect. Specifically, Gold Coast Bancorp’s obligation to complete the holding company merger is subject to the receipt of (i) a written opinion, dated as of the effective time of the holding company merger, of Windels Marx Lane & Mittendorf, LLP, in form and substance reasonably satisfactory to Gold Coast Bancorp (the “Windels Tax Opinion”), to the effect that the holding company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) a copy of the McCarter Tax Opinion (as defined immediately below). Similarly, Investors Bancorp’s obligation to complete the holding company merger is subject to the receipt of (x) a written opinion, dated as of the effective time of the holding company merger, of McCarter & English, LLP, in form and substance reasonably satisfactory to Investors Bancorp (the “McCarter Tax Opinion” and, collectively with the Windels Tax Opinion, the “Tax Opinions”), to the effect that the holding company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (y) a copy of the Windels Tax Opinion. Neither Investors Bancorp nor Gold Coast Bancorp currently intends to waive these respective opinion conditions. Each Tax Opinion will be given in reliance on certain facts and representations contained in representation letters to be provided by Investors Bancorp and Gold Coast Bancorp and on customary assumptions and limitations.

The Tax Opinions will not be binding on the Internal Revenue Service or any court. Investors Bancorp and Gold Coast Bancorp have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the holding company merger and, as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth in the Tax Opinions or in the discussion below. In addition, if any of the representations or assumptions upon which the Tax Opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the holding company merger could be adversely affected. Accordingly, each Gold Coast Bancorp shareholder should consult its own tax advisor with respect to the particular tax consequences of the holding company merger to such holder. In addition, because a Gold Coast Bancorp shareholder may receive a mix of cash and stock despite having made a cash election or stock election, it will not be possible for holders of Gold Coast Bancorp common stock to determine the specific tax consequences of the holding company merger to them at the time of making the election.

Based on the assumption that the holding company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, the following discussion sets forth a summary of the material U.S. federal income tax consequences of the holding company merger.

Tax Treatment of the Entities. No gain or loss will be recognized by Investors Bancorp or Gold Coast Bancorp as a result of the holding company merger.

Tax Consequences of the Holding Company Merger Generally to the Holders of Gold Coast Bancorp Common Stock. The principal U.S. federal income tax consequences of the holding company merger to the U.S. holders of Gold Coast Bancorp Common Stock will be as follows:

•	Exchange Solely for Investors Bancorp Common Stock. No gain or loss will be recognized by a U.S. holder receiving solely shares of Investors Bancorp common stock in exchange for shares of Gold Coast Bancorp common stock pursuant to the holding company merger (except to the extent attributable to cash received in lieu of fractional shares, as discussed below);
•	Exchange Solely for Cash. Gain or loss will be recognized by a U.S. holder receiving solely cash in exchange for shares of Gold Coast Bancorp common stock equal to the difference between the amount of cash received and such shareholder’s tax basis in Gold Coast Bancorp common stock surrendered in the exchange;
•	Exchange for Investors Bancorp Common Stock and Cash. Gain (but not loss) will be recognized by a U.S. holder who receives shares of Investors Bancorp common stock and cash in exchange for shares of Gold Coast Bancorp common stock pursuant to the holding company merger, in an amount generally equal to the lesser of:
73

1.	the amount by which the sum of the fair market value of the Investors Bancorp common stock (including fractional shares of Investors Bancorp common stock deemed to be received and then redeemed as described below) and cash received (excluding cash received in lieu of fractional shares) exceeds such stock holder’s cost basis in the Gold Coast Bancorp common stock surrendered, or
2.	the amount of cash received in the holding company merger (excluding cash received in lieu of fractional shares);
•	The aggregate basis of the Investors Bancorp common stock received by any U.S. holder in the holding company merger (including fractional shares of Investors Bancorp common stock deemed to be received and then redeemed as described below) will be the same as the aggregate basis of Gold Coast Bancorp common stock for which it is exchanged, decreased by the amount of cash received in the holding company merger (excluding cash received in lieu of fractional shares), and increased by the amount of any income or gain recognized on the exchange (excluding any income or gain attributable to the receipt of cash in lieu of fractional shares); and
•	The holding period of Investors Bancorp common stock received in exchange for shares of Gold Coast Bancorp common stock will include the holding period of Gold Coast Bancorp common stock for which it is exchanged.

If a U.S. holder acquired different blocks of Gold Coast Bancorp common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of Gold Coast Bancorp common stock, and the cash and Investors Bancorp common stock received in the exchange will be allocated pro rata to each such block of common stock surrendered. Such shareholders should consult with their own tax advisors regarding the determination of the basis and holding period of the particular shares of Investors Bancorp common stock received in the exchange.

Subject to the recharacterization risk described immediately below, gain that a U.S. holder recognizes in connection with the holding company merger will constitute capital gain and will constitute long-term capital gain if such shareholder has held (or is treated as having held) its Gold Coast Bancorp common stock for more than one year as of the date of the holding company merger. Long-term capital gain of non-corporate U.S. holders of Gold Coast Bancorp common stock is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Additional Considerations – Potential Recharacterization of Gain as a Dividend. If a U.S. holder of Gold Coast Bancorp common stock receives a combination of Investors Bancorp common stock and cash consideration pursuant to the holding company merger, the gain (if any) recognized by such U.S. holder (calculated under the rules described above) will be treated either as capital gain or dividend income, depending upon the specific circumstances applicable to such holder. This determination will be made by treating the Gold Coast Bancorp shareholder as if the shareholder first exchanged all of its Gold Coast Bancorp common stock solely for Investors Bancorp common stock (instead of a combination of Investors Bank common stock and cash consideration) and then treating Investors Bancorp as if it immediately redeemed a portion of the Investors Bancorp common stock received by such Gold Coast Bancorp shareholder in the holding company merger in exchange for the cash consideration actually received by such shareholder. The gain recognized by such Gold Coast shareholder in the holding company merger (calculated under the rules describe above) will be treated as a capital gain (and not dividend income) if, with respect to such shareholder, the deemed redemption is “substantially disproportionate” or “not essentially equivalent to a dividend”, determined in accordance with Section 302(b) of the Internal Revenue Code.

74

In general, the deemed redemption will be “substantially disproportionate” with respect to a Gold Coast Bancorp shareholder if (1) the Gold Coast Bancorp shareholder owns less than 50% of the total combined voting power of all classes of stock of Investors Bancorp entitled to vote; and (2) taking into account constructive ownership rules, Gold Coast Bancorp shareholder’s percentage ownership in Investors Bancorp immediately after the deemed redemption is less than 80% of what the holder’s percentage ownership would have been if the holder had received solely Investors Bancorp common stock rather than a combination of stock and cash in the holding company merger (i.e., if stock ownership in Investors Bancorp is deemed to decrease by more than 20% as a result of the deemed redemption). Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a Gold Coast Bancorp shareholder will depend on the shareholder’s particular circumstances. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption generally must result in a “meaningful reduction” in Gold Coast Bancorp shareholder’s deemed percentage ownership of Investors Bancorp common stock as a result of the deemed redemption (which also takes into account the constructive ownership rules). However, the IRS has indicated that a minority shareholder whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” if the shareholder has any reduction in its percentage stock ownership as a result of the deemed redemption (taking into account the constructive ownership rules).

In certain circumstances there is a possibility that a similar risk of dividend treatment also could apply to U.S. holders who receive solely cash in exchange for their Gold Coast Bancorp common stock pursuant to the holding company merger but who are treated as owning Gold Coast Bancorp common stock or Investors Bancorp common stock under the constructive ownership rules.

Because the possibility of dividend treatment depends primarily upon holder’s particular circumstances, including the application of the constructive ownership rules, holders of Gold Coast Bancorp common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

Cash Received Instead of a Fractional Share of Investors Bancorp Common Stock. A Gold Coast Bancorp shareholder who receives cash instead of a fractional share of Investors Bancorp common stock will be treated as if the fractional share of Investors Bancorp common stock had initially been received as part of the holding company merger and then redeemed by Investors Bancorp in exchange for the cash actually received by such shareholder for the fractional share. As a result, such shareholder will recognize gain or loss equal to the difference between the amount of cash received and the basis in its fractional share, unless the receipt of such cash is “essentially equivalent to a dividend” within the meaning of Section 302(b) of the Internal Revenue Code (determined generally under the same standards that apply in determining the tax treatment of a U.S. holder who receives both cash and Investors Bancorp common stock in the holding company merger, as described above).

Information Reporting and Backup Withholding. Unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 24% of any cash payments to which a holder of Gold Coast Bancorp common stock or other payee is entitled pursuant to the holding company merger, unless the shareholder or other payee provides its tax identification number (social security number or employer identification number) and certifies that the number is correct. Each Gold Coast Bancorp shareholder and, if applicable, each other payee, is required to complete and sign the Form W-9 that will be included as part of the election form transmittal letter to avoid being subject to backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Investors Bancorp and the exchange agent.

75

The preceding discussion is intended only as a summary of material United States federal income tax consequences of the holding company merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, we urge Gold Coast Bancorp shareholders to consult their own tax advisors as to the specific tax consequences to them resulting from the holding company merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Resale of Investors Bancorp, Inc. Common Stock

Shares of Investors Bancorp common stock received by Gold Coast Bancorp shareholders in the merger will be registered under the Securities Act of 1933 and will be freely transferable.

This proxy statement/prospectus does not cover resales of Investors Bancorp `common stock received by any person who may be deemed to be an affiliate of Investors Bancorp.

Accounting Treatment

The accounting principles applicable to this transaction as described in Financial Accounting Standards Board Accounting Standards Codification 805 (“ASC 805”) provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire; and (d) recognizing and measuring goodwill or a gain from a bargain purchase.

The appropriate accounting treatment for this transaction is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Investors Bancorp will record at fair value the identifiable assets acquired and the liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

Rights of Dissenting Shareholders

Gold Coast Bancorp shareholders are entitled to dissent from the holding company merger and obtain the fair value of their Gold Coast Bancorp common stock in cash in accordance with the procedures established by Sections 623 and 910 of the New York Business Corporation Law (the “New York Law”). If the holding company merger is consummated, holders of Gold Coast Bancorp common stock who object to the holding company merger in writing prior to the special meeting of Gold Coast Bancorp shareholders to vote on the merger proposal, and who follow the procedures specified in Section 623 of the New York Law (summarized below), will have the right to receive cash payment of the fair value of their Gold Coast Bancorp common stock. A copy of Sections 623 and 910 of the New York Law are attached as Annex C to this proxy statement/prospectus. As described more fully below, such “fair value” may in certain cases be determined in a judicial proceeding, the result of which cannot be predicted. We cannot assure you that holders of Gold Coast Bancorp common stock exercising dissenters’ rights will receive consideration equal to or greater than the value of the Investors Bancorp common stock, cash or combination thereof to be issued to them in the holding company merger.

Ensuring perfection of dissenters’ rights can be complicated. The procedural rules are specific and must be followed precisely. A Gold Coast Bancorp shareholder’s failure to strictly comply with these procedural rules may result in such shareholder becoming ineligible to pursue dissenters’ rights. What follows is a summary, which is qualified in its entirety by reference to the full text of Sections 623 and 910 of the New York Law. Holders of Gold Coast Bancorp common stock wishing to exercise their dissenters’ rights should consult with their own legal advisors to ensure that they fully and properly comply with the requirements of the New York Law.

Requirements for Exercising Dissenters’ Rights.

Any holder of Gold Coast Bancorp common stock will have the right to receive a cash payment of the fair value of his, her or its Gold Coast Bancorp common stock and the other rights and benefits provided in Sections 623 and 910, if such Gold Coast Bancorp shareholder (1) does not vote in favor of the adoption of the merger agreement; and (2) files with Gold Coast Bancorp a written objection to the holding company merger prior to the special meeting of shareholders of Gold Coast Bancorp common stock being held for the adoption of the merger agreement.

76

The written objection must include:

•	notice of the holder of Gold Coast Bancorp common stock’s election to dissent;
•	the name and residence address of the dissenting holder of Gold Coast Bancorp common stock;
•	the number of shares of Gold Coast Bancorp common stock as to which the holder of such common stock dissents; and
•	a demand for payment of the fair value of such Gold Coast Bancorp common stock if the merger agreement is adopted and the holding company merger is consummated.

A vote against adoption of the merger agreement alone will not satisfy the requirement of filing a written objection. Failure to vote against adoption of the merger agreement will not waive a Gold Coast Bancorp shareholder’s right to receive payment if the Gold Coast Bancorp shareholder has filed a written objection in accordance with Section 623 of the New York Law and has not voted in favor of adoption of the merger agreement. If a Gold Coast Bancorp shareholder abstains from voting on adoption of the merger agreement, this will not waive his, her or its dissenter’s rights so long as the appropriate written objection to the holding company merger is properly and timely filed.

A signed and dated proxy left blank will be voted for adoption of the merger agreement and the transactions contemplated thereby, including the holding company merger; therefore, any Gold Coast Bancorp shareholder who wishes to exercise his, her or its dissenter’s rights must either vote against adoption of the merger agreement, abstain or not submit a signed and dated proxy without a voting instruction. Such written objection may not be required from any Gold Coast Bancorp shareholder to whom Gold Coast Bancorp did not give proper notice of the special meeting of Gold Coast Bancorp shareholders contemplated by this proxy statement/prospectus.

A holder of Gold Coast Bancorp common stock may not dissent as to less than all shares of Gold Coast Bancorp common stock held of record that he, she or it owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of Gold Coast Bancorp common stock as to less than all shares of Gold Coast Bancorp common stock of such beneficial owner held of record by the nominee or fiduciary.

All written objections to the holding company merger and notices of election to dissent should be addressed to:

Gold Coast Bancorp, Inc.

2929 Expressway Drive North

Islandia, New York 11749

Attention: Catherine Califano, Corporate Secretary

If the merger agreement is approved by the shareholders of Gold Coast Bancorp, within ten (10) days after shareholder approval of the merger agreement, Gold Coast Bancorp will give written notice of the approval by registered mail to each holder of Gold Coast Bancorp common stock who filed a timely written objection or from whom objection was not required, except for any Gold Coast Bancorp shareholder who voted in favor of the merger proposal. Any holder of Gold Coast Bancorp common stock from whom objection was not required and who elects to dissent must file with Gold Coast Bancorp, within twenty (20) days after the giving of notice to him, her or it, a written notice of election to dissent, stating the information described above. Either at the time of filing of the notice of election to dissent or within one month thereafter, a dissenting Gold Coast Bancorp shareholder must submit the certificates representing his, her or its shares of Gold Coast Bancorp common stock as to which such shareholder has exercised dissenters’ rights to Gold Coast Bancorp or its transfer agent. Gold Coast Bancorp will note conspicuously on the certificates that a notice of election to dissent has been filed and will then return the certificates to the Gold Coast Bancorp shareholder. Any Gold Coast Bancorp shareholder who fails to submit his, her or its certificates for notation within the required time shall, at the option of Gold Coast Bancorp upon written notice to such Gold Coast Bancorp shareholder within forty-five (45) days from the date of filing such notice of election to dissent, lose his, her or its dissenter’s rights unless a court, for good cause shown, otherwise directs.

77

Within fifteen (15) days after the expiration of the period within which Gold Coast Bancorp shareholders may file their notices of election to dissent, or within fifteen (15) days after the completion of the holding company merger, whichever is later (but in no case later than ninety (90) days after Gold Coast Bancorp shareholders approve the merger agreement), Investors Bancorp, as the surviving corporation in the holding company merger, will make a written offer by registered mail to each Gold Coast Bancorp shareholder who has filed a notice of election, to pay for his, her or its dissenting shares at a specified price, which the surviving corporation considers to be their fair value. If the holding company merger has occurred, Investors Bancorp must accompany the offer by an advance payment to each Gold Coast Bancorp shareholder who has submitted his, her or its stock certificates of an amount equal to 80% of the amount of the offer. Acceptance of such payment does not constitute a waiver of any dissenters’ rights. The offer must be made at the same price per share to all the dissenting Gold Coast Bancorp shareholders. If, within thirty (30) days after the making of an offer, Investors Bancorp and any dissenting Gold Coast Bancorp shareholders agree on the price to be paid for dissenting shares, the balance of payment for the shares must be made within sixty (60) days after the date the offer is made or the completion of the holding company merger, whichever is later, and upon surrender of the certificates representing such shares of Gold Coast Bancorp common stock to Investors Bancorp.

If Investors Bancorp fails to make an offer to dissenting Gold Coast Bancorp shareholders within the 15-day period described above, or if it makes the offer and any dissenting Gold Coast Bancorp shareholder fails to agree with Investors Bancorp within thirty (30) days thereafter upon the price to be paid for his, her or its shares, Investors Bancorp is required, within twenty (20) days after the expiration of whichever is the applicable of the two periods, to institute a special proceeding in the supreme court in the judicial district in which the office of Gold Coast Bancorp is located to determine the rights of dissenting Gold Coast Bancorp shareholders and to fix the fair value of their shares. If Investors Bank fails to institute a proceeding within the 20-day period, any dissenting Gold Coast Bancorp shareholder may institute a proceeding for the same purpose not later than 30 days after the expiration of the 20-day period. If a dissenting Gold Coast Bancorp shareholder does not institute a proceeding within the 30-day period, all dissenters’ rights are lost unless the court, for good cause shown, otherwise directs.

During each proceeding, the court will determine whether each dissenting Gold Coast Bancorp shareholder is entitled to receive payment for his, her or its shares and, if so, will fix the value of such shares, which will be the fair value, as of the close of business on the day prior to the date Gold Coast Bancorp shareholders voted to adopt the merger agreement, taking into consideration the nature of the transaction giving rise to the Gold Coast Bancorp shareholder’s right to receive payment for his, her or its dissenting shares and its effects on Investors Bancorp, as the surviving corporation, and Gold Coast Bancorp’s shareholders, the concepts and methods then customary in relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court will determine the fair value of the shares without a jury and without referral to an appraiser or referee. The court will also include an allowance for interest on such amount to be paid from the completion of the holding company merger to the date of payment at such rate as the court finds equitable, taking into account all relevant factors, including the rate of interest which the surviving corporation would have had to pay to borrow money during the pendency of the proceeding, unless the court finds that a Gold Coast Bancorp shareholder’s refusal to accept Investors Bancorp’s offer of payment was arbitrary, vexatious or otherwise not in good faith, in which case no interest will be awarded.

78

Each party will bear its party’s own costs and expenses for the proceeding, including the fees and expenses of its counsel and of any experts. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by Investors Bancorp against any or all of the dissenting Gold Coast Bancorp shareholders who are parties to the proceeding, if the court finds that the Gold Coast Bancorp shareholder’s refusal to accept Investors Bancorp’s offer was arbitrary, vexatious or otherwise not in good faith. The court, in its discretion, may also apportion or assess any part of the dissenting shareholder’s cost, expenses and fees against Investors Bancorp if it finds that the fair value of the shares as determined materially exceeds the amount which Investors Bancorp offered to pay; that no offer or advance payment was made by Investors Bancorp; that Investors Bancorp failed to institute the special proceeding within the specified period; or that Gold Coast Bancorp’s and/or Investors Bancorp’s (as applicable) actions in complying with its obligations under Section 623 were arbitrary, vexatious or otherwise not in good faith. Within sixty (60) days following the final determination of the court, Investors Bancorp shall pay to each dissenting shareholder the amount found to be due him, her or it upon such shareholder’s surrender of all certificates representing the dissenting shares.

A Gold Coast Bancorp shareholder may withdraw its notice of election of dissenters’ rights without Gold Coast Bancorp’s or Investors Bancorp’s consent at any time prior to such shareholder’s acceptance in writing of an offer from Investors Bancorp to purchase such shareholder’s dissenting shares. Gold Coast Bancorp shareholders may not withdraw a notice of election without Investors Bancorp’s written consent more than sixty (60) days after the completion of the holding company merger, except in the case that Investors Bancorp failed to make a timely offer, in which case the period for withdrawal is extended to the date that is sixty (60) days after the offer is made. In order for a withdrawal of a notice of election to be effective, the shareholder must return to Investors Bancorp any advance payment made to such Gold Coast Bancorp shareholder with such withdrawal.

The enforcement by a Gold Coast Bancorp shareholder of his, her or its right to receive payment for dissenting shares in accordance with Section 623 generally is an exclusive remedy and excludes the shareholder from seeking enforcement of any other rights to which he, she or it might otherwise be entitled by virtue of his, her or its ownership of Gold Coast Bancorp shares, except for appropriate actions to obtain relief on the grounds that the holding company merger will be or is unlawful or fraudulent as to such shareholder.

If a notice of election is withdrawn, or the holding company merger is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his, her or its shares, or the shareholder shall otherwise lose his, her or its dissenters' rights, the shareholder will not have the right to receive payment for his, her or its shares and will instead be reinstated to all of his, her or its rights as a shareholder as of the consummation of the holding company merger.

Gold Coast Bancorp will not provide you with any notice regarding your dissenters’ rights other than as described in this proxy statement/prospectus and the notice of special meeting included with this proxy statement/prospectus.

If the merger agreement is adopted by the requisite vote of the shareholders of Gold Coast Bancorp at the special meeting and the holding company merger is consummated, Investors Bancorp will assume the obligations of Gold Coast Bancorp under Sections 623 and 910 of the New York Law.

79

Comparison of Stockholders’ Rights

If the holding company merger is completed, Gold Coast Bancorp shareholders will have an opportunity to elect to receive shares of Investors Bancorp common stock, cash or a combination thereof in exchange for their shares of Gold Coast Bancorp common stock, according to the exchange ratio described under the heading “Merger Consideration; Cash or Stock Election” beginning on page 54. Investors Bancorp is incorporated under the laws of the State of Delaware, and Gold Coast Bancorp is incorporated under the laws of the State of New York. Upon completion of the holding company merger, the certificate of incorporation and bylaws of Investors Bancorp in effect immediately prior to the effective time of the holding company merger will be the certificate of incorporation and bylaws of the combined company. Consequently, the rights of Gold Coast Bancorp’s shareholders who elect to receive shares of Investors Bancorp common stock as a result of the holding company merger will be governed by the Delaware General Corporation Law (“DGCL”), Investors Bancorp’s certificate of incorporation and Investors Bancorp’s bylaws.

The following is a summary of certain material differences between the rights of holders of Investors Bancorp common stock and Gold Coast Bancorp common stock as of the date of this proxy statement as a result of differences between the respective companies’ organizational documents and between the DGCL and the New York Business Corporation Law (“NYBCL”). This summary does not purport to be a complete statement of the differences in the rights of holders of Investors Bancorp common stock and Gold Coast Bancorp common stock. For more information regarding Investors Bancorp’s organizational documents, please refer to “Where You Can Find More Information,” beginning on page 95.

INVESTORS BANCORP	GOLD COAST BANCORP
Authorized Capital Stock
Investors Bancorp’s certificate of incorporation authorizes it to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of the most recent practicable date available, there were [•] shares of Investors Bancorp common stock issued and outstanding and no shares of Investors Bancorp preferred stock outstanding.	Gold Coast Bancorp’s certificate of incorporation authorizes it to issue up to 10,000,000 shares of common stock, par value $0.01 per share. As of the record date for the special meeting of Gold Coast Bancorp’s shareholders, there were 3,934,387 shares of Gold Coast Bancorp common stock issued and outstanding.
Voting
Each holder of Investors Bancorp common stock is generally entitled to one vote per share of Investors Bancorp common stock held by such stockholder; provided, however, that Investors Bancorp’s certificate of incorporation provides that any stockholder who beneficially own more than 10% of the shares of Investors Bancorp common stock then outstanding (the “10% Limit”) is not entitled to any votes with respect to the portion of such shares held in excess of the 10% Limit.	Each holder of Gold Coast Bancorp common stock is entitled to one vote for per share of Gold Coast Bancorp common stock held by such shareholder.

80

Size of Board of Directors

Investors Bancorp’s certificate of incorporation and bylaws provide that the number of directors of Investors Bancorp will be as designated by the board of directors from time to time pursuant to a resolution adopted by a majority of the entire board of directors.

There are currently 11 directors on the Investors Bancorp board of directors.

Gold Coast Bancorp’s bylaws provide that the initial number of directors of Gold Coast Bancorp will be 14, and that Gold Coast Bancorp’s shareholders are entitled to increase or decrease the number of directors from time to time.

There are currently 12 directors on the Gold Coast Bancorp board of directors.

Classes of Directors
Investors Bancorp’s board of directors is divided into three staggered classes, with each class serving a three-year term and the term of office of one class expiring each year.	Gold Coast Bancorp’s board of directors is also divided into three staggered classes with each class serving a three-year term and the term of office of one class expiring each year.
Removal of Directors; Mandatory Retirement Age

Subject to the rights of the holders of any series of Investors Bancorp preferred stock then outstanding, Investors Bancorp’s directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 80% of the shares entitled to vote in the election of directors, voting together as a single class

Investors Bancorp’s bylaws contain a mandatory retirement provision that requires the directors of Investors Bancorp to retire from the board of directors upon the first annual meeting following the date on which such director reaches the age of seventy-five.

Any or all of Gold Coast Bancorp’s directors may be removed at any time, with or without cause, at a special meeting of the shareholders by the vote of a majority of all then outstanding shares of Gold Coast Bancorp entitled to vote.

Gold Coast Bancorp’s certificate of incorporation and bylaws do not contain a mandatory retirement age provision.

Filling of Vacancies on the Board of Directors; Newly Created Directorships

Investors Bancorp’s bylaws provide that subject to the rights of the holders of any series of Investors Bancorp preferred stock then outstanding, newly created directorships or any vacancies on the board of directors resulting from death, resignation, retirement, disqualification removal or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen will hold office for a term expiring at the annual meeting of stockholders at which the term of the class of directors to which they have been chosen expires.

Under Section 223(c) of the DGCL, if, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Gold Coast Bancorp’s bylaws provide that newly created directorships and vacancies on the board of directors for any reason may be filled by a majority vote of the directors then in office, even if less than a quorum exists; provided, however, that in the case of removal of directors with or without cause at a special meeting by vote of a majority of all then outstanding shares of Gold Coast Bancorp entitled to vote, the vacancy or vacancies created thereby may be filled by vote of the shareholders at such meeting (and if not so filled, shall be filled by a majority vote the directors then in office as described in the first part of this sentence).

Directors elected to fill newly created directorships or vacancies shall hold such office until the next annual meeting of shareholders and until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.

Section 705 of the NYBCL provides that a vacancy on the board of directors created by the removal of a director without cause may be filled only by vote of the shareholders.

81

Special Meetings of Stockholders

Investors Bancorp’s certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (i.e., not taking into account any vacancies at the time such resolution is presented to the board of directors).

Investors Bancorp’s bylaws provide that special meetings of stockholders may be called by or upon the direction of the Chairman, Chief Executive Officer, President or a majority of the authorized directorships, and that only such business shall be conducted at such meeting as shall have been brought before the meeting pursuant to the notice of meeting.

Gold Coast Bancorp’s bylaws provide that a special meeting of shareholders may be called at any time by the board of directors or the holders of a majority of the outstanding shares, and that such meeting shall be held on such day and time as is fixed in the call of the meeting.
Quorum Requirements for Meeting of Stockholders

Investors Bancorp’s bylaws provide that, subject to any limitations contained in the certificate of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, provided that if less than a majority of the outstanding shares are represented at a meeting, the Chairman of the meeting or the holders of a majority of shares so represented may adjourn the meeting from time to time.

Investors Bancorp’s certificate of incorporation provides that the presence in person or by proxy of the holders of record of shares of capital stock of the corporation entitled to cast one-third of all votes entitled to be cast by the holders of capital stock of the corporation shall constitute a quorum.

Gold Coast Bancorp’s bylaws provide that at each meeting of shareholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum.

82

Action by Written Consent of Stockholders Without Meeting
Under Investors Bancorp’s certificate of incorporation and bylaws, any action required to be taken or that may be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders consent in writing thereto.	Under Gold Coast Bancorp’s bylaws, any action permitted or required to be taken by the vote of the shareholders may be taken without a meeting on written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting which all shares entitled to vote thereon were present and voted.
Notice of Stockholder Meetings; Advance Notice Requirements

Investors Bancorp’s bylaws generally require that written notice stating the place, day and hour of each meeting of stockholders and the purpose or purposes for which the meeting is called be delivered not less than 10 nor more than 60 days before such meeting to each stockholder of record entitled to vote at such meeting.

Nominations of directors and proposals of business to be transacted by the stockholders at an annual meeting of stockholders may be made (a) in the corporation's notice with respect to such meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of record at the time of the giving of the corporation’s notice who is entitled to vote at the meeting and who has complied with the notice procedures set forth in the bylaws (referred to hereinafter as “advance notice requirements”). For nominations or other business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must give written notice to the secretary of the corporation at least 90 days prior to the one year anniversary of the date of the corporation’s proxy materials for the preceding year, unless the annual meeting date is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, in which case notice must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made, (ii) such business must be a proper matter for stockholder action under the DGCL, and (iii) the stockholder must comply with certain other requirements and procedures set forth in the bylaws.

Such stockholder’s notice must contain certain information required pursuant to the bylaws, including, without limitation, information about the stockholder’s proposed director nominees, a brief description of the business proposed by stockholder to be conducted at the meeting and any material interest of such stockholder in such business, and the class and number of shares of the corporation that are owned beneficially and of record by such stockholder.

Under Gold Coast Bancorp’s bylaws, written notice stating the place, date and hour of each meeting of shareholders and the purpose for which the meeting is called must be delivered not less than 10 nor more than 60 days before such meeting to each shareholder entitled to vote thereat.

Gold Coast Bancorp’s bylaws do not contain advance notice requirements.

83

Indemnification of Directors and Officers

Section 145 of the DGCL generally permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The DGCL further provides that, to the extent a present or former director or officer of a corporation has been successful in defending any such proceeding, the corporation must indemnify him or her. With respect to a proceeding by or in the right of the corporation (i.e., derivative actions), the DGCL provides that such persons may be indemnified if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

Under Section 722 of the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation) by reason of the fact that he or she was a director or officer of the corporation (or serving as such at the request of the corporation as a director or officer of another entity) against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of proceeding by or in the right of the corporation (i.e., derivative actions), the corporation may indemnify such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (1) a threatened action, or a pending action that is settled or otherwise disposed or (2) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and settlement amount as the court deems proper.

84

The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of the final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he or she is not entitled to indemnification.

Investors Bancorp’s certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity (including an employee benefit plan) shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment). The right to indemnification includes the right to the advancement of expenses incurred in defending any such proceeding in advance of its final disposition, subject to the proposed indemnitee’s delivery to the corporation of a written undertaking to repay such advanced expenses if delivery of such an undertaking is required under the DGCL.

Investors Bancorp’s certificate of incorporation provides that the corporation’s board of directors may, but is not required to, grant rights of indemnification and to the advancement of expenses to any employee or agent of the corporation to the same extent as described above with respect to officers and directors of the corporation.

The DGCL and Investors Bancorp’s certificate of incorporation authorize the corporation to purchase insurance on behalf of indemnities against any liability asserted against him or her in such designated capacity, whether or not the corporation itself would be empowered to indemnify him or her against such liability.

The indemnification provisions of the NYBCL require indemnification of any individual who has been successful on the merits or otherwise in defense of any action or proceeding that he or she was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. Except as provided in the preceding sentence, unless ordered by the court, any indemnification under the NYBCL as described in the immediately preceding paragraph may be made only if indemnification is authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by the disinterested directors of the board if a quorum is available or, if a quorum is unavailable, by (1) the board of directors upon the written opinion of independent legal counsel or (2) the shareholders.

Under Section 726 of the NYBCL, a New York corporation is permitted to purchase insurance to indemnify its directors and officers.

Gold Coast Bancorp’s bylaws provide that the corporation shall indemnify its directors, officers and employees to the fullest extent allowed by law to the extent the board of directors determines that the proposed indemnitee has satisfied the applicable standards of conduct under the NYBCL. The bylaws further provide that any advancement of expenses in advance of the final disposition of any action, suit or proceeding shall be made at the discretion of the board of directors.

85

Limitation of Personal Liability of Directors and Officers

Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Investors Bancorp’s certificate of incorporation provides that Investors Bancorp’s directors are not liable to Investors Bancorp or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which concerns unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation further provides that if the DGCL is amended to authorize a further or greater limitation or elimination of personal liability of directors, then the liability of the corporation’s directors shall be so limited or eliminated.

Section 402(b) of the NYBCL provides that the certificate of incorporation of a New York corporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit: (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719; or (ii) the liability of any director for any act or omission prior to the adoption of a provision authorized by this paragraph.

Gold Coast Bancorp’s certificate of incorporation provides that no director or officer of the corporation shall be personally liable to the corporation or its shareholders for any damages for breach of duty in such capacity except if a judgment or other final adjudication adverse to such director or officer establishes that (i) the director’s or officer’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, (ii) the director or officer personally gained in act a financial profit or other advantage to which he or she was not legally authorized, or (iii) the director’s acts violated Section 719 of the NYBCL.

Inspection of Books and Records
Section 220 of the DGCL permits any stockholder, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts of, during the corporation’s normal business hours: (i) Investors Bancorp’s stock ledgers, a list of stockholders and its other books and records; and (ii) the books and records of Investors Bancorp’s subsidiaries, to the extent that Investors Bancorp has actual possession and control of such records of such subsidiary or could obtain such records through the exercise of control over such subsidiary, subject to certain restrictions.	Under Section 624 of the NYBCL, any person who has been a Gold Coast Bancorp shareholder of record, upon five days’ written demand, has the right to examine, in person, or by agent or attorney, the minutes of the proceedings of the shareholders and record of shareholders, and to make extracts from such minutes and records, during normal business hours and for any purpose reasonably related to such person’s interest as a shareholder. Additionally, upon the written request of a shareholder, Gold Coast Bancorp must give or mail to such shareholder an annual balance sheet and profit and loss statement for the preceding fiscal year, and, if any interim balance sheet or profit and loss statement has been distributed to its shareholders or otherwise made available to the public, the most recent such interim balance sheet or profit and loss statement.

86

Exclusive Forum Provisions
Investors Bancorp’s certificate of incorporation provides that, unless the corporation consents in writing to a different forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.	Gold Coast Bancorp’s organizational documents do not contain an exclusive forum provision.
Amendments to Certificate of Incorporation and Bylaws

Investors Bancorp’s certificate of incorporation provides that the corporation has the right to amend or repeal any provision in the certificate of incorporation in the manner prescribed by the DGCL, and that all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, the affirmative vote of the holders of at least 85% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors (but subject to the 10% Limit), voting together as a single class, shall be required to amend or repeal (i) this 85% requirement, (ii) the 10% Limit, (iii) the prohibition on stockholder action by written consent; (iv) provisions prescribing the manner of calling of special meetings; (v) provisions prescribing the manner of election and removal of directors, filling of director vacancies and certain advance notice requirements for stockholder nominations; (vi) provisions prescribing the manner of amendment of the bylaws and (vii) the exclusive forum for assertion of certain claims.

Investors Bancorp’s certificate of incorporation and bylaws authorize the board of directors to adopt, amend or repeal the bylaws of the corporation by the affirmative vote of a majority of the entire board of directors. The certificate of incorporation and bylaws also provide that the corporation’s stockholders may adopt, amend or repeal the bylaws by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote (after giving effect to the 10% Limit), voting together as a single class.

Section 803(a) of the NYBCL provides that the certificate of incorporation may be amended or changed by a vote of the board of directors followed by a vote of the majority of all outstanding shares of capital stock entitled to vote; provided, however, that if the provision to be amended requires the vote of a greater proportion of the board of directors or shareholders, then such provision may not be amended except by such vote.

Gold Coast Bancorp’s bylaws provide that the shareholders shall have the sole power to adopt, amendment or repeal the bylaws.

87

Anti-Takeover Provisions and Restrictions on Business Combinations

Under Section 203 of the DGCL, corporations with a class of voting stock that is publicly traded may not enter into any “business combination” transaction with an “interested stockholder” for a period of three years from the date on which the stockholder first becomes an interested stockholder if the transaction is caused by the interested stockholder, unless:

•     prior to the stockholder becoming an interested stockholder, the board of directors approves the business combination or the transaction in which the stockholder became an interested stockholder;

•     upon the completion of the transaction in which the stockholder became an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation other than shares held by directors who are also officers and certain employee stock plans; or

•     the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the then outstanding shares entitled to vote and not owned by the interested stockholder.

A “business combination” for purposes of Section 203 of the DGCL includes mergers, consolidations, issuances or transfers of stock, sales or dispositions of 10% or more of the assets of the corporation, loans or other financial benefits, and certain other transactions having similar effect. An “interested stockholder” for purposes of Section 203 of the DGCL means any person who (together with its affiliates and associated persons) owns (or in the case of certain control persons, officers and directors or other related parties to the corporation, owned within the past three years) at least 15% of the then outstanding voting stock o the corporation. A corporation may opt out of the provisions of Section 203 of the DGCL, however Investors Bancorp has not so opted out.

Under Section 912 of the NYBCL, certain corporations are prohibited from engaging in any “business combination” with an “interested shareholder” for a period of five years from the date on which the shareholder first becomes an interested shareholder, unless:

•     prior to the shareholder becoming an interested shareholder, the board of directors approves the business combination in which the shareholder became an interested shareholder;

•     the acquisition of the stock in which the shareholder become an interested shareholder was approved by the board of directors;

•     the business combination is approved by the affirmative vote of the holders of at least a majority of the then outstanding voting stock not beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the date on which such shareholder become an interested shareholder; or

•     the consideration to be received by holders of each class or series of the outstanding capital stock of the corporation in such business combination is cash, or in the same form as the interested shareholder used to acquire the largest number of shares of such class or series of stock previously acquired by it, such consideration shall be distributed promptly, and certain other requirements are met.

The NYBCL defines the term “business combination” to include certain mergers, consolidations, issuances or transfers of stock, sales or dispositions of 10% or more of the assets of the corporation, loans or other financial benefits, and certain other transactions having similar effect. The NYBCL defines the term “interested shareholder” generally as any person who owns at least 20% of the outstanding shares of voting stock of the corporation. The NYBCL permits corporations to opt out of the provisions of Section 912, which Gold Coast Bancorp has not done.

Section 912 of the NYBCL does not apply to corporations that do not have a class of voting stock registered with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Because Gold Coast Bancorp does not have a class of securities so registered, the provisions of Section 912 do not presently apply to it.

88

Appraisal Rights and Dissenters’ Rights
Section 262 of the DGCL permits stockholders to dissent from a merger, consolidation or a sale of all or substantially all the assets of the corporation and petition the Delaware Court of Chancery to determine the fair value of their shares, subject to certain statutorily defined procedures. Such “appraisal rights” may not be available if the corporation’s stock is either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless if, in the subject transaction, stockholders of the corporation are to receive as consideration for their shares of the corporation’s capital stock anything other than: (a) stock of the surviving corporation; (b) stock of any corporation that is or will be listed on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares; or (d) any combination of the foregoing. The DGCL further provides that no appraisal rights are available for any shares of stock of a constituent corporation surviving a merger if the merger did not require the approval of the stockholders of the surviving corporation as provided in Section 251(f) of the DGCL.	Section 910 of the NYBCL permits shareholders to dissent from a merger, consolidation, sale or disposition of all or substantially all the assets of a corporation, or a share exchange, subject to certain statutorily defined procedures, and receive payment of the fair value of their shares. However, dissenters’ rights do not apply in a merger to shareholders of (i) the parent corporation in a merger with its subsidiary; (ii) the surviving corporation, except in a merger pursuant to which certain specified changes to the rights of shares held by such shareholder are effected and (iii) shares listed on a national securities exchange at the record date for the vote to approve the merger.

89

Description of Capital Stock of Investors Bancorp, Inc.

Investors Bancorp is authorized to issue 1.0 billion shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share. At [__________], 2019, there were [ ] shares of Investors Bancorp common stock issued and outstanding. Investors Bancorp has no outstanding shares of preferred stock. Each share of Investors Bancorp common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

The common stock of Investors Bancorp represents nonwithdrawable capital, is not an account of an insurable type, and is not insured by the FDIC or any other government agency.

Common Stock

Dividends. Investors Bancorp may pay dividends out of statutory surplus or from net earnings if, as and when declared by its board of directors. The payment of dividends by Investors Bancorp is subject to limitations that are imposed by law and applicable regulations. The holders of common stock of Investors Bancorp will be entitled to receive and share equally in dividends as may be declared by the board of directors of Investors Bancorp out of funds legally available for the payment of dividends. If Investors Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of Investors Bancorp have exclusive voting rights in Investors Bancorp. They elect Investors Bancorp’s board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock is entitled to one vote per share and may not cumulate votes in the election of directors. The Certificate of Incorporation provides that stockholders who beneficially own in excess of 10% of the then outstanding shares of common stock of Investors Bancorp are not entitled to any vote with respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as persons acting in concert with such person or entity. If Investors Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require a supermajority vote of the holders of common stock for approval, including the removal of directors or stockholder amendments to Investors Bancorp’s bylaws, which require an 80% stockholder vote, or the amendment of certain provisions of Investors Bancorp’s certificate of incorporation, which requires an 85% stockholder vote.

Liquidation. In the event of any liquidation, dissolution or winding up of Investors Bank, Investors Bancorp, as the holder of 100% of Investors Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Investors Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account established by Investors Bancorp in connection with its second step conversion, all assets of Investors Bank available for distribution. In the event of liquidation, dissolution or winding up of Investors Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Investors Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

90

Preemptive Rights. Holders of the common stock of Investors Bancorp are not entitled to preemptive rights with respect to any additional shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Investors Bancorp’s authorized preferred stock are outstanding. Preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. Investors Bancorp’s board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Certain Provisions of the Investors Bancorp, Inc. Certificate of Incorporation and Bylaws

The following discussion is a general summary of the material provisions of Investors Bancorp’s certificate of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect, thereby possibly discouraging a third party from seeking control of Investors Bancorp. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Investors Bancorp’s certificate of incorporation and bylaws, reference should be made in each case to the document in question.

Investors Bancorp’s certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Investors Bancorp more difficult.

The following description is a summary of the provisions of the certificate of incorporation and bylaws. See “Where You Can Find More Information” on page 95 as to how to review a copy of these documents.

Directors. The board of directors is divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected each year. Thus, it would take at least two special elections to replace a majority of Investors Bancorp’s board of directors. Further, the bylaws impose notice and information requirements in connection with stockholder proposals and the stockholder nominations of candidates for election to the board of directors.

Restrictions on Call of Special Meetings. The certificate of incorporation and bylaws provide that special meetings of stockholders can be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directorships. Stockholders are not authorized to call a special meeting of stockholders.

Prohibition of Cumulative Voting. The certificate of incorporation prohibits cumulative voting for the election of directors.

Limitation of Voting Rights. The certificate of incorporation provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock (either by itself or together with its affiliates and persons acting in concert with it) be entitled or permitted to vote any of the shares held in excess of the 10% limit.

Restrictions on Removing Directors from Office. The certificate of incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of Investors Bancorp’s then outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “Limitation of Voting Rights”).

91

Authorized but Unissued Shares. Investors Bancorp has authorized but unissued shares of common and preferred stock. The certificate of incorporation authorizes 100 million shares of serial preferred stock. Investors Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Investors Bancorp that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Investors Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by Investors Bancorp’s Board of Directors and also by a majority of the outstanding shares of Investors Bancorp’s voting stock, except for certain nominal changes; provided, however, that approval by at least 85% of the outstanding stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed under the caption “Limitation of Voting Rights”) is required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Investors Bancorp;
(ii)	The prohibition on cumulative voting;
(iii)	The requirement that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting;
(iv)	The inability of stockholders to call special meetings of stockholders;
(v)	The division of the board of directors into three staggered classes;
(vi)	The ability of the board of directors to fill vacancies on the board of directors;
(vii)	The requirement that stockholders must comply with the bylaws in order to nominate directors and bring other business before meetings of stockholders;
(viii)	The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;
(ix)	The provisions regarding the amendment and repeal of the bylaws;
(x)	The provisions regarding the amendment and repeal of the certificate of incorporation; and
(xi)	The provision establishing Delaware as the sole and exclusive forum for certain actions brought on behalf of or against Investors Bancorp.

The bylaws may be amended by the affirmative vote of a majority of the total number of directors which Investors Bancorp would have if there were no vacancies on the board of directors of Investors Bancorp, or the affirmative vote of at least 80% of the total votes eligible to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed under the caption “Limitation of Voting Rights”).

92

Business Combinations with Interested Stockholders

Section 203 of the Delaware General Corporation Law provides that a corporation with a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders may not engage in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the time at which that stockholder became an interested stockholder, unless (i) the board of directors approved the transaction which resulted in the stockholder becoming interested; (ii) upon consummation of the transaction which resulted in the stockholder becoming interested, the stockholder owned at least 85% of the voting stock of the corporation, calculated pursuant to the statute; or (iii) the business combination is approved by the board of directors and authorized at a meeting of the stockholders by the affirmative vote of at least 66 2/3% of the voting stock that is not owned by the interested stockholder.

For purposes of these provisions, an “interested stockholder” includes:

•	any person (with certain exceptions) who is the owner of more than 15% of Investors Bancorp outstanding common stock; or
•	any affiliate of Investors Bancorp who was the beneficial owner of more than 15% of Investors Bancorp outstanding common stock during the prior three years (with certain exceptions).

For purposes of these provisions, a “business combination” is defined to include:

•	any merger or consolidation of Investors Bancorp or any majority-owned subsidiary;
•	the disposition, in one transaction or a series of transactions, of the assets of Investors Bancorp or any majority-owned subsidiary having an aggregate value of 10% or more of either the assets of Investors Bancorp and its subsidiaries on a consolidated basis or the aggregate market value of all of the outstanding stock of Investors Bancorp;
•	the issuance or transfer by Investors Bancorp or any majority-owned subsidiary of any of its stock (with certain exceptions where there is no increase in the interested stockholder’s proportionate share of the stock of the corporation);
•	any transaction involving Investors Bancorp or any majority-owned subsidiary that has the effect, directly or indirectly, of increasing the proportionate share of the stock, or securities convertible into the stock, of the corporation or subsidiary which is owned by the interested stockholder; and
•	any receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits (with certain exceptions) provided through Investors Bancorp or any majority-owned subsidiary.

This provision is intended to deter an acquiring party from utilizing two-tier pricing and similar coercive tactics in an attempt to acquire control of Investors Bancorp. However, it is not intended to, and will not, prevent or deter all tender offers for shares of Investors Bancorp.

Neither of Investors Bancorp’s certificate of incorporation or bylaws contains an election, as permitted by Delaware law, to be exempt from the requirements of Section 203.

93

PROPOSAL 2 – ADJOURNMENT OF SPECIAL MEETING AND VOTE ON OTHER BUSINESS THAT PROPERLY COMES BEFORE THE SPECIAL MEETING

The Gold Coast Bancorp Board of Directors seeks the authorization of our shareholders to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to constitute a quorum or approve the merger agreement and to authorize the named proxies to vote on other matters properly presented at the special meeting.

In the event that there are not sufficient votes to constitute a quorum or approve the merger agreement at the time of the Gold Coast Bancorp special meeting of shareholders, the merger agreement may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In that event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the merger agreement and the holding company merger.

If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned. If it is necessary to adjourn the special meeting for 30 days or more, notice of the time and place of the adjourned meeting will be given in the same manner as the original meeting.

In addition, there may be other matters that may be properly presented at the special meeting for a vote and as to all such matters, the Board of Directors intends to direct the voting of shares in the manner determined by the Board of Directors in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of Gold Coast Bancorp and its shareholders as a whole. As of the date of this proxy statement/prospectus, Gold Coast Bancorp is not aware of any other business that may properly come before the special meeting.

The affirmative vote of the holders of a majority of the votes cast at the special meeting by holders of outstanding shares of Gold Coast Bancorp common stock present and entitled to vote at the special meeting is required in order to approve and adopt this proposal. Abstentions, although counted for the purpose of determining whether a quorum is present at the meeting, will not constitute or be counted as “votes cast,” so they will have no effect on the approval of this matter. Broker non-votes, if any, will not be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum and will have no effect on the vote with respect to this proposal.

Gold Coast Bancorp’s Board of Directors unanimously recommends that the shareholders of Gold Coast Bancorp vote “FOR” approval of authorization of the Board of Directors to (i) adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

EXPERTS

The consolidated financial statements of Investors Bancorp, Inc., as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINIONS

McCarter & English, LLP, counsel to Investors Bancorp, will (i) pass upon the validity of the common stock to be issued in the holding company merger and (ii) deliver its opinion to Investors Bancorp as to the United States federal income tax consequences of the holding company merger. Windels Marx Lane & Mittendorf, LLP, counsel to Gold Coast Bancorp, will deliver its opinion to Gold Coast Bancorp as to the United States federal income tax consequences of the holding company merger.

94

OTHER MATTERS

As of the date of this proxy statement/prospectus, the Gold Coast Bancorp Board of Directors knows of no other matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. However, if any other matter shall properly come before the special meeting or any adjournment or postponement thereof and shall be voted upon, and if Proposal 2 is approved, the individuals named in the proxy as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting will vote on such matters in their discretion. However, no proxy that is voted against the merger agreement or against Proposal 2 will be voted in favor of any adjournment or postponement.

WHERE YOU CAN FIND MORE INFORMATION

Investors Bancorp has filed with the SEC a registration statement under the Securities Act that registers the shares of Investors Bancorp common stock to be issued to the Gold Coast Bancorp shareholders in connection with the holding company merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Investors Bancorp and Investors Bancorp’s common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, Investors Bancorp files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. The SEC maintains an internet worldwide website that contains reports, proxy and information statements and other information about issuers, like Investors Bancorp, that file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Investors Bancorp with the SEC are also available at Investors Bancorp’s internet worldwide web site. The address is http://www.myinvestorsbank.com.

The SEC allows Investors Bancorp to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about Investors Bancorp and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by Investors Bancorp (File No. 1-36441):

•	Annual Report on Form 10-K for the year ended December 31, 2018;
•	Definitive Proxy Statement on Schedule 14A for the 2019 meeting of stockholders;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;
•	Current Reports on Form 8-K dated May 22, 2019, June 19, 2019 and July 30, 2019 (other than those portions of those reports deemed to be furnished and not filed); and
•	The description of Investors Bancorp common stock set forth in the registration statement on Form 8-A, filed on May 6, 2014 pursuant to Section 12 of the Securities Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

95

In addition, Investors Bancorp is incorporating by reference any documents it may file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this document and prior to the date of Gold Coast Bancorp special meeting of shareholders. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. However, information that is deemed “furnished”, as distinct from “filed”, in Current Reports on Form 8-K is not incorporated in this proxy statement and prospectus.

Neither Investors Bancorp nor Gold Coast Bancorp has authorized anyone to give any information or make any representation about the Mergers or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

96

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Article NINTH of the Certificate of Incorporation of Investors Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

NINTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), indemnification shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

II-1

C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors, or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

II-2

Item 21. Exhibits and Financial Statement Schedules

(a)          Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

Exhibits

2.1	Agreement and Plan of Merger dated as of July 24, 2019 by and between Investors Bancorp, Inc. and Gold Coast Bancorp, Inc. (attached as Annex A to the proxy statement/prospectus contained in this Registration Statement*)

3.1	Certificate of Incorporation of Investors Bancorp, Inc.(1)

3.2	Bylaws of Investors Bancorp, Inc.(1)

4.1	Form of Common Stock Certificate of Investors Bancorp, Inc.(1)

5.1	Opinion of McCarter & English, LLP as to the legality of the securities being issued**

8.1	Opinion of McCarter & English, LLP as to tax matters**

8.2	Opinion of Windels Marx Lane & Mittendorf, LLP as to tax matters**

10.1	Form of Voting Agreement for Directors and Officers of Gold Coast Bancorp, Inc.

21.1	Subsidiaries of Investors Bancorp, Inc.(2)

23.1	Consent of KPMG LLP

23.2	Consent of McCarter & English, LLP (set forth in Exhibits 5.1 and 8.1)

23.3	Consent of Windels Marx Lane & Mittendorf, LLP (set forth in Exhibit 8.2)

23.4	Consent of Boenning & Scattergood, Inc.

24.1	Power of attorney (set forth on the signature pages to this Registration Statement)

99.1	Form of Proxy of Gold Coast Bancorp, Inc.**

*	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Investors Bancorp, Inc. agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
**	To be filed by amendment.
(1)	Incorporated by reference to the Registration Statement on Form S-1 of Investors Bancorp, Inc. (file no. 333-192966), as amended, originally filed with the Securities and Exchange Commission on December 20, 2013.
(2)	Incorporated by reference to Exhibit 21.0 to the Investors Bancorp, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 1, 2019

(b) Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto or incorporated by reference therein.

(c) The fairness opinion of Boenning & Scattergood, Inc. is included as Annex B of this proxy statement/prospectus.

II-3

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)	That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
II-4

(7)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in, this registration statement when it became effective.

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Short Hills, State of New Jersey, on October 21, 2019.

INVESTORS BANCORP, INC.

By:	/s/ Kevin Cummings
Kevin Cummings
Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Investors Bancorp, Inc. (the “Company”) severally constitute and appoint Kevin Cummings with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Kevin Cummings may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Kevin Cummings shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Kevin Cummings Kevin Cummings	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2019

/s/ Domenick Cama Domenick Cama	Director, President and Chief Operating Officer	October 21, 2019

/s/ Sean Burke Sean Burke	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2019

/s/ Robert C. Albanese Robert C. Albanese	Director	October 21, 2019

/s/ Dennis M. Bone Dennis M. Bone	Director	October 21, 2019

/s/ Doreen R. Byrnes Doreen R. Byrnes	Director	October 21, 2019

/s/ Peter H. Carlin Peter H. Carlin	Director	October 21, 2019

/s/ William Cosgrove William Cosgrove	Director	October 21, 2019

/s/ James Garibaldi James Garibaldi	Director	October 21, 2019

/s/ Michele N. Sierkerka Michele N. Siekerka	Director	October 21, 2019

/s/ Paul N. Stathoulopoulos Paul N. Stathoulopoulos	Director	October 21, 2019

/s/ James H. Ward III James H. Ward III	Director	October 21, 2019

ANNEX A

AGREEMENT AND PLAN OF MERGER

between

INVESTORS Bancorp, Inc., a Delaware corporation

and

GOLD COAST Bancorp, Inc., a New York corporation

dated as of JULY 24, 2019

i

ii

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of July 24, 2019, is by and between Investors Bancorp, Inc., a Delaware corporation (“Parent”), and Gold Coast Bancorp, Inc., a New York corporation (the “Company”). Parent and the Company are sometimes collectively referred to herein as the “Constituent Corporations” or the “Parties” or individually referred to as a “Constituent Corporation” or a “Party.” Defined terms are described in Section 9.11 of this Agreement.

RECITALS

A.          Parent desires to acquire the Company and the Company’s Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of the Company, Parent and their respective shareholders. The acquisition will be accomplished by (i) merging the Company with and into Parent, with Parent as the surviving corporation (the “Merger”), (ii) immediately after the Effective Time of the Merger, merging Gold Coast Bank, a New York-chartered commercial bank (the “Company’s Bank”) and a wholly-owned subsidiary of the Company, with and into Investors Bank, a New Jersey-chartered savings bank (“Parent’s Bank”) and a wholly-owned subsidiary of Parent, with Parent’s Bank as the surviving corporation, as provided in Section 1.14 of this Agreement, and (iii) the Company’s shareholders receiving the Aggregate Merger Consideration hereinafter set forth. The Boards of Directors of each of the Company and Parent have duly adopted and approved this Agreement and the Board of Directors of the Company has directed that this Agreement be submitted to the shareholders of the Company for approval.

B.          Following the approval of the Company’s Board of Directors of this Agreement, concurrently with the execution and delivery of this Agreement by the Parties and, as an inducement to Parent to enter into this Agreement, each of the directors of the Company has entered into a Voting Agreement dated as of the date hereof pursuant to which such directors have agreed to vote their shares of Company Common Stock in favor of the Merger and all other transactions contemplated by this Agreement.

C.          The Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
THE MERGER

Section 1.01               The Merger.

Subject to the terms and conditions of this Agreement, in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”) and the New York Business Corporation Law (the “BCL”), at the Effective Time, the Company shall merge with and into Parent. Parent shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) in the Merger, and shall continue its corporate existence under the Laws of the State of Delaware. The name of the Surviving Corporation shall continue to be Investors Bancorp, Inc. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

A-1

Section 1.02               Closing, Closing Date, Determination Date and Effective Time.

The closing of the Merger (the “Closing”) shall take place on a date determined by Parent on at least five Business Days’ prior notice (the “Closing Notice”) given to the Company, which date (the “Closing Date”) shall be not more than twenty (20) Business Days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VII of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) and shall not, in any event, be prior to January 2, 2020. The Closing shall take place by the electronic exchange of documents and signatures; provided that if Parent and the Company mutually agree to a physical closing, the Closing shall take place at the offices of Parent, located at 101 JFK Parkway, Short Hills, New Jersey 07078, or at a location otherwise agreed upon by Parent and the Company. In the Closing Notice, Parent shall specify the “Determination Date”, which date shall be the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger and the Bank Merger have been received (disregarding any waiting period) and either Party has notified the other in writing that all such approvals (and waivers, if applicable) have been received. Simultaneous with or immediately following the consummation of the Closing, Parent and the Company shall cause to be filed, with the appropriate governmental agency, a certificate of merger relating to the Merger, in form and substance reasonably satisfactory to Parent and the Company and consistent with the terms of this Agreement (the “Certificate of Merger”). The Certificate of Merger shall specify the Effective Time of the Merger. For purposes of this Agreement, the term “Effective Time” shall mean (i) a date and time following the consummation of the Closing agreed to by Parent and the Company and set forth in the Certificate of Merger (which date and time the Parties currently anticipate will be the close of business on the Closing Date) or (ii) in the event that the Parties fail to specify such date and time in the Certificate of Merger, the time of the filing of the Certificate of Merger. The Merger shall be effective as of the Effective Time.

Section 1.03               Effect of the Merger.

At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Parent and the Company and, thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of Parent and the Company shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Parent and the Company and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Parent and the Company in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Parent or the Company is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Parent or the Company if the Merger had not occurred.

A-2

Section 1.04                Conversion of Company Common Stock.

(a)                At the Effective Time, subject to the other provisions of this Section 1.04 and Section 2.02(e) and Section 8.01(k) of this Agreement, each share of the Company’s common stock, $0.01 par value per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the Company’s treasury and (ii) shares of Company Common Stock held directly or indirectly by Parent or the Company or any of their respective Subsidiaries (except for Trust Account Shares and DPC Shares)), shall by virtue of this Agreement and without any action on the part of the Company, Parent or the holder thereof, cease to be outstanding and shall be converted into, subject to the limitations set forth in this Agreement, the right to receive, at the election of the holder thereof as provided in Section 1.05 either (i) $15.75 in cash, without interest (the “Cash Consideration”); (1.422 shares of the common stock, $0.01 par value per share, of Parent (“Parent Common Stock”) (such number of shares of Parent Common Stock, the “Per Share Common Stock Consideration” and the ratio of such number to one, the “Exchange Ratio”) or (iii) a combination of Cash Consideration and Parent Common Stock.

(b)                At the Effective Time, (i) all shares of Company Common Stock that are owned by the Company as treasury stock and (ii) all shares of Company Common Stock that are owned directly or indirectly by Parent or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, as the case may be, being referred to herein as “Trust Account Shares”) or (y) held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Parent Common Stock which are similarly held, being referred to herein as “DPC Shares”)), shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

(c)                On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) shall cease to have any rights as shareholders of the Company, except the right to receive merger consideration for each such share held by them. The consideration which any holder of Company Common Stock is entitled to receive pursuant to this Article I is referred to herein as “Merger Consideration”.

The consideration which all of the Company’s shareholders are entitled to receive pursuant to this Article I is referred to herein as the “Aggregate Merger Consideration”.

A-3

(d)               Notwithstanding any provision herein to the contrary, if, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, merger or consolidation or a stock dividend declared thereon with a record date within said period, appropriate adjustments shall be made to the Exchange Ratio and the securities to be received by the Company’s shareholders.

Section 1.05               Election and Proration.

(a)                The holders of Company Common Stock may elect to receive shares of Parent Common Stock (“Stock Consideration”) or Cash Consideration (in either case without interest) in exchange for their shares of Company Common Stock in accordance with the following procedures, provided that, in the aggregate, 50% of the total number of shares of Company Common Stock issued and outstanding at the Effective Time, but excluding any treasury stock (the “Stock Conversion Number”), shall be converted into the Stock Consideration and the remaining outstanding shares of Company Common Stock shall be converted into the Cash Consideration. Shares of Company Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as “Cash Election Shares.” Shares of Company Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as “Stock Election Shares.” Shares of Company Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as “Non-Election Shares.” The aggregate number of shares of Company Common Stock with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.” Solely for purposes of applying the election and proration procedures of this Section 1.05, any Dissenting Shares shall be deemed to be Cash Election Shares, and the holders thereof shall in no event receive consideration comprised of Parent Common Stock with respect to such shares, except for Dissenting Shares that are required to be treated as Non-Election Shares pursuant to Section 1.15 hereof.

(b)                An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as the Company and Parent shall mutually agree (“Election Form”), shall be mailed not less than 20 Business Days but not more than 40 Business Days prior to the anticipated Effective Time or on such earlier date as the Company and Parent shall mutually agree (the “Mailing Date”) to each holder of record of Company Common Stock as of five Business Days prior to the Mailing Date (the “Election Form Record Date”). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 1.05, (i) to elect to receive the Cash Consideration for all of the shares of Company Common Stock held by such holder (a “Cash Election”), in accordance with Section 1.04(a), (ii) to elect to receive the Stock Consideration for all of such shares (a “Stock Election”), in accordance with Section 1.04(a), (iii) to elect to receive the Stock Consideration for a part of such holder’s Company Common Stock and the Cash Consideration for the remaining part of such holder’s Company Common Stock (the “Cash/Stock Consideration”) (an election to receive the Cash/Stock Consideration is referred to as a “Mixed Election”), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Parent Common Stock for such shares (a “Non-Election”). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity may submit multiple Election Forms, provided that each such Election Form covers all the shares of Company Common Stock held by such nominee, trustee or other such representative for a particular beneficial owner. Any shares of Company Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. Solely for purposes of applying the election and proration procedures of this Section 1.05, all Dissenting Shares shall be deemed shares subject to a Cash Election, and with respect to such shares the holders thereof shall in no event receive consideration comprised of Parent Common Stock, except for Dissenting Shares that are required to be treated as Non-Election Shares pursuant to Section 1.15 hereof.

A-4

(c)               To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th day following the Mailing Date (or such other time and date as Parent and the Company may mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Closing Date. The Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a shareholder of the Company either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline, the shares of Company Common Stock held by such shareholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Parent shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

(d)               If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Subsection (f) of this Section 1.05, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration.

A-5

(e)                If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner: (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Subsection (f) of this Section 1.05, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Subsection (f) of this Section 1.05, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

(f)                Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former holder of Company Common Stock who otherwise would be entitled to receive a fractional share of Parent Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Parent Common Stock as reported on the Nasdaq Global Select Market (as reported in an authoritative source chosen by Parent) for the five consecutive full trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of Company Common Stock owned by a Company shareholder shall be combined so as to calculate the maximum number of whole shares of Parent Common Stock issuable to such Company shareholder.

Section 1.06               Exchange Agent.

The Parent hereby appoints Computershare (or such other transfer agent as Parent shall designate in good faith) as the exchange agent (the “Exchange Agent”) for purposes of effecting the conversion of Company Common Stock hereunder.

A-6

Section 1.07               Stock Awards.

All outstanding options that may be exercised for shares of Company Common Stock (whether or not vested) (each, a “Stock Option” and collectively the “Stock Options”) are described in Section 3.02(a) of the Company Disclosure Schedule and are governed by plans referenced in Section 3.02(a) of the Company Disclosure Schedule (collectively, the “Company Stock Compensation Plans”) and the agreements pursuant to which such Stock Options were granted (each, an “Option Grant Agreement”). The Stock Options represent the right to purchase Company Common Stock and not the capital stock of the Company’s Bank or any other Subsidiary of the Company. True and complete copies of the Company Stock Compensation Plans and each Option Grant Agreement relating to outstanding Stock Options have been delivered to Parent’s counsel. Prior to the Closing, the Company’s Board of Directors shall take all actions necessary such that all Company Stock Compensation Plans and the underlying Option Grant Agreements shall terminate immediately prior to the Effective Time and all Stock Options that are outstanding immediately prior to the Effective Time (“Old Stock Options”) shall fully vest, and either be forfeited immediately prior to the Effective Time for no consideration or, if the holders thereof execute and deliver prior to the Effective Time an option cancellation agreement in form and substance reasonably satisfactory to Parent, cancelled in exchange for a payment to be made by Parent (or at the request of Parent, by Company) to any such holder promptly after the later of the Effective Time and Parent’s receipt of such holder’s option cancellation agreement and cancelled Old Stock Option, such payment to be in an amount equal to the Option Cancellation Amount. For purposes of this Agreement, the term “Option Cancellation Amount” shall mean, for an Old Stock Option, an amount equal to the product of (i) the number of shares of Company Common Stock covered by such Old Stock Option immediately prior to the Effective Time and (ii) the amount by which the Cash Consideration exceeds the exercise price of such Old Stock Option. With respect to each Old Stock Option the per share exercise price of which is greater than or equal to the Cash Consideration, the holder thereof shall not be entitled to receive the Option Cancellation Amount with respect to such Old Stock Option and, immediately prior to the Effective Time, such Old Stock Option shall be canceled without any payment made in exchange therefor. The Option Cancellation Amount shall be treated as compensation and shall be payable net of any applicable federal and state income and employment withholding Taxes.

Section 1.08               Parent Common Stock.

Except for shares of Parent Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Parent as contemplated by Section 1.04 of this Agreement, the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

Section 1.09               Certificate of Incorporation.

At the Effective Time, the certificate of incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law.

Section 1.10               By-Laws.

At the Effective Time, the by-laws of Parent, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable Law.

A-7

Section 1.11               Directors and Officers of the Surviving Corporation.

(a)                The directors of Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b)               The officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

Section 1.12               Tax Consequences.

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code.

Section 1.13               Withholding Rights.

Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock and Old Stock Options, the minimum amounts (if any) that Parent is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of Tax Law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock and Old Stock Options in respect of which such deduction and withholding was made by Parent.

Section 1.14               The Bank Merger.

Immediately following the Effective Time, the Company’s Bank shall be merged with and into Parent’s Bank (the “Bank Merger”) in accordance with the provisions of the Bank Merger Act and, to the extent applicable, the New Jersey Banking Law and the New York Banking Law, as amended, and the regulations of the New Jersey Department and the New York State Department of Financial Services (the “DFS”), and Parent’s Bank shall be the surviving bank (the “Surviving Bank”). Upon the consummation of the Bank Merger, the separate existence of the Company’s Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Company’s Bank and Parent’s Bank and all of the property, rights, privileges, powers and franchises of each of the Company’s Bank and Parent’s Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Company’s Bank and Parent’s Bank and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the certificate of incorporation and by-laws of Parent’s Bank shall become the certificate of incorporation and by-laws of the Surviving Bank, the officers and employees of Parent’s Bank and the officers and employees of the Company’s Bank shall be the officers and employees of the Surviving Bank with such modifications as the Board of Directors of Parent’s Bank shall determine, and the directors of Parent’s Bank shall be the directors of the Surviving Bank. The Company and Parent shall cause the Company’s Bank and Parent’s Bank to execute and deliver a separate merger agreement (the “Bank Merger Agreement”) in substantially the form of Exhibit A annexed hereto, for delivery to the FDIC, the New Jersey Department and the DFS for approval of the Bank Merger.

A-8

Section 1.15               Dissenters’ Rights.

Notwithstanding any other provision hereof, each outstanding share of Company Common Stock, the holder of which has perfected such holder’s right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law. The Company shall give Parent prompt notice upon receipt by the Company of any such demands for payment of the fair value of shares of Company Common Stock and of withdrawals of such notice and any other related communications (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”), and Parent shall have the right to participate in all discussions, negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of the Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation or Parent. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to such payment at or prior to the Effective Time, such holder’s shares of Company Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) the right to such payment after the Effective Time or the Election Deadline, each share of Company Common Stock of such holder shall be treated as Non-Election Shares in accordance with Section 1.05.

Section 1.16               Restructure of Transaction.

Parent shall have the right to revise the structure of the Merger, at any time prior to the mailing of the Proxy Statement, in order to achieve tax benefits or for any other reason, including for its internal accounting purposes, which Parent may deem advisable and Parent shall have the right to revise the structure of the Bank Merger or to delay the closing of the Bank Merger or to determine not to complete the Bank Merger at any time; provided, however, that Parent shall not have the right, without the approval of the Board of Directors of the Company and, if and to the extent required by applicable Law, the holders of Company Common Stock, to make any revision that (i) would change the amount or type of the Merger Consideration to which the holders of shares of Company Common Stock are entitled (as determined in the manner provided in Sections 1.04 and 1.07), (ii) would materially delay or jeopardize receipt of the approval of the Merger by any applicable governmental or regulatory (banking or otherwise) authority, or (iii) could reasonably be expected to adversely impact the tax consequences arising from the transactions contemplated by this Agreement to any holders of Company Common Stock. Parent may exercise this right of revision by giving written notice to the Company in the manner provided in Section 9.04 of this Agreement, which notice shall include a form of an amendment to this Agreement or a form of an Amended and Restated Agreement and Plan of Merger which, in either case, shall not be required to be executed by any of the Parties, and shall include a certification by an executive officer of Parent that such revision complies with the terms and conditions of this Section 1.16.

A-9

Section 1.17               Additional Actions.

If, at any time after the Effective Time, Parent or Parent’s Bank shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Parent or Parent’s Bank its right, title and interest in, to or under any of the rights, properties or assets of the Company or (b) otherwise carry out the purposes of this Agreement, the Company and its officers and directors shall be deemed to have granted to Parent and Parent’s Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Parent or Parent’s Bank, its right, title or interest in, to or under any of the rights, properties or assets of the Company or (ii) otherwise carry out the purposes of this Agreement, and the officers and directors of Parent and Parent’s Bank are authorized in the name of the Company or otherwise to take any and all such action.

ARTICLE II
EXCHANGE OF SHARES

Section 2.01               Parent to Make Shares and Cash Available.

At or prior to the Effective Time and after the Election Deadline, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing shares of Parent Common Stock or, at Parent’s option, evidence of shares in book entry form, and cash in an amount sufficient to cover the Aggregate Merger Consideration (including the estimated amount of cash to be paid in lieu of fractional shares of Company Common Stock) (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the “Exchange Fund”) to be issued pursuant to Section 1.04 of this Agreement and paid pursuant to Section 2.02(a) of this Agreement in exchange for outstanding shares of Company Common Stock.

Section 2.02               Exchange of Shares.

(a)                As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificates with an Election Form, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. After the Effective Time, upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such former holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash constituting Merger Consideration (including cash to be paid in lieu of fractional shares) or on any unpaid dividends or distributions, if any, payable to holders of Certificates.

A-10

(b)               No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock, if any, represented by such Certificate.

(c)               If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)               After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Merger Consideration as determined in accordance with Article I of this Agreement and this Article II.

(e)               Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying such fractional interest by the Parent Common Stock Average Price. All shares of Company Common Stock held by any such former shareholder immediately prior to the Effective Time shall be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder.

A-11

(f)               Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of any Merger Consideration, including cash in lieu of fractional shares, and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property Laws, escheat Laws and any other applicable Law, become the property of Parent (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Parent, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(g)               In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, including cash in lieu of fractional shares, deliverable in respect thereof pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

References herein to the “Company Disclosure Schedule” shall mean all of the disclosure schedules required by this Article III, Article V and Article VI, dated as of the date hereof and referenced to the applicable specific sections and subsections of Article III, Article V and Article VI, of this Agreement, which have been delivered on the date hereof by the Company to Parent. When used herein, the terms “delivered to” or “made available to ” includes providing access to through online or other electronic means. Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent as follows:

Section 3.01               Corporate Organization.

(a)               The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). Copies of the certificate of incorporation and by-laws of the Company have previously been delivered to Parent’s counsel; such copies are true and complete copies of such documents as in effect as of the date of this Agreement.

A-12

(b)               The Company’s Bank is a state-chartered commercial banking corporation duly organized and validly existing under the Laws of the State of New York. The deposit accounts of the Company’s Bank are insured by the FDIC through the FDIC’s Deposit Insurance Fund to the fullest extent permitted by applicable Law, and all premiums and assessments required to be paid in connection therewith have been paid when due. No legal action or proceeding for the termination or revocation of such insurance is pending, or, to the Knowledge of the Company, has any such termination or revocation been threatened. Each of the Company’s Bank’s Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each of the Company’s Bank’s Subsidiaries has the power and authority (corporate or other) to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company’s Bank. Copies of the certificate of incorporation, by-laws, certificate of formation, operating agreement, as applicable, and any other governing documents of each Subsidiary of the Company’s Bank have previously been made available to Parent; such copies are true and complete copies of such documents as in effect as of the date of this Agreement.

(c)                The minute books of the Company and each of its Subsidiaries contain true and complete records of all meetings and other actions held or taken since December 31, 2015 (or since the date of formation with respect to any such entity formed on or after December 31, 2015) by their respective shareholders, members, managers and Boards of Directors (including committees of their respective Boards of Directors or managers). Copies of such minute books have been made available to Parent’s counsel.

(d)               Except as set forth in Section 3.01(d) of the Company Disclosure Schedule, the Company and its Subsidiaries do not own or control, directly or indirectly, any equity interest in any corporation, company, limited liability company, association, partnership, joint venture or other entity except for shares held by the Company’s Bank in a fiduciary or custodial capacity in the Ordinary Course of Business (which, except as disclosed in Section 3.01(d) of the Company Disclosure Schedule, do not in the aggregate constitute more than 5% of the voting shares or interests in any such corporation, company, limited liability company, association, partnership, joint ventures or other entity) and except that which the Company’s Bank holds pursuant to satisfaction of obligations due to the Company’s Bank and which are disclosed in Section 3.01(d) of the Company Disclosure Schedule.

A-13

Section 3.02               Capitalization.

(a)                The authorized capital stock of the Company consists, and at Closing will consist, solely of 10,000,000 shares of Company Common Stock. As of the date hereof, there were 3,934,054 shares of Company Common Stock outstanding, and no shares of Company Common Stock held by the Company as treasury stock. To the Knowledge of the Company, except as set forth on Section 3.02(a) of the Company Disclosure Schedule, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Company Common Stock. As of the date hereof, there were no shares of Company Common Stock reserved for issuance upon exercise of outstanding Stock Options or otherwise except for such shares of Company Common Stock reserved for issuance pursuant to the Company Stock Compensation Plans and described in Section 3.02(a) of the Company Disclosure Schedule. All statements made in Section 1.07 of this Agreement regarding the outstanding Stock Options are accurate, and the treatment of Old Stock Options as set forth in Section 1.07 of this Agreement is permitted under the current terms of the Company Stock Compensation Plans and Option Grant Agreements. Section 3.02(a) of the Company Disclosure Schedule sets forth with respect to each outstanding Stock Option: the name of the holder, the number of shares of Company Common Stock covered thereby, the date of grant, the exercise price, the vesting schedule, the expiration date, the Company Stock Compensation Plan under which such Stock Option was granted and whether such Stock Option constitutes an incentive stock option under the Code. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 3.02(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company.

(b)                Section 3.02(b) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company. Except as otherwise set forth in Section 3.02(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock or all of the other equity interests of each of such Subsidiary, free and clear of all Liens, and all of such shares or other equity interests are duly authorized and validly issued, are (if applicable) fully paid and nonassessable and are free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interest of such Subsidiary. Assuming compliance by the Company and Parent with Section 1.07 of this Agreement, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries and there will be no agreements or understandings with respect to the voting of any such shares or other equity interests binding on the Company or any of its Subsidiaries. The authorized capital stock of the Company’s Bank consists of 4,350,000 shares of common stock, $4.00 par value per share, of which 3,931,634 shares of the Company’s Bank’s stock are outstanding and are owned by the Company.

A-14

(c)                The Company Stock Compensation Plans have been duly authorized, approved and adopted by the Board of Directors of the Company and the Company’s shareholders. With respect to each grant of Stock Options, (i) each such grant was duly authorized no later than the date on which the grant was by its terms to be effective by all necessary action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents, (ii) the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the applicable Company Stock Compensation Plan and with all applicable Laws, and (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the Company Financial Statements. The Company has not granted, and there is no and has been no Company policy or practice to grant, any Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its financial results or prospects. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries. To the extent that any Stock Options previously represented the right to purchase capital stock of the Company’s Bank, (i) such Stock Options were transferred to the Company in compliance with all applicable laws (including, without limitation, Sections 409A and 422 of the Code) and the terms of the applicable Company Stock Compensation Plan, and (ii) the Company has provided to Parent’s counsel a copy of all corporate action taken to effectuate such transfer. Other than with respect to the Company’s Bank, there has never been a stock option granted with respect to the capital stock of any Subsidiary.

(d)                Except as disclosed in Section 3.02(d) of the Company Disclosure Schedule, no bonds, debentures, trust-preferred securities or other similar indebtedness of the Company are issued or outstanding.

Section 3.03               Authority; No Violation.

(a)                The Company has full corporate power and authority to execute and deliver this Agreement and, subject to (x) the Parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and the Bank Merger and (ii) the other approvals listed in Section 3.04 of this Agreement and (y) the approval of the holders of the Company Common Stock as contemplated herein, to consummate the transactions contemplated hereby and the Company’s Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to (x) the Parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and the Bank Merger and (ii) the other approvals listed in Section 3.04 of this Agreement, to consummate the transactions contemplated by the Bank Merger Agreement in accordance with the terms thereof. On or prior to the date of this Agreement, the Company’s Board of Directors has (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its shareholders and declared the Merger and the other transactions contemplated hereby to be advisable, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement and the transactions contemplated hereby be submitted to the holders of the Company Common Stock for approval at the Company Shareholders’ Meeting and (iv) resolved to recommend that the holders of the Company Common Stock approve the Merger and this Agreement at the Company Shareholders’ Meeting (the “Company Board Recommendation”). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The execution and delivery of the Bank Merger Agreement have been duly and validly approved by the Board of Directors of the Company’s Bank. Except for the adoption of this Agreement by the requisite vote of the holders of the Company Common Stock, no other corporate proceedings on the part of the Company or the Company’s Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

A-15

(b)                Neither the execution and delivery of this Agreement by the Company or the execution and delivery of the Bank Merger Agreement by the Company’s Bank, nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof or the consummation by the Company’s Bank of the transactions contemplated by the Bank Merger Agreement in accordance with the terms thereof, or compliance by the Company with any of the terms or provisions hereof or compliance by the Company’s Bank with any of the terms or provisions of the Bank Merger Agreement, will (i) violate any provision of the certificate of incorporation or by-laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.04 of this Agreement are duly obtained and except as set forth in Section 3.03(b) of the Company Disclosure Schedule, (x) violate any Law or Order applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Company.

Section 3.04               Consents and Approvals.

Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “FRB”) and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the FDIC and approval of such applications and notices, (c) the filing of applications and notices, as applicable, with the New Jersey Department and the DFS and approval of such applications and notices, (d) the filing with and declaration of effectiveness by the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4 (the “S-4”) in which the proxy statement in definitive form relating to the meeting of the holders of the Company Common Stock to be held in connection with this Agreement and the transactions contemplated hereby (the “Proxy Statement”) will be included as a proxy statement and prospectus, (e) the approval of this Agreement and the Merger by the requisite vote of the holders of the Company Common Stock, (f) the filing of the Certificate of Merger with the Secretaries of State of the States of Delaware pursuant to the DGCL and of New York pursuant to the BCL, (g) approval of the listing of the Parent Common Stock to be issued in the Merger on the NASDAQ Global Select Market, (h) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (i) such consents, authorizations or approvals as shall be required under the Environmental Laws and (j) such other filings, authorizations or approvals as may be set forth in Section 3.04 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or with any third party are necessary on behalf of the Company or the Company’s Bank in connection with (1) the execution and delivery by the Company of this Agreement, (2) the consummation by the Company of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by the Company’s Bank of the Bank Merger Agreement and (4) the consummation by the Company’s Bank of the Bank Merger and the other transactions contemplated thereby.

A-16

Section 3.05               Reports.

(a)                The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto (such reports, registrations and statements, together with all exhibits thereto, collectively, the “Company Regulatory Reports”), that they were required to file since December 31, 2015 with (i) the FRB, (ii) the DFS, (iii) the FDIC and (iv) any other Governmental Entity that regulates the Company or any of its Subsidiaries (collectively with the FRB, the DFS and the FDIC, the “Company Regulatory Agencies” and, each, a “Company Regulatory Agency”), and have paid all fees and due and payable in connection therewith. Except for normal examinations conducted by the Company Regulatory Agencies in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 3.05(a) of the Company Disclosure Schedule, no Company Regulatory Agency has initiated any proceeding or, to the Knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 2015, the effect of which is reasonably likely to have a Material Adverse Effect on the Company or to delay approval of the Merger or the Bank Merger by any Governmental Entity having jurisdiction over the Merger, the Bank Merger, Parent, the Company or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger or the Bank Merger. Except as set forth in Section 3.05(a) of the Company Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Company Regulatory Agency with respect to any Company Regulatory Reports relating to any examinations of the Company or any of its Subsidiaries, the effect of which is reasonably likely to have a Material Adverse Effect on the Company or to delay approval of the Merger or the Bank Merger by any Governmental Entity having jurisdiction over the Merger, the Bank Merger, Parent, the Company or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger or the Bank Merger. The Company has provided or made available to Parent and its counsel copies of all of the Company Regulatory Reports that it may provide consistent with applicable Law. As of their respective dates or as subsequently amended prior to the date hereof, each of the Company Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable Laws. The financial information contained in the Company Regulatory Reports complied with all accounting principles and pronouncements adopted by the Financial Accounting Standards Board applicable thereto.

A-17

(b)                The Company has not registered, and has not been required to register, any shares of its capital stock under the Securities Act of 1933, as amended (the “Securities Act”). The Company currently has no shares of its capital stock registered, and is not required to register, any shares of its capital stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has not filed, or been required to file, with the SEC under the Securities Act or the Exchange Act any reports, schedules, registration statements, prospectuses or other documents, other than a Notice of an Exempt Offering of Securities under the SEC’s Regulation D. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. All offers and sales of capital stock or debt instruments of Company by Company (including offers and sales pursuant to the Company Stock Compensation Plans) were at all relevant times exempt from the registration requirements of the Securities Act and any applicable state securities Laws.

(c)                The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has designed disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure to the Company Regulatory Agencies.

(d)                Management of the Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (i) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company’s management has not performed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 or against the 2013 framework establish by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), but the Company has no reason to believe that, if required, such assessment would result in the identification of any material weaknesses or significant deficiencies in the Company’s internal accounting controls.

(e)                Except as set forth in Section 3.05(e) of the Company Disclosure Schedule, since January 1, 2016, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any member of the Company’s Board of Directors or executive officer of the Company or any of its Subsidiaries, has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls.

A-18

Section 3.06               Financial Statements.

(a)                The Company has previously made available to Parent copies of (i) the consolidated statements of financial condition of the Company and its Subsidiaries as of December 31, 2017 and 2018, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the fiscal years ended December 31, 2016, 2017, and 2018, accompanied by the audit report (or reports) of Crowe LLP (the “Accounting Firm”), independent public accountants with respect to the Company, (ii) the notes related thereto, (iii) the unaudited consolidated statement of financial condition of the Company and its Subsidiaries as of March 31, 2019 and the related unaudited consolidated statements of income for the three months ended March 31, 2018 and 2019 and (iv) the notes, if any, related thereto (collectively, the “Company Financial Statements”). The consolidated statements of financial condition of the Company (including the related notes, where applicable) included within the Company Financial Statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders’ equity and cash flows (including the related notes, where applicable) included within the Company Financial Statements fairly present the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for the respective fiscal periods therein set forth; and each of the Company Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, and reflect only actual transactions.

(b)                Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto), as of March 31, 2019, neither the Company nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition of the Company and its Subsidiaries on a consolidated basis which were required to be so disclosed under GAAP. Since March 31, 2019, neither the Company nor any of its Subsidiaries have incurred any liabilities except in the Ordinary Course of Business, except as specifically contemplated by this Agreement.

(c)                Since March 31, 2019, there has not been any material change in the internal controls utilized by the Company to assure that its consolidated financial statements conform with GAAP. The Company is not aware of any significant deficiencies or material weaknesses in the design or operation of such internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and is not aware of any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in such internal controls.

(d)                The Accounting Firm is and has been throughout the periods covered by the Company Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002) and (y) “independent” with respect to the Company within the meaning of the rules of applicable bank regulatory authorities and the Public Company Accounting Oversight Board. Section 3.06(d) of the Company Disclosure Schedule lists all non-audit services performed by the Accounting Firm (or any other of its then independent public accountants) for the Company and its Subsidiaries since January 1, 2016. The Accounting Firm has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accounts of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

A-19

Section 3.07               Broker’s and Other Fees.

Other than as set forth in Section 3.07 of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, (a) Keefe, Bruyette & Woods, A Stifel Company (“KBW”) in accordance with the terms of a letter agreement between KBW and the Company, a true and complete copy of which has previously been delivered by the Company to Parent’s counsel, and (b) Boenning & Scattergood, Inc. (“Boenning”; each of Boenning and KBW, the “Advisory Firm”) in accordance with the terms of a letter agreement between Boenning and the Company, a true and complete copy of which has previously been delivered by the Company to Parent’s counsel. Other than fees payable to its attorneys and accountants (the names and terms of retention of which are set forth in Section 3.07 of the Company Disclosure Schedule) and the fees payable to each Advisory Firm (as set forth in the above-mentioned letter agreements), there are no fees payable by the Company or its Subsidiaries to its financial advisors, attorneys or accountants, in connection with this Agreement or the transactions contemplated hereby or which would be triggered by consummation of the Merger or the termination of the services of such advisors, attorneys or accountants by the Company or any of its Subsidiaries.

Section 3.08               Absence of Certain Changes or Events.

(a)                Except as set forth in Section 3.08(a) of the Company Disclosure Schedule, since December 31, 2018, the Company and its Subsidiaries have carried on their respective businesses in the Ordinary Course of Business.

(b)                Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, since December 31, 2018, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other benefits or perquisites payable to any current or former officer, employee, or director (except increases in the Ordinary Course of Business made and effective on or before March 31, 2019 which have previously been disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (iv) been subject to any action, suit, claim, demand, labor dispute or grievance relating to any labor or employment matter involving the Company or any of the Subsidiaries, including charges of wrongful dismissal or discharge, discrimination, wage and hour violations, or other unlawful labor and/or employment practices or actions, or (v) entered into, amended or terminated, any employment, deferred compensation, change in control, retention, consulting, severance, termination or indemnification agreement with any such current or former officer, employee or director or any Company Benefit Plan or other employee benefit plan, program or arrangement.

A-20

(c)                Except as set forth in Section 3.08(c) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.01 of this Agreement between December 31, 2018 and the date hereof and, during that period, the Company and its Subsidiaries have conducted their business only in the Ordinary Course of Business.

(d)                Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.08(d) of the Company Disclosure Schedule, since December 31, 2018, there has not been:

     (i)                any change or development or combination of changes or developments which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company, or materially adversely affect the consummation of the Merger and other transactions contemplated by this Agreement,

     (ii)               any grant, award or issuance of Stock Options (in any event, identifying in Section 3.08(d) of the Company Disclosure Schedule the name of the optionee, the issue date, exercise price and vesting schedule, as applicable, for grants, awards or issuances since December 31, 2018) or amendment or modification to the terms of any Stock Option, Option Grant Agreement or Company Stock Compensation Plan,

     (iii)              any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s capital stock,

     (iv)              any split, combination or reclassification of any of the Company’s capital stock,

     (v)               any issuance or the authorization of any issuance of any shares of the Company’s capital stock, except for issuances of Company Common Stock upon the exercise of Stock Options awarded prior to the date hereof in accordance with their original terms,

     (vi)              except insofar as may have been required by a change in GAAP or regulatory accounting principles, any change in accounting methods, principles or practices by the Company or its Subsidiaries affecting their assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy,

     (vii)             any Tax election or change in any Tax election, amendment to any Tax Return, closing agreement with respect to Taxes, or settlement or compromise of any Tax liability by the Company or its Subsidiaries,

A-21

     (viii)            any material change in the investment policies or practices of the Company or any of its Subsidiaries,

     (ix)               any material change in the credit policies or procedures of the Company’s Bank, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, or

     (x)                any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 3.09               Legal Proceedings.

(a)                Except as set forth in Section 3.09(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement and the Company is not aware of any facts that reasonably could be expected to be the basis for any such proceeding, claim, action or investigation.

(b)                Except as set forth in Section 3.09(b) of the Company Disclosure Schedule, there is no Order imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

Section 3.10               Taxes.

(a)                Except where a failure to file Tax Returns, a failure of any such Tax Return to be complete and accurate in any respect or the failure to pay any Tax, individually or in the aggregate, would not be material to the results of operations or financial condition of the Company and its Subsidiaries on a consolidated basis, (i) the Company and each of its Subsidiaries have timely filed (taking into account all available extensions) (and until the Effective Time will so file) all Tax Returns required to be filed by any of them in all jurisdictions, (ii) all such Tax Returns are (or, in the case of Tax Returns to be filed prior to the Effective Time, will be) true and complete in all respects, and (iii) the Company and each of its Subsidiaries have duly and timely paid (and until the Effective Time will so pay) all Taxes that are required to be paid by any of them, except with respect to matters contested in good faith in appropriate proceedings and adequately reserved in the Company Financial Statements. The unpaid Taxes of the Company and its Subsidiaries (x) did not, as of the date of each consolidated statement of condition included in the Company Financial Statements, exceed the accruals and reserves for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Financial Statements (rather than in any notes thereto), and (y) will not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, the Tax Returns of the Company and its Subsidiaries which have been examined by the Internal Revenue Service (the “IRS”) or the appropriate state, local or foreign Tax authority have been resolved and either no deficiencies were asserted as a result of such examinations or any asserted deficiencies have been paid in full and reflected in the Company Financial Statements. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, there are no current, pending or, to the Knowledge of the Company, threatened actions, audits, or examinations by any Governmental Entity responsible for the collection or imposition of Taxes with respect to the Company or any of its Subsidiaries, or any pending judicial Tax proceedings or any other Tax disputes, assessments or claims. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received (i) a request for information related to Tax matters, (ii) a notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Governmental Entity responsible for the collection or imposition of Taxes with respect to the Company or any of its Subsidiaries or (iii) any private letter ruling from the IRS (or any comparable ruling from any other taxing authority). The Company has made available to Parent true and complete copies of the United States federal, state, local and foreign income Tax Returns filed by the Company or its Subsidiaries and all examination reports and statements of deficiency assessed against or agreed to by the Company or any of its Subsidiaries since December 31, 2011. There are no material Liens with respect to any Taxes upon any of the Company’s or its Subsidiaries’ assets, other than Permitted Liens. No claim has ever been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

A-22

(b)                Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has requested any extension of time within which to file any Tax Return which Tax Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes or otherwise has any liability for Taxes of any Person other than the Company and its Subsidiaries,(iii) has issued or assumed any obligation under Section 279 of the Code, any applicable high yield discount obligation as described in Section 163(i)(1) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, (iv) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (v) is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was the Company), (vi) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by contract or otherwise, (vii) has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign Law) applied, or (vii) has participated in or otherwise engaged in any “Reportable Transaction” as defined in Section 6707A(c)(l) of the Code and Treasury Regulation Section 1.6011-4(b).

(c)                No officer, director, employee or contractor (or former officer, director, employee or contractor) of the Company or any of its Subsidiaries is entitled to now, or will or may be entitled to as a consequence of this Agreement or the Merger (either alone or in conjunction with any other event), any payment or benefit from the Company or any of its Subsidiaries or from Parent or any of its Subsidiaries which if paid or provided would constitute an “excess parachute payment”, as defined in Section 280G of the Code or regulations promulgated thereunder.

A-23

(d)                Each plan, program, arrangement or contract that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is identified as such in Section 3.10(d) of the Company Disclosure Schedule. The terms of each of the Company’s and its Subsidiaries’ “nonqualified deferred compensation plans” subject to Code Section 409A (and associated U.S. Treasury Department guidance) comply with Code Section 409A (and associated U.S. Treasury Department guidance) and each such “nonqualified deferred compensation plan” has been operated in compliance with Code Section 409A (and associated U.S. Treasury Department guidance) and no such nonqualified deferred compensation plan has been materially modified within the meaning of Code Section 409A (and associated U.S. Treasury Department guidance). Each Stock Option has (and has always had) an exercise price that equals or exceeds the fair market value of a share of Company Common Stock as of the date of grant of such Stock Option (and as of any later modification thereof within the meaning of Section 409A of the Code), and the Company has never granted a stock option or stock appreciation right the per share exercise price of which was less than the fair market value per share of Company Common Stock subject to such option on the date of grant.

(e)                Neither the Company nor any of its Subsidiaries is required to pay, gross up, or otherwise indemnify any officer, director, employee or contractor for any Taxes, including potential Taxes imposed under Section 409A or Section 4999 of the Code. Neither the Company nor any of its Subsidiaries have made any payments to employees that are not deductible under Section 162(m) of the Code and consummation of the Merger and the Bank Merger will not cause any payments to employees to not be deductible thereunder.

(f)                Except as set forth in Section 3.10(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date; (vi) election under Section 108(i) of the Code; or (vii) income that accrued in a prior taxable period but that was not included in taxable income for that or another prior taxable period.

(g)                Except as set forth in Section 3.10(g) of the Company Disclosure Schedule (i) the Company and its Subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and in the manner provided by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; and (ii) the Company and its Subsidiaries have maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law, except where the failure to comply or maintain records under (i) or (ii) would not be material to the results of operations or financial condition of the Company and its Subsidiaries on a consolidated basis.

A-24

(h)                For the purposes of this Agreement, (i) the term “Taxes” shall mean, with respect to any person, all federal, state, local, foreign and other taxes, customs, tariffs, imposts, levies, duties, government fees or other like assessments or charges of any kind imposed by any jurisdiction, including all income, gross receipts, franchise, profits, withholding, sales, use, ad valorem, goods and services, transfer, registration, license, recording, payroll, social security, employer health, unemployment, disability, employment (including federal and state income tax (withholding, backup withholding, employment insurance, workers’ compensation, paid family leave or other payroll taxes, contributions, payments or premiums, as the case may be), environmental (including taxes under Code Section 59A), capital stock, excise, severance, stamp, occupation, premium, windfall profits, prohibited transaction, property, value-added, alternative or add on minimum, net worth, estimated or any other taxes, and any transfer pricing penalties, any amounts payable pursuant to agreements providing for payments in lieu of tax payments, any interest, penalties and additions imposed with respect to such amounts, whether disputed or not, and any liability for tax payments as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (ii) the term “Tax Return” shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Entity responsible for the collection or imposition of Taxes.

Section 3.11               Employee Benefits; Labor and Employment Matters.

(a)                Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, none of the Company, its Subsidiaries or any ERISA Affiliate sponsor, maintain, administer, contribute to or has an obligation to contribute to or liability (whether current or contingent) under (i) any “employee pension benefit plan”, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the “Company Pension Plans”), (ii) any “employee welfare benefit plan”, within the meaning of Section 3(l) of ERISA (the “Company Welfare Plans”), or (iii) any other employee benefit plan, program, policy, agreement or arrangement, including any deferred compensation, retirement, profit sharing, incentive, bonus, commission, stock option or other equity based, phantom, change in control, retention, employment, consulting, severance, dependent care, sick leave, vacation, flex, cafeteria, retiree health or welfare, supplemental income, fringe benefit or other similar plan, program, policy, agreement or arrangement, whether written or unwritten (collectively with the Company Pension Plans and the Company Welfare Plans, the “Company Benefit Plans”). Neither the Company, any Subsidiary, nor any of their respective ERISA Affiliates (i) has ever established, maintained, sponsored, participated in, contributed to, or otherwise had any liability with respect to, any (i) plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA nor (ii) any “multiemployer plan”, within the meaning of Sections 3(37) and 4001(a)(3) of ERISA. No Company Benefit Plan is or was, and neither the Company, any Subsidiary nor any of their respective ERISA Affiliates has ever had any liability with respect to, a multiple employer plan as defined in Section 210 of ERISA. As used herein, “ERISA Affiliate” means (i) any entity required to be aggregated with the Company or any Subsidiary of the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, and (ii) any other entity whose assets and/or liabilities the Company or any Subsidiary thereof has assumed or acquired.

A-25

(b)                The Company has delivered to Parent’s counsel true and complete copies of each of the following with respect to each of the Company Benefit Plans: (i) each Company Benefit Plan (together with any and all amendments thereto), summary plan description, summary of material modifications, employee handbooks or manuals or, where a Company Benefit Plan has not been reduced to writing, a summary of all material terms of such Company Benefit Plan; (ii) trust agreement, insurance contract, annuity contract or other funding instruments if any; (iii) the three most recent actuarial reports, if any; (iv) the three most recent financial statements, if any; (v) the three most recent annual reports on Form 5500, including any schedules and attachments thereto; (vi) all determination, opinion, notification and advisory letters and rulings, compliance statements, closing agreements, or similar materials specific to each Company Benefit Plan from the IRS or any Governmental Entity and copies of all pending applications and correspondence regarding actual or potential audits or investigations to or from the IRS, the Department of Labor (the “DOL”) or any other Governmental Entity with respect to any Company Benefit Plan; (vii) all material written contracts relating to each Company Benefit Plan, including fidelity or ERISA bonds and administrative service agreements; (viii) all communications material to any employee or group of employees relating to any Company Benefit Plan and any proposed Company Benefit Plans; and (ix) the three most recent nondiscrimination tests as applicable to each Company Benefit Plan.

(c)                Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, at December 31, 2018, the fair value of plan assets of each Company Pension Plan equals or exceeds the present value of the projected benefit obligations of each such plan based upon the actuarial assumptions used for purposes of the preparation of the Company Financial Statements for the year ended December 31, 2018.

(d)                All contributions (including all employer contributions and employee salary reduction contributions) and premium payments required to be made to or with respect to each Company Benefit Plan under the terms thereof, ERISA or other applicable Law have been timely made, and all amounts properly accrued to date as liabilities of the Company and its Subsidiaries which have not been paid have been properly recorded on the books of the Company and its Subsidiaries.

(e)                No event has occurred and no condition exists with respect to any Company Benefit Plan that has subjected or could subject the Company, any of its Subsidiaries or any ERISA Affiliate to any tax, fine, penalty or other liability under the Code or ERISA.

(f)                Except as set forth on Section 3.11(f) of the Company Disclosure Schedule, each of the Company Benefit Plans has been operated in all material respects in accordance with its terms and in compliance with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter with respect to each Company Pension Plan that is intended to be qualified under Section 401(a) of the Code to the effect that the Company Pension Plan satisfies the requirements of Section 401(a) of the Code (taking into account all changes in qualification requirements under Section 401(a) for which the applicable “remedial amendment period” under Section 401(b) of the Code has expired) and no condition or circumstance exists which could disqualify any such plan. Each Company Pension Plan subject to the provisions of Section 401(k) or 401(m) of the Code, or both, has been tested for and has satisfied the requirements of Section 401(k)(3), Section 401(m)(2) and Section 416 of the Code, as applicable, for each of the last three plan years. There has not been, nor is there likely to be, a partial termination of any Company Pension Plan within the meaning of Section 411(d)(3) of the Code. None of the assets of any Company Pension Plan are invested in or consist of Company Common Stock.

A-26

(g)                No non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA, has occurred with respect to any of the Company Benefit Plans. None of the Company, any of its Subsidiaries, or any plan fiduciary of any Company Benefit Plan has engaged in, or has any liability in respect of, any transaction in violation of Section 404 of ERISA.

(h)                There are no pending, nor, to the Knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, against or otherwise relating to, any of the Company Benefit Plans or any trusts related thereto. None of the Company Benefit Plans is the subject of any pending or any threatened investigation, audit or administrative proceeding, including any voluntary compliance submission through the IRS’s Employee Plans Compliance Resolution System or the DOL’s Voluntary Fiduciary Correction Program, by or with the IRS, the DOL or any other Governmental Entity.

(i)                Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, no Company Benefit Plan provides medical benefits, death benefits or other non-pension benefits (whether or not insured) beyond an employee’s retirement or other termination of service, other than (i) coverage mandated by continuation coverage laws, or (ii) death benefits under any Company Pension Plan. There are no unfunded benefit obligations which are not accounted for by full reserves shown in the Company Financial Statements, or otherwise noted on the Company Financial Statements.

(j)                There are no welfare benefit funds (within the meaning of Section 419 of the Code) related to a Company Welfare Plan, and any Company Welfare Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies with all of the applicable material requirements of Section 4980B of the Code. The Company, each ERISA Affiliate and each Company Benefit Plan complies (and has complied with) all the applicable requirements of the Patient Protection and Affordable Care Act and the Health Insurance Portability and Accountability Act.

(k)                With respect to each Company Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or any of its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

(l)                Except as set forth in Section 3.11(1) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as a termination of employment) (i) entitle any current or former officer, employee, director or consultant of the Company or any of its Subsidiaries to severance pay, bonus, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, funding, vesting, or increase the amount, of any bonus or any compensation due to, or result in the forgiveness of any indebtedness of, any current or former officer, employee, director or consultant of the Company or any of its Subsidiaries.

A-27

(m)                Neither the Company nor any of its Subsidiaries or ERISA Affiliates has announced an intention to create, or has otherwise created, a legally binding commitment to adopt any additional Company Benefit Plans or to amend or modify any existing Company Benefit Plan.

(n)                With respect to each Company Benefit Plan, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company, any Subsidiary of the Company or any ERISA Affiliate would be subject to any liability (other than a liability to pay benefits in the ordinary course thereunder) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company. All persons have properly been treated as either employees or independent contractors for purposes of the Company Benefit Plans.

(o)                Neither the Company nor any of its Subsidiaries is, nor at any time has been, a party to any collective bargaining agreement or other labor agreement, nor is any such agreement being negotiated and, to the Knowledge of the Company, no activities or proceedings are underway by any labor union, organization, association or other employee representation group to organize any employees of the Company or any of its Subsidiaries. No work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, has been threatened. The Company and its Subsidiaries (i) do not have direct or indirect liability with respect to any misclassification of any Person as an independent contractor or temporary worker hired through a temporary worker agency rather than as an employee; (ii) are in compliance in all material respects with all applicable Laws respecting family and medical leave, labor relations, the engagement of independent contractors, health and safety, terms and conditions of employment and wages and hours (including overtime pay, minimum wage, wage payments, maximum hours of work and child labor restrictions), whistle-blowing, wrongful discharge, equal employment opportunity, employment practices (including Laws prohibiting retaliation, discrimination and/or harassment or requiring accommodation on the basis of race, color, national origin, religion, gender, disability, age, sexual orientation, gender identity, gender expression, religion, citizenship, military status, domestic violence victim status, genetic information or any other protected characteristic) unemployment and workers’ compensation; and (iii) have not received any written remedial order or notice of offense under applicable occupational health and safety Laws. Neither the Company nor any of its Subsidiaries has incurred, nor do they expect to incur, any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder, the New York WARN Act and the regulations promulgated thereunder or any similar state or local Law.

A-28

(p)                There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any court or any Governmental Entity, and the Company is not aware of any facts which would constitute a violation of any applicable Law relating to employment and employment practices and/or the engagement of independent contractors.

(q)                With respect to the Company and its Subsidiaries, there are no pending or, to the Knowledge of the Company, threatened actions, charges, citations or Orders under any federal, state or local Law concerning: (i) wages, compensation or violations of employment Laws prohibiting discrimination and/or harassment or requiring accommodation on the basis of race, color, national origin, religion, gender, disability, age, sexual orientation or any other protected characteristic, (ii) representation petitions or unfair labor practices, (iii) violations of occupational safety and health Laws, (iv) workers’ compensation, (v) wrongful termination, negligent hiring, invasion of privacy or defamation or (vi) immigration and naturalization or any other claims under federal, state or local labor Law.

(r)                Section 3.11 (r) of the Company Disclosure Schedule contains a complete and correct list of:

     (i)                the names, job titles, current annual salary, wages and/or any other compensation arrangement (including compensation payable or for which such employee may be eligible pursuant to bonus, incentive, deferred compensation or commission arrangements); classification as exempt or nonexempt under federal and state overtime laws (including but not limited to the federal Fair Labor Standards Act and the New York Minimum Wage Act); the date of commencement of employment; the two (2) most recent annual bonuses; full-time, part-time or temporary status; salaried or hourly status; overtime exemption status; active or inactive status (and, if inactive, the reason therefor); the number of hours of paid time off, vacation time and/or sick time that the employee has accrued as of the date hereof and the aggregate dollar amount thereof; and the number of years of service credited for purposes of Company Benefit Plans, of each current employee of the Company and its Subsidiaries (calculated on a per annum basis with respect to any such employee who was not employed by the Company and its Subsidiaries for the entire year); and

     (ii)               the names of each director of the Company or any Subsidiary, and (iii) the name of each Person who currently provides, or who has within the prior twelve (12) month period provided, services to the Company or any of its Subsidiaries as an independent contractor, a description of the Person’s role and services provided, and the amount paid to such independent contractor by the Company and its Subsidiaries during each of the years ended December 31, 2017 and December 31, 2018.

To the Knowledge of the Company, no employee named in Section 3.11(r) of the Company Disclosure Schedule has any current plans to terminate employment or service with the Company or any Subsidiary. Other than as set forth in Section 3.11(r) of the Company Disclosure Schedule, all employees of the Company and its Subsidiaries are employed at will.

(s)                Section 6.10(b) of the Company Disclosure Schedule accurately sets forth the amounts payable upon consummation of the Merger under the Company Severance Agreements described therein.

A-29

(t)                Since January 1, 2017, the Company and its Subsidiaries have properly recorded and accounted for, pursuant to GAAP, all employee vacation and/or personal time taken by all employees of the Company or any Subsidiary.

(u)                Section 3.11(u) of the Company Disclosure Schedule lists each employee of the Company or a Subsidiary who holds a temporary work authorization, including H-1B, L-1, F-1 or J-1 visas or work authorizations (the “Work Permits”), and shows for each such employee the type of Work Permit and the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company or a Subsidiary provided to the Department of Labor and the Immigration and Naturalization Service or the Department of Homeland Security (collectively, the “Departments”) in the application for such Work Permit was true and complete. The Company or a Subsidiary received the appropriate notice of approval from the Departments with respect to each such Work Permit and has not received any notice from the Department that any Work Permit has been revoked. There is no action pending or, to the Knowledge of the Company, threatened to revoke or adversely modify the terms of any of the Work Permit. Except as set forth in Section 3.11(u) of the Company Disclosure Schedule, no employee of the Company or any Subsidiary is (i) a non-immigrant employee whose status would terminate or otherwise be affected by the transactions contemplated by this Agreement or (ii) an alien who is authorized to work in the United States in non-immigrant status. For each employee of the Company or a Subsidiary hired after November 6, 1986, an Immigration and Naturalization Service Form I-9 has been completed in accordance with applicable Law and retained for the time period required by applicable Law.

(v)                Each employee listed on Section 3.11(r) of the Company Disclosure Schedule and who is classified as exempt from overtime under the federal Fair Labor Standards Act or any comparable state or local Law concerning overtime is, or was, so properly classified by the Company or its Subsidiary. Each individual listed on Section 3.11(r) of the Company Disclosure Schedule and who renders, or has rendered, services to the Company who is, or was, classified by the Company as having the status of an independent contractor, consultant or other nonemployee status for any purpose (including for purposes of worker’s compensation, unemployment, taxation and tax reporting and under the Company Benefit Plans) is, or was, so properly classified by the Company or its Subsidiary.

Section 3.12               Company Information.

(a)                The information relating to the Company and the Company’s Bank to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company, at the time of the Company Shareholders’ Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                The information relating to the Company and its Subsidiaries to be contained in the Company’s regulatory applications, including without limitation its applications to the FRB, the FDIC, the New Jersey Department and the DFS, will be accurate in all material respects.

A-30

Section 3.13               Compliance with Applicable Law.

(a)                Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, each of the Company and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of the Company and each of its Subsidiaries has complied with, and is not in default in any respect under any, applicable Law of any federal, state or local Governmental Entity relating to the Company or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on the Company). Except as disclosed in Section 3.13(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which have or are likely to have a Material Adverse Effect on the Company.

(b)                Without limiting the foregoing, the Company and its Subsidiaries have complied in all material respects with all applicable Laws and Orders applicable to it, its properties, assets and deposits, and the conduct of its business and its relationship with its employees and customers, including the USA PATRIOT Act of 2001, as amended, the Bank Secrecy Act of 1970, as amended, the Home Mortgage Disclosure Act, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act (“CRA”) and all other applicable fair lending Laws and other Laws relating to discriminatory business practices and neither the Company nor any Subsidiary has received any written notice to the contrary. Without limiting the foregoing, the Company has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of the Company or its Subsidiaries. All Subsidiaries of the Company that are subject to the CRA have a CRA rating of at least “satisfactory.” Except as listed in Section 3.13(b) of the Company Disclosure Schedule, since January 1, 2016, no person or group has adversely commented in writing to the Company or its Subsidiaries in a manner requiring recording in a file of CRA communications upon the CRA performance of the Company and its Subsidiaries.

(c)                The Board of Directors of the Company has adopted and the Company and its Subsidiaries have implemented an anti-money laundering program that meets the requirements of the USA Patriot Act of 2001, as amended, and the regulations thereunder and has received no written notice from any banking regulator or other Governmental Entity that such program does not contain adequate and appropriate customer identification verification procedures or has been deemed ineffective.

Section 3.14               Certain Contracts.

(a)                Except as disclosed in Section 3.14(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The Company has delivered to Parent’s counsel a written summary of the material terms of any such oral Contracts and true and complete copies of all written employment agreements, severance, change of control and other termination agreements with officers, employees, directors, or consultants to which the Company or any of its Subsidiaries is a party or is bound (with a designation that such copies have been delivered pursuant to Section 3.14(a) of this Agreement).

A-31

(b)                Except as disclosed in Section 3.14(b) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that is material to the business, results of operations, cash flows or financial condition of the Company and its Subsidiaries on a consolidated basis, (ii) no Contract to which the Company or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of the Company or any of its Subsidiaries to compete in any line of business, in any geographic area or with any Person, and (iii) neither the Company nor any of its Subsidiaries is a party to (A) any collective bargaining agreement or (B) any other Contract that (I) grants any right of first refusal, right of first offer or similar right with respect to any material assets, properties or rights of the Company or any of its Subsidiaries, (II) provides for material payments to be made by the Company or any of its Subsidiaries upon a change in control thereof, (III) requires referrals of business or requires the Company or any of its Subsidiaries to make available investment opportunities to any Person on a priority or exclusive basis, (IV) requires the Company or any of its Subsidiaries to use any product or service of another Person on an exclusive basis, (V) any Contract evidencing or related to material indebtedness for borrowed money whether directly or indirectly by way of purchase money obligation, conditional sale, lease, purchase, guaranty or otherwise, in respect of which the Company or any Subsidiary is an obligor to any Person, which Contract evidences or relates to indebtedness other than deposits, Federal Home Loan Bank borrowings and reverse repurchase agreements in the Ordinary Course of Business. For purposes of clause (i) above, any Contract with a remaining term of greater than ninety days and involving the payment of more than $50,000 (other than Contracts relating to banking transactions in the Ordinary Course of Business) shall be deemed material.

(c)                Except as disclosed in Section 3.14(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party thereto, is in default in any material respect under any material Contract (except those under which the Company will be the creditor).

(d)                Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder by the Company or its Subsidiaries will cause the Company or its Subsidiaries or Parent or its Subsidiaries to become obligated to make any payment of any kind to any Person, including but not limited to, any termination fee, breakup fee or reimbursement fee, pursuant to any Contract between the Company or its Subsidiaries and such Person, other than the payments contemplated by this Agreement.

(e)                Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (whether written or oral) with respect to the services of any directors, consultants or other independent contractors that, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries to any director, officer, consultant or independent contractor thereof.

A-32

(f)                Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (whether written or oral) which (i) is a licensing, service or other agreement relating to any IT Assets, or is any other consulting agreement or licensing agreement not terminable on ninety days or less notice involving the payment of more than $50,000 per annum, or (ii) that materially restricts the conduct of any line of business by the Company or any of its Subsidiaries.

(g)                Section 3.14(g) of the Company Disclosure Schedule chains a schedule showing the good faith estimated present value as of December 31, 2018 of the monetary amounts payable (including any Tax indemnification payments in respect of income and/or excise Taxes) and identifying the in-kind benefits due under any plan other than a Tax-qualified plan for each director of the Company and each officer of the Company with the position of vice president or higher, specifying the assumptions in such schedule.

Each Contract of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a “Company Contract”. The Company has previously delivered to Parent’s counsel true and complete copies of each Company Contract.

Section 3.15               Agreements with Regulatory Agencies.

Except as set forth in Section 3.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.15 of the Company Disclosure Schedule, a “Regulatory Agreement”), any Governmental Entity, nor has the Company or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Neither the Company nor any of its Subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

Section 3.16               Properties and Insurance.

(a)                Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list of:

     (i)                 all real property and interests in real property owned by the Company and/or any of its Subsidiaries (individually, an “Owned Property” and collectively, the “Owned Properties”), and

     (ii)               all leases, licenses, agreements or other instruments conveying a leasehold interest in real property by the Company or any of its Subsidiaries as lessee or lessor (or licensee or licensor, as applicable) (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Owned Properties, being referred to herein individually as a “Company Property” and collectively as the “Company Properties”).

A-33

(b)                Section 3.16(b) of the Company Disclosure Schedule sets forth a correct legal description, street address and Tax parcel identification number of all Owned Properties. The Company has furnished to Parent’s counsel copies of all deeds, surveys and title policies relating to the Owned Properties and copies of all instruments, agreements and other documents evidencing, creating or constituting Liens on such Owned Properties (with a designation that such copies have been delivered pursuant to Section 3.16(b) of this Agreement) to the extent in the possession of the Company or its Subsidiaries.

(c)                 Section 3.16(c) of the Company Disclosure Schedule sets forth a correct street address and, to the extent known by the Company without due inquiry, legal description and Tax parcel identification number of all real property leased by the Company or any of its Subsidiaries under the Real Property Leases. The Company has furnished to Parent’s counsel true and complete copies of all Real Property Leases and any and all amendments, modifications, restatements and supplements thereto. None of the Real Property Leases have been modified in any material respect, except to the extent that such modification is disclosed by the copy made available to Parent’s counsel The Real Property Leases are valid and enforceable in accordance with their respective terms and neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in default thereunder in any material respect nor does any condition exist that with the giving of notice or passage of time, or both, would constitute a material default by the Company or any of its Subsidiaries, other than defaults that have been cured by the Company or its Subsidiaries or waived in writing by the landlord under such Real Property Lease. The Company and its Subsidiaries have not leased or sub-leased any Company Property to any third parties.

(d)                The Company or its Subsidiaries have good and marketable title to all Owned Property, and a valid and existing leasehold interest under each of the Real Property Leases, in each case, free and clear of any and all Liens of any nature whatsoever except (A) Liens set forth on Section 3.16(d) of the Company Disclosure Schedule and (B) Permitted Liens. The Company or one of its Subsidiaries enjoys peaceful, undisturbed and exclusive possession of each Company Property. All Company Property is in a good state of maintenance and repair (reasonable wear and tear excepted), does not require material repair or replacement in order to be utilized for their intended purposes, including use and operation consistent with their present use and operation, except for scheduled maintenance, repairs and replacements conducted or required in the Ordinary Course of Business, conforms in all material respects with all applicable Laws and the Company Properties are considered by the Company to be adequate for the current business of the Company and its Subsidiaries. There are no pending, or to the Knowledge of the Company, threatened condemnation or eminent domain proceedings that affect any Company Property or any portion thereof. There is no option or other agreement (written or otherwise) or right in favor of others to purchase any interest in Owned Properties. With respect to any Company Property subject to the Real Property Leases, except as expressly provided in the Real Property Leases, neither the Company nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase or acquire any real property or any portion thereof or interest therein. All real estate Taxes and assessments which are due and payable as of the date hereof with respect to the Company Properties have been paid (or will, prior to the imposition of any penalty or assessment, be paid). Neither the Company nor any of its Subsidiaries has received any notice of any special Tax or assessment affecting any Company Property, and no such Taxes or assessments are pending or, to the Knowledge of the Company, threatened. Neither the Company Property nor the use or occupancy thereof violates in any way any applicable Laws, covenants, conditions or restrictions. The Company and its Subsidiaries have made all material repairs and replacements to the Company Property that, to the Company’s Knowledge, are required to be made by the Company and its Subsidiaries under the Real Property Leases or as required under applicable Laws. The Company has delivered to Parent’s counsel true and complete copies of all agreements that pertain to the ownership, management or operation of the Company Property (with a designation that such copies have been delivered pursuant to Section 3.16(d) of this Agreement).

A-34

(e)                The tangible assets and other personal property owned or leased by the Company and/or any of its Subsidiaries are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the Ordinary Course of Business. Section 3.16(e)(i) of the Company Disclosure Schedule sets forth all leases of tangible assets and other personal property by the Company or its Subsidiaries involving annual payments in excess of $50,000 (“Personal Property Leases”). Except as set forth on Section 3.16(e)(ii) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is in default under any material provision of any Personal Property Lease and, to the Knowledge of the Company, none of the other counterparties thereto is in default under any material provision of any Personal Property Lease, (ii) no written or, to the Knowledge of the Company, oral notice has been received by the Company or by any of its Subsidiaries from any lessor under any Personal Property Lease that the Company or any of its Subsidiaries is in material default thereunder, (iii) with respect to clauses (i) and (ii) above, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of any payments due under such Personal Property Leases, (iv) each of the Personal Property Leases is valid and in full force and effect, (v) neither the Company’s nor any Subsidiary’s possession and quiet enjoyment of the personal property leased under such Personal Property Leases has been disturbed in any material respect and, to the Knowledge of the Company, there are no disputes with respect to such Personal Property Leases, (vi) neither the Company nor any Subsidiary has subleased, licensed or otherwise granted any Person the right to use the personal property leased under such Personal Property Leases and (vii) neither the Company nor any of its Subsidiaries have collaterally assigned or granted any other security interest in and there are no Liens on the leasehold interest created by such Personal Property Leases. The Company has delivered to Parent’s counsel true and complete copies of each written Personal Property Lease and in the case of any oral Personal Property Lease, a written summary of the material terms of such Personal Property Lease.

(f)                The business operations and all insurable properties and assets of the Company and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of the Company, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the reasonable judgment of the management of the Company adequate for the business engaged in by the Company and its Subsidiaries. All such insurance policies and bonds are in full force and effect. The Company and its Subsidiaries have not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. Section 3.16(f) of the Company Disclosure Schedule sets forth a complete and accurate list of all primary and excess insurance coverage held by the Company and/or its Subsidiaries currently or at any time during the past three years. Copies of all insurance policies reflected on such list have been provided to Parent. Neither the Company nor any of its Subsidiaries has received any written notice that there are any pending actions or claims against the Company Property, the Company or any of its Subsidiaries, whether or not such claims or actions are covered by insurance. None of the insurance policies maintained by the Company or its Subsidiaries constitute self-insured fronting policies or are subject to retrospective premium adjustments. Any pending claims that the Company or its Subsidiaries have made for insurance have been acknowledged for coverage by the applicable insurer.

A-35

(g)                The Company’s Bank does not sponsor, maintain or otherwise provide any bank owned life insurance. The Company and its Subsidiaries do not sponsor, maintain or otherwise provide any other type of insurance coverage providing for, and are not otherwise obligated to pay, any death benefits with respect to any current or former employee, officer or director of the Company or its Subsidiaries.

Section 3.17               Environmental Matters.

Except as set forth in Section 3.17 of the Company Disclosure Schedule:

(a)                Each of the Company and its Subsidiaries, each of the Participation Facilities and, to the Knowledge of the Company, each of the Loan Properties are in compliance in all material respects with all applicable Environmental Laws, including common law, regulations and ordinances, and with all applicable Orders and contractual obligations relating to any Environmental Matters, pollution or the discharge of, or exposure to, Regulated Substances in the environment or workplace.

(b)                There is no suit, claim, action or proceeding, pending or, to the Knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or to the Knowledge of the Company, any Loan Property, has been or is alleged to be or, with respect to threatened proceedings may be alleged to be, (x) a potentially responsible party under Environmental Laws, (y) in violation of or in non-compliance with any Environmental Laws, or (z) responsible for or the subject of any release of, threatened release of or exposure to any Regulated Substances whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property.

(c)                To the Knowledge of the Company, during the period of (x) the Company’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (y) the Company’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) to the Knowledge of the Company, the Company’s or any of its Subsidiaries’ interest in a Loan Property, there has been no release of Regulated Substances in, on, under, from or affecting any such property. To the Knowledge of the Company, prior to the period of (x) the Company’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (y) the Company’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) the Company’s or any of its Subsidiaries’ interest in a Loan Property, there was no release of Regulated Substances in, on, under, from or affecting any such property, Participation Facility or Loan Property.

A-36

(d)                There are no underground storage tanks on, in or under any properties currently owned by the Company or any of its Subsidiaries (including, to the Knowledge of the Company, Loan Properties), and to the Knowledge of the Company, there are no underground storage tanks on, in or under any properties currently leased by the Company or any of its Subsidiaries, and no underground storage tanks have been closed or removed by the Company or any of its Subsidiaries from any properties owned or leased by the Company or any of its Subsidiaries (including Participation Facilities and, to the Knowledge of the Company, Loan Properties) except in compliance with Environmental Laws in all material respects, and all such underground storage tank closure documentation has been provided to Parent. Neither the Company nor any of its Subsidiaries has operated or currently operates any Loan Property.

(e)                To the Knowledge of the Company, the properties currently owned or operated by the Company or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, or under the properties and buildings thereon) are not contaminated with and do not otherwise contain any Regulated Substances other than as permitted under applicable Environmental Law.

(f)                To the Knowledge of the Company, none of the properties currently owned or operated by the Company or any of its Subsidiaries (including Participation Facilities and Loan Properties) has ever been used as a landfill, dump or other similar disposal, storage, transfer, handling or treatment area for Regulated Substances, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

(g)                The Company has provided to Parent copies of all reports, assessments, audits, workplans, notice of violations, field and laboratory data and material correspondence in the Company’s or any of its Subsidiaries’ possession, custody or control concerning Environmental Matters respecting the properties currently owned or operated by the Company or any of its Subsidiaries (including Participation Facilities and Loan Properties).

(h)                The following definitions apply for purposes of this Section 3.17: (v) “Regulated Substances” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other substances or materials regulated under any Environmental Law; (w) “Loan Property” means any property classified by Company or any of its Subsidiaries as an OREO property , and, where required by the context, said term means the owner or operator of such property; (x) “Participation Facility” means any facility in which Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; (y) “Environmental Laws” means any Laws, statutes or regulations, of the United States or New York dealing with Environmental Matters, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., (“CERCLA”), the Hazardous Material Transportation Act, 49 U.S.C. §1801 et seq., the Solid Waste Disposal Act including the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq. (“RCRA”), the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Emergency Planning and Right-To-Know Act of 1986, 42 U.S.C. §11001 et seq., as in effect and amended, and all other applicable Laws and regulatory guidance relating to the protection of human health and safety, and the environment, the protection of natural resources or providing for any remedy or right of recovery or right of injunctive relief with respect to Environmental Matters; and (z) “Environmental Matters” means all matters, conditions, liabilities, obligations, damages, losses, claims, requirements, prohibitions, and restrictions arising out of or relating to the environment, natural resources, safety, or sanitation, or the production, storage, handling, use, emission, release, discharge, dispersal, or disposal of any Regulated Substances.

A-37

Section 3.18               Opinion.

Prior to the execution of this Agreement, the Board of Directors of the Company has received a fairness opinion from Boenning (which, if initially rendered verbally has been or will be confirmed by a written opinion, dated the same date) to the effect that as of the date thereof and based upon and subject to the terms, conditions and qualifications set forth therein, the Merger Consideration is fair to the shareholders of the Company from a financial point of view. A copy of the opinion will be delivered to Parent’s counsel within one (1) Business Day of its receipt by the Company. The Company has obtained the authorization of Boenning to include a copy of its fairness opinion in the Proxy Statement in accordance with the terms of an engagement letter between the Company and Boenning.

Section 3.19               Indemnification.

Except as provided in the Company Contracts or the certificate of incorporation or by-laws of the Company or the Company’s Bank or the governing documents of any Company Subsidiary as in effect on the date hereof (which provisions are accurately summarized in Section 3.19 of the Company Disclosure Schedule), neither the Company nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or former directors, officers, employees or agents or with any other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a “Covered Person”), and, to the Knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under the certificate of incorporation or by-laws of the Company or any Subsidiary of the Company, applicable Law or any indemnification agreement.

Section 3.20               Loan Portfolio.

(a)                With respect to each loan owned by the Company or its Subsidiaries in whole or in part (each, a “Loan”), to the Knowledge of the Company:

     (i)                the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

A-38

     (ii)               neither the Company nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

     (iii)              the Company or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or the Company’s applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

     (iv)              the note and the related security documents, copies of which are included in the Loan files, are true and complete copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

     (v)               there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of the Company;

     (vi)              there is no pending or threatened litigation or proceeding relating to the property that serves as security for a Loan; and

     (vii)             with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(b)                Except as set forth in Section 3.20(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest- bearing assets), under the terms of which the obligor was, as of May 31, 2019, over 90 days delinquent in payment of principal or interest. Section 3.20(b) of the Company Disclosure Schedule sets forth (i) all of the Loans that as of the date of the Company’s Bank’s most recent bank examination, were classified by the Company, any of its Subsidiaries or any bank examiner (whether regulatory or internal) as “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Credit Risk Assets”, “Concerned Loans”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) each Loan that was classified as of May 31, 2019 as impaired in accordance with ASC 310, (iii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans that as of May 31, 2019, were categorized as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iv) each asset of the Company or any of its Subsidiaries that as of May 31, 2019, was classified as “Other Real Estate Owned” (“OREO”) and the book value thereof as of such date.

A-39

(c)                As of December 31, 2018 and March 31, 2019, the allowance for loan losses in the Company Financial Statements was, and the allowance for loan losses reflected in the Company Regulatory Reports for periods ending after March 31, 2019 will be, adequate pursuant to GAAP, and the methodology used to compute such allowance complies in all material respects with GAAP and all applicable policies of the Company Regulatory Agencies. As of December 31, 2018 and March 31, 2019, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the Company Financial Statements was adequate pursuant to GAAP, and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP and all applicable policies of the Company Regulatory Agencies.

(d)                The Company has previously delivered to Parent a schedule setting forth a list of all Loans as of May 31, 2019 by the Company or any of its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O promulgated by the Federal Reserve Board (12 CFR Part 215)) of the Company or any of its Subsidiaries. Except as set forth in Section 3.20(d) of the Company Disclosure Schedule, (i) there are no employee, officer, director or other Affiliate Loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (ii) all such Loans are and were made in compliance in all material respects with all applicable Laws.

(e)                Except as set forth in Section 3.20(e) of the Company Disclosure Schedule, none of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans is subject to any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)                Except as set forth in Section 3.20(f) of the Company Disclosure Schedule, since December 31, 2013, neither the Company nor any of its Subsidiaries has originated or serviced or currently holds, directly or indirectly, any Loans that would be commonly referred to as “subprime”, “Alt-A” or “negative amortization” Loans, or home equity Loans or lines of credit with a loan to value ratio at origination of over ninety percent (collectively, “High Risk Loans”).

(g)                Except as set forth in Section 3.20(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any investment securities that are secured by High Risk Loans.

Section 3.21               Reorganization.

Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.22               Anti-takeover Provisions Inapplicable.

The Board of Directors of the Company (i) has approved the transactions contemplated by this Agreement such that the provisions of Section 912 of the BCL will not, assuming the accuracy of the representations contained in Section 4.12 of this Agreement, apply to this Agreement or any of the other transactions contemplated hereby and (ii) has taken all action required to be taken by it pursuant to the certificate of incorporation of the Company to assure that the representation set forth in Section 3.24 of this Agreement is accurate.

A-40

Section 3.23               Investment Securities; Borrowings; Deposits.

(a)                Except for investments in Federal Home Loan Bank stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the Ordinary Course of Business and restrictions that exist for securities to be classified as “held to maturity,” none of the investment securities held by the Company or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b)                Neither the Company nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Company Financial Statements and is a derivative contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the Ordinary Course of Business, consistent with regulatory requirements and listed (as of the date hereof) in Section 3.23(b) of the Company Disclosure Schedule.

(c)                Set forth in Section 3.23(c) of the Company Disclosure Schedule is a true and complete list of the borrowed funds (excluding deposit accounts) of the Company and its Subsidiaries as of December 31, 2018.

(d)                All of the deposits held by the Company’s Bank (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all respects with all: (a) applicable policies, practices and procedures of the Company’s Bank; and (b) applicable Law, including anti-money laundering, anti-terrorism or embargoed Persons requirements. Except as set forth on Section 3.23(d) of the Company Disclosure Schedule, none of the deposits of the Company or any of its Subsidiaries is a “brokered” deposit or is subject to any Lien, legal restraint or other legal process (other than garnishments, pledges, set-off rights, escrow limitations and similar actions taken in the Ordinary Course of Business).

Section 3.24               Vote Required.

Assuming that a quorum is present in person or by proxy at the Company Shareholders’ Meeting, approval by a majority of the votes cast at such meeting by the holders of Company Common Stock shall be sufficient to constitute approval by the Company’s shareholders of this Agreement, the Merger and the other transactions contemplated by this Agreement. A majority of the outstanding shares of Company Common Stock constitutes a quorum for purposes of the Company Shareholders’ Meeting.

Section 3.25               Intellectual Property; Information Security.

Except as set forth in Section 3.25 of the Company Disclosure Schedule:

A-41

(a)                Each of the Company and its Subsidiaries: (i) solely owns (beneficially, and of record where applicable), free and clear of all Liens, other than non-exclusive licenses entered into in the Ordinary Course of Business, all right, title and interest in and to its respective Owned Intellectual Property and (ii) has valid and sufficient rights and licenses to all of the Licensed Intellectual Property. The Owned Intellectual Property is subsisting and, to the Knowledge of the Company, the Owned Intellectual Property that is Registered is valid and enforceable.

(b)                The Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property used in or necessary for the operation of the respective businesses of the Company and each of its Subsidiaries as presently conducted. Each of the Company and its Subsidiaries has sufficient rights to use all Intellectual Property used in its respective business as presently conducted.

(c)                The operation of the Company and each of its Subsidiaries’ respective businesses as presently conducted does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any Person.

(d)                Other than as set forth in Section 3.25(d) the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any notice (including, but not limited to, any invitation to license or request or demand to refrain from using intellectual property rights) from any Person during the two years prior to the date hereof, asserting that the Company or any of its Subsidiaries, or the operation of any of their respective businesses, infringes, dilutes, misappropriates or otherwise violates any Person’s Intellectual Property rights.

(e)                To the Company’s Knowledge, no Person has infringed, diluted, misappropriated or otherwise violated any of the Company’s or any of its Subsidiaries’ rights in the Owned Intellectual Property.

(f)                The Company and each of its Subsidiaries has taken reasonable measures to protect: (i) their rights in their respective Owned Intellectual Property and (ii) the confidentiality of all Trade Secrets that are owned, used or held by the Company or any of its Subsidiaries, and to the Company’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to appropriate non-disclosure agreements which have not been breached. To the Company’s Knowledge, no Person has gained unauthorized access to the Company’s or its Subsidiaries’ IT Assets.

(g)                The Company’s and each of its Subsidiaries’ respective IT Assets: (i) operate and perform in all material respects as required by the Company and each of its Subsidiaries in connection with their respective businesses to effectively perform all information technology operations necessary to their business, (ii) have been properly maintained by technically competent personnel, in accordance with industry standards, to ensure proper operation, monitoring and use and (iii) to the Company’s Knowledge, have not materially malfunctioned or failed within the past three years. The Company and each of its Subsidiaries has implemented reasonable backup, security and disaster recovery technology and procedures consistent with industry practices.

A-42

(h)                The Company and each of its Subsidiaries: (i) is, and at all times prior to the date hereof has been, compliant with all applicable Laws, and their own privacy policies and commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees and (ii) at no time during the two years prior to the date hereof has received any notice asserting any violations of any of the foregoing. The Company has no reason to believe that, any facts or circumstances exist that would cause the Company or any of its Subsidiaries to be deemed not to be in satisfactory compliance in any respect with the applicable privacy of customer information requirements contained in any relevant federal and state privacy Laws. The transfer of all such personal data and nonpublic personal information to Parent’s control in connection with the consummation of the transactions contemplated hereby shall not violate any such Laws, privacy policies or commitments.

(i)                For purposes of this Agreement:

    (i)                 “Intellectual Property” means any and all: (i) trademarks, service marks, brand names, collective marks, Internet domain names, logos, symbols, trade dress, trade names, business names, corporate names, slogans, designs and other indicia of origin, together with all translations, adaptations, derivations and combinations thereof, all applications, registrations and renewals for the foregoing, and all goodwill associated therewith and symbolized thereby (“Trademarks”); (ii) patents and patentable inventions (whether or not reduced to practice), all improvements thereto, and all invention disclosures and applications therefor, together with all divisions, continuations, continuations-in-part, revisions, renewals, extensions, reexaminations and reissues thereof (“Patents”); (iii) confidential proprietary business information, trade secrets and know-how, including processes, schematics, business and other methods, technologies, techniques, protocols, formulae, drawings, prototypes, models, algorithms, processes, designs, discoveries and inventions (whether or not patentable) (“Trade Secrets”); (iv) copyrights in published and unpublished works of authorship (including databases and other compilations of information), and all registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) other intellectual property rights.

    (ii)                “IT Assets” means, with respect to any Person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines, and all other information technology equipment, and all associated documentation owned by such Person or such Person’s Subsidiaries.

    (iii)               “Licensed Intellectual Property” means, with respect to any Person, the Intellectual Property owned by third persons that is used in or necessary for the operation of the respective businesses of such Person and each of its Subsidiaries as presently conducted.

    (iv)               “Owned Intellectual Property” means, with respect to any Person, Intellectual Property owned or purported to be owned by such Person or any of its Subsidiaries.

A-43

    (v)                “Registered” or “Registration” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

Section 3.26               Prior Regulatory Applications.

Except as disclosed in Section 3.26 of the Company Disclosure Schedule, from January 1, 2016 through the date hereof, no Company Regulatory Agency has objected to, denied, or advised the Company or any Subsidiary of the Company to withdraw and, to the Knowledge of the Company, no third party has submitted an objection to a Company Regulatory Agency regarding, any application, notice, or other request filed by the Company or any Subsidiary of the Company with any Company Regulatory Agency.

Section 3.27               Interest Rate Risk Management Instruments.

(a)                Section 3.27(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the Company’s own account, or for the account of one or more of the Company’s Subsidiaries or their customers, except for adjustable rate loans made by the Company’s Bank to customers in the Ordinary Course of Business. The Company has provided or made available to Parent and its counsel true, correct and complete copies of all such interest rate risk management agreements and arrangements.

(b)                All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the Ordinary Course of Business and in accordance with prudent banking practice and applicable rules, regulations and policies of Company Regulatory Agencies and with counterparties believed to be financially responsible at the time, and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally), and are in full force and effect. The Company and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and, to the Knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

Section 3.28               Regulatory Approvals.

To the Knowledge of the Company, there is no fact or circumstance relating to it or the Company’s Bank that would materially impede or delay receipt of any approval of any Company Regulatory Agencies or that would likely result in any Company Regulatory Agencies declining to approve the consummation of the Merger and the other transactions contemplated hereby.

A-44

Section 3.29               Registration Obligation.

Neither the Company nor any of its Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act.

Section 3.30               Fiduciary Accounts.

Neither the Company nor any Subsidiary acts as a fiduciary for any customer or account (including acting as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor). To the Knowledge of the Company, the Company’s Bank has complied with its fiduciary duties in acting as a trustee or custodian for any individual retirement deposit accounts as required by Law or any contracts relating to such accounts.

Section 3.31               Disclosure.

No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article III not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as follows:

Section 4.01               Corporate Organization.

(a)                Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent. Parent is registered as a bank holding company under the BHCA. Copies of the certificate of incorporation and by-laws of Parent have previously been delivered to the Company’s counsel; such copies are true and complete copies of such documents as in effect as of the date of this Agreement.

(b)                Parent’s Bank is a New Jersey-chartered savings bank duly organized and validly existing under the Laws of the State of New Jersey. The deposit accounts of Parent’s Bank are insured by the FDIC through the FDIC’s Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due. No legal action or proceeding for the termination or revocation of such insurance is pending, or, to the Knowledge of the Parent, has any such termination or revocation been threatened. Each of Parent’s other Subsidiaries is a business entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each of Parent’s Subsidiaries has the power (corporate or otherwise) and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent.

A-45

Section 4.02               Capitalization.

(a)                The authorized capital stock of Parent consists solely of 1,000,000,000 shares of Parent Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”). As of March 31, 2019, there were 280,066,465 shares of Parent Common Stock outstanding, 79,004,387 shares of Parent Common Stock held by Parent as treasury stock, zero shares of Parent Preferred Stock outstanding and zero shares of Parent Preferred Stock held as treasury stock. As of March 31, 2019, there were no shares of Parent Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 11,156,077 shares of Parent Common Stock reserved for issuance pursuant to Parent’s stock incentive plans (the “Parent Stock Incentive Plans”). Parent maintains an employee stock ownership plan for the benefit of employees of Parent’s Bank. Parent does not maintain its own dividend reinvestment plan. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for shares of capital stock issuable pursuant to the Parent Stock Incentive Plans, as of the date hereof Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity security of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or any other equity security of Parent. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(b)                Parent owns, directly or indirectly, all of the issued and outstanding shares of the capital stock or all of the other equity interests of each of its Subsidiaries, free and clear of all Liens, and all of such shares or other equity interests are duly authorized and validly issued, are (if applicable) fully paid and nonassessable and are free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Parent has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interests of such Subsidiary.

A-46

Section 4.03               Authority; No Violation.

(a)                Parent has full corporate power and authority to execute and deliver this Agreement and, subject to the Parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and the Bank Merger and (ii) the other approvals listed in Section 4.04 of this Agreement, to consummate the transactions contemplated hereby and Parent’s Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to (x) the Parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and the Bank Merger and (ii) the other approvals listed in Section 4.04 of this Agreement, to consummate the transactions contemplated by the Bank Merger Agreement in accordance with the terms thereof. On or prior to the date of this Agreement, Parent’s Board of Directors has (i) determined that this Agreement and the Merger are fair to and in the best interests of Parent and its shareholders and declared the Merger and the other transactions contemplated hereby to be advisable and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Parent’s Bank. No other corporate proceedings on the part of Parent or Parent’s Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(b)                Neither the execution and delivery of this Agreement by Parent or the execution and delivery of the Bank Merger Agreement by Parent’s Bank, nor the consummation by Parent of the transactions contemplated hereby in accordance with the terms hereof or the consummation by Parent’s Bank of the transactions contemplated by the Bank Merger Agreement in accordance with the terms thereof, or compliance by Parent with any of the terms or provisions hereof or compliance by Parent’s Bank with any of the terms or provisions of the Bank Merger Agreement, will (i) violate any provision of the certificate of incorporation or by-laws of Parent or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.04 of this Agreement are duly obtained (x) violate any Law or Order applicable to Parent or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) above, such as individually or in the aggregate will not have a Material Adverse Effect on Parent.

A-47

Section 4.04               Consents and Approvals.

Except for (a) the filing of applications and notices, as applicable, with the FRB and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the FDIC and approval of such applications and notices, (c) the filing of applications and notices, as applicable, with the New Jersey Department and the DFS and approval of such applications and notices, (d) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (e) the filing of the Certificate of Merger with the Secretaries of State of the States of Delaware pursuant to the DGCL and New York pursuant to the BCL, (f) approval of the listing of the Parent Common Stock to be issued in the Merger on the NASDAQ Global Select Market, (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions and (h) such consents, authorizations or approvals as shall be required under the Environmental Laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on behalf of Parent or Parent’s Bank in connection with (1) the execution and delivery by Parent of this Agreement, (2) the consummation by Parent of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Parent’s Bank of the Bank Merger Agreement and (4) the consummation by Parent’s Bank of the Bank Merger and the other transactions contemplated thereby. For the avoidance of doubt, the approval of the holders of the Parent Common Stock, or any other equity holder of the Parent, is not required in connection with the approval of the Merger, the Bank Merger or any transaction contemplated hereunder.

Section 4.05               Reports.

Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2015 with (i) the FRB, (ii) the New Jersey Department, (iii) the FDIC and (iv) any other Governmental Entity that regulates Parent or any of its Subsidiaries (collectively with the FRB, the New Jersey Department and the FDIC, the “Parent Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Parent Regulatory Agencies in the regular course of the business of Parent and its Subsidiaries, no Parent’s Regulatory Agency has initiated any proceeding or, to the Knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 2015 the effect of which is reasonably likely to have a Material Adverse Effect on Parent or to delay approval of the Merger or the Bank Merger by any Governmental Entity having jurisdiction over the Merger, the Bank Merger, the Parent, the Company or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger or the Bank Merger. There is no unresolved violation, criticism, or exception by any Parent’s Regulatory Agency with respect to any reports, registrations or statements relating to any examinations of Parent or any of its Subsidiaries the effect of which is reasonably likely to have a Material Adverse Effect on Parent or to delay approval of the Merger or the Bank Merger by any Governmental Entity having jurisdiction over the Merger, the Bank Merger, the Parent, the Company or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger or the Bank Merger.

A-48

Section 4.06               Financial Statements.

Parent has previously made available to the Company copies of (a) the consolidated balance sheets of Parent and its Subsidiaries as of December 31, 2017 and 2018, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the fiscal years ended December 31, 2016, 2017 and 2018, accompanied by the audit report of KPMG LLP, independent public accountants with respect to Parent, (b) the notes related thereto, (c) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2019 and the related unaudited consolidated statements of income, changes in stockholders’ equity and cash flows for the three months ended March 31, 2018 and 2019 and (d) the notes related thereto (the “Parent Financial Statements”). KPMG LLP is independent with respect to Parent and its Subsidiaries to the extent required by Regulation S-X of the SEC. The consolidated balance sheets of Parent (including the related notes, where applicable) included within the Parent Financial Statements fairly present, and the consolidated balance sheets of the Parent (including the related notes, where applicable) to be included or incorporated by reference in the S-4 will fairly present, the consolidated financial position of Parent and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in stockholders’ equity and cash flows (including the related notes, where applicable) included within the Parent Financial Statements fairly present, and the consolidated statements of income, changes in stockholders’ equity and cash flows of Parent (including the related notes, where applicable) to be included or incorporated by reference in the S-4 will fairly present, the results of the consolidated operations and consolidated financial position of the Parent and its Subsidiaries for the respective fiscal periods therein set forth. Each of the Parent Financial Statements (including the related notes, where applicable) complies, and each of such consolidated financial statements (including the related notes, where applicable) to be included or incorporated by reference in the S-4 will comply, with accounting requirements applicable to financial statements to be included or incorporated by reference in the S-4 and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the Parent Financial Statements (including the related notes, where applicable) has been, and each of such consolidated financial statements (including the related notes, where applicable) to be included or incorporated by reference in the S-4 will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on Form 10-Q. The books and records of the Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, and reflect only actual transactions.

Section 4.07               SEC Reports.

(a)                Parent has filed all reports, schedules, registration statements, prospectuses and other documents, together with amendments thereto, required to be filed with the SEC since December 31, 2018 (the “Parent Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Parent Reports complied, and each Parent Report filed subsequent to the date hereof and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Parent Reports. None of Parent’s Subsidiaries is required to file periodic reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. No executive officer of Parent has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002 and, to the Knowledge of Parent, no enforcement action has been initiated against Parent or its officers or directors by the SEC relating to disclosures contained in any Parent Report.

A-49

(b)                The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. Parent and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that material information relating to Parent and its Subsidiaries is made known to the management of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Parent Reports. Management of Parent has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and have identified for Parent’s auditors any material weaknesses in internal controls and (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls.

(c)                Since January 1, 2016, neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any member of Parent’s Board of Directors or executive officer of Parent or any of its Subsidiaries, has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls.

Section 4.08               Absence of Certain Changes or Events.

Except as disclosed in any Parent Report filed with the SEC prior to the date of this Agreement, since December 31, 2018, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Parent.

Section 4.09               Legal Proceedings.

(a)                Neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)                There is no Order imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries.

A-50

Section 4.10               Parent Information.

(a)                The information relating to Parent and Parent’s Bank to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company, at the time of the Company Shareholders’ Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the S-4 will comply in all material respects with all provisions of the Securities Act and the rules and regulations thereunder.

(b)                The information relating to Parent and its Subsidiaries to be contained in the Parent’s applications to the FRB, the FDIC, the New Jersey Department and the DFS will be accurate in all material respects.

Section 4.11               Compliance with Applicable Law.

Each of Parent and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of Parent and each of its Subsidiaries has complied with, and is not in default in any respect under any, applicable Law of any federal, state or local Governmental Entity relating to Parent or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on Parent). Parent and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which have or are likely to have a Material Adverse Effect on Parent.

Section 4.12               Ownership of Company Common Stock; Affiliates and Associates.

(a)                Other than as contemplated by this Agreement, neither Parent nor any of its “affiliates” or “associates” (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares).

(b)                Neither Parent nor any of its Subsidiaries is an “interested shareholder” of the Company as defined under Section 912 of the BCL.

Section 4.13               Agreements with Regulatory Agencies.

Neither Parent nor any of its Subsidiaries is subject to any Regulatory Agreement with any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Parent or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Neither Parent nor any of its Subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

A-51

Section 4.14               Reorganization.

Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.15               Regulatory Approvals.

To the Knowledge of the Parent, there is no fact or circumstance relating to it or Parent’s Bank that would materially impede or delay receipt of approval of any Parent Regulatory Agencies or that would likely result in any Parent Regulatory Agencies declining to approve the consummation of the Merger and the other transactions contemplated hereby.

Section 4.16               Loan Loss Provision.

As of March 31, 2019, the allowance for loan losses in the Parent Financial Statements was adequate pursuant to GAAP, and the methodology used to compute such allowance complies in all material respects with GAAP and all applicable policies of the Parent Regulatory Agencies. As of March 31, 2019, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the Parent Financial Statements was adequate pursuant to GAAP, and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP and all applicable policies of all Parent Regulatory Agencies.

Section 4.17               Community Reinvestment Act.

All Subsidiaries of Parent that are subject to the CRA have a CRA rating of at least “satisfactory”. From January 1, 2016 through the date hereof, no person or group has adversely commented in writing to Parent or any of its Subsidiaries subject to the CRA in a manner requiring recording in a file of CRA communications upon such entity’s CRA performance.

Section 4.18               Prior Regulatory Applications.

From January 1, 2016 through the date hereof, no Parent Regulatory Agency has objected to, denied, or advised Parent or any Subsidiary of Parent to withdraw and, to the Knowledge of Parent, no third party has submitted an objection to a Parent Regulatory Agency regarding, any application, notice, or other request filed by Parent or any Subsidiary of Parent with any Parent Regulatory Agency.

Section 4.19               Regulatory Capital.

Upon consummation of the Merger, and after taking account of the Merger and Parent’s ownership of the Company’s Bank, as calculated on a pro forma basis as of March 31, 2019, Parent will be deemed “well capitalized” under the applicable capital standards and policies of the FRB as in effect on the date of this Agreement (it being understood that this representation shall not be updated as of the Closing Date).

A-52

Section 4.20               Disclosure.

No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article IV not misleading.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01               Covenants of the Company.

Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall use commercially reasonable efforts to, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, (iv) take no action that would adversely affect or delay the ability of the Company or Parent to perform its covenants and agreements on a timely basis under this Agreement, and (v) take no action that would adversely affect or delay the ability of the Company or Parent to obtain any necessary approvals, consents or waivers of any Governmental Entity or third party required for the transactions contemplated hereby or that would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.01 of the Company Disclosure Schedule or as otherwise specifically provided by this Agreement or as consented to in writing by Parent, which consent shall not be unreasonably withheld, from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

(a)                solely in the case of the Company, declare or pay any dividends on, or make other distributions (whether in cash, stock or property) in respect of, any of its capital stock;

(b)                (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, (iv) accelerate the exercisability or vesting of any Stock Options, other than pursuant to their terms as in effect on the date hereof or (v) enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of up to a total of 231,355 shares of Company Common Stock upon the exercise of Company Stock Options granted under the Company Stock Compensation Plans prior to the date hereof, any such exercise to be in accordance with the original terms of such Stock Options;

A-53

(c)                amend or waive any provision of its certificate of incorporation, by-laws or other similar governing documents;

(d)                make any capital expenditures other than those that (i) are made in the Ordinary Course of Business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $50,000 in the aggregate;

(e)                (i) enter into any new line of business or offer any new products or services or (ii) accept any “brokered” or “listing service” deposit that would result in such deposits constituting greater than 15% of Company Bank’s total deposits at any time;

(f)                acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the Ordinary Course of Business;

(g)                take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII of this Agreement not being satisfied or not being satisfied prior to the Cut-Off Date;

(h)                change its methods of accounting in effect at December 31, 2018, except as required by changes in GAAP or regulatory accounting principles as concurred with in writing by the Company’s independent auditors;

(i)                (A) enter into, establish, adopt, amend, modify or terminate any Company Benefit Plan or any agreement, arrangement, plan, trust, other funding arrangement or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers, employees or independent contractors, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians; (B) increase or accelerate payment of in any manner the compensation or fringe benefits of any director, officer or employee or pay any bonus or benefit not required by any Company Benefit Plan or agreement as in effect as of the date hereof, other than the payment of employee bonuses to specified persons and in the specified amounts set forth on Section 5.01(i) of the Company Disclosure Schedule; (C) grant, award, amend, modify or accelerate any stock options, stock appreciation rights, restricted shares, restricted share units, performance units or shares or any other awards under the Company Stock Compensation Plans or otherwise, other than any acceleration required under the terms of the Company Stock Compensation Plans in effect on the date hereof or under any grant agreement issued thereunder as such grant agreement exists on the date hereof and other than providing for the cancellation of Stock Options in accordance with the provisions of Article I of this Agreement; (D) hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, except that it may hire at-will, non-executive officer employees to fill vacancies that may from time to time arise in the Ordinary Course of Business; or (E) terminate the employment of any of its employees, other than for cause as determined by the Company or in accordance with the Company’s established practices and in the Ordinary Course of Business;

A-54

(j)                other than activities in the Ordinary Course of Business, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties (including, without limitation, any Company Property) or other rights or agreements except as otherwise specifically contemplated by this Agreement or otherwise take or permit any action that otherwise would impair the condition of title to the Company Property or any part thereof;

(k)                other than in the Ordinary Course of Business, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person;

(l)                file any application to relocate or terminate the operations of, or relocate or terminate any banking office of it or any of its Subsidiaries;

(m)                (i) renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space (including, without limitation, any Real Property Lease) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound; (ii) undertake or enter into any contract, agreement or lease for goods, services or office space for its own account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by it of more than $50,000 annually or containing any financial commitment extending beyond 12 months from the date hereof;

(n)                other than in the Ordinary Course of Business, in individual amounts not to exceed $1,000,000, and other than investments for the Company’s portfolio made in accordance with Section 5.01(o) of this Agreement, make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other Person;

(o)                make any investment in any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with an average life not greater than five years or mortgage-backed or mortgage related securities that would not be considered “high risk” securities and which are purchased in the Ordinary Course of Business;

(p)                pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding , other than any such payment, discharge, settlement or compromise in the Ordinary Course of Business that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise adversely affecting the operations of the Company or any of its Subsidiaries;

A-55

(q)                except in the Ordinary Course of Business and in amounts less than $500,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

(r)                except as set forth on Section 5.01(r) of the Company Disclosure Schedules (i) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, if (A) such transaction involves the extension of credit in an amount in excess of $100,000 on an unsecured basis; (B) such transaction is not made in accordance with the Company’s Board-approved loan policy manual in effect on the date hereof (the “Lending Manual”); (C) the collateral involved in such transaction is located outside of the State of New York; (D) the transaction involves an extension or renewal of an existing loan, lease (credit equivalent), advance, credit enhancement or other extension of credit with an Aggregate Exposure in excess of $5,000,000, provided that the Company may loan up to an additional $1,000,000 to an existing borrower between the date hereof and the Closing Date without obtaining Parent’s prior written consent; (E) the transaction involves a new loan, lease (credit equivalent), advance, credit enhancement or other extension of credit involving an Aggregate Exposure in excess of $5,000,000; (F) the transaction involves a restructuring of a prior extension of credit with an Aggregate Exposure (prior to the restructuring) in excess of $3,000,000; (G) the underlying extension of credit is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such an extension of credit; (H) the transaction involves a loan or commitment to an employee, director, officer or other Affiliate of the Company or any of its Subsidiaries or is otherwise subject to the FRB’s Regulation O, regardless of the amount of such transaction; (I) the transaction arises outside of the Ordinary Course of Business of the Company and its Subsidiaries; or (J) the transaction involves an “interest rate swap” or (ii) make any commitment in respect of any of the foregoing. For any proposed extension of credit for which the Company shall seek the prior consent of Parent as required by this Section 5.1(r), the Company and Parent shall follow the procedures set forth on Section 5.1(r) of the Company Disclosure Schedules. For purposes of this subsection, “Aggregate Exposure” means all obligations of the borrower and any related entities and/or guarantors, including unused commitments, consumer loans, contingent liabilities as endorser or guarantor and undrawn letters of credit, but excluding aggregate loans on personal residences of less than $5,000,000 and secured by a first mortgage on 1-4 family real estate in an amount that does not exceed eighty percent (80%) of appraised value;

(s)                incur any additional borrowings beyond those set forth in Section 5.01(s) of the Company Disclosure Schedule other than short-term (with a final maturity of two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements in the Ordinary Course of Business, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of the Company or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder (it being understood that deposits shall not be deemed to be borrowings within the meaning of this sub-section);

(t)                make any investment or commitment to invest in real estate, other than investments related to maintenance of owned or leased real estate used by Company as of the date hereof, or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

A-56

(u)                except pursuant to commitments existing at the date hereof which have previously been disclosed in writing to Parent, make any construction loans outside the Ordinary Course of Business, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New York;

(v)                establish, or make any commitment relating to the establishment of, any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed $50,000;

(w)                elect to the Board of Directors of the Company any person who is not a member of the Board of Directors of the Company as of the date hereof;

(x)                change any method of Tax accounting, make or change any Tax election, file any amended Tax Return, settle or compromise any Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(y)                after an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to the Company’s shareholders or otherwise publicly disclosed or otherwise communicated or made known to any member of senior management of the Company or any member of the Company’s Board of Directors, take any intentional act, or intentionally omit to take any act, that causes any one or more of the Company’s representations in this Agreement to be inaccurate in any material respect as of the date of such act or omission;

(z)                foreclose upon or take a deed of title to any commercial real estate without first conducting a Phase 1 environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Regulated Substance;

(aa)              issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Parent and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Parent (which shall not be unreasonably withheld) or issue any broadly distributed communication of a general nature to customers regarding the Merger without the prior approval of Parent (which shall not be unreasonably withheld), except as required by Law or for communications in the Ordinary Course of Business that do not relate to the Merger or other transactions contemplated hereby;

(bb)             take any other action outside of the Ordinary Course of Business; or

(cc)              agree to do any of the foregoing.

A-57

Section 5.02               Covenants of Parent.

Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Parent shall use commercially reasonably efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (ii) take no action which would materially adversely affect or delay the ability of the Company or Parent to perform it covenants and agreements on a timely basis under this Agreement, and (iii) take no action which would materially adversely affect or delay the ability of the Company or Parent to obtain any necessary approvals, consents or waivers of any Governmental Entity or third party required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, or as otherwise specifically provided by this Agreement or consented to in writing by the Company (such consent not to be unreasonably withheld), from the date of this Agreement until the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to:

(a)                take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII of this Agreement not being satisfied or not being satisfied prior to the Cut-Off Date;

(b)                change its methods of accounting in effect at December 31, 2018, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by Parent’s independent auditors;

(c)                amend its certificate of incorporation, by-laws or similar governing documents other than (i) to enable Parent to comply with the provisions of this Agreement, (ii) to enable Parent’s Bank to comply with the provisions of the Bank Merger Agreement, (iii) to establish one or more series of Parent Preferred Stock or (iv) to adopt provisions or authorize actions that do not materially and adversely affect the holders of Company Common Stock; or

(d)                agree to do any of the foregoing.

A-58

Section 5.03               No Solicitation.

(a)                Except as expressly permitted by this Section 5.03, the Company and its Subsidiaries shall not, and the Company and its Subsidiaries shall use their best efforts to cause their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants and other agents (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage or take any action to facilitate the making of, any inquiries, offers or proposals which constitute, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Parent) any confidential or nonpublic information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; or (iii) enter into any agreement, agreement in principle, memorandum of understanding or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle, memorandum of understanding or letter of intent relating to an Acquisition Proposal; provided that in the event that, prior to the time that the Company’s shareholders’ approval of the Merger (the “Company Shareholder Approval”) is obtained but not after the Company Shareholder Approval is obtained, (1) the Company receives, after the execution of this Agreement, an unsolicited bona fide written Acquisition Proposal from a Person other than Parent that did not result from a breach of this Section 5.03, (2) the Company’s Board of Directors concludes in good faith (A) that, after consulting with its independent financial advisor, such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and (B) that, after considering the advice of outside counsel, failure to take such actions would be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law, and (3) the Company has provided Parent with at least one (1) full Business Day prior notice of such determination, the Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in negotiations or discussions with respect to such Acquisition Proposal; provided that prior to providing any confidential or nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into an agreement with such third party on terms substantially similar to and no more favorable to such third party than those contained in the Confidentiality Agreement between Parent and KBW, as the Company’s authorized representative, dated May 2, 2019 (the “Confidentiality Agreement”) and any confidential or non-public information provided to any Person given access to confidential or nonpublic information shall have previously been provided to Parent or shall be provided to Parent prior to or concurrently with the time it is provided to such Person. The Company and each of its Subsidiaries will, and will cause each of its Representatives to, (A) immediately cease and cause to be terminated any and all existing activities, discussions, negotiations and communications conducted before the date of this Agreement with any Persons other than Parent with respect to any existing or potential Acquisition Proposal, (B) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any existing or potential Acquisition Proposal to which it or any Affiliate or Representative is a party and (C) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any existing or potential Acquisition Proposal.

(b)                Neither the Company’s Board of Directors nor any committee thereof shall (i) (A) withdraw, qualify or modify, or propose to withdraw, qualify or modify (in any manner adverse to Parent), or refuse to make the Company Board Recommendation, or make any statement, filing or release, in connection with the Company Shareholders’ Meeting or otherwise, inconsistent with the Company Board Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Board Recommendation) or (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal, or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (other than a confidentiality agreement permitted by the terms of Section 5.03(a) of this Agreement) or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. Notwithstanding the foregoing, prior to the date of the Company Shareholders’ Meeting, the Company’s Board of Directors may take any of the actions specified in items (i) and (ii) of the preceding sentence (a “Company Subsequent Determination”) after the fourth (4th) Business Day following Parent’s receipt of a written notice (the “Notice of Superior Proposal”) from the Company (A) advising that the Company’s Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.03 or from an action by a Representative that would have been such a breach if committed by the Company or its Subsidiaries) constitutes a Superior Proposal (it being understood that the Company shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its Affiliates that the Company proposes to accept, and that the Company’s Board of Directors may approve or recommend the revised Superior Proposal only after the fourth (4th) Business Day following Parent’s receipt of the new Notice of Superior Proposal), (B) specifying the material terms and conditions of, and the identity of the party making, such Superior Proposal, and (C) containing an unredacted copy of the relevant transaction agreements with the party making such Superior Proposal, if, but only if, (1) the Company’s Board of Directors has reasonably determined in good faith, after consultation with and having consulted with and considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law and that such Acquisition Proposal is a Superior Proposal and such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of this Agreement that are committed to in writing by Parent pursuant to this Section 5.03(b) and (2) at the end of such four (4) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by Parent since its receipt of such Notice of Superior Proposal (provided, however, that Parent shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the Company’s Board of Directors has again in good faith made the determination in clause (1) of this sentence.

A-59

Notwithstanding the foregoing, the changing, qualifying or modifying of the Company Board Recommendation or the making of a Company Subsequent Determination by the Company’s Board of Directors shall not change the approval of the Company’s Board of Directors for purposes of causing any takeover Laws (or comparable provisions of any certificate of incorporation, by-law or agreement) to be inapplicable to this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(c)                Nothing contained in this Agreement shall prevent the Company or the Company’s Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act (if and to the extent that such rules are applicable to the Company) or other disclosure requirements under applicable Law, with respect to an Acquisition Proposal; provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

(d)                In addition to the obligations of the Company set forth in Section 5.03(a) and (b) of this Agreement, in the event that the Company or any of its Subsidiaries or any Representative receives (i) any Acquisition Proposal or (ii) any request for confidential or non-public information or to engage in negotiations that the Company’s Board of Directors believe is reasonably likely to lead to or that contemplates an Acquisition Proposal, the Company promptly (and in any event within 24 hours of receipt) shall advise Parent in writing of the existence of the matters described in clause (i) or (ii), together with the material terms and conditions of such Acquisition Proposal or request and the identity of the Person making any such Acquisition Proposal or request. The Company shall keep Parent reasonably well informed in all material respects of the status (including after the occurrence of any material amendment or modification) of any such Acquisition Proposal or request. Without limiting any of the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent in writing if it determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to Section 5.03(a) or (b) of this Agreement and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

A-60

(e)                For purposes of this Agreement:

    (i)                 “Acquisition Proposal” means any inquiry, offer or proposal (other than from Parent and the transactions contemplated by this Agreement), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. “Acquisition Transaction” means (A) any tender or exchange offer to acquire 25% or more of the voting power in the Company or any of its Subsidiaries, (B) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving the Company or any of the Company’s Subsidiaries; (C) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of the Company or any of the Company’s Subsidiaries representing, in the aggregate, 25% or more of the business, assets or deposits of the Company and the Company’s Subsidiaries on a consolidated basis; or (D) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or other similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 25% or more of the voting power in the Company or any of its Subsidiaries.

    (ii)               “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal (with the percentages set forth in the definition of Acquisition Transaction changed from 25% to 50%) that the Company’s Board of Directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby (including taking into account any adjustment to the terms and conditions proposed by Parent in response to such Acquisition Proposal pursuant to Section 5.03(b) of this Agreement or otherwise), after (A) receiving the advice of its financial advisor (which shall be a nationally recognized investment banking firm), (B) taking into account the likelihood of consummation of such Acquisition Transaction on the terms set forth in the Acquisition Proposal (as compared to, and with due regard for, the terms herein as such terms may be adjusted, modified or amended by Parent pursuant to Section 5.03(b) of this Agreement or otherwise) and (C) taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such Acquisition Proposal), regulatory and other aspects of such Acquisition Proposal and any other relevant factors permitted under applicable Law.

A-61

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.01               Regulatory Matters.

(a)                For the purposes of registering the Parent Common Stock to be offered to holders of Company Common Stock in connection with the Merger, Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The Company shall cooperate with Parent in the preparation of the Proxy Statement to be included within the S-4. Each of the Company and Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter promptly mail the Proxy Statement to its shareholders. With the Company’s cooperation, Parent shall also use its reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(b)                The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, banking regulators and other Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger) and Parent and Parent’s Bank will make all necessary filings in respect of the required regulatory approvals as promptly as practicable after the date hereof; provided, however, that in no event shall Parent or Parent’s Bank be required to agree to any prohibition, limitation or other requirement of any banking regulator or other Governmental Entity that would (a) prohibit or materially limit the ownership or operation by Parent or Parent’s Bank of all or any material portion of the business or assets of the Company or any of its Subsidiaries; (b) compel Parent or Parent’s Bank to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries; (c) impose a material compliance burden, penalty or obligation on Parent or Parent’s Bank resulting from noncompliance by the Company with its regulatory obligations; or (d) otherwise materially impair the value of the Company or any of its Subsidiaries, or the Merger to Parent (any such requirement alone, or more than one such requirement together, a “Burdensome Condition”). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable Laws relating to the exchange of information, all of the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any banking regulator or other Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties, banking regulators and other Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

A-62

(c)                Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers, employees and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act and any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement (collectively, the “Filing Documents”). Parent agrees promptly to advise the Company if, at any time prior to the Company Shareholders’ Meeting, any information provided by Parent for the Filing Documents becomes incorrect or incomplete in any material respect and promptly to provide Company with the information needed to correct such inaccuracy or omission. Parent shall promptly furnish the Company with such supplemental information as may be necessary in order to cause the Filing Documents, insofar as they relate to Parent and Parent’s Subsidiaries, to comply with all applicable legal requirements. The Company agrees promptly to advise Parent if, at any time prior to the Company Shareholders’ Meeting, any information provided by the Company for the Filing Documents becomes incorrect or incomplete in any material respect and promptly to provide Parent with the information needed to correct such inaccuracy or omission. The Company shall promptly furnish Parent with such supplemental information as may be necessary in order to cause the Filing Documents, insofar as they relate to the Company and the Company Subsidiaries, to comply with all applicable legal requirements.

(d)                Parent and the Company shall promptly furnish each other with copies of written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

Section 6.02               Access to Information; Board of Directors and Committee Meeting Observer Rights.

(a)                The Company shall permit, and shall cause each of the Company’s Subsidiaries to permit, Parent and its Representatives reasonable access to their respective properties, and shall disclose and make available to Parent and its Representatives all books, papers and records relating to its and its Subsidiaries’ assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ and shareholders’ meetings (excluding information related to the Merger and the Bank Merger), organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Parent and its Representatives may have a reasonable interest, all to the extent reasonably requested by the Party seeking such access. However, the Company shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any Law or Order or would waive any privilege. The Company will use commercially reasonable efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

A-63

(b)                During the period from the date of this Agreement to the Effective Time, each of the Company and Parent will cause one or more of its designated Representatives to confer with Representatives of the other Party on a monthly or more frequent basis to discuss and plan for (i) the consolidation of the Parties’ business, operations, properties and assets, including the conversion of the Company’s data processing and related electronic information systems to those used by Parent, which planning shall include, but not be limited to, discussion of the possible (A) termination by the Company of third-party service provider arrangements effective at the Effective Time or at a date thereafter, (B) non-renewal of personal property leases and software licenses used by the Company in connection with its systems operations, (C) retention of outside consultants and additional employees to assist with the conversion and (D) outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Company shall not be obligated to take any such action prior to the Effective Time and, unless the Company otherwise agrees, in writing, no conversion shall take place prior to the Effective Time and (ii) and other matters relating to the completion of the transactions contemplated herein. On a monthly basis, the Company agrees to provide Parent with internally prepared consolidated profit and loss statements no later than 20 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), the Company will deliver to Parent its consolidated quarterly financial statements. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year (commencing with the year ended December 31, 2019), the Company will deliver to Parent its consolidated annual financial statements. Within ten (10) Business Days of the end of each month, the Company will provide to Parent a schedule listing all delinquent loans, non-accrual loans and non-performing assets as of such month end, and a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan. The Company will promptly notify Parent of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable Law, of any examination reports with respect to the condition or activities of the Company or any of its Subsidiaries and any complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Entity, or the institution or the threat of material litigation involving the Company or any of its Subsidiaries.

(c)                As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Effective Time, the Company will deliver to Parent the Company’s Bank’s call reports filed with the DFS and the FDIC.

(d)                The Company shall permit Representatives of Parent or Parent’s Bank (no more than two) to attend any meeting of its Board of Directors or the executive and loan committees thereof as an observer, and to receive substantially contemporaneously with the delivery to the Board of Directors of the Company, or committee thereof, delivery of any materials distributed to the directors or committee members in advance of the board meeting or committee meeting, subject to the Confidentiality Agreement, provided that the Company shall not be required to provide any material related to, or to permit the Representatives to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of the Company or during any other matter that the Company’s Board of Directors has reasonably determined to be confidential with respect to the participation of Parent or Parent’s Bank, including where such information or access or disclosure would violate or prejudice the rights of any customer, would contravene any Law or Order or would waive any privilege.

A-64

(e)                Parent will advise the Company promptly of the receipt of any examination report of any banking regulator with respect to the condition or activities of Parent or any of its Subsidiaries. During the period from the date of this Agreement to the Closing Date, Parent will cause one or more of its Representatives to confer with Representatives of the Company and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as the Company may reasonably request. Parent and Parent’s Bank shall be reasonably responsive to requests by the Company for access to such information and personal regarding Parent and Parent’s Bank; provided, however, that Parent shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Parent’s reasonable judgment, would interfere with the normal conduct of Parent’s or Parent’s Bank’s business or would violate or prejudice the rights or business interests or confidences of any customer or other Person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. The Company acknowledges that Parent may be involved in discussions from time to time concerning other potential acquisitions and Parent shall not be obligated to disclose information regarding such discussions to the Company except as such information is disclosed to Parent’s shareholders generally.

(f)                No investigation by either of the Parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

(g)               All information furnished pursuant to this Section 6.02 shall be subject to, and each of the Company and Parent shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement.

Section 6.03               Shareholders’ Meeting.

The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby (the “Company Shareholders’ Meeting”). The Company will, through its Board of Directors, unless legally required to do otherwise for the discharge by the Company’s Board of Directors of its fiduciary duties as advised by such Board’s legal counsel and the provisions of Section 5.03 of this Agreement, (i) recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement, (ii) include such recommendation in the Proxy Statement for such Company Shareholders’ Meeting and (iii) use commercially reasonable efforts to obtain from the Company’s shareholders a vote approving and adopting this Agreement. The Company shall adjourn or postpone the Company Shareholders’ Meeting, and further solicit proxies, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting or, if, on the date of such meeting, the Company has not received proxies representing a sufficient number of shares necessary to obtain shareholder approval. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company Shareholders’ Meeting shall be convened and this Agreement shall be submitted to the shareholders of the Company for the purpose of voting on the adoption of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve the Company of such obligation.

A-65

Section 6.04               Legal Conditions to Merger.

Each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such Party or its Subsidiaries with respect to the Merger and, subject to Section 6.01(b) and the conditions set forth in Article VII of this Agreement, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval, subject to Section 6.01(b).

Section 6.05               Voting Agreements.

Contemporaneous with the execution of this Agreement, the Company shall deliver to Parent copies of voting agreements, each in the form and substance of the agreement annexed hereto as Exhibit B, signed by each member of the Board of Directors (the “Voting Agreements”).

Section 6.06               Nasdaq Global Select Market Listing.

Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance, as of the Effective Time.

Section 6.07               Employee Benefit Plans; Existing Agreements.

(a)                Except as otherwise provided in this Agreement, Parent will review all the Company Benefit Plans to determine whether to maintain, terminate or continue such plans after the Effective Time. As of or as soon as practicable following the Effective Time, the former employees of the Company and its Subsidiaries who become employees of Parent or Parent’s Bank as of the Effective Time (the “Company Employees”) shall be eligible to participate in the employee benefit plans of Parent and its Subsidiaries (the “Parent Plans”) in which similarly situated employees of Parent and its Subsidiaries participate, to the same extent as similarly situated employees of Parent or its Subsidiaries (it being understood that inclusion of Company Employees in such Parent Plans may occur at different times with respect to different plans); provided that Company Employees shall not be eligible to participate in any Parent defined benefit plan. Notwithstanding the foregoing, Parent’s or its Subsidiary’s provision to Company Employees, following the Effective Time, of employee benefit plans that, in the aggregate, are substantially comparable to generally applicable Company Benefit Plans in effect for Company Employees immediately prior to the Effective Time shall be deemed to satisfy the preceding sentence.

A-66

(b)                With respect to each Parent Plan, other than an employee pension plan as such term is defined in Section 3(2) of ERISA, for purposes of determining eligibility to participate and vesting only (but not for purposes of benefit accrual), service with the Company (or predecessor employers to the extent that the Company provides past service credit) shall be treated as service with Parent; provided, however, that credit for prior service shall be given under the Parent’s employee stock ownership plan only for purposes of determining eligibility to participate in such plan and not for vesting purposes. Parent shall use commercially reasonable efforts to cause each Parent Plan that is a group health plan to waive pre-existing condition limitations applicable to the Company Employees (to the same extent such limitations were satisfied immediately prior to the Closing). Terminated employees of the Company or the Company’s Bank and their qualified beneficiaries will have the right to continued coverage under group health plans of Parent in accordance with, and to the extent required by, COBRA. This Agreement shall not be construed to limit the ability of Parent or Parent’s Bank to terminate the employment of any Company Employee or to review any Parent Plans or Company Benefit Plans from time to time and to make such changes (including terminating any such plan) as they deem appropriate.

(c)                Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to, take all necessary actions to terminate the Gold Coast Bank 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”) effective as of the day immediately preceding the Effective Time (or such earlier date as may be agreed to by Parent in writing), unless Parent provides written notice to the Company prior to the Effective Time that the 401(k) Plan shall not be terminated. In connection with the termination of the 401(k) Plan, unless otherwise instructed by Parent in writing, prior to the Effective Time, the Company shall seek a favorable determination letter from the IRS on the termination of the 401(k) Plan. If the 401(k) Plan is terminated pursuant to the above: (1) no later than as soon as administratively practicable following the receipt of such favorable determination letter (or the termination date of the plan if no favorable determination letter is sought) the account balances of all participants and beneficiaries in the 401(k) Plan shall either be distributed to the participants and beneficiaries or transferred or rolled over to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct in accordance with the requirements of the Code and ERISA; (2) if Parent, in its sole discretion permits, Company Employees may elect to roll over their 401(k) Plan accounts (excluding loans) into the Parent’s or its Subsidiary’s 401(k) plan, subject to the terms and conditions of Parent’s or its Subsidiary’s 401(k) plan; (3) prior to the Effective Time, the Company shall adopt the necessary amendments and board resolutions to effect the provisions of this Section 6.07(c); (4) the Company shall provide Parent with evidence that the 401(k) Plan has been terminated pursuant to resolutions of the board of directors (or similar body) of the Company or its Subsidiaries, as the case may be and such resolutions shall be subject to review by, and shall be in form and substance reasonably acceptable to, Parent; and (5) prior to the Effective Time, the Company shall (x) ensure that all participants’ 401(k) Plan account balances as of the effective date of the termination of the 401(k) Plan are fully vested, (y) timely provide such notices regarding the termination of the 401(k) Plan to third-party service providers as may be required under the terms of the applicable service provider agreements or policies of such third-party service providers and (z) take such other actions in furtherance of terminating any such 401(k) Plan as Parent may reasonably request. Prior to the Effective Time, the Company shall make all contributions due under the terms of the 401(k) Plan with respect to periods ending on or before the Effective Time (including, without limitation, deferral, nonelective, profit-sharing, matching and true-up contributions). If deemed necessary or appropriate by Parent following its review and diligence of the 401(k) Plan, prior to the Effective Time, the Company shall, or shall cause Company’s Bank to, (i) submit a “voluntary correction program” filing with the IRS for the 401(k) Plan (pursuant to Revenue Procedure 2019-19 or successor IRS guidance), covering such 401(k) Plan matters as Parent may deem necessary or appropriate, (ii) take any corrective action relating to the 401(k) Plan in connection with such IRS filing or as Parent may otherwise reasonably require and (iii) provide Parent with such information relating to the 401(k) Plan as Parent shall reasonably request in order for Parent to determine the extent to which any such filing and/or corrective action is necessary or appropriate. Any such filing shall be submitted, and any such corrective action shall be taken, as soon as reasonably practicable following Parent’s provision of written notice to the Company that such filing and/or corrective action shall be required under this provision, and shall be subject to review by, and shall be in form and substance reasonably acceptable to, Parent.

A-67

(d)                Prior to the Closing, the Company’s Board of Directors shall take all actions necessary such that all Stock Options that are outstanding immediately before the Effective Time shall vest and all Company Stock Compensation Plans, including all underlying Option Grant Agreements and Old Stock Options, shall terminate immediately prior to the Effective Time.

(e)                Nothing in this Section 6.07 is intended to confer any rights upon any Person (including, without limitation, any Company Employee) other than the Parties, and nothing herein shall otherwise create any third-party beneficiary rights in any Person, including, without limitation, any Company Employee.

Section 6.08               Indemnification.

(a)                For a period commencing as of the Effective Time and ending six years after the Effective Time, to the extent permitted by Law, Parent shall indemnify, defend and hold harmless each individual who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or the Company’s Bank or who serves or has served at the request of the Company or the Company’s Bank as a director or officer with any other Person (collectively, the “Indemnitees”) against any and all damages, liabilities, losses, costs, charges, expenses (including, subject to the provisions of this Section 6.08, reasonable costs of investigation and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement (which settlement shall require the prior written consent of Parent, which consent shall not be unreasonably withheld), asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of the Company or serves or has served at the request of the Company as a director or officer with any other Person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against the Company or any of its Affiliates, or by any former or present shareholder of the Company (each a “Claim” and collectively, “Claims”), including, without limitation, any Claim that is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee’s service as a member of the Board of Directors of the Company or its Subsidiaries or of any committee thereof, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of Parent set forth in this Section 6.08, in each case to the fullest extent that the Company would have been permitted under the New York Banking Law and its certificate of incorporation and by-laws in effect as of the date hereof (and Parent shall also advance expenses as incurred due to clauses (i) or (ii) above to the fullest extent so permitted) upon receipt of an undertaking to repay such advance payments if the Indemnitee shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below.

A-68

Any Indemnitee wishing to claim indemnification under this Section 6.08, shall promptly notify Parent in writing upon learning of any Claim and shall deliver to Parent the undertaking referred to in the previous paragraph, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnitee except to the extent that such failure prejudices Parent. In the event of any Claim as to which indemnification under this Section 6.08, is applicable, (x) Parent shall have the right to assume the defense thereof and Parent shall not be liable to the applicable Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnitee in connection with the defense thereof, except that if Parent elects not to assume such defense, or counsel for such indemnitee advises that there are issues that raise conflicts of interest between Parent and such Indemnitee, such Indemnitee may retain counsel satisfactory to such Indemnitee, and Parent shall pay the reasonable fees and expenses of such counsel for such Indemnitee as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this Section 6.08, to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. Parent shall not be liable for the settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 6.08, Parent shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable Law or public policy.

(b)                Parent shall cause the individuals serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years following the Effective Time by the directors’ and officers’ liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to the Company’s existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such.  Parent shall pay the premium for such directors’ and officers’ insurance coverage; provided, however, that in no event shall Parent be required to expend pursuant to this Section 6.08(b) more than 200% of the annual premium most recently paid by the Company prior to the date hereof (the “Insurance Amount”) to maintain or procure such directors’ and officers’ liability insurance coverage (which current premium is set forth in Section 6.08(b) of the Company Disclosure Schedule) with the Parties hereby agreeing that one-third (1/3) of the premium set forth in Section 6.08(b) of the Company Disclosure Schedule for the Atlantic Specialty Insurance Company Management and Professional Liability Policy constitutes the “annual premium” for that three-year policy; provided, further, that if the amount of the annual premiums necessary to maintain or procure such directors’ and officers’ liability insurance exceeds the Insurance Amount, Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.  Notwithstanding any provision herein to the contrary, Parent shall be deemed to have satisfied all of its obligations pursuant to this Section 6.08(b) in the event that it acquires, or directs the Company to acquire single premium tail insurance (i) for its Management and Professional Liability Policy, at an aggregate premium cost not to exceed 200% of the annual premium most recently paid by the Company prior to the date hereof for that policy (provided that the Parties agree that the annual premium for that policy is deemed to be one-third of the current premium set forth in Section 6.08(b) of the Company Disclosure Schedule), and (ii) for its Side ‘A’ Directors & Officers Excess and Lead Difference-In-Conditions Insurance Policy, at an aggregate premium cost not to exceed 200% of the annual premium most recently paid by the Company prior to the date hereof for that policy, even if the limits of liability provided by the tail insurance purchased for both policies exhausts before the six-year period ends. The Company shall use commercially reasonable efforts to cooperate with Parent in the event that Parent determines to acquire, or directs the Company to acquire, such tail insurance with respect to the Company’s existing directors’ and officers’ liability insurance policy.  The Company will directly involve Parent in the negotiation of tail insurance coverage as well as with respect to the negotiation of any renewal of the Company’s current directors’ and officers’ insurance policy.

A-69

(c)                In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.08.

(d)                The provisions of this Section 6.08 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee and his or her heirs and representatives.

Section 6.09               Additional Arrangements.

If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

A-70

Section 6.10               Employee Severance and other Employment Matters.

(a)                Although, except as otherwise provided for herein, Parent shall be under no obligation to retain any employee of the Company’s Bank, Parent will, as of the Closing Date, make a good faith effort to offer continued employment to each employee of the Company’s Bank, whether in their current position or in another position with Parent or its Subsidiaries, subject to Parent’s employment policies and procedures and the needs of Parent and its Subsidiaries. Notwithstanding the forgoing, Parent agrees that each employee of the Company’s Bank who is either (i) involuntarily terminated by Parent or Parent’s Bank (other than for “cause” as determined in good faith by Parent or Parent’s Bank) within twelve (12) months after the Closing Date or (ii) is not offered a Comparable Position with Parent or Parent’s Bank (or any Subsidiary thereof) and voluntarily terminates employment from Parent or Parent’s Bank (or any Subsidiary thereof) within twelve (12) months after the Closing Date, and, in case of either (i) or (ii) above, who is not covered by a separate severance, change in control or employment agreement shall, subject to the release and withholding requirements below, be paid a single lump sum severance payment from Parent’s Bank in accordance with the formula set forth in Section 6.10(a) of the Company Disclosure Schedule. In each and every case, the payment of such severance pay shall be (i) subject to the terminated employee timely signing and not revoking a general release of claims against the Company, the Company’s Bank, Parent and Parent’s Bank and their respective current and future affiliates, officers, directors and employees, in a form specified by Parent and (ii) reduced by applicable tax withholdings. For a period of twelve (12) months following the Closing Date, Parent shall offer employees of the Company’s Bank whose jobs are eliminated as a result of the Merger priority in applying for open positions within Parent’s Bank. Any employee of the Company or the Company’s Bank who has or is a party to any employment agreement, severance agreement, change in control agreement or any other agreement or arrangement that provides for any payment that may be triggered by a termination, including a termination following the Merger (the “Company Severance Agreements”), shall not receive the severance payment as provided above in this Section 6.10(a) but may receive the payment specified in such Company Severance Agreement in accordance with Section 6.10(b) hereof. “Comparable Position” means a job position that: (i) provides for base salary equal to or higher than an employee’s base salary in effect on the Closing Date and (ii) is located within twenty-five (25) miles of an employee’s primary office/branch on the Closing Date.

(b)                Following the Effective Time, Parent shall honor and perform under and/or permit the Company to honor and perform under the Company Severance Agreements, if any, set forth on Section 6.10(b) of the Company Disclosure Schedule, except to the extent any such Company Severance Agreement is superseded or terminated as of, or following the Effective Time. The estimated amounts payable under the Company Severance Agreements, if any, are set forth in Section 6.10(b) of the Company Disclosure Schedule. Prior to the Effective Time, the Company shall provide Parent such information as Parent shall reasonably request to determine the amount of severance or similar payments that may become payable to any employee of the Company or its Subsidiary in connection with the employee’s termination of employment from the Company or its Subsidiary.

A-71

Section 6.11               Notification of Certain Matters.

Each Party shall give prompt notice to the other Party of (a) any event, condition, change, occurrence, act or omission that causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation that is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission that individually or in the aggregate has, or that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such Party. Each of the Company and Parent shall give prompt notice to the other Party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

Section 6.12               Certain Matters, Certain Revaluations, Changes and Adjustments.

Notwithstanding that the Company believes that it and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable Laws, the Company recognizes that Parent may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At or before the Effective Time, upon the request of Parent and in order to formulate the plan of integration for the Merger and the Bank Merger, the Company shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Parent and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by the Company and its Subsidiaries; provided, however, that the Company shall not be required to take such action (A) more than five days prior to the Effective Time; and (B) unless Parent agrees in writing that all conditions to closing set forth in Article VII of this Agreement have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further, however, that no accrual or reserve made by the Company or any Company Subsidiary pursuant to this Section 6.12 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

Section 6.13               Other Policies.

Between the date of this Agreement and the Effective Time, the Company shall cooperate with Parent to reasonably conform the policies and procedures of the Company and its Subsidiaries regarding applicable regulatory matters to those of Parent and its Subsidiaries, as Parent may reasonably identify to the Company from time to time; provided, however, that implementation of such conforming actions may at the Company’s discretion be delayed until the time period following receipt of shareholder and all regulatory approvals, as provided in Section 6.12 of this Agreement.

A-72

Section 6.14               Failure to Fulfill Conditions.

In the event that Parent or the Company determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cut-Off Date and that it will not waive that condition, it will promptly notify the other Party. The Company and Parent will promptly inform the other of any facts applicable to the Company or Parent, respectively, or their respective directors, officers or Subsidiaries, that would be reasonably likely to prevent or materially delay approval of the Merger or the Bank Merger by any Governmental Entity or that would otherwise prevent or materially delay completion of the Merger or the Bank Merger. Any information so provided shall be retained by the receiving Party in accordance with the terms of the Confidentiality Agreement.

Section 6.15               Transaction Expenses of the Company.

(a)                The Company shall cause its and its Subsidiaries’ professionals to render monthly invoices within 30 days after the end of each month. The Company shall advise Parent monthly of all out-of-pocket expenses that the Company and its Subsidiaries have incurred in connection with the transactions contemplated hereby. The Company shall not, and shall cause each of its Subsidiaries not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.

(b)               Parent, in reasonable consultation with the Company, shall (subject to Section 9.03 of this Agreement) make all arrangements with respect to the printing and mailing of the Proxy Statement.

Section 6.16               Pre-Closing Delivery of Financial Statements.

Prior to the Closing, the Company shall deliver to Parent such consolidated financial statements of the Company as Parent shall reasonably request in order to enable Parent to comply with its reporting obligations under the Exchange Act, together with an executed report of the Company’s outside auditors with respect to all such financial statements that have been audited. Such report shall be in form and substance satisfactory to the Parent. The financial statements delivered pursuant to this Section 6.16 shall be prepared in accordance with GAAP.| Immediately prior to the Closing, the Company shall cause its outside auditors to deliver to the Parent an executed consent, in form and substance satisfactory to the Parent and suitable for filing by the Parent with the SEC, which consent shall authorize the Parent to file with the SEC the report referred to in this Section 6.16 and all other reports delivered by the Company hereunder.

Section 6.17               Tax Treatment.

(a)                Neither Parent nor the Company shall, or shall cause any of their respective Subsidiaries to, take any action inconsistent with the treatment of the Merger as a “reorganization” under Section 368(a) of the Code. Each Party shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties shall consider in good faith such amendments to this Agreement as may be reasonably required to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (it being understood that no Party will be required to agree to any such amendment).

A-73

(b)                Each Party shall use its reasonable best efforts to obtain the Tax opinions to be attached as exhibits to the Proxy Statement and the S-4 and the Tax opinions described in Section 7.01(d), including by delivering to Windels Marx Lane & Mittendorf, LLP and McCarter & English, LLP, prior to the filing of the Proxy Statement and the S-4, Tax representation letters, in each case in form and substance reasonably satisfactory to such counsel and dated the date of such Tax opinions. Each Party shall use its reasonable best efforts not to, and not permit any Affiliate to, take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to counsel in such Tax representation letters.

Section 6.18               Payment of Retention Bonuses.

Provided that a person listed on Section 6.18 of the Company Disclosure Schedule remains an employee of the Company or the Company’s Bank (or following the Effective Time, Parent or Parent’s Bank) from the date hereof through the date after the Effective Time that is thirty (30) days after the date that the Company’s core banking computer systems have been converted to Parent’s systems, unless earlier released by Parent or Parent Bank, Parent shall pay to such person the bonus compensation provided for such employee in Section 6.18 of the Company Disclosure Schedule, in each case pursuant to the terms of a written retention bonus agreement in form and substance reasonably satisfactory to Parent.

Section 6.19               Shareholder Litigation.

The Company shall give Parent the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against the Company and/or its directors or other Affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.20               No Control Over Other Party’s Business.

Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.21               Advisory Board.

Following the date hereof, Parent and Parent’s Bank shall take all actions necessary to establish and maintain an advisory board (the “Advisory Board”) effective as of the Closing Date and invite all members of the Company’s Board of Directors and Catherine Califano to serve as paid members of the Advisory Board, with John Tsunis serving as Chairman of the Advisory Board. The function of the Advisory Board will be, among other things, to advise Parent’s Bank with respect to the Company’s market area, deposit and lending activities and customer relationships. Parent’s Bank shall maintain the Advisory Board for a period of no less than three (3) years. The annual compensation and duties of the Advisory Board are set forth in Schedule 6.21.

A-74

Section 6.22               Parent’s Bank Charitable Foundation.

Parent agrees to recommend to the governing body of the Parent Charitable Foundation (the “Charitable Foundation”) that the Charitable Foundation, at the Effective Time, expand its grant policy, in accordance with its governing documents, to make charitable contributions in an aggregate amount of not less than $500,000 over a period of no more than three (3) years commencing immediately following the Closing Date, to qualifying charitable and community organizations within the Company’s Bank’s local community recommended by the Advisory Board and selected by the Charitable Foundation.

Section 6.23               Assumption of Subordinated Notes.

Parent agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of Parent at or prior to the Effective Time, one or more supplemental indentures, guarantees, and/or other instruments required for the due assumption of the Subordinated Notes. The Company shall obtain the consents of the holders of the Subordinated Notes for the assignment and assumption of the Subordinated Notes by Parent, to the extent such consent is required under the Subordinated Notes and/or the Subordinated Note Purchase Agreement dated as of September 29, 2017 by and between the Company and the holders of the Subordinated Notes.

Section 6.24               Further Assurances.

Subject to the terms and conditions herein provided, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to the Parties’ obligations hereunder and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement and using its commercially reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such Party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this Section 6.24 shall be construed to require any Party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such Party shall consent in advance and in writing to such participation and the other Party agrees to reimburse and indemnify such Party for and against any and all costs and damages related thereto.

A-75

ARTICLE VII
CONDITIONS PRECEDENT

Section 7.01               Conditions to Each Party’s Obligations Under this Agreement.

The respective obligations of each Party under this Agreement to consummate the Merger shall be subject to the satisfaction or, where permissible under applicable Law, waiver at or prior to the Effective Time of the following conditions:

(a)                Approval of Shareholders; SEC Registration; Blue Sky Laws. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company. The S-4 shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and, if the offer and sale of Parent Common Stock in the Merger is subject to the blue sky laws of any state, shall have been qualified in every state where such qualification is required under the applicable state securities Laws and shall not be subject to a stop order of any state securities commissioner.

(b)                Regulatory Filings. All necessary approvals and consents (including without limitation any required approval (or in the case of the FRB, any required approval or waiver) of the FDIC, the New Jersey Department, the DFS, the FRB, the SEC and (if necessary) of Governmental Entities required to consummate the transactions contemplated hereby and contemplated by the Bank Merger Agreement shall have been obtained without the imposition of any term or condition that would, in Parent’s reasonable judgment, constitute a Burdensome Condition. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable) shall have expired. Both Parent’s Bank and the Company’s Bank shall have taken all action necessary to consummate the Bank Merger immediately after the Effective Time.

(c)                Suits and Proceedings. No Order shall be outstanding against a Party or its Subsidiaries or a third party that would have the effect of preventing completion of the Merger or the Bank Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity seeking to restrain or prohibit the Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity seeking to restrain or prohibit the Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more Parties, the Company’s Bank or Parent’s Bank in connection with this Agreement or the Bank Merger Agreement and which Parent or the Company determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger or the Bank Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the Party electing not to proceed of any of the material benefits to it of the Merger.

(d)                Tax Opinions. Company shall have received (i) a written opinion, dated as of the Effective Time, of Windels Marx Lane & Mittendorf, LLP (the “Company Tax Opinion”), reasonably satisfactory in form and substance to the Company, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and (ii) a copy of the Parent Tax Opinion. Parent shall have received (i) a written opinion, dated as of the Effective Time, of McCarter & English, LLP (the “Parent Tax Opinion”), reasonably satisfactory in form and substance to Parent, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and (ii) a copy of the Company Tax Opinion. In connection therewith, each of Parent and the Company shall deliver to such counsel representation letters, in each case in form and substance reasonably satisfactory to such counsel and dated the date of such opinions, on which such counsel shall be entitled to rely.

A-76

(e)                Listing of Shares. The shares of Parent Common Stock which shall be issuable to the shareholders of the Company upon consummation of the Merger shall have been authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

Section 7.02               Conditions to the Obligations of Parent Under this Agreement.

The obligations of Parent under this Agreement shall be further subject to the satisfaction or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a)                Representations and Warranties; Performance of Obligations of the Company. Except for those representations and warranties that are made as of a particular date, the representations and warranties of the Company contained in this Agreement shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of the Company contained in this Agreement that are made as of a particular date shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) as of such date. The Company shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b)                Certificates. The Company shall have furnished Parent with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in Section 7.02(a) as Parent may reasonably request.

(c)                Third Party Consents. All consents, waivers and approvals of any third parties (other than the consents, waivers and approvals referred to in Section 7.01(b) of this Agreement) that are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made, except for those as to which the failure to obtain would not be material (i) to the Company and its Subsidiaries taken as a whole or (ii) to the Parent and its Subsidiaries taken as a whole. None of the consents, approvals or waivers referred to in this Section 7.02(c) shall contain any term or condition which would have a material adverse impact on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.

A-77

(d)                Required Steps. The Company’s Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time. All conditions to the consummation of the Bank Merger shall have been satisfied or waived.

(e)                FIRPTA. The Company shall have delivered to Parent a certificate dated as of the Closing Date, in form and substance required under the Treasury Regulations promulgated pursuant to Section 1445 of the Code, certifying such facts as to establish that the transactions contemplated hereby are exempt from withholding pursuant to Section 1445 of the Code.

Section 7.03               Conditions to the Obligations of the Company Under this Agreement.

The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a)                Representations and Warranties; Performance of Obligations of Parent. Except for those representations and warranties that are made as of a particular date, the representations and warranties of Parent contained in this Agreement shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of Parent contained in this Agreement that are made as of a particular date shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) as of such date. Parent shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b)                Certificates. Parent shall have furnished the Company with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in Section 7.03(a) as the Company may reasonably request.

(c)                Required Steps. Parent’s Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time. All conditions to the consummation of the Bank Merger shall have been satisfied or waived.

ARTICLE VIII
TERMINATION AND AMENDMENT

Section 8.01               Termination.

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company of the matters presented in connection with the Merger:

(a)                by mutual consent of the Parties;

(b)                by either Parent or the Company upon written notice to the other Party if the approval of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement is denied by final, non-appealable action of such Governmental Entity; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action;

A-78

(c)                by either Parent or the Company, if the Merger shall not have been consummated on or before the one year anniversary of the date hereof (the “Cut-Off Date”) or such later date as shall have been agreed to in writing by Parent and the Company, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein;

(d)                by either Party if the shareholders of the Company shall have voted at the Company Shareholders’ Meeting (as it may be adjourned and reconvened) and such vote shall not have been sufficient to approve the Merger or this Agreement;

(e)                by either Parent or the Company (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other Party (determined as of the date hereof or, in the case of representations and warranties made as of a particular date, as of the date as of which such representation or warranty is made), which breach is not cured within thirty days following written notice to the Party committing such breach, or which breach, by its nature, cannot be cured prior to the Cut-Off Date; provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this Section 8.01(e) unless the breach of representation or warranty, together with all other such breaches, (i) would entitle the Party receiving such representation not to consummate the transactions contemplated hereby under Section 7.02(a) of this Agreement (in the case of a breach of a representation or warranty by the Company) or Section 7.03(a) of this Agreement (in the case of a breach of a representation or warranty by Parent) or (ii) would constitute a Material Adverse Effect with respect to the Party committing such breach or breaches;

(f)                by either Parent or the Company (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party hereto, which breach shall not have been cured within thirty days following receipt by the breaching Party of written notice of such breach from the other Party, or which breach, by its nature, cannot be cured prior to the Cut-Off Date;

(g)                by the Company, if, prior to receipt of the Company Shareholder Approval, the Company has received a Superior Proposal, and in accordance with Section 5.03 of this Agreement, has entered into an acquisition agreement with respect to the Superior Proposal, but only if prior to terminating this Agreement, the Company (i) pays to Parent the Termination Fee and (ii) delivers to Parent a release signed by the parties to such acquisition agreement and any entity that controls such parties, which release shall be in form and substance reasonably satisfactory to Parent and shall irrevocably waive any right the releasing parties may have to challenge the payment to Parent of the Termination Fee;

A-79

(h)                by Parent if (i) prior to receipt of the Company Shareholder Approval, the Company or the Company’s Board of Directors (or any committee thereof) has (A) effected a Company Subsequent Determination or approved, adopted, endorsed or recommended any Acquisition Proposal, (B) failed to make the Company Board Recommendation, withdrawn the Company Board Recommendation or failed to publicly re-affirm the Company Board Recommendation within five days after receipt from Parent of a written request to do so, (C) breached the terms of Section 5.03 of this Agreement in any material respect adverse to Parent, or (D) in response to the commencement (other than by Parent or a Subsidiary thereof) of a tender offer or exchange offer for 10% or more of the outstanding shares of the Company’s Common Stock, recommended that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise failed to recommend that such shareholders reject such tender offer or exchange offer within the ten business day period specified in Rule 14e-2(a) under the Exchange Act or (ii) any other event occurs that gives rise to the payment of a Termination Fee pursuant to Section 8.05 of this Agreement;

(i)                by Parent if the conditions set forth in Section 7.01 and Section 7.02 of this Agreement are not satisfied and are not capable of being satisfied by the Cut-Off Date;

(j)                by the Company if the conditions set forth in Section 7.01 and Section 7.03 of this Agreement are not satisfied and are not capable of being satisfied by the Cut-Off Date; or

(k)                by the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire board, at any time during the five day period commencing on the day after the Determination Date, if both of the following conditions are satisfied:

    (1)                the Parent Common Stock Average Price on the Determination Date shall be less than $8.8860 (the “Base Amount”); and

    (2)                the number (rounded to four decimals) obtained by dividing the Parent Common Stock Average Price on the Determination Date by the Parent Initial Price (the “Parent Ratio”) shall be less than (ii) the number (rounded to four decimals) obtained by dividing the Final Index Price on the Determination Date by the Initial Index Price and subtracting 0.20 from the quotient in this clause (2)(ii) (such number being referred to herein as the “Index Ratio”;

Notwithstanding the foregoing, if the Company elects to exercise its termination right pursuant to this subsection (k), it shall give prompt written notice to Parent. During the seven-day period commencing with its receipt of such notice, Parent shall have the option of increasing the Per Share Common Stock Consideration to be received by the holders of Company Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Base Amount multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent Common Stock Average Price, and (ii) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent Ratio. If Parent makes an election contemplated by the preceding sentence within such seven-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (k) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the equivalent Exchange Ratio as adjusted pursuant to this subsection

A-80

For purposes of this subsection (k) the following terms shall have the following meanings:

“Final Index Price” means the average (rounded to four decimals) of the daily closing prices of the Nasdaq Bank Index for the 20 consecutive full trading days immediately preceding the Determination Date.

“Initial Index Price” means $3,644.1696.

“Parent Common Stock Average Price” means the average (rounded to four decimals) of the daily closing sales prices of Parent Common Stock as reported on the NASDAQ Global Select Market (as reported in an authoritative source chosen by Parent) for the 20 consecutive full trading days in which such shares are quoted on the NASDAQ Global Select Market ending at the close of trading on the Determination Date.

“Parent Initial Price” means $11.1075

If Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the Parent Common Stock Average Price shall be appropriately adjusted for the purposes of applying this Section 8.0 l(k).

Section 8.02               Effect of Termination.

In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01 of this Agreement, this Agreement shall forthwith become void and have no effect except that (i) Section 8.01, Section 8.02, Section 8.05 and Article IX of this Agreement, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive any termination of this Agreement and (ii) in the event that such termination is effected pursuant to Section 8.01(e) or Section 8.01(f) of this Agreement, the non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting Party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder.

Section 8.03               Amendment.

Subject to compliance with applicable Law, this Agreement may be amended by the Parties at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company’s shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company’s shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

A-81

Section 8.04               Extension; Waiver.

At any time prior to the Effective Time, each of the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 8.05               Termination Fee; Expenses.

(a)                In the event that

    (i)                 this Agreement is terminated by the Company pursuant to Section 8.01(g) of this Agreement or by Parent pursuant to Section 8.01(h) of this Agreement, then the Company shall pay to Parent immediately upon such termination, by wire transfer of immediately available funds, the sum of $1,890,000 (the “Termination Fee”); or

    (ii)                an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to the Company’s shareholders or otherwise publicly disclosed or otherwise communicated or made known to any member of senior management of the Company or any member of the Company’s Board of Directors, (A) this Agreement is thereafter terminated (1) by Company or Parent pursuant to Section 8.01(c) or Section 8.01(d) of this Agreement or (2) by Parent pursuant to Section 8.01(e) or Section 8.01(f) of this Agreement, and (B) within twelve (12) months following such termination the Company enters into a definitive agreement with respect to an Acquisition Proposal, or consummates an Acquisition Transaction, then the Company shall pay to Parent, upon the first to occur of such execution or consummation, by wire transfer of immediately available funds, the Termination Fee. For purposes of this clause (ii) of this Section 8.05(a), the term “Acquisition Proposal” and “Acquisition Transaction” shall have the meanings ascribed thereto in Section 5.03(e)(i) of this Agreement except that references in Section 5.03(e)(i) to “25%” shall be replaced by “50%”.

(b)                Parent shall be reimbursed by the Company for all attorneys’ fees, costs and other expenses incurred by Parent in connection with enforcing its rights to the Termination Fee.

A-82

ARTICLE IX
GENERAL PROVISIONS

Section 9.01               Interpretation.

(a)                The headings and captions contained in this Agreement and in any table of contents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)                Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)                The words “hereof”, “herein” and “herewith” and words of similar import shall, unless expressly otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, appendix and schedule references are to the articles, sections, paragraphs, exhibits, appendices and schedules of this Agreement unless expressly otherwise specified.

(d)                The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)                A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.

(f)                A reference to any legislation or to any provision of any legislation shall include any amendment thereto, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g)                The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(h)                All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

(i)                The terms of this Section 9.01 shall apply to the Company Disclosure Schedule and Schedule 6.21 delivered herewith and to each document included in the exhibits annexed hereto unless expressly otherwise stated therein.

Section 9.02               Nonsurvival of Representations, Warranties and Agreements.

None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time, including, but not limited to, Article II, Sections 6.02(g), 6.07, 6.08, 6.09, 6.10 and Article IX of this Agreement and the Confidentiality Agreement.

A-83

Section 9.03               Expenses.

Except as otherwise provided in Section 8.05 of this Agreement and in this Section 9.03, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses. In the event that this Agreement is terminated for any reason, the Parties agree to reimburse each other to the extent necessary such that all out-of-pocket costs (excluding the payment of professional fees) incurred in printing the Proxy Statement and in mailing the Proxy Statement to shareholders of the Company shall be shared equally by Parent and the Company.

Section 9.04               Notices.

All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) if by email or telecopier, upon written confirmation of receipt, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) on the first Business Day following the date of dispatch if delivered by an express courier with confirmation of receipt. All notices hereunder shall be delivered to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent, to:

Investors Bancorp, Inc.

101 JFK Parkway Short Hills, New Jersey 07078 Attn: Kevin Cummings, Chairman and Chief Executive Officer
Email: kcummings@investorsbank.com
Telecopier: (973) 924-5192 with a copy (which shall not constitute notice) to:
Brian F. Doran, Esq.
Executive Vice President and General Counsel Investors Bancorp, Inc. 101 JFK Parkway
Short Hills, New Jersey 07078 Email: bdoran@investorsbank.com
Telecopier: (973) 218-9182

and

McCarter & English, LLP

100 Mulberry Street
Four Gateway Center
Newark, New Jersey 07102
Attn: Veronica H. Montagna and Michael M. Horn

Email: vmontagna@mccarter.com and mhorn@mccarter.com

Telecopier: (973) 297-3758 and (973) 297-3817

A-84

and if to the Company, to: Gold Coast Bancorp, Inc.
2929 Expressway Drive North
Islandia, New York 11749
Attn: John Tsunis, Chairman and Chief Executive Officer
Email: Jtsunis@gcbny.com Telecopier: (631) 439-0911

with a copy (which shall not constitute notice) to:

Windels Marx Lane & Mittendorf, LLP
120 Albany Street
New Brunswick, New Jersey 08901
Attn: Robert A. Schwartz, Esq.

Email: rschwartz@windelsmarx.com
Telecopier: (732) 846-8877

Section 9.05               Counterparts; Facsimile.

This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by both of the Parties and delivered to both of the Parties, it being understood that all Parties need not sign the same counterpart. Execution and delivery of this Agreement or any agreement contemplated hereby by facsimile or pdf transmission shall constitute execution and delivery of this Agreement or such agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

Section 9.06               Entire Agreement.

This Agreement (including the documents, the disclosure schedules and the instruments referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 9.07               Governing Law.

This Agreement shall be governed and construed in accordance with the Laws of the State of New York, without regard to any applicable conflicts of law.

A-85

Section 9.08               Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 9.09               Press Releases and Public Announcements.

Any public announcement, including any press release or any announcement to employees, customers, suppliers or others having dealings with the Company and its Subsidiaries, or similar publicity with respect to this Agreement or the transactions contemplated hereby will be made at such time and in such manner as Parent will determine, in consultation with the Company, and approve (with such approval not to be unreasonably withheld, delayed or conditioned), or as determined upon the advice of counsel to be required by applicable Law or the rules and requirements of the Nasdaq Global Select Market as the case may be. Notwithstanding the foregoing, Parent and the Company agree that any press releases announcing the execution of this Agreement or the Closing will be in a form prepared by Parent and reviewed and approved by the Company (with such approval not to be unreasonably withheld, delayed or conditioned) and will be made on the day of execution of this Agreement (or as soon thereafter as is practicable) and on the Closing Date (or as soon thereafter as practicable), respectively.

Section 9.10               Assignment; Parties in Interest; No Third Party Beneficiaries.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties, the Company’s Bank and Parent’s Bank and their respective successors and assigns. Except as otherwise expressly provided in Section 6.08 of this Agreement, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the Parties, the Company’s Bank and Parent’s Bank any rights or remedies hereunder. Except as otherwise expressly provided in Section 6.08 of this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than Parent and the Company any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. In certain instances, the representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

A-86

Section 9.11               Definitions.

(a)                For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday or Sunday or any day that banks in the State of New York are authorized or required to be closed.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“GAAP” means, for any Person, accounting principles generally accepted in the United States, as

“Knowledge” means, with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers (as defined in the Exchange Act and the rules and regulations of the SEC thereunder) of such Person, and includes any facts, matters or circumstances set forth in any written notice from any federal or state banking regulator or any other material written notice received by an executive officer of that Person. For purposes hereof, the executive officers of Company shall consist of John Tsunis, Chairman and CEO, James Johnis, President and COO and Catherine Califano, Executive Vice President and CFO.

“Law” means, unless the context expressly indicates otherwise, any foreign, federal, state or local constitution, statute, law, principle of common law, ordinance, rule, regulation, code, enactment or other statutory or legislative provision, or treaty of any Governmental Entity.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or preemptive right, right of first refusal or similar right of a third party with respect to such securities.

A-87

“Material Adverse Effect” means any event, effect, condition, change, occurrence, development or state of circumstances, individually or in the aggregate, that (i) is material and adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, respectively, or (ii) materially impairs the ability of either Parent or the Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger; provided, however, that “Material Adverse Effect” shall not include the following, either alone or in combination, nor shall any of the following be taken into account in determining whether there has been a Material Adverse Effect: (a) changes, after the date hereof, in economic conditions generally affecting banks and bank holding companies, including changes in the general level of market interest rates, or general market, economic, financial, capital markets or political or regulatory conditions in the United States; (b) changes, after the date hereof, in national or international political conditions, including the escalation of war or major hostilities by the United States, whether or not pursuant to a declaration of a national emergency or war, or the occurrence of terrorist attacks upon or within the United States; (c) changes after the date hereof in GAAP or regulatory accounting requirements generally applicable to banks and bank holding companies or in the interpretation or enforcement thereof; (d) changes after the date hereof in Laws or other binding directives issued by any Governmental Entity of general applicability to banks and bank holding companies; (e) any failure, in and of itself, by the Company or Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; provided, that this exception shall not prevent or otherwise affect any determination that any event, condition, change, occurrence, development or state of facts underlying such failure has or resulted in, or contributed to, a Material Adverse Effect; or (f) acts or omissions of such Person or its Subsidiaries carried out (or omitted to be carried out) with the prior written consent of the other Party or as otherwise required by this Agreement; further provided, however, that the effect of any of the changes described in clauses (a) through (d) will not be excluded from the definition of “Material Adverse Effect” to the extent they have a disproportionate impact on the Company and its Subsidiaries as a whole or Parent and its Subsidiaries as a whole, as the case may be, on the one hand, as compared to similarly situated companies in the banking industry, on the other hand.

“Most Recent Balance Sheet” means the most recent balance sheets included within the Company Financial Statements.

“New Jersey Banking Law” means the New Jersey Banking Act of 1948, as amended, and any regulations promulgated thereunder.

“New Jersey Department” means the Department of Banking and Insurance of the State of New Jersey, and where appropriate shall include the Commissioner of the Department of Banking and Insurance of the State of New Jersey.

“Order” means any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award, in each case to the extent legally binding and finally determined.

“Ordinary Course of Business” means, with respect to a Person, the ordinary course of business of such Person and its corporate Affiliates consistent with past custom and practice (including with respect to nature, scope, magnitude, quantity and frequency).

“Permitted Liens” means any (a) mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s, warehousemen’s and similar Liens, including all statutory Liens, arising or incurred in the Ordinary Course of Business for amounts that are not delinquent, for which appropriate reserves have been established on the Most Recent Balance Sheet in accordance with GAAP and that are not, individually or in the aggregate, material and do not detract materially from the value thereof; (b) Liens for current state and local property Taxes, assessments and other governmental charges not yet due and payable or, if due, (i) not delinquent, (ii) being contested in good faith through appropriate proceedings and (iii) for which appropriate reserves have been established on the Most Recent Balance Sheet in accordance with GAAP; (c) purchase money Liens and Liens securing rental payments under capital lease arrangements; (d) pledges to secure deposits and other Liens incurred in the Ordinary Course of Business; and (e) in the case of Owned Properties held by the Company or its Subsidiaries, easements, covenants, rights-of-way, conditions and other restrictions or similar matters of record affecting title to such property that are shown on surveys or other title records delivered to Parent’s counsel and which do not unreasonably restrict the use thereof in the Ordinary Course of Business.

A-88

“Person” or “person”, except where the context clearly indicates a reference solely to an individual, means an individual, corporation, general or limited partnership, limited liability company, trust, estate, association, organization, labor union, joint venture, Governmental Entity or other entity.

“Subordinated Notes” means the aggregate $13,500,000 Gold Coast Bancorp, Inc. 6.50% Fixed to Floating Rate Subordinated Notes Due October 1, 2027

“Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other entity, whether incorporated or unincorporated, which is consolidated with such Person for financial reporting purposes. For the avoidance of doubt, the Company’s Bank and each of its Subsidiaries constitute Subsidiaries of the Company and Parent’s Bank and each of its Subsidiaries constitute Subsidiaries of Parent.

(b)                The following terms are defined in the following sections of this Agreement:

401(k) Plan	6.07(c)	Cash/Stock Consideration	1.05(b)
Accounting Firm	3.06(a)	CERCLA	3.17(h)
Acquisition Proposal	5.03(e)(i)	Certificate of Merger	1.02
Acquisition Transaction	5.03(e)(i)	Certificates	1.04(c)
Advisory Board	6.21	Charitable Foundation	6.22
Advisory Firm	3.07	Claim	6.08(a)
Aggregate Exposure	5.01(r)	Closing	1.02
Aggregate Merger Consideration	1.04(c)	Closing Date	1.02
Agreement	Preamble	Closing Notice	1.02
Bank Merger	1.14	Code	1.12
Bank Merger Agreement	1.14	Company	Preamble
Base Amount	8.01(k)	Company Benefit Plans	3.11(a)
BCL	1.01	Company Board Recommendation	3.03(a)
BHCA	3.01(a)	Company Common Stock	1.04(a)
Boenning	3.07	Company Contract	3.14
Burdensome Condition	6.01(b)	Company Disclosure Schedule	Article III
Cash Consideration	1.04(a)	Company Employees	6.07(a)
Cash Election	1.05(b)	Company Financial Statements	3.06(a)
Cash Election Shares	1.05(a)	Company Pension Plans	3.11(a)

A-89

Company Property	3.16(a)(ii)	IRS	3.10(a)
Company Regulatory Agencies	3.05	IT Assets	3.25(i)
Company Regulatory Reports	3.05	KBW	3.07
Company Severance Agreements	.6.10(a)	Lending Manual	5.01(r)
Company Shareholder Approval	5.03(a)	Licensed Intellectual Property	3.25(i)
Company Shareholders’ Meeting	6.03	Loan	3.20(a)
Company Stock Compensation Plans	1.07	Loan Property	3.17(h)
Company Subsequent Determination	5.03(b)	Mailing Date	1.05(b)
Company Tax Opinion	7.01(d)	Merger	Recitals
Company Welfare Plans	3.11(a)	Merger Consideration	1.04(c)
Company’s Bank	Recitals	Mixed Election	1.05(b)
Comparable Position	6.10(a)	Non-Election	1.05(b)
Confidentiality Agreement	5.03(a)	Non-Election Shares	1.05(a)
Constituent Corporation	Preamble	Notice of Superior Proposal	5.03(b)
Covered Person	3.19	Old Stock Options	1.07
CRA	3.13(b)	Option Cancellation Amount	1.07
Cut-Off Date	8.01(c)	Option Grant Agreement	1.07
Departments	3.11(u)	OREO	3.20(b)
Derivatives Contract	3.23(b)	Owned Intellectual Property	3.25(i)
Determination Date	1.02	Owned Property	3.16(a)(i)
DFS	1.14	Parent	Preamble
DGCL	1.01	Parent Common Stock	1.04(a)
Dissenting Shareholder	1.15	Parent Common Stock Average
Dissenting Shares	1.15	Price	8.01(k)
DOL	3.11(b)	Parent Financial Statements	4.06
DPC Shares	1.04(b)	Parent Initial Price	8.01(k)
Effective Time	1.02	Parent Plans	6.07(a)
Election Deadline	1.05(c)	Parent Preferred Stock	4.02(a)
Election Form	1.05(b)	Parent Ratio	8.01(k)
Election Form Record Date	1.05(b)	Parent Regulatory Agencies	4.05
Environmental Laws	3.17(h)	Parent Reports	4.07(a)
Environmental Matters	3.17(h)	Parent Stock Incentive Plans	4.02(a)
ERISA	3.11(a)	Parent’s Bank	Recitals
ERISA Affiliate	3.11(a)	Parent Tax Opinion	7.01(d)
Exchange Act	3.05(b)	Participation Facility	3.17(h)
Exchange Agent	1.06	Party	Preamble
Exchange Fund	2.01	Patents	3.25(i)
Exchange Ratio	1.04(a)	Per Share Common Stock
Filing Documents	6.01(c)	Consideration	1.04(a)
Final Index Price	8.01(k)	Personal Property Leases	3.16(e)
FRB	3.04	Proxy Statement	3.04
Governmental Entity	3.04	RCRA	3.17(h)
High Risk Loans	3.20(f)	Real Property Lease	3.16(a)(ii)
Indemnitees	6.08(a)	Registered	3.25(i)
Index Ratio	8.01(k)	Registration	3.25(i)
Initial Index Price	8.01(k)	Regulated Substances	3.17(h)
Insurance Amount	6.08(b)	Regulatory Agreement	3.15
Intellectual Property	3.25(i)	Representatives	5.03(a)

A-90

S-4	3.04	Surviving Bank	1.14
SEC	3.04	Surviving Corporation	1.01
Securities Act	3.05(b)	Tax Return	3.10(h)
Shortfall Number	1.05(e)	Taxes	3.10(h)
Stock Consideration	1.05(a)	Termination Fee	8.05(a)(i)
Stock Conversion Number	1.05(a)	Trade Secrets	3.25(i)
Stock Election	1.05(b)	Trademarks	3.25(i)
Stock Election Number	1.05(a)	Trust Account Shares	1.04(b)
Stock Election Shares	1.05(a)	Voting Agreements	6.05
Stock Option	1.07	Work Permits	3.11(u)
Superior Proposal	5.03(e)(ii)

Section 9.12               Legal Proceedings; Specific Performance; No Jury Trial.

(a)                The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of the Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.04 of this Agreement or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(b)                The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(c)                EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

[Signature Page Follows]

A-91

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

INVESTORS BANCORP, INC.

By:	/s/ Kevin Cummings
Name: Kevin Cummings
Title: Chairman and Chief Executive Officer

GOLD COAST BANCORP, INC.

By:	/s/ John Tsunis
Name: John Tsunis
Title: Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

July 24, 2019

Board of Directors

Gold Coast Bancorp, Inc.

2929 Expressway Drive, North Suite 101

Islandia, New York 11749

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of issued and outstanding common stock, $.01 par value (the “Company Common Shares”), of Gold Coast Bancorp, Inc. (“Gold Coast”), of the Merger Consideration (as defined below) to be received by such holders in the proposed merger (the “Proposed Merger”) of Gold Coast with and into Investors Bancorp, Inc. (“Investors”), as set forth in the draft of the Agreement and Plan of Merger, by and between Investors and Gold Coast (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the terms, conditions, and limitations set forth therein, by virtue of the Proposed Merger, each Company Common Share issued and outstanding immediately prior to the effective time of the Proposed Merger (excluding Trust Account Shares, DPC Shares and Dissenting Shares (each as defined in the Merger Agreement)) will be converted into, at the election of the holder thereof (subject to the conversion and proration provisions of the Merger Agreement), the right to receive $15.75 in cash or 1.422 shares of Investors common stock, $0.01 par value (collectively, the “Merger Consideration”). In addition, the outstanding options to purchase Company Common Shares will be cancelled for cash as set forth in the Merger Agreement.

In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of each of Gold Coast and Investors and reviewed certain internal financial analyses and forecasts prepared by the respective management teams of Gold Coast and Investors, (ii) reviewed the Merger Agreement (the “Agreement”), (iii) reviewed and analyzed the stock performance and trading history of Gold Coast and Investors, (iv) studied and analyzed the consolidated financial and operating data of Gold Coast and Investors, (v) reviewed the pro forma financial impact of the Proposed Merger on Investors, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by the respective management teams of Gold Coast and Investors, (vi) considered the financial terms of the Proposed Merger as compared with the financial terms of comparable bank and bank holding company mergers and acquisitions, (vii) met and/or communicated with certain members of each of Gold Coast’s and Investor’s senior management to discuss their respective operations, historical financial statements and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

4 Tower Bridge • 200 Barr Harbor Drive • West Conshohocken • PA 19428-2979

phone (610) 832-1212 • fax (610) 832-5301 • www.boenninginc.com • Member FINRA/SIPC

B-1

Board of Directors

Gold Coast Bancorp, Inc.

July 24, 2019

Our opinion is given in reliance on information and representations made or given by Gold Coast and Investors, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by each of Gold Coast and Investors, including financial statements, financial projections and stock price data, as well as certain other information from recognized independent sources. We have not independently verified the information or data concerning Gold Coast or Investors nor any other data we considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have assumed that all forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the respective management teams of Gold Coast and Investors as to their most likely future financial performance. We express no opinion as to any financial projections or the assumptions on which they are based. We have not conducted any valuation or appraisal of any assets or liabilities of Investors or Gold Coast, nor have any such valuations or appraisals been provided to us. We express no opinion as to the collectability of any assets. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of either Gold Coast or Investors since the date of the last financial statements of each such entity that were made available to us.

With respect to anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies and financial and other information relating to the general prospects of Gold Coast and Investors, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and good faith judgments of the respective management teams of Gold Coast and Investors as to their most likely future performance. We have further relied on the assurances of the respective management teams of Gold Coast and Investors that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading and of the management team of Gold Coast that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that the allowance for loan losses indicated on the balance sheet of each of Gold Coast and Investors is adequate to cover such losses; we have not reviewed loans or credit files of Gold Coast or Investors and express no opinion as to the future performance of any loans of Gold Coast or Investors. We have assumed that all of the representations and warranties contained in the Agreements are true and correct, that each party to an Agreement will perform all of the covenants required to be performed by such party under the applicable Agreements, that the Proposed Merger will be consummated on the terms of the Merger Agreement provided to us, and that no conditions precedent set forth in the Agreements will be waived. We have assumed that the Proposed Merger will qualify as a tax-free reorganization for federal income tax purposes. Also, in rendering our opinion, we have assumed that there are no factors that would impede any necessary regulatory approvals for the consummation of the Proposed Merger or any related transactions, and that in the course of obtaining such necessary regulatory approvals, which we assume have been or will be obtained, no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the Proposed Merger, including the cost savings and related expenses expected to result from the Proposed Merger.

B-2

Board of Directors

Gold Coast Bancorp, Inc.

July 24, 2019

Our opinion is based upon information provided to us by the respective management teams of Gold Coast and Investors, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and accordingly, it speaks to no other period. Events occurring after the date hereof could materially affect our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on events occurring after the date hereof and do not have an obligation to update, revise or reaffirm our opinion. Our opinion does not address the relative merits of the Proposed Merger or the other business strategies or transactions that Gold Coast’s Board of Directors has considered or may be considering, nor does it address the underlying business decision of Gold Coast’s Board of Directors to proceed with the Proposed Merger. We are expressing no opinion as to the prices at which Investor’s securities may trade at any time. Nothing in our opinion is to be construed as constituting tax advice or a recommendation to take any particular tax position, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Gold Coast has obtained such advice as it deemed necessary from qualified professionals. Our opinion is for the information of Gold Coast’s Board of Directors in connection with its evaluation of the Proposed Merger and does not constitute a recommendation to the Board of Directors of Gold Coast in connection with the Proposed Merger or a recommendation to any shareholder of Gold Coast as to how such shareholder should vote or act with respect to the Proposed Merger. This opinion should not be construed as creating any fiduciary duty on Boenning & Scattergood, Inc.’s (“Boenning & Scattergood”) part to any party or person. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purpose, without our prior written consent, except that, if required by applicable law, this opinion may be referenced and included in its entirety in the proxy statement of Gold Coast and/or any filing made by Gold Coast or Investors in respect to the Proposed Merger with the Securities and Exchange Commission; provided, however, any description of or reference to our opinion or to Boenning & Scattergood be in a form reasonably acceptable to us and our counsel. We shall have no responsibility for the form or content of any such disclosure, other than the opinion itself.

Boenning & Scattergood, as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Investors, Gold Coast, and/or their respective affiliates. In the ordinary course of business, we may also actively trade the securities of Gold Coast or Investors for our own account and/or for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

B-3

Board of Directors

Gold Coast Bancorp, Inc.

July 24, 2019

We will receive a fee for rendering this Opinion Letter, which is not contingent upon the conclusion expressed herein or the consummation of the Merger. We are not acting as Gold Coast’s financial advisors in connection with the Proposed Merger and have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Proposed Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Proposed Merger, (b) negotiate the terms of the Proposed Merger, or (c) advise the Board of Directors of Gold Coast or any other party with respect to alternatives to the Proposed Merger. The Company has also agreed to reimburse us for certain expenses and to indemnify us for certain liabilities arising in connection with our engagement.

Boenning & Scattergood has not had any material relationship with Investors during the past two years in which compensation was received or was intended to be received. Boenning & Scattergood has provided no investment banking services to Gold Coast during the past two years in which compensation was received or was intended to be received. Boenning & Scattergood may provide services to Investors in the future (and/or to Gold Coast if the Proposed Merger is not consummated), although as of the date of this opinion, there is no agreement to do so nor any mutual understanding that such services are contemplated.

This opinion has been approved by Boenning & Scattergood’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Proposed Merger by any of the officers, directors, or employees of any party to the Merger Agreement, or any class of such persons, relative to the compensation to be received by the holders of Company Common Shares in the Proposed Merger, or as to any other terms or aspects of the Proposed Merger or any related transaction other than as set forth immediately below.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Sincerely,

Boenning & Scattergood, Inc.

B-4

ANNEX C

STATUTORY PROVISIONS RELATING TO DISSENTERS’ RIGHTS

§ 623. Procedure to enforce shareholder’s right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

C-1

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

C-2

(3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

C-3

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

§ 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

(i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

C-4

(B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

(3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

C-5